                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                                INFOGRAMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant(s))

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[ ]  Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                INFOGRAMES, INC.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500
                            ------------------------

                             INFORMATION STATEMENT
                              GENERAL INFORMATION
                           YOUR VOTE IS NOT REQUIRED

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

     This Information Statement (this "Information Statement") is being mailed on or about September 12, 2000 by Infogrames, Inc., a Delaware corporation (the "Company"), to all holders of record at the close of business on September 6, 2000 (the "Record Date") of the Company's common stock, par value $0.01 per share ("Company Common Stock"), to describe the proposed merger (the "Merger") of INA Merger Sub, Inc., a California corporation and wholly-owned subsidiary of the Company ("Merger Sub"), with and into Infogrames North America, Inc., a California corporation ("INA"). In the Merger, California U.S. Holdings, Inc., a California corporation ("CUSH"), which is the sole stockholder of INA, will receive 28 million shares of Company Common Stock in exchange for all the shares of common stock of INA, no par value ("INA Common Stock"), it owned prior to the Merger. In connection with the Merger, Infogrames Entertainment SA, a corporation organized under French law that owns 100% of the outstanding capital stock of CUSH ("Parent"), has agreed to convert the debt outstanding under the Company's credit agreement with Parent into Company Common Stock, and to exercise all of the warrants held by Parent or CUSH for Company Common Stock. Upon completion of the Merger and the transactions contemplated in connection therewith, CUSH will be the beneficial owner of approximately 88.8% of the Company (85.5% on a fully-diluted basis). The Company plans to complete the Merger on October 2, 2000 or soon thereafter.

     On June 26, 2000, the Company effected a one-for-five reverse stock split of the Company Common Stock. Except as otherwise noted, references to share prices and the number of shares of Company Common Stock in this Information Statement reflect the reverse stock split effected in June.

     As of the Record Date, there were 20,354,438 shares of Company Common Stock outstanding. CUSH held 12,625,993 shares of Company Common Stock and other securities convertible into approximately 7,682,304 shares of Company Common Stock, representing in the aggregate approximately 63.2% of the Company Common Stock on a fully diluted basis. After careful consideration and upon the recommendation of a Special Committee comprised of the independent members of the Board of Directors, the Company's Board of Directors approved and authorized the Agreement and Plan of Merger, dated as of September 6, 2000, among the Company, Merger Sub, Parent, CUSH and INA (the "Merger Agreement") and the transactions contemplated therein. A copy of the Merger Agreement is attached as Exhibit A hereto. CUSH, as the sole stockholder of INA, has approved the Merger by signing a written stockholder's consent on September 6, 2000. Also, CUSH, as majority stockholder of the Company, approved the Merger by signing a separate written stockholder's consent on September 6, 2000. Such majority approval and consent are sufficient under California and Delaware corporate law and the requirements of the Nasdaq National Market to effectuate and complete the Merger. Accordingly, the Merger Agreement will not be submitted to other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The date of this Information Statement is September 12, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    i
Summary of Information Statement............................    1
Questions and Answers for Infogrames, Inc. Stockholders.....    1
Selected Historical and Pro Forma Financial Information.....    5
Infogrames, Inc. Common Stock and Dividend Policy...........    8
INA Common Stock and Dividend Policy........................    8
The Companies...............................................    9
The Merger..................................................   16
The Merger Agreement........................................   27
Material Contracts Between the Parties or Their
  Affiliates................................................   30
Description of Capital Stock................................   32
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   33
Security Ownership of Certain Beneficial Owners and
  Management................................................   51
Financial and Other Information.............................   53
Miscellaneous...............................................   53

EXHIBITS

Exhibit A:   Agreement and Plan of Merger

Exhibit B:   Audited Financial Statements of Infogrames, Inc.

Exhibit C:   Audited Financial Statements of Infogrames North America, Inc. and
Infogrames
          Entertainment, Inc.

Exhibit D: Pro Forma Consolidating Financial Statements of Infogrames, Inc. and Infogrames
          North America, Inc. for the Period Ended June 30, 2000

Exhibit E:   Fairness Opinion from Lehman Brothers Inc., dated September 6, 2000

                        SUMMARY OF INFORMATION STATEMENT

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE EXHIBITS ATTACHED HERETO. CROSS-REFERENCES IN THIS SUMMARY ARE TO CAPTIONS IN THIS INFORMATION STATEMENT. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ AND CAREFULLY CONSIDER THIS INFORMATION STATEMENT IN ITS ENTIRETY.

            QUESTIONS AND ANSWERS FOR INFOGRAMES, INC. STOCKHOLDERS

Q: WHY ARE THE COMPANIES PROPOSING TO MERGE?

A: The Company is proposing to acquire INA through the Merger because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earnings power and growth potential than the Company would have on its own. See "The Merger -- Background to the Merger" and "The Merger -- Reasons for the Merger."

Q: WHO ARE THE PARTIES TO THE TRANSACTION?

A: Infogrames, Inc. (formerly GT Interactive Software Corp.,) is a Delaware corporation with its principal offices located at 417 Fifth Avenue, New York, NY 10016. Infogrames, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment software for use on PCs, the Sony PlayStation(R) and Nintendo(R) 64 platforms and is currently developing software for new platforms such as Sony PlayStation 2. The Company also is a leader in certain sub-segments of the "edutainment" software market, including the fast-growing children's education and leisure entertainment segments. See "The Companies -- About Infogrames, Inc."

   Infogrames North America, Inc. is a California corporation with its principal offices located at 5300 Stevens Creek Boulevard, San Jose, California 95129. INA develops and publishes interactive entertainment software for the video game market across a variety of platforms, including the Sony PlayStation(R) and PlayStation(R) 2, Nintendo(R) 64, Nintendo(R) Game Boy(R) Color, Sega(R) Dreamcast(R), and personal computers. Game franchises published by INA include Test Drive(R), V-Rally(R), Independence War(R), Unreal(R), Hardball(R), and Alone in the Dark(R). INA is also known for its long list of well-known licenses including Warner Bros. Looney Tunes(R), Mission:
   Impossible(R), Le Mans 24 Hours(R), AM General Hummer(R), and Dodge(R) Viper. See "The Companies -- About Infogrames North America, Inc."

   Infogrames Entertainment SA, a corporation organized under French law with principal offices located at 82-84, rue du ler mars 1943, 69628 Villeur-banne cedex France, is a leading worldwide developer, publisher and distributor of interactive entertainment software, listed on the Paris Stock Exchange.

   California U.S. Holdings, Inc., a California corporation, is a wholly-owned subsidiary of Infogrames Entertainment SA, with its principal offices located at 5300 Stevens Creek Boulevard, San Jose, California 95129. CUSH is a holding company for Parent's operations in the U.S.

   INA Merger Sub, Inc., a California corporation, is a newly formed wholly-owned subsidiary of Infogrames Inc., formed solely for purposes of the Merger.

Q: HOW WILL THE MERGER OCCUR?

A: Prior to the Merger, CUSH owned approximately 62% of the outstanding Company Common Stock and 100% of INA. As part of the Merger, the Company will create Merger Sub, a wholly-owned subsidiary of the Company, that will merge into and with INA, and INA will be the successor or surviving corporation. Upon completion of the Merger, the Company will own 100% of INA and CUSH will no longer directly own INA. CUSH will indirectly have an interest in INA through its majority interest in the Company. In consideration for CUSH selling INA to the Company, the Company will issue and CUSH will receive 28 million shares of Company Common Stock. In addition, Parent has agreed to convert the debt outstanding under the Company's credit agreement with Parent into Company Common Stock and to exercise all of the Warrants held by Parent or CUSH for Company Common Stock. Therefore, CUSH will own approximately 88.8% of the outstanding shares of the Company (85.5% on a fully diluted basis) upon completion of the acquisition and conversion of the outstanding Company debt under the credit agreement and exercise of the Warrants. See "The Merger."

   The following diagrams show the structure of the Company before, during and after the Merger:

                                  [FLOWCHART]

Q: IS THERE AN AGREEMENT GOVERNING THE MERGER?

A: Yes. The Company, Merger Sub, Parent, CUSH and INA entered into a Merger Agreement dated as of September 6, 2000. The Merger Agreement provides, among other things, for the terms and conditions of the merger of Merger Sub into and with INA at the closing.

    The Merger Agreement and other related matters are more fully described herein, and a copy of the Merger Agreement is attached hereto as Exhibit A. The Merger is a complex transaction. Although we are not requesting your vote on the Merger, stockholders of the Company should consider carefully the matters discussed in this Information Statement. See "The Merger Agreement."

Q: DID THE COMPANY'S BOARD OF DIRECTORS RECEIVE AN OPINION FROM ITS FINANCIAL
   ADVISOR?

A: Yes. The Company's financial advisor, Lehman Brothers Inc., delivered to the Special Committee of the Board of Directors its written opinion dated as of September 6, 2000, that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Merger, including the conversion of the outstanding debt under the Company's credit agreement in connection with the Merger, is fair, from a financial point of view, to the Company and, accordingly, to the stockholders of the Company other than Parent and its affiliates. The full text of the written opinion of the financial advisor is attached as Exhibit E to this Information Statement and should be read carefully in its entirety to understand the procedures followed, the assumptions made, matters considered and limitations on the review undertaken in providing the opinion. The opinion of Lehman Brothers Inc. is directed to the Special Committee of the Board of Directors of the Company, and this opinion does not address the prices at which the Company Common Stock may trade prior to or trade after the proposed Merger. See "The Merger -- Opinion of the Company's Financial Advisor."

Q: CAN THE MERGER AGREEMENT BE TERMINATED?

A: The Merger Agreement may be terminated by either the Company or Parent under certain circumstances. See "The Merger Agreement -- Termination or Abandonment of Merger."

Q: WHAT WILL HAPPEN TO INA AFTER THE MERGER IS CONSUMMATED?

A: After the consummation of the Merger, INA will become a wholly-owned subsidiary of the Company and the former holder of INA Common Stock will no longer possess a direct interest in INA. The Company currently intends that INA will remain a corporate entity and will retain all of its directors and officers. See "The Merger."

Q: CAN I EXERCISE APPRAISAL RIGHTS?

A:  No. Stockholders of the Company are not entitled to appraisal rights under
    Section 262 of the General Corporation Law of the State of Delaware as to shares owned by them. See "The Merger -- Dissenters' Rights of Appraisal."

Q: WHAT WILL BE THE EFFECT OF THE MERGER ON THE STOCKHOLDERS OF THE COMPANY?

A: After the Merger, you will have the same number of shares of Company Common Stock you have now. However, your interest will be diluted after the Merger as a result of the Company's issuing additional shares to CUSH, the sole INA stockholder. See "The Merger -- Principal Effects of the Merger/Change in Control; Federal Income Tax Consequences and Absence of Any Ruling by the IRS."

Q: WHAT WILL THE INA COMMON STOCKHOLDER RECEIVE IN THE MERGER?

A: When the Merger is completed, CUSH, the sole holder of INA Common Stock, will receive 28,000,000 shares of Company Common Stock in exchange for all the outstanding shares of INA Common Stock. In addition, CUSH will receive approximately 19,531,250 shares of Company Common Stock in connection with the conversion of the outstanding debt of the Company owed to Parent under the Company's credit agreement, and 955,000 shares of Company Common Stock from the exercise of the warrants held by Parent and CUSH. See "The
    Merger -- Interests of Certain Persons in the Merger."

Q: WHAT APPROVAL IS REQUIRED FOR THE MERGER?

A: The Nasdaq National Market requires the approval of the stockholders of the Company in connection with any acquisition of the stock or assets of another company if the Company will be issuing stock that will have voting power greater than or equal to 20% of currently outstanding voting stock. Because the Company will issue 28,000,000 shares of Company Common Stock in exchange for all the outstanding shares of INA Common Stock (approximately 135% of the currently outstanding Company Common Stock), the stockholders of the Company are required to approve the Merger.

Q: WHY ISN'T A MEETING OF STOCKHOLDERS BEING HELD?

A: Delaware law allows stockholders to act by written consent instead of holding a meeting of stockholders, unless prohibited by the Certificate of Incorporation. The Company's Certificate of Incorporation does not prohibit stockholder action by written consent. See "The Merger -- Stockholder Action."

Q: IS MY VOTE REQUIRED TO APPROVE THE MERGER?

A: No. The affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares as of the record date is required to approve and adopt the Merger Agreement. CUSH, as holder of approximately 62% of the outstanding Company Common Stock, has approved the Merger by written consent dated September 6, 2000. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER. See "The Merger -- Stockholder Action."

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: The Company and INA are working toward completing the Merger as quickly as possible. We plan to complete the Merger on October 2, 2000 or soon thereafter. See "The Merger -- Closing and Closing Date."

Q: ARE ANY REGULATORY APPROVALS REQUIRED?

A: No material consent, approval, waiver or authorization of, notice to or declaration or filing with any government or political entity is required other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of California and (b) if required, customary filings with the Securities and Exchange Commission or the Nasdaq National Market. See "Need for Regulatory Approval."

Q: WHAT TYPE OF ACCOUNTING TREATMENT WILL THE MERGER RECEIVE?

A: The Merger will be accounted for on an "as-if-pooled" basis on the date of common control of the Company and INA. These entities have been under common control since December 16, 1999 and will be treated similar to a pooling of interest from that date.

Q: WHO WILL BE THE OFFICERS AND DIRECTORS OF INA FOLLOWING THE MERGER?

A: Following the Merger, the officers and directors of INA will continue to hold their respective positions in INA, as a wholly-owned subsidiary of the Company. See "Management of the Combined Companies After the Merger."

Q: WILL I BE TAXED ON THE MERGER?

A: The Company's stockholders and the sole INA stockholder will not recognize gain or loss for United States federal income tax purposes as a result of the Merger. All stockholders are urged to consult their own tax advisors to determine their particular tax consequences. It is a condition to the Merger that the Company and INA receive a legal opinion to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. See "Federal Income Tax Consequences and Absence of Any Ruling from the IRS."

Q:  WHOM SHOULD I CALL WITH QUESTIONS?

A: The Company's stockholders should call John D. Menditto, Investor Relations Manager, at (212) 726-4294, with any questions about the Merger.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     INFOGRAMES, INC. HISTORICAL FINANCIAL INFORMATION. The following table sets forth selected consolidated financial information with respect to the Company for the periods indicated. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Infogrames, Inc." and the consolidated financial statements and related notes of the Company attached hereto as Exhibit B. The selected financial information for the years ended December 31, 1996 and 1997, the three months ended March 31, 1997 and 1998, the fiscal years ended March 31, 1999 and 2000 and the three months ended June 30, 1999 and 2000, is as follows:

                                         YEARS ENDED         THREE MONTHS ENDED         YEARS ENDED          THREE MONTHS ENDED
                                        DECEMBER 31,             MARCH 31,               MARCH 31,                JUNE 30,
                                     -------------------   ----------------------   --------------------   ----------------------
                                       1996       1997        1997         1998       1999       2000         1999         2000
                                     --------   --------   -----------   --------   --------   ---------   -----------   --------
                                                           (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net revenues.......................  $365,490   $530,677     $93,381     $105,767   $572,342   $ 375,569    $121,325     $ 32,983
Cost of goods sold.................   214,580    315,134      57,883       57,092    329,959     296,301      62,143       16,150
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Gross profit.......................   150,910    215,543      35,498       48,675    242,383      79,268      59,182       16,833
Selling and distribution
  expenses.........................    76,235     98,689      16,538       24,467    147,499     147,814      33,876       16,829
General and administrative
  expenses.........................    31,157     46,611       8,623       10,655     66,616      87,113      11,761       16,146
Research and development...........     5,633     13,824       2,397       10,866     76,870      66,574      16,366        9,582
Royalty advance write-off..........        --     73,821          --           --         --          --          --           --
Restructuring and other charges....        --         --          --           --     17,479      37,948          --       11,081
Purchased research and
  development......................        --     11,008          --           --      5,000          --          --           --
SingleTrac retention bonus.........        --      2,400          --           --      1,680          --          --           --
Amortization of goodwill...........     1,092      1,295         347          636      3,349       3,110         888          561
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Operating income (loss)............    36,793    (32,105)      7,593        2,051    (76,110)   (263,291)     (3,709)     (37,366)
Interest expense...................        --     (1,010)         --         (557)    (5,108)    (17,167)     (1,959)      (3,318)
Other income (loss)................     3,974     (1,065)        247         (832)      (207)       (793)       (293)        (384)
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Income (loss) before provision for
  (benefit from) income taxes......    40,767    (34,180)      7,840          662    (81,425)   (281,251)     (5,961)     (41,068)
Total provision for (benefit from)
  income taxes.....................    15,628     (9,157)      3,386          304    (29,628)     40,882      (2,109)         876
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Net income (loss) from continuing
  operations.......................    25,139    (25,023)      4,454          358    (51,797)   (322,133)     (3,852)     (41,944)
Discontinued operations
  Loss from operations of OZM......        --         --          --           --     (3,531)         --          --           --
  Loss on disposal of OZM..........        --         --          --           --    (15,510)       (477)         --           --
                                     --------   --------     -------     --------   --------   ---------    --------     --------
  Loss from discontinued
    operations.....................        --         --          --           --    (19,041)       (477)         --           --
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Net income (loss) before
  extraordinary item...............    25,139    (25,023)      4,454          358    (70,838)   (322,610)     (3,852)     (41,944)
Extraordinary item
  Gain on early extinguishment of
    debt (net of tax of $1,312)....        --         --          --           --         --       1,888          --           --
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Net income (loss) before dividends
  on preferred stock...............    25,139    (25,023)      4,454          358    (70,838)   (320,722)     (3,852)          --
Less dividends on preferred
  stock............................        --         --          --           --        226          --         600           --
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Net income (loss) attributable to
  common stockholders..............  $ 25,139   $(25,023)    $ 4,454     $    358   $(71,064)  $(320,722)   $ (4,452)    $(41,944)
                                     ========   ========     =======     ========   ========   =========    ========     ========
Basic income (loss) per share from
  continuing operations............  $   1.89   $  (1.87)    $  0.33     $   0.03   $  (3.72)  $  (19.58)   $  (0.31)    $  (2.03)
Basic loss per share from
  discontinued operations..........        --         --          --           --   $  (1.37)  $    (.03)         --           --
Basic income per share from
  extraordinary item...............        --         --          --           --         --        0.11          --           --
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Basic income (loss) per share......  $   1.89   $  (1.87)    $  0.34     $   0.03   $  (5.10)  $  (19.50)   $  (0.31)    $  (2.03)
Weighted average shares
  outstanding(1)...................    13,278     13,396      13,279       13,588     13,931      16,451      14,574       20,680
                                     ========   ========     =======     ========   ========   =========    ========     ========
Diluted income (loss) per share
  from continuing operations.......  $   1.84   $  (1.87)    $  0.33     $   0.03   $  (3.73)  $  (19.58)   $  (0.31)    $  (2.03)
Diluted income (loss) per share
  from discontinued operations.....        --         --          --           --   $  (1.37)  $   (0.03)         --           --
Diluted income per share from
  extraordinary item...............        --         --          --           --         --        0.11          --           --
                                     --------   --------     -------     --------   --------   ---------    --------     --------
Diluted income (loss) per share....  $   1.84   $  (1.87)    $  0.33     $   0.03   $  (5.10)  $  (19.50)   $  (0.31)    $  (2.03)
Weighted average shares
  outstanding(1)...................    13,663     13,396      13,472       13,677     13,931      16,451      14,574       20,680
                                     ========   ========     =======     ========   ========   =========    ========     ========

---------------
(1) Reflects the one-for-five reverse stock split approved by the Company's Board of Directors which was effected on June 26, 2000. All periods have been restated to reflect the reverse stock split.

                                                                  DECEMBER 31,              MARCH 31,          JUNE 30,
                                                              --------------------    ---------------------    ---------
                                                                1996        1997        1999        2000         2000
                                                              --------    --------    --------    ---------    ---------
BALANCE SHEET DATA:
Cash and cash equivalents and short-term investments........  $ 76,584    $ 39,713    $ 13,512    $  19,587    $  12,302
Working capital (deficit)...................................   113,652      77,965     131,770     (104,834)    (138,922)
Total assets................................................   308,794     370,165     438,911      159,207      114,779
Total debt..................................................     1,415      54,619      98,750      169,526      197,863
Stockholders' equity (deficit)..............................   152,138     134,241     127,133     (154,219)    (199,965)

     INFOGRAMES NORTH AMERICA, INC. HISTORICAL FINANCIAL INFORMATION. The following table sets forth selected consolidated financial information with respect to INA for the periods indicated. This information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Infogrames North America, Inc." and the financial statements and related notes of INA and Infogrames Entertainment, Inc. attached hereto as Exhibit C.

                                                                       (IN 000'S)
                                                              ----------------------------
                                                               FISCAL YEAR ENDED JUNE 30,
                                                              ----------------------------
                                                               1998      1999       2000
                                                              ------    -------    -------
STATEMENTS OF OPERATIONS:
  Total revenues............................................  27,722     50,121     72,049
  Loss from operations......................................  (8,770)   (18,910)   (47,458)
  Provision for income taxes................................      --         --        375
  Net loss per common share -- basic and diluted............  (9,374)   (19,076)   (50,942)
  Gain or loss per common share(l)..........................  (93.74)   (190.76)   (509.42)
BALANCE SHEET DATA:
  Total assets..............................................  17,556     64,318     59,018
  Long-term obligations.....................................   5,078     11,537     25,000
  Net stockholders' equity (deficit)........................   4,128     34,129    (42,255)
  Cash dividends............................................      --         --         --

---------------
(1) 100 shares outstanding in 1998, 1999 and 2000.

     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION. The following unaudited pro forma condensed combined financial information of the Company has been derived from, or prepared on a basis consistent with, the audited financial statements and related notes of Infogrames, Inc. and the audited financial statements and related notes of INA attached hereto as Exhibits B and C, respectively, and should be read in conjunction with such historical financial statements. The pro forma financial information reflects the adjustments that will result from the Merger as if it had occurred as of the beginning of the periods presented with respect to pro forma statements of operations data and as of the balance sheet date with respect to pro forma balance sheet data. The following pro forma financial information is presented for analysis purposes only and does not purport to indicate the results which actually would have been obtained if the Merger had been effectuated on the dates indicated, or of the results which may be obtained in the future. This information should be read in conjunction with the information listed in Exhibit D.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED JUNE 30, 2000:
  Net revenues..............................................   $298,981
  Loss from operations......................................  ($346,470)
  Interest and other expense................................   ($21,694)
  Net loss from continuing operations.......................  ($409,700)
  Net loss..................................................  ($407,689)
  Basic and diluted loss per share from continuing
     operations.............................................     ($5.80)
  Basic and diluted loss per share..........................     ($5.78)
BALANCE SHEET DATA AS OF JUNE 30, 2000:
  Total assets..............................................   $173,357
  Long-term obligations.....................................   $126,559
  Net stockholders' equity..................................  ($242,200)

     COMPARATIVE PER SHARE DATA. We have summarized below the per share information of Infogrames, Inc. and Infogrames North America, Inc. on a historical and pro forma combined basis, each as adjusted for stock splits. The information should be read in conjunction with the historical financial statements and related notes to those financial statements of Infogrames, Inc. and Infogrames North America, Inc. that are included in this Information Statement.

     You should be aware that this pro forma information may not be indicative of what actual results will be in the future or what the results would have been for the periods presented.

                   FOR THE TWELVE MONTHS ENDED JUNE 30, 2000

Net loss per share from continuing operations:
  Infogrames, Inc. .........................................       ($20.49)
  Infogrames North America, Inc. ...........................      ($509.42)
  Pro Forma Combined........................................        ($5.78)
Book value per share:
  Infogrames, Inc. .........................................       ($11.82)
  Infogrames North America, Inc. ...........................  ($760,450.00)
  Pro Forma Combined........................................        ($7.01)

               INFOGRAMES, INC. COMMON STOCK AND DIVIDEND POLICY

     The Company Common Stock is traded on the Nasdaq National Market under the symbol "GTIS". Upon consummation of the Merger, the Company intends to change its trading symbol to "IFGM". The high and low sale prices for the Company Common Stock as reported by the Nasdaq National Market for the fiscal years ended March 31, 1999 and 2000 and the three month transition period ended June 30, 2000 are summarized below. These prices reflect inter-dealer quotations without retail markup, markdown or commissions and do not necessarily represent actual transactions.

                                                              HIGH     LOW
                                                              ----     ---
Fiscal 1999
  First Quarter.............................................  $55 5/8  $35
  Second Quarter............................................  $45      $22 1/2
  Third Quarter.............................................  $37 3/16 $18 3/4
  Fourth Quarter............................................  $29 1/16 $19 3/8
Fiscal 2000
  First Quarter.............................................  $22 1/2  $13 3/4
  Second Quarter............................................  $18 7/16 $12 13/16
  Third Quarter.............................................  $15 15/16 $ 8 9/32
  Fourth Quarter............................................  $21 1/4  $ 9 3/8
Three Month Period Ended June 30, 2000......................  $18 3/4  $ 5 1/8

     On September 6, 2000, the last reported sale price of the Company Common Stock on the Nasdaq National Market was 6.781. As of August 30, 2000, there were approximately 7,160 beneficial owners of Company Common Stock.

     The Company currently anticipates that it will retain all of its future earnings for use in the expansion and operation of its business and does not anticipate paying any cash dividends on the Company Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited by financing agreements entered into by the Company in the future.

                      INA COMMON STOCK AND DIVIDEND POLICY

     Shares of INA Common Stock are not publicly traded and no public market exists therefor. As of the date of this Information Statement, there were 1000 shares of INA Common Stock authorized, of which one hundred shares were issued and outstanding. All such outstanding shares were held by CUSH. See "Security Ownership of Certain Beneficial Owners and Management -- Infogrames North America, Inc."

     Dividends are payable on INA Common Stock when, as and if declared by the Board of Directors of INA. INA has never declared or paid dividends on INA Common Stock.

                                 THE COMPANIES

ABOUT INFOGRAMES, INC.

     The Company incorporates by reference its Transitional Report on Form 10-K for the three months ended June 30, 2000 filed with the SEC on September 11, 2000. Such report contains much of the information on the Company contained herein but in a more detailed form, and that which follows is, in large part, an abbreviated version of the information contained in that report. That report is publicly available and accessible on the SEC's database known as "EDGAR" and can be accessed on the Internet via "www.sec.gov" with the Company's stock symbol, "GTIS".

     The Company is a leading worldwide developer, publisher and distributor of interactive entertainment software for use on personal computers (PCs), the Sony PlayStation and Nintendo 64 platforms and is currently developing software for new platforms such as the Sony PlayStation 2. During calendar year 1999, the Company had the fifth highest U.S. market share in number of units sold in the PC software game category. The Company is also a leader in certain sub-segments of the "edutainment" software market, including the fast growing children's education and leisure entertainment segments. According to PC Data, in 1999, the Company's Humongous studio ranked as the number three publisher in the U.S. market for PC education software on the basis of units sold.

     In May 2000, in connection with the acquisition by Parent of a majority stake in the Company, the Company changed its name from GT Interactive Software Corp. to Infogrames, Inc. and announced that all of its products will be marketed under the Infogrames brand. The Company believes that the Infogrames brand is well respected in the interactive entertainment software industry and that this new branding strategy will strengthen the Company's image with customers and the industry as a whole.

     The Company has two reportable segments: publishing and distribution. Publishing relates to the development (both internally and externally) and sale of interactive entertainment software for the children's education, leisure entertainment and gaming enthusiast markets. Distribution relates to the sale by the Company of its own and third-party published software to various mass merchants and other retailers.

     The Company's publishing business consists of three divisions: Children's, Leisure and Frontline. The Company's Children's Division develops and publishes children's educational and entertainment software for the personal computer. The Company's Leisure Division develops and publishes lower-priced PC entertainment, reference and productivity titles for mass market consumption. The Company's Frontline Division develops, internally and through third-party developers, and publishes cutting edge new release entertainment software for the gaming enthusiast for use on multiple hardware platforms.

     The Company distributes both its own and third-party published software through an established distribution network. The Company believes that it is one of the few software publishers that sells its products directly to substantially all of the major retailers of computer software in the U.S. The Company's distribution division also markets older titles to retailers, extending the economic life of those products. The Company believes it is one of the largest distributors of consumer software to mass merchants in the U.S. The Company supplies consumer software (including its own and third-party published software) to approximately 2,470 Wal-Mart stores, approximately 2,096 Kmart stores and approximately 921 Target stores. The Company also distributes consumer software to other major retailers including Office Depot, Best Buy, CompUSA, AAFES, Sam's Club and Babbage's.

ABOUT INFOGRAMES NORTH AMERICA, INC.

     INA was incorporated in 1984 as Accolade, Inc. ("Accolade"). On April 15, 1999, CUSH acquired all of INA's outstanding capital stock pursuant to an Agreement and Plan of Reorganization among Accolade, Parent, CUSH, I Merger Sub, Inc. and certain shareholders of Accolade named therein for aggregate consideration of approximately $48.5 million. On October 21, 1999, Accolade changed its name to Infogrames North America, Inc. On March 1, 2000, INA and Infogrames Entertainment, Inc., a wholly owned subsidiary of CUSH ("IEI"), merged pursuant to a merger agreement under which INA was the surviving corporation.

     INA develops and publishes interactive entertainment software for the video game market across a variety of platforms, including the Sony PlayStation(R) and PlayStation(R) 2, Nintendo(R) 64, Nintendo(R) Game Boy(R) Color, Sega(R) Dreamcast(R), and personal computers. Game franchises published by INA include Test Drive(R), V-Rally(R), Independence War(R), Unreal(R), Hardball(R), and Alone in the Dark(R). INA is also known for its long list of well-known licenses including Warner Bros. Looney Tunes(R), Mission: Impossible(R), Le Mans 24 Hours(R), AM General Hummer(R), and Dodge(R) Viper.

     INA's strategy has been to focus on the development and publication of high quality interactive entertainment software games on multiple platforms for worldwide distribution, independent from any particular technological standards. INA works closely with all major interactive entertainment hardware manufacturers, including Microsoft, Nintendo, Sega, and Sony.

     INA is a wholly-owned subsidiary of Parent, a leading worldwide developer, publisher and distributor of interactive entertainment software, based in Lyon, France. INA is the publisher in the North American market of Infogrames's European catalogue of products. The INA catalogue of products currently is published and distributed outside of North America primarily by Parent and its subsidiaries. In North America, products published by INA are distributed by the Company on a non-exclusive basis. See "Material Contracts Between the Parties or their Affiliates -- Other Agreements -- Infogrames North America, Inc".

THE INTERACTIVE ENTERTAINMENT BUSINESS

     The North American market for interactive entertainment has evolved and grown considerably during the last few years to the point that some products are considered by many to have attained "mass market" appeal. The interactive entertainment products sold by INA are contained on video game cartridges and optical discs (CD-ROM and DVD-ROM). However, INA's business may evolve as more video games and interactive leisure content becomes available on the Internet, digital television and mobile telephones.

     The interactive entertainment business can be divided into three primary segments: development, publishing and distribution.

     The development segment consists primarily of creating a "gold master" or master software which will be industrially duplicated into the consumer version. Multi-disciplinary teams develop the product using a wide range of expertise, including game design, interactive scenarios, mathematical simulation, computer programming, screen graphics, character animation, artificial intelligence and sound illustration. INA uses both internal development teams and external teams made up of employees of independent, third party developers. In either case, outside specialists are commonly used for specific tasks.

     Publishing includes analyzing the market by relevant segments, including age group, genre, platform, and price, and determining the expectations of the end consumers. It includes funding and directing internal or external development teams and creating and acquiring content through original designs or licensing arrangements. Publishing also includes building and marketing brands and long term franchises, marketing, communication, pricing and manufacturing of finished products.

     Distribution consists of the sales and physical delivery of the finished products to consumers, either directly via on-line orders or through distributors and retailers. This segment of the business relies on logistical expertise and a dedicated sales force.

     The creation of interactive entertainment products proceeds through several stages:

     - A design phase to determine the technical and financial feasibility of a project and to evaluate what the internal and external resources may be needed by looking at the originality desired, the pre-positioning of the product in the market, the technical environment and the product's anticipated financial profitability.

     - A development phase results in the creation of the master software which will be used later in the manufacturing phase. In addition to the actual programming, a quality control program is undertaken by a group of independent in-house testers to assure technical compatibility and the technical quality of the master software. These testers also fine-tune the gameplay.

     - A marketing phase that consists of preparing the product for commercialization includes determining the positioning, the name, the branding, the price of the product, organizing its publication (such as, visual identity, packaging conception and creation, instruction manual conception and creation) and its marketing (public relations, advertising campaign, promotions, etc.).

     - A manufacturing phase that includes duplicating the original master software, printing the instruction manuals and packaging, and assembling the final goods. All the creative aspects of the packaging (illustrations, colors, promotional text, etc.) are typically performed by the publisher, but certain stages of manufacturing (such as, photoengraving, printing duplication of CD-ROMs, and the production of cassettes) are delegated to subcontractors, subject to the control of the publisher. The console manufacturers retain extensive control of the production of their proprietary cartridges.

     - A sales and distribution phase that consists of the sales and physical distribution of the finished products.

INFOGRAMES NORTH AMERICA, INC. PUBLISHING LINE

     INA publishes interactive entertainment software under the Infogrames brand in a variety of formats. These formats include the cartridges and compact discs needed for video game consoles, such as the Nintendo Game Boy, the Nintendo 64, the Sony Playstation and the Sega Dreamcast. These formats also include the CD-ROM and DVD-ROM for personal computers.

     Three hardware manufacturers currently dominate the video games console market: Nintendo, Sega and Sony. INA's strategy has been to develop and to publish its interactive entertainment contents on all formats provided by those manufacturers, thus encouraging a balanced approach in terms of publishing as well as product portfolio management.

     INA anticipates that the next generation of consoles will include the Sony Playstation 2, the Microsoft Xbox, the Nintendo Dolphin and the Nintendo Game Boy Advance. In accordance with industry analysts' reports and hardware manufacturers' announcements, INA expects the Sony Playstation 2 to be released during the Fall of 2000, the Nintendo Game Boy Advance to be released during the Spring of 2001, and the Microsoft Xbox and the Nintendo Dolphin to be released during the Fall of 2001. INA intends to maintain its multi-platform publishing strategy on next generation consoles and to take advantage of its key brands and franchises.

     INA also operates on the interactive entertainment market for personal computers, through publishing original PC games or by converting console video games into a format that can be used on a personal computer.

     Recently, INA has been focusing on its key licenses and franchises. Its approach has been to segment the market and its publishing line by categories: sports and racing, childhood heroes and action/adventure; by age group and origin of content; and original versus licensed. Together with a multi-platform publishing strategy, INA believes this diversified approach lowers its exposure to changes in market segments by balancing its product portfolio. Some of the INA franchises are original and have been created or acquired by INA or by Parent. Other franchises have been acquired through licensing agreements.

     Certain publishing rights to original or licensed properties controlled by INA include:

     - Sports and Racing category: Transworld, Ronaldo, Actua Soccer, UEFA Striker, Actua Tennis, Boarder Zone, V-Rally, Test Drive, Demolition Racer, Le Mans, Harley Davidson,

     - Heroes category: The Looney Tunes, Wacky Races, Superman, the Smurfs, Asterix & Obelix, Lucky Luke and Tintin,

     - Mission: Impossible, Conan the Barbarian, Unreal, Motor Mayhem, Alone in the Dark, Terminator, Outcast and Independence War.

     INA has been focusing on funding the development and marketing of high-quality products using its key franchises on both existing platforms and next generation platforms: these products currently include Xtreme Sports for Dreamcast, Transworld Surfing for Playstation 2 and Xbox, Transworld Skateboarding for Playstation 2 and Xbox, Test Drive for Color Game Boy, Playstation 2 and Xbox, Test Drive Off Road for Playstation 2 and Xbox, Looney Tunes Racing for Playstation and Color Game Boy, Motor Mayhem for Playstation 2, Conan the Barbarian for Xbox, Demolition Racer for Dreamcast, Unreal Tournament for Dreamcast and Playstation 2, Terminator 1 and 2 for Playstation 2 and Xbox.

     Through the diversity of its products and through a carefully balanced publishing approach across all platforms, INA has always tried to protect itself to the extent reasonably practicable against changes in the market. Under the current interactive entertainment market transition from 32 bits and 64 bit consoles to 128 bit consoles, INA has maintained its investments in research and development and acquisition of licenses. These efforts are aimed at creating a catalogue of titles available for the next generation consoles for which INA anticipates greater market penetration than previous generation platforms.

INFOGRAMES NORTH AMERICA, INC. ORGANIZATIONAL STRUCTURE

     INA is internally organized in three business units and a corporate service unit. The business units encompass the product development, licensing and marketing organization of the following types of products: (i) sports and racing products, based in San Jose, California, (ii) children's products, based in Woodland Hills, California, and (iii) action and adventure products, based in San Jose, California. This structure focuses each business unit on long-term publishing strategies, brand and franchise building and guarantees a strong marketing input throughout every phase of the products' creation. The corporate service unit, based in San Jose, California, includes management of finance, human resources, legal, quality assurance, hardware manufacturer relationships, manufacturing and inventories management, corporate communications, information technology and management information systems.

     Prior to January 31, 2000, INA had been selling its products to the retail channel, either through its own sales force, or through non-exclusive sales agents. During the period starting November 16, 1999 and ending June 30, 2000, INA's products were sold in the North American market by the Company, acting as a sales agent on behalf of INA. During this period, INA managed the manufacturing process, inventories, shipments, invoicing, accounts receivable and cash collection for its published products. Effective July 1, 2000, INA entered into an affiliated label agreement with the Company, under which the Company presents and sells INA products to retailers, collects the purchase orders, manages inventories, shipments, invoicing and cash collection. INA still controls and manages the manufacturing and the inventories for its products. This agreement allows INA to focus on its core publishing business, while taking advantage of its relationships with hardware manufacturers from a manufacturing and inventory management standpoint (see "Material Contracts Between the Parties or their Affiliates -- Other Agreements -- Infogrames North America, Inc.").

COMPETITION

     INA's main competitors include, among others, Acclaim, Activision, Capcom, Eidos, Electronic Arts, Hasbro Interactive, Havas Interactive, Interplay, Konami, Midway, Take 2 Interactive, THQ and 3DO.

RISK FACTORS

     Through operating in the interactive entertainment market, INA is subject to various market risks and uncertainties. Some of these risks are:

  Fluctuations in quarterly operating results

     INA has experienced and may continue to experience significant quarterly fluctuations in net sales and operating results due to a variety of factors, including fluctuations in the mix of products with varying profit margins, the size and growth rate of the consumer software market, market acceptance of INA's products and those of its competitors, development and promotional expenses relating to the introduction of new products or enhancements of existing products, projected and actual changes in computing platforms, the timing and success of product introductions by INA and its competitors, product returns, changes in pricing policies by INA and its competitors, the accuracy of retailers' forecasts of consumer demand, the timing of orders from major customers, order cancellations and delays in shipment. In addition, delays in the introduction of new titles could result in material fluctuations of operating results.

     INA has experienced, and expects to experience in the future, significant fluctuations in its quarterly net sales and operating results as a result of such factors. In response to competitive pressures, INA may take certain pricing or marketing actions that could materially and adversely affect INA's business, operating results and financial condition. INA's expense levels are based, in part, on its expectations of future sales and, as a result, operating results may be disproportionately adversely affected by a decrease in sales or a failure to meet INA's sales expectations.

     Defective published products may result in higher customer-support costs and product returns. Further, the interactive entertainment software business is seasonal. Net sales are typically significantly higher during the fourth calendar quarter, due primarily to the increased demand for consumer software during the year-end holiday buying season. Net sales in other quarters are generally lower and vary significantly.

  Dependence on new products and product-enhancements

     INA's success in the publishing business depends on the timely introduction of successful new products or enhancements of existing products to replace declining revenues from older products. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenues from new products or enhancements were to fail to replace declining revenues from existing products, INA's business, operating results and financial condition could be adversely affected.

  Potential for delay in product distribution

     The process of developing software products such as those offered by INA is extremely complex and is expected to become more complex and expensive in the future as new platforms and technologies are created. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and on INA's business, operating results and financial condition, particularly in view of the seasonality of INA's business.

  Reliance on third-party software developers

     A significant portion of INA's published products have been licensed from, or developed by, independent software developers. Due primarily to the increased demand for consumer software programs and to the technology changes from 32 bits and 64 bits to 128 bits consoles, the payment of advances and guaranteed royalties to independent developers has increased and may continue to increase. INA's success depends in part on its continued ability to obtain and renew product development agreements with independent software developers. As independent developers are in high demand, there can be no assurance that independent developers, including those which have developed products for INA in the past, will be available to develop products for INA in the future. Many independent developers have limited financial resources, which could expose INA to the risk that such developers may go out of business prior to completing a project. In addition, because INA's published products are often developed with outside developers, INA cannot always control the timing of the introduction of its products. While INA maintains production liaisons with independent developers, there can be no assurance that new products developed by third-party developers whose products are published by INA will be introduced on schedule or at all, within acceptable quality guidelines or that they will achieve market acceptance. INA's success is also dependent in part on its ability to obtain content for its products from external sources. There can be no assurance that INA will be able to obtain or renew product development agreements, or to obtain such content, on favorable terms, or at all.

  Changing products platforms

     The consumer software market is characterized by rapidly changing technology, particularly with respect to product platforms. INA must continually anticipate the emergence of, and adapt its products to, popular platforms for consumer software. When INA chooses to publish or develop a product for a new platform, it may be required to make a substantial development investment one to three years in advance of the proposed shipments of products on that platform. If INA invests in the development of a product for a platform that does not achieve significant market penetration, INA's planned revenues from that product will be adversely affected and it may not recover its development investment. If INA does not choose to publish or co-develop for a platform that achieves significant market success, INA's revenue growth may also be adversely affected.

  International sales

     INA expects that international sales will account for a significant portion of its net sales in the future. International sales are subject to inherent risks, including unexpected changes in regulatory requirements, tariffs and other barriers, fluctuating exchange rates, potential political instability, difficulties installing and managing foreign operations and difficulty in collecting accounts receivable. In addition, acceptance of INA's products in certain markets has required, and may in the future require extensive, time-consuming and costly modifications to localize the products. Software piracy presents a particularly acute problem in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East, and the laws of foreign jurisdictions may not protect INA's proprietary rights to the same extent as the laws of the United States. There can be no assurance that these or other factors will not have a material adverse effect on INA's future international sales and, consequently, on INA's business, operating results and financial condition.

  Reliance on hit titles

     A significant percentage of INA's net sales has been attributable to a limited number of titles. INA's business, operating results and financial condition could be materially and adversely affected if INA does not publish an adequate number of successful titles in each fiscal quarter.

  Competition

     The market for consumer software products is highly competitive. Only a small percentage of products introduced in the consumer software market achieve any degree of sustained market acceptance. Competition is based primarily upon price, access to retail shelf space, product enhancements, ability to operate on popular platforms, availability of titles, new product introductions, marketing support and distribution systems. Many of the companies with which INA currently competes or may compete in the future have comparable or greater financial, technical, marketing, sales and customer support resources, larger and more seasoned internal development teams, greater name recognition and a larger customer base, than INA. In addition, INA believes that large software companies, media companies and film studios are increasing their focus on the interactive entertainment and edutainment software markets and, as a result of their financial and other resources, name recognition and customer base, may become significant competitors of INA. Moreover, in a number of geographic markets, certain of the titles offered by INA, including various hit titles, are offered on a limited number of platforms and compete with the same titles offered by INA's competitors on other platforms. Current and future competitors with greater financial resources than INA may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and licensors than INA. The market is also extremely competitive with respect to access to third party developers and content providers. This competition is based primarily on breadth of distribution, development funding, reputation and royalty rates. To the extent that competitors maintain or achieve greater title portfolio breadth, title rights for popular platforms, or access to third party developers and content providers, or price, shelf access, marketing support, distribution or other selling advantages, INA could be materially and adversely affected. New hardware platforms and electronic delivery systems may be introduced into the software market and potential new competitors may enter the software development and publishing market, resulting in greater competition for INA. There can be no assurance that INA will have the resources required to respond effectively to market or technological changes or to compete successfully with current or future competitors or that competitive pressures faced by INA will not materially and adversely affect its business, operating results and financial condition.

  Dependence on key personnel

     The continued success of INA depends to a significant extent upon the continued performance and contribution of its senior management and on its ability to continue to attract, motivate and retain highly qualified employees. The loss of the services of any of INA's senior management could have a material adverse effect on INA's business, operating results and financial condition. Competition for highly skilled employees with technical, management, marketing, sales, product development and other specialized training is intense, and there can be no assurance that INA will be successful in attracting and retaining such personnel. Specifically, INA may experience increased costs in order to attract and retain skilled employees. INA's failure to attract additional qualified employees or to retain the services of key personnel could materially and adversely affect INA's business, operating results and financial condition.

  Product returns

     INA accepts product returns or provides markdowns or other credits on varying terms in the event that the customer holds excess inventory of INA's products. Software products as complex as those published by INA may contain undetected errors when first introduced or when new versions are released. It is INA's practice to accept returns of defective or damaged products at any time. At the time of product shipment, INA establishes a return reserve which covers expected future returns and, if necessary, price protection. This estimate of the potential for future returns of products is based on historical return rates, seasonality of sales, retailer inventories of INA's products and other factors. Product returns that exceed INA's reserves, or loss of or delay in market acceptance of a new product as a result of software failures or otherwise, could materially and adversely affect INA's business, operating results and financial condition. Although INA maintains reserves which it believes to be adequate with respect to product returns and price reductions, there can be no assurance that actual returns to INA will not exceed these reserves.

  Manufacturing risks

     The production of INA's published products involves duplicating software programs onto CD-ROM disks, DVD-ROM disks and cartridges, printing user manuals and product packaging materials, and packaging finished products. Each of the foregoing activities is performed for INA by third parties, including Sony, Sega and Nintendo for their respective formats. In addition, these services may not be available from multiple parties and at multiple sites and there can be no assurance that an interruption in the manufacture of INA's products will not occur and, if it does occur, that it could be remedied without undue delay and without materially and adversely affecting INA's business, operating results or financial condition.

  Intellectual property and proprietary rights

     INA sells a significant portion of its published software under licenses from independent developers and, in such cases, does not acquire the copyrights for the underlying work. INA relies primarily on a combination of trademark, copyright, trade secret and other proprietary rights laws, license agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights and the rights of its co-developers. Unauthorized copying occurs within the software industry, and if a significant amount of unauthorized copying of INA's published products or products distributed by it were to occur, INA's business, operating results and financial condition could be materially and adversely affected. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against INA in the future with respect to current or future products. There has been substantial litigation in the industry regarding patent, copyright, trademark and other intellectual property rights. Any such claims or litigation, with or without merit, could be costly and cause a diversion of management's attention, which could have a material adverse effect on INA's business, operating results and financial condition.

                                   THE MERGER

     THE FOLLOWING INFORMATION WITH RESPECT TO THE PROPOSED MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, AS AMENDED, A COPY OF WHICH IS ATTACHED TO THIS INFORMATION STATEMENT AS EXHIBIT A AND INCORPORATED BY REFERENCE HEREIN.

     The Merger Agreement was entered into on September 6, 2000. Pursuant to the Merger Agreement, the Company proposes to acquire INA through the use of a reverse triangular merger. The Company has created a wholly-owned subsidiary, Merger Sub, that will merge with and into INA. Upon completion of the Merger, INA will remain as the surviving company but will be the wholly-owned subsidiary of the Company. CUSH, the sole stockholder in INA prior to the Merger, will receive 28,000,000 shares of Company Common Stock in exchange for the shares it presently holds in INA. In addition, CUSH will receive approximately 19,531,250 shares of Company Common Stock in connection with the conversion of all of the debt owed to Parent under the Company's credit agreement with Parent, and 955,000 shares of Company Common Stock upon exercise of all of the warrants held by Parent and CUSH. In connection with the Merger, Parent and the Company will enter into an agreement (the "Distribution Agreement") to provide distribution through the Company of Parent's products in the United States and Canada in exchange for 30% of the gross profit on such products.

     Upon consummation of the Merger and the other transactions contemplated by the Merger Agreement, CUSH will own approximately 61,112,243 shares or approximately 88.8% of the then issued and outstanding shares of Company Common Stock (85.2% on a fully diluted basis), and the other holders of Company Common Stock at the effective time of the Merger will own approximately 7,728,445 shares or approximately 11.2% of the then issued and outstanding shares of Company Common Stock.

BACKGROUND OF THE MERGER

  The Infogrames Transaction

     On June 29, 1999, the Company announced that it had hired Bear Stearns & Co. to seek a recapitalization, merger or sale of the Company because management of the Company believed that in a consolidating industry, its existing capital resources were not adequate to carry out the Company's long-term objectives. During the latter half of 1999, the Company experienced cash flow problems and determined that it would be in the best interests of its stockholders to sell or otherwise recapitalize the Company. After an extensive auction process, with no viable alternatives in light of its circumstances, the Company entered into a Securities Purchase Agreement, dated as of November 15, 1999 (the "Securities Purchase Agreement"), with Parent and CUSH.

     Pursuant to the Securities Purchase Agreement, on December 16, 1999, the Company issued to CUSH and CUSH acquired from the Company: (i) 5,714,286 shares of Company Common Stock, at a purchase price of $8.75 per share, and (ii) a 5% subordinated convertible note in the aggregate principal amount of $60,587,206.72, which as of September 30, 2000 will be convertible into an aggregate of 6,812,795 shares of Company Common Stock at a conversion price of $9.25 per share, subject to antidilution adjustments (such transaction, the "Infogrames Transaction").

     Concurrently with the consummation of the Infogrames Transaction, CUSH acquired (i) an aggregate of 6,711,707 shares of Company Common Stock from Joseph J. Cayre, Kenneth Cayre, Stanley Cayre, Jack J. Cayre, their children and various associated trusts (together, the "Cayre family") for an aggregate purchase price of $25 million and (ii) subordinated notes of the Company in the principal amount of $10 million, plus accrued interest, held by the Cayre family. Joseph J. Cayre, Kenneth Cayre, Stanley Cayre and Jack J. Cayre are former directors of the Company. Also concurrently with the consummation of the Infogrames Transaction, CUSH acquired from General Atlantic Partners 54, L.P. and GAP Coinvestment Partners II, L.P. warrants to purchase 900,000 shares of Company Common Stock, at an exercise price of $0.05 per share, for nominal consideration.

     After consummation of the Infogrames Transactions, Parent and CUSH beneficially owned an aggregate of approximately 20.1 million shares of Company Common Stock on a fully diluted basis, or 71.7% of the voting securities of the Company. In addition, certain members of the Company's Board of Directors resigned and appointees of Parent were named to the Board of Directors of the Company.

     Subsequent to the Infogrames Transaction, the Company has relied on financial and other support from Parent pursuant to the terms of certain agreements entered into by the parties, including a service agreement for the provision by Parent of certain management and support services to the Company on a cost plus expenses basis, and an agreement for the assumption, as of February 15, 2000, by Parent of the interest of First Union National Bank, as agent for a syndicate of banks, in the Company's then existing credit agreement, which Parent and the Company amended to provide up to $125 million in loans to the Company (the "Credit Agreement"). In connection with the assumption by Parent of the Credit Agreement, warrants to acquire 45,000 shares of the Company's Common Stock, at an exercise price of $0.05 per share, which were previously to be issued to the banks, were issued to Parent.

     Since the Infogrames Transaction, the Company has made a significant effort to reorganize and refocus its distribution and value/leisure lines. In connection with its restructuring and reorganization, the Company decided to concentrate its efforts in North America. Effective December 31, 1999, pursuant to the Infogrames Transaction, the Company began the process of closing its European operations. Because of Parent's strong European presence, the Company entered into an agreement with Parent to provide distribution of the Company's products in Europe and, effective July 1, 2000, in Australia, in exchange for 30% of the gross profit on such products. The Company believes that full-time operations in Europe are no longer necessary or efficient and that it will be able to access European markets through the strong distribution channels of Parent while concentrating its resources in other strategic areas.

     Also in connection with the Company's restructuring and reorganization, for the period from November 16, 1999 through June 30, 2000, the Company was granted the non-exclusive right in the U.S. and Canada to act as the sales agent for INA for INA's products, pursuant to which the Company received 3% of net receipts for such products. The parties subsequently entered into an affiliated label agreement for the period from July 1, 2000 to June 30, 2001 providing for payment to the Company of 15% of net revenue for sales, distribution, credit and collection services (the "Affiliated Label Agreement").

     In addition, in May 2000, in connection with the acquisition by Parent of its majority stake in the Company, the Company changed its name from GT Interactive Software Corp. to Infogrames, Inc. and announced that all of its products will be marketed under the Infogrames brand. In connection with the name change Parent granted the Company a non-exclusive, royalty-free license to use the name Infogrames, which license may not be canceled on less than one-year's notice unless the Company breaches its obligations under the license. Pursuant to this license, all of the Company's products will be marketed under the Infogrames brand. The Company believes that the Infogrames brand is well respected in the interactive entertainment software industry and that this new branding strategy will strengthen the Company's image with customers and the industry as a whole.

  The INA Merger

     On February 10, 2000, the Board of Directors of the Company appointed a Special Committee comprised of independent members of the Board of Directors to consider ways of integrating the North American operations of Parent and the Company.

     On March 9, 2000, Parent submitted to the Special Committee a non-binding proposal to combine INA with the Company pursuant to the terms of a draft agreement and plan of merger. From March 10, 2000 to approximately April 25, 2000, Parent and the Company and their respective representatives conducted initial due diligence and discussed the terms of the proposed transaction but were unable to reach an agreement at such time on material terms of the proposed transaction. In addition, based on such initial due diligence and discussions with potential financial advisors of the Special Committee, the Special Committee determined that additional data from INA and the Company and additional audited financial statements of INA were required in order to properly assess the proposal. Among other things, the Special Committee indicated that an important factor in its analysis, in addition to the exchange ratio of any transaction, would be the strength of the pro forma balance sheet and available working capital of the combined enterprise.

     On June 27, 2000, the Board of Directors of the Company discussed the proposed transaction and the current status of the Company's business and operations and agreed to continue negotiations with Parent with respect to its previously submitted proposal.

     Both the Company and INA thereafter continued the preparation of financial statements and related data which would be the basis for further analysis and discussion of the proposed transaction, and the Company and the Special Committee discussed the proposal and diligence process with potential financial advisors.

     In July 2000, the Special Committee decided to retain Lehman Brothers Inc. ("Lehman Brothers") to act as financial advisor in connection with the proposed transaction. Beginning August 2, 2000, the Special Committee and Parent and their respective representatives conducted additional due diligence and continued to negotiate the terms of the proposal previously submitted by Parent.

     On September 6, 2000, Lehman Brothers rendered a written fairness opinion to the Special Committee that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Merger, including the conversion of the outstanding debt under the Company's Credit Agreement in connection with the Merger, is fair, from a financial point of view, to the Company and, accordingly, to the stockholders of the Company other than Parent and its affiliates. On September 6, 2000, the Special Committee recommended to the Board of Directors that the Board of Directors accept the proposal of Parent to combine INA with the Company pursuant to the negotiated terms of the Merger Agreement. After discussing the recommendation with the Special Committee, the Board of Directors approved the terms of the Merger Agreement and determined that the Merger is advisable and in the best interests of the Company and the stockholders of the Company.

REASONS FOR THE MERGER

     In approving the Merger Agreement and the transactions contemplated thereby, the Company's Board of Directors considered a number of factors. The principal factors considered include but are not limited to the following:

     - The Board's evaluation of the Company's business, future prospects, financial condition and the limited nature of the Company's current operations. In particular, the Board concluded that the Company was unlikely to make substantial profits or otherwise grow significantly from its current operations. Based upon the Board's evaluation of the Company's business, financial condition and operations, the Board concluded that combining INA with the Company's existing operations offered greater potential for increasing stockholder value.

     - The Board's evaluation of the business, financial condition, operations and prospects of INA and its conclusion that the acquisition of the capital stock of INA offered a realistic possibility of increasing the Company's stockholder value. The Board's conclusion that the Merger offers a realistic possibility of increasing stockholder value was based upon the following assessments: (i) increased economies of scale and cost reduction in sales, distribution and corporate overhead; (ii) a broader product portfolio and consequent risk reduction; (iii) increased market strength with vendors and customers; and (iv) increased financial strength for the Company as a result of the reduction of debt.

     - The Board's determination that the number of shares of Company Common Stock to be issued to CUSH fairly reflects the value of INA. The Board's determination was based upon (i) the value of the Company's principal financial and non-financial assets (primarily the Company's cash, investments, deferred tax assets, liquidity, and status as a public company); (ii) the aggregate market value of the shares of Company Common Stock (recognizing that the Company Common Stock has experienced significantly reduced trading prices during the past years); (iii) its evaluation of the current and forecasted revenues and earnings of INA;
       (iv) its estimate of the value of INA based upon revenues, earnings, projected growth and market potential; and (v) its assessment of the relative and potential value of INA's products in the entertainment software industry as a whole.

     - The Special Committee's unanimous recommendation that the Board approve the Merger Agreement and the Merger, and the fact that (i) the Special Committee consisted of directors who are neither designees of Parent or its affiliates nor officers of the Company, and
       (ii) the Special Committee retained and was advised by independent legal and financial advisors.

     - The fact that the Special Committee received an opinion from Lehman Brothers that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Merger, including the conversion of the outstanding debt under the Company's Credit Agreement in connection with the Merger, is fair, from a financial point of view, to the Company and, accordingly, to the stockholders of the Company other than Parent and its affiliates, based on Lehman Brothers analysis described below under "Opinion of the Company's Financial Advisor."

     - In connection with the Merger, the current outstanding debt under the Credit Agreement of the Company would be converted into equity, which would have a positive effect on the balance sheet of the Company.

     - The execution of the Distribution Agreement in connection with the Merger, which will provide for the distribution through the Company of Parent's products in the United States, Canada, and their territories and possessions in exchange for 30% of the gross profit on such products. Such rights are currently held by INA.

     - In connection with the Merger, Parent and the Company will enter into a credit arrangement, whether directly with Parent or one of its affiliates, through INA's existing credit agreement or with a third party, to provide for a line of credit to the Company of $50 million.

     After considering each of the principal factors described above, the Board of Directors determined that the Merger was advisable and in the best interests of the Company and its stockholders and that the Company should proceed to effectuate the Merger at the earliest possible date. The Board's analysis was based upon the factors described above, utilizing the information available to the Board at the time of its decision, and the final consideration was determined through arms-length negotiations between the Company and Parent. The Board did not rely on any single factor described above, assign relative weights to the factors considered by it, or develop any conclusion as to how any factor, taken alone, supported its determination, because, in view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable or productive to assign relative weights to or otherwise quantify each of the facts considered in reaching its determination regarding the fairness of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     CUSH is the sole stockholder of INA. Because of this, CUSH will be the only entity that will receive any of the Common Stock issued pursuant to the Merger Agreement. While CUSH owned approximately 62% of the outstanding capital stock of the Company prior to the Merger (63.2% on a fully diluted basis), CUSH will own a total of approximately 88.8% upon the conclusion of the Merger (85.5% on a fully diluted basis). The actual number of shares owned by the other stockholders of the Company will not be reduced, but their percentage interest will be substantially reduced.

     The parties negotiated the terms of the Merger on an arms-length basis. To that end, the Special Committee (comprised of disinterested members of the Board of Directors) was formed to represent the interests of the stockholders of the Company other than CUSH. The Special Committee received a fairness opinion from its financial advisor, Lehman Brothers, that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Merger, including the conversion of the outstanding debt under the Company's credit agreement in connection with the Merger, is fair, from a financial point of view, to the Company and, accordingly, to the stockholders of the Company other than Parent and its affiliates.

STOCKHOLDER ACTION

     Section 228 of the Delaware General Corporation Law ("DGCL") permits stockholders to approve any action that would be taken at any annual or special meeting without a meeting by written consent of the holders of the minimum number of votes that would be necessary to authorize the action at a meeting. With regard to the Merger, CUSH holds approximately 62% of the outstanding Company Common Stock and is therefore able to approve the Merger without the consent of any other stockholder.

PRINCIPAL EFFECTS OF THE MERGER/CHANGE OF CONTROL

     The Merger, if consummated, will materially affect the Company, INA and their respective stockholders. Among other effects, consummation of the Merger would result in the following principal advantages to the Company, INA or their respective stockholders: (i) the operating and financial results of the Company will include those of INA; (ii) the Company will be positioned to pursue growth in the expanding and changing gaming industry; (iii) increased economies of scale and cost reduction in sales, distribution and corporate overhead; (iv) a broader product portfolio and consequent risk reduction; (v) increased market strength with vendors and customers; and (vi) increased financial strength for the Company as a result of the reduction of debt; and (vii) the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Pro Forma Consolidating Financial Statements of Infogrames, Inc. and Infogrames North America, Inc." attached as Exhibit D.

     The Merger, if consummated, would result in the following disadvantages to the Company, INA or their respective stockholders: (i) the existing holders of the Company Common Stock (other than CUSH) will experience immediate and substantial dilution, resulting in a reduction in their collective interest in the Company from approximately 39% to approximately 11.2%; and (ii) negotiation of the terms of the Merger has required significant management resources of the Company and INA and consummation of the Merger will require additional management time and resources, which may disrupt the operations of the Company, including the operations presently conducted by INA, and may affect the operating results of both companies.

CLOSING AND CLOSING DATE

     The closing of the Merger (the "Closing") is anticipated to occur on or after October 2, 2000, or on such other date as the parties shall agree, provided that all conditions to the obligations of the parties to consummate the Merger have been satisfied or waived, including (i) the execution of an amendment to the registration rights agreement between the Company and CUSH;
(ii) the execution of the Distribution Agreement between the Company and Parent;
(iii) the conversion of the outstanding amounts under the credit agreement between the Company and Parent into shares of Company Common Stock; (iii) receipt by the Company and INA of a legal opinion to the effect that the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (iv) the filing and mailing of this Information Statement; (v) the exercise of the warrants held by Parent and CUSH for shares of Company Common Stock; and (vi) other customary closing conditions, including, without limitation, the truthfulness and accuracy of the parties' respective representations and warranties, the absence of any material adverse change in the business condition of the respective parties, confirmation that the consummation of the Merger Agreement and the transactions contemplated thereby will not violate any law or regulation and will not result in the creation of any lien or encumbrance on the respective properties of the Company or those of INA, the receipt of all material third-party consents and approvals, and the absence of any litigation which would have a material adverse effect on the business condition of the respective parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The filing of the Certificate of Merger setting forth the terms and conditions of the Merger (the "Certificate of Merger") with the Secretary of State of the State of California is expected to be made as soon as practicable after the twentieth calendar day following the mailing of this Information Statement to stockholders of the Company. See "The Merger Agreement."

MANAGEMENT OF THE COMBINED COMPANIES AFTER THE MERGER

     Following consummation of the Merger, the officers and directors of INA will continue to hold their respective positions in INA, as a wholly-owned subsidiary of the Company. The Company will provide employee benefit plans for the employees of INA or will maintain INA's existing plans.

ACCOUNTING TREATMENT

     The Merger will be accounted for on an "as-if-pooled" basis on the date of common control of the Company and INA. The entities have been under common control since December 16, 1999 and will be treated similar to a pooling of interests from that date.

DISSENTERS' RIGHTS OF APPRAISAL

     No appraisal rights are or will be available under the DGCL in connection with the Merger as presently contemplated, because Section 262(b) of the DGCL states that no appraisal rights are available for the shares of any class of stock of a constituent corporation in a merger or consolidation if such shares are listed on a national securities exchange at the record date fixed to determine the stockholders entitled to vote at the meeting of stockholders to act upon the agreement of merger or consolidation. The shares of the Company Common Stock are listed on the Nasdaq National Market.

FEDERAL INCOME TAX CONSEQUENCES AND ABSENCE OF ANY RULING FROM THE IRS

     It is anticipated that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code. Accordingly, no gain or loss will be recognized by the Company, the holders of Company Common Stock, INA or CUSH as a result of the consummation of the Merger. As a condition to Closing, the Company and INA will receive an opinion of legal counsel, dated the Closing Date, to the effect that the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     The parties have no intention of requesting a ruling from the IRS in connection with the Merger. Qualification of the Merger as a "reorganization" will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by the Company, INA and CUSH.

     THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES AND IS NOT TO BE CONSTRUED AS TAX ADVICE. NO RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OR WILL BE OBTAINED BY THE COMPANY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS OR TAX COUNSEL REGARDING THE TAX CONSEQUENCES OF THE MERGER.

NEED FOR REGULATORY APPROVAL

     Other than complying with its disclosure and filing obligations with the SEC, there is no state or federal regulatory agency that the Company is aware of which has the power to prevent this transaction from closing or which would otherwise have authority to approve this transaction in advance of closing.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     The Board of Directors of the Company engaged Lehman Brothers to act as its financial advisor in connection with the Merger. On September 6, 2000, Lehman Brothers confirmed in writing its oral opinion rendered to the Special Committee of the Board of Directors of the Company that, as of the date of the opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company in the Merger, including the conversion of the outstanding debt under the Credit Agreement in connection with the Merger, was fair, from a financial point of view, to the Company and, accordingly, to the stockholders of the Company other than Parent and its affiliates.

     THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION DATED SEPTEMBER 6, 2000 (THE "LEHMAN BROTHERS OPINION") IS INCLUDED AS EXHIBIT E TO THIS INFORMATION STATEMENT. STOCKHOLDERS MAY READ THE LEHMAN BROTHERS OPINION FOR A DISCUSSION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN ARRIVING AT SUCH OPINION. THE LEHMAN BROTHERS OPINION IS FOR THE USE AND BENEFIT OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE BOARD OF DIRECTORS OF THE COMPANY AND WAS RENDERED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER AND ONLY ADDRESSES THE

FAIRNESS, FROM THE FINANCIAL POINT OF VIEW, TO THE COMPANY AND, ACCORDINGLY, TO THE STOCKHOLDERS OF THE COMPANY OTHER THAN PARENT AND ITS AFFILIATES, OF THE CONSIDERATION TO BE PAID BY THE COMPANY. IN ADDITION, LEHMAN BROTHERS EXPRESSES NO OPINION AS TO THE PRICES AT WHICH SHARES OF COMPANY COMMON STOCK MAY TRADE AT ANY TIME PRIOR TO OR FOLLOWING THE CONSUMMATION OF THE MERGER, AND THIS OPINION SHOULD NOT BE VIEWED AS PROVIDING ANY ASSURANCE THAT THE MARKET VALUE OF THE SHARES OF COMPANY COMMON STOCK OWNED BY THE STOCKHOLDERS OF THE COMPANY AFTER CONSUMMATION OF THE MERGER WILL BE IN EXCESS OF THE MARKET VALUE OF THE SHARES OF COMPANY COMMON STOCK OWNED BY SUCH STOCKHOLDERS PRIOR TO SUCH CONSUMMATION.

     The Lehman Brothers Opinion was provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers Opinion does not address, the Company's underlying business decision to proceed with or effect the Merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

          (1) the Merger Agreement and the specific terms of the Merger,

          (2) publicly available information concerning the Company that Lehman Brothers believed to be relevant to its analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and a Transitional 10-K report for the period from March 31, 2000 to June 30, 2000 including the audited and unaudited financial statements contained in such reports,

          (3) financial and operating information with respect to the business, operations and prospects of the Company and INA furnished to Lehman Brothers by the Company and INA, including (i) a preliminary draft of the audited financial statements of INA for the fiscal years ended June 30, 1998, 1999 and 2000, (ii) a preliminary draft of the audited financial statements of Accolade for the fiscal years ended March 31, 1998 and 1999 and the period from April 1, 1999 through April 15, 1999, and (iii) projections for INA and the Company prepared by the respective managements of INA and the Company,

          (4) a comparison of the historical financial results and present financial condition of INA and the Company with those of other companies that Lehman Brothers deemed relevant,

          (5) a trading history of the Company Common Stock from September 1999 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant,

          (6) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant, and

          (7) the potential pro forma effect of the Merger on the future financial performance of the Company, including the financial benefits of the cancellation of $125 million of indebtedness and the operating synergies and strategic benefits expected to result from a combination of the businesses of the Company and INA.

     In addition, Lehman Brothers had discussions with the management teams of the Company and INA concerning their respective businesses, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and it further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and INA, upon advice of the Company and INA respectively, Lehman Brothers assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of the Company and INA as to the future financial performance of the companies and that the Company and INA will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of the Company and INA and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company or

INA. Upon advice of the Company and its legal and accounting advisors, Lehman Brothers assumed that the Merger will be a tax-free transaction to the Company and its stockholders. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of the Lehman Brothers Opinion.

     In arriving at its opinion, Lehman Brothers did not ascribe a specific value to INA or the Company, but rather made its determination as to the fairness, from a financial point of view, to the Company and, accordingly, to the stockholders of the Company other than Parent and its affiliates, of the consideration to be paid by the Company on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and INA. None of the Company, INA, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Special Committee of the Board of Directors of the Company. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. In particular, you should note that in applying the various valuation methods to the particular circumstances of the Company, INA, and the Merger, Lehman Brothers made qualitative judgments as to the significance and relevance of each analysis and factor. In addition, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and INA. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers Opinion.

     Comparable Company Trading Analysis. The comparable company trading analysis provides a market valuation benchmark based on the common stock trading multiples of selected comparable companies. For this analysis, Lehman Brothers reviewed the public stock market trading multiples for selected companies that Lehman Brothers deemed comparable to INA and the Company. Lehman Brothers first calculated and then applied various financial multiples and ratios to both the Company and INA in order to estimate the value of each company based on the selected comparable companies using INA's and the Company's projected debt minus cash as of September 30, 2000.

     The primary multiple derived by Lehman Brothers was enterprise value, calculated as the sum of the aggregate market value, as of September 5, 2000, of the outstanding common stock of an enterprise plus its debt and preferred stock (the "Enterprise Value") less cash divided by its total revenues. Lehman Brothers made these determinations for the year of 2001 based on financial forecasts prepared by the respective managements of the Company and INA, and for the comparable companies for the same periods using projections from publicly-available sources.

     Lehman Brothers selected a group of companies from the universe of possible companies that it deemed to be the most comparable based on financial and operating characteristics. The group of selected comparable companies consisted of 3DO Company, Activision, Inc. ("Activision"), Midway Games Inc., Take Two Interactive Software, Inc. and THQ Inc. The following table presents the average revenue multiples used in the comparable company trading analysis:

                      MEAN COMPARABLES
                    ENTERPRISE VALUE TO:
                    --------------------
2000 Revenue................................................  1.39x
2001 Revenue................................................  0.95x

                     MEDIAN COMPARABLES
                    ENTERPRISE VALUE TO:
                    --------------------
2000 Revenue................................................  1.21x
2001 Revenue................................................  1.00x

     Lehman Brothers applied the comparable companies, 2000 and 2001 multiples to the Company's and INA's actual financial figures for the fiscal year 2000 and projections for the fiscal year 2001 to obtain estimated comparable values for INA and the Company, respectively. The following table presents the range of implied equity values based on the trading multiples of the group of comparable companies:

                                                              AGGREGATE EQUITY VALUE
                                                                    LOW - HIGH
                                                              ----------------------
                                                                   IN MILLIONS
INA.........................................................        $69 - $105
Company.....................................................        $ 5 - $178

     Because of the inherent differences of the businesses, operations, financial conditions and prospects of INA and the Company and the businesses, operations, financial conditions and prospects of the companies included in the group of comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of INA, the Company and the companies in the comparable company group that would affect the public trading values of INA, the Company and such comparable companies.

     Historical Stock Performance. Lehman Brothers reviewed and analyzed recent and historical market prices for the Company Common Stock. Lehman Brothers observed that based on the price on September 5, 2000, and the average prices for the ten-day and thirty-day periods preceding that date, the equity values for the Company were as follows:

                                                                          10-DAY     30-DAY
AGGREGATE EQUITY VALUE OF THE COMPANY BASED ON:          CLOSING PRICE    AVERAGE    AVERAGE
-----------------------------------------------          -------------    -------    -------
                                                                     IN MILLIONS
As of 9/5/2000.........................................      $140          $143       $137

     Discounted Cash Flow Analysis. The discounted cash flow analysis provides a net present valuation of management projections of the projected after-tax unlevered free cash flows (defined as operating cash flow available after working capital, capital spending, tax and other operating requirements) based upon the Company's and INA's financial projections. Utilizing such financial forecasts, Lehman Brothers calculated a range of present values for INA and the Company using a range of after-tax discount rates from 14% to 16% and a terminal value based upon a range of multiples of its estimated revenues in 2005 from 1.3x to 1.5x. The following table presents the range of implied equity values of INA and the Company based on the range of discount rates and the terminal values.

                                                              AGGREGATE EQUITY VALUE
                                                                    LOW - HIGH
                                                              ----------------------
                                                                   IN MILLIONS
INA.........................................................       $133 - $183
Company.....................................................       $  16 - $89

     Private Market Valuation Analysis. Lehman Brothers reviewed and analyzed certain financial, operating and stock market information relating to the following selected comparable transactions in the interactive entertainment industry (acquiror and target):

     - Activision and Expert Software, Inc.

     - Titus Interactive S.A. and Interplay Entertainment Corp.

     - Activision and Head Games

     - Eidos PLC ("Eidos") and Crystal Dynamics

     - Eidos and Pyro & Proein

     - Electronic Arts Inc. and Maxis, Inc.

     - Hasbro, Inc. and Microprose, Inc.

     - Parent and Gremlins

     - Parent and Accolade, Inc.

     To the extent that the relevant information was publicly available, Lehman Brothers calculated the multiples of Enterprise Value to current year revenues at the time of the transaction based on the transaction prices paid for the target companies. The mean and median of the multiple ranges for the selected transactions that Lehman Brothers deemed relevant to this analysis are summarized below:

                 PRIVATE MARKET COMPARABLES
         ENTERPRISE VALUE TO CURRENT YEAR REVENUE:
         -----------------------------------------
Mean........................................................  1.59x
Median......................................................  1.20x

     Lehman Brothers applied the comparable transaction multiples to the Company's and INA's projections for the fiscal year 2001 to obtain estimated comparable values for INA and the Company, respectively. The following table presents the range of implied equity values based on the comparable transaction multiples:

                                                              AGGREGATE EQUITY VALUE
                                                                    LOW - HIGH
                                                              ----------------------
                                                                   IN MILLIONS
INA.........................................................       $130 - $178
Company.....................................................       $ 65 - $157

     No transaction used in the private market valuation analysis described above is identical to the merger and none of the constituent companies are identical to INA or the Company. Accordingly, any analysis of the selected comparison transactions necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would impact the comparison between the Merger versus such transactions selected for this analysis.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee of the Board of Directors of the Company selected Lehman Brothers to render an opinion in connection with the Merger based upon Lehman Brothers' expertise and reputation.

     Pursuant to the terms of an engagement letter dated July 31, 2000 between the Company and Lehman Brothers, the Company agreed:

          (a) to pay Lehman Brothers a fee of $500,000, payable upon Lehman Brothers' presentation to the Special Committee of its valuation presentation with respect to the Merger;

          (b) to pay Lehman Brothers an additional fee of $500,000, payable upon the delivery by Lehman Brothers of the Lehman Brothers Opinion to the Special Committee; and

          (c) to reimburse Lehman Brothers for all its expenses incurred in connection with this assignment and indemnify Lehman Brothers for certain liabilities and expenses that may arise out of its engagement by the Company and the rendering of the Lehman Brothers Opinion including liabilities under federal securities laws.

     In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Parent and the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

PROPERTY INVOLVED IN THE TRANSACTION

     Other than shares of each company to be exchanged, there is no property to be transferred in the Merger by and among the various stockholders. The transaction solely contemplates an exchange of stock of both companies with no "boot" or property being involved in, or subject to, the transaction. See discussion above titled "Federal Income Tax Consequences and Absence of Any Ruling."

                              THE MERGER AGREEMENT

EFFECTIVE DATE AND TIME OF THE MERGER

     The Merger will become effective upon confirmation of the filing of the Certificate of Merger with the Secretary of State of the State of California or at another subsequent date or time as agreed upon by the parties and specified in the Certificate of Merger (the "Effective Time"). The Certificate of Merger is expected to be filed as soon as practicable twenty days after the mailing of this Information Statement to stockholders of the Company and the satisfaction or waiver of each of the conditions to consummation of the Merger. See
"-- Conditions to the Merger" and "-- Termination or Abandonment of Merger."

REPRESENTATIONS AND WARRANTIES

     Under the Merger Agreement, INA, Parent, CUSH, the Company and Merger Sub have made a number of representations and warranties to each other that are customary for transactions of this nature. INA has represented and warranted, among other things, as to its due organization, its possession of the authority necessary to enter into the Merger Agreement and consummate the Merger, its capitalization, its financial condition, its compliance with governmental laws and regulations, the absence of material litigation, the absence of defaults under material orders, judgments, agreements, licenses and the like, and the absence of material adverse changes in INA's business since June 30, 2000. It is a condition to the obligations of the Company and Merger Sub to consummate the Merger that the representations and warranties of INA be true and correct (without giving effect to any limitation as to materiality) except to the extent that any breach would have a material adverse effect on INA or materially and adversely affect the ability of INA to consummate the Merger as of the Closing Date.

     The Company and Merger Sub jointly and severally made similar representations and warranties as to their due organization, their possession of the authority necessary to enter into the Merger Agreement and to consummate the Merger, their capitalization, their financial condition, their compliance with governmental laws and regulations, the absence of material litigation, the absence of defaults under material orders, judgments, agreements, licenses and the like, and the absence of material adverse changes in their businesses since March 31, 2000. It is a condition to the obligations of INA to consummate the Merger that the representations and warranties of the Company and Merger Sub be true and correct (without giving effect to any limitation as to materiality) except to the extent that any breach would have a material adverse effect on the Company or materially and adversely affect the ability of the Company or Merger Sub to consummate the Merger as of the Closing Date.

     CUSH and Parent, jointly and severally, represented and warranted, among other things, as to their due organization and their possession of the authority necessary to enter into the Merger Agreement and consummate the Merger. CUSH made a series of representations and warranties relating to its acquisition of the shares of Company Common Stock in the Merger. These representations and warranties are intended to assure the Company of the suitability of the Company Common Stock for investment by CUSH, the ability of CUSH to assess the risks associated with the Merger and the intentions of CUSH to hold the shares of the Company Common Stock to be acquired by it in the Merger for investment purposes, and for its own account, without a present view to the further distribution of such shares.

CONDITIONS TO THE MERGER

     The obligations of the Company and INA to consummate the Merger are subject to the satisfaction or waiver of various conditions contained in the Merger Agreement, including: (i) the absence of any outstanding injunction, restraining order or decree from a governmental authority that restrains or prohibits the Merger; (ii) that all the parties have performed and complied with all of their covenants and agreements thereunder in all material respects; and (iii) other customary closing conditions, including without limitation, the truthfulness and accuracy of the parties' respective representations and warranties and the receipt of all material third-party consents and approvals.

CERTAIN COVENANTS

     Under the Merger Agreement, the Company and INA have agreed to carry on their respective businesses in the same manner as conducted prior to the execution of the Merger Agreement, to use their best efforts to preserve substantially intact their business organization, to retain their present officers and employees and to preserve the present commercial relationships with third parties with which the Company and INA do significant business and not to take certain actions (including changing their articles of incorporation or bylaws, issuing securities, reclassifying capital stock, entering into or modifying material transactions, modifying management compensation, incurring indebtedness, selling or disposing of certain assets and similar actions) without the prior written approval of the other party.

DISTRIBUTION AGREEMENT

     The Merger Agreement provides that, at or prior to the closing of the Merger, the Company and Parent will enter into the Distribution Agreement, which will provide for the distribution by the Company of Parent's products in the United States, Canada, and their territories and possessions, pursuant to which the Company will pay Parent 30% of the gross profit on such products, retaining 70% of gross profits for the Company.

CONVERSION OF DEBT INTO COMPANY COMMON STOCK

     Under the Merger Agreement, at or prior to the closing of the Merger, all outstanding amounts under the Credit Agreement between the Company and Parent will be converted into Company Common Stock at a conversion price per share equal to the average closing sale price of the Company Common Stock for the thirty days immediately preceding the date of the Merger Agreement, which was $6.40 per share. CUSH will receive approximately 19,531,250 shares of Company Common Stock upon conversion of the Credit Agreement.

EXERCISE OF WARRANTS

     Under the Merger Agreement, all of the warrants held by Parent and CUSH (the "Warrants") will be exercised for an aggregate of 955,000 shares of Company Common Stock at $0.05 per share in accordance with their respective terms.

CREDIT ARRANGEMENTS

     The Merger Agreement provides that, at or prior to the effective time of the Merger, Parent and the Company will enter into a credit arrangement, either directly with Parent or one of its affiliates, through INA's existing credit agreement or with a third party, to provide for a line of credit to the Company of $50 million on such customary terms and conditions as may be agreed by the parties thereto. In addition, all intercompany debt of INA will be canceled.

APPROVAL OF THE GRANTING OF REGISTRATION RIGHTS IN CONNECTION WITH THE MERGER

     The Company has agreed in the Merger Agreement to further amend and restate the Amended and Restated Registration Rights Agreement, dated as of February 15, 2000, between the Company and CUSH to include the Company Common Stock acquired by CUSH pursuant to the Merger Agreement, including the Company Common Stock issued upon conversion of the Credit Agreement and exercise of the Warrants.

TERMINATION OR ABANDONMENT OF MERGER

     The Merger Agreement may be terminated at any time prior to the Effective Time, (i) by mutual agreement of Parent and the Company; (ii) by Parent or the Company, if the Merger has not been consummated by December 31, 2000, unless the parties extend this date by written agreement; (iii) by Parent or the Company, if any governmental authority has issued an order or taken any other action that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger; (iv) by the Company, if Parent, CUSH or INA fail to comply with any covenant or agreement contained in the Merger Agreement in any material respect or if any of the representations or warranties of Parent, CUSH or INA are untrue or incorrect to the extent the effect of such breach would have a material adverse effect on Parent or CUSH or materially adversely affect the ability of Parent, CUSH or INA to consummate the Merger; and (v) by the Parent, if the Company or Merger Sub fails to perform any material obligation in any material respect or to comply with any covenant or agreement contained in the Merger Agreement in any material respect or if any of the representations or warranties of the Company or Merger Sub are untrue or incorrect to the extent the effect of such breach would have a material adverse effect on the Company or materially adversely affect the ability of the Company or Merger Sub to consummate the Merger. See "Certain Covenants."

INDEMNIFICATION

     The Merger Agreement provides (i) that Parent and CUSH will indemnify, defend and hold harmless the Company and its affiliates (the "Buyer Group") for any breach of any covenant or representations and warranties by Parent, CUSH or INA; and (ii) the Company will indemnify, defend and hold harmless, the Parent, CUSH and INA and their affiliates (the "Seller Group") for any breach of any covenant or representations and warranties by the Company or Merger Sub. The indemnification that each party may be liable for is limited in certain respects. The parties will not be obligated to make any indemnification payment until the aggregate damages sustained by Buyer Group or Parent Group, as the case may be, exceed on a cumulative basis $5,000,000 (the "Basket"). Each party will only be liable for the cumulative damages in excess of the Basket.

           MATERIAL CONTRACTS BETWEEN THE PARTIES OR THEIR AFFILIATES

THE CUSH ACQUISITION OF GT INTERACTIVE SOFTWARE

     On December 16, 1999, pursuant to the Securities Purchase Agreement, the Company issued to CUSH and CUSH acquired from the Company: (i) 5,714,286 shares of Common Stock, at a purchase price of $8.75 per share and (ii) a 5% subordinated convertible note in the aggregate principal amount of $60,587,206.72, which as of September 30, 2000 will be convertible into an aggregate of 6,812,795 shares of Common Stock at a conversion price of $9.25 per share, subject to antidilution adjustments.

     Concurrently with the consummation of the Infogrames Transaction, CUSH acquired an aggregate of 6,711,707 shares of Common Stock from the Cayre family for an aggregate purchase price of $25 million and subordinated notes of the Company in the principal amount of $10 million, plus accrued interest, held by the Cayre family. Joseph J. Cayre, Kenneth Cayre, Stanley Cayre and Jack J. Cayre are former directors of the Company. In connection with the purchase of Company Common Stock from the Cayre family, the members of the Cayre family granted Parent an irrevocable proxy to vote the 1.3 million shares of Company Common Stock retained by them for the election and removal of directors of the Company as Parent in its absolute discretion determines to be appropriate. The Cayre family retains the right to transfer any of the 1.3 million shares of Company Common Stock that it still owns, and upon transfer, Parent will no longer have the right to vote such shares.

     Also concurrently with the consummation of the Infogrames Transaction, CUSH acquired from General Atlantic Partners 54, L.P. and GAP Coinvestment Partners II, L.P. (together, "GAP") warrants to purchase 900,000 shares of Common Stock, at an exercise price of $0.05 per share, for nominal consideration.

     In addition, pursuant to a Securities Exchange Agreement, dated as of November 15, 1999, by and among the Company and GAP, the Company issued to GAP non-interest-bearing subordinated convertible notes in the aggregate principal amount of $50 million, which are convertible into an aggregate of 2,500,000 shares of Common Stock at a conversion price of $20.00 per share, subject to antidilution adjustments, in exchange for 120,000 shares of the Company's Series A Convertible Preferred Stock with a liquidation preference of $30 million and subordinated notes of the Company in the principal amount of $20 million, plus accrued interest, held by GAP.

     After consummation of the above described transactions, Parent and CUSH beneficially owned an aggregate of approximately 20.1 million shares of Common Stock on a fully diluted basis, or approximately 71.7% of the voting securities of the Company. The Parent acquired these securities using funds from its working capital.

OTHER AGREEMENTS

  Infogrames Entertainment SA

     In connection with the Infogrames Transaction, the Company entered into an agreement with Parent, effective as of December 16, 1999, pursuant to which Parent provides distribution of the Company's products in Europe, and effective July 1, 2000 in Australia, pursuant to which the Company is entitled to receive 30% of the gross profit on such products.

     In connection with the Infogrames Transaction, the Company entered into an agreement with Parent pursuant to which Parent provides certain management and support services, including financial, legal and administrative personnel and services, to the Company on a costs plus expenses basis. The Services Agreement expires on December 31, 2000, unless earlier terminated or extended by the parties.

     As of February 15, 2000, Parent, through CUSH, entered into an agreement with First Union National Bank, as agent for a syndicate of banks, pursuant to which Parent assumed the banks' interest in the Company's Credit Agreement. In connection with the assumption by Parent of the Credit Agreement, warrants to acquire 45,000 shares of the Company Common Stock, at an exercise price of $0.05 per share, which were previously to be issued to the banks, were issued to Parent.

     In connection with change of the Company's name to Infogrames, Inc., the Company entered into an agreement, effective as of May 10, 2000, pursuant to whether the Company has received from Parent a non-exclusive, royalty-free license to use the name "Infogrames", which license may not be canceled on less than one year's notice unless the Company breaches its obligations under the license.

     During the three month period ended June 30, 2000, the Company purchased $1.2 million of product from Parent, of which $1.1 million remains payable, representing approximately 1% of total products purchased by the Company for such period.

  Infogrames North America, Inc.

     In connection with the Infogrames Transaction, for the period from November 16, 1999 through June 30, 2000, the Company was granted the non-exclusive right in the U.S. and Canada to act as the sales agent for INA for INA's products pursuant to which the Company received 3% of net receipts for such products. The parties subsequently entered into the Affiliated Label Agreement for the period from July 1, 2000 to June 30, 2001 providing for payment to the Company of 15% of net revenue for sales, distribution, credit and collection services.

  Transactions between Infogrames UK Limited and GT Interactive Software (Europe) Limited.

     GT Interactive Software (Europe) Limited ("GT UK"), a wholly-owned subsidiary of the Company, entered into a number of transactions with Infogrames UK Limited ("Infogrames UK") relating to the consolidation of its operations with Infogrames UK. Fixed assets having a net book value of $722,000 were transferred to Infogrames UK for $626,000. Inventory having a cost of $270,000 was transferred at original cost. Infogrames UK agreed to assume the ongoing costs of running GT UK's office from March 1, 2000, including the salary costs of a number of employees who transferred to Infogrames UK. The lease on the UK office was formally assigned to Infogrames UK in June 2000, although the rent for this office has been borne by Infogrames UK from March 1, 2000. $38,000 of such rent was re-charged to Infogrames UK for the month of March 2000. A deferred rent liability of $203,000 arising from an initial rent free period on the office was transferred to Infogrames UK.

                          DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF THE CAPITAL STOCK OF INFOGRAMES, INC.

     On the Record Date, the Company had 20,354,438 shares of Company Common Stock issued and outstanding, held by approximately 7,160 beneficial holders. The Certificate of Incorporation of the Company (the "Articles"), authorizes the issuance of 300,000,000 shares of Company Common Stock, par value $0.01 per share. Except as otherwise required by law, each share of Company Common Stock entitles the stockholder to one vote on each matter which stockholders may vote on at all meetings of stockholders of the Company. Holders of Company Common Stock are not entitled to cumulative voting in the election of directors. Holders of Company Common Stock do not have subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Shares of Company Common Stock are entitled to share equally and ratably in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the Board of Directors of the Company. The declaration of dividends, however, is subject to the discretion of the Board of Directors. Holders of Company Common Stock are also entitled to share ratably in the assets of the Company available for distribution to holders of Company Common Stock after payment of liabilities of the Company upon liquidation or dissolution of the Company, whether voluntary or involuntary. All the outstanding shares of Company Common Stock are fully paid and nonassessable. The Company has no present intention of paying any cash dividends on Company Common Stock and plans to retain any earnings to finance the development and expansion of its operations. The payment of cash dividends also may be restricted by a number of other factors, including future earnings, capital requirements and the financial condition of the Company, and restrictions on the payment of dividends imposed under Delaware law.

     The shares of Company Common Stock proposed to be issued to CUSH in connection with the Merger will not be registered under the Securities Act, and thus will be restricted securities. Restricted securities may not be resold unless they are registered under the Securities Act or sold pursuant to an applicable exemption from registration. Each certificate representing the Company Common Stock issued in the Merger to CUSH will be imprinted with a legend restricting transfer unless and until an appropriate exemption from registration can be obtained. The Company has agreed to amend the Registration Rights Agreement already executed by CUSH and the Company covering other Company Common Stock held by CUSH to include the shares received in connection with the Merger.

DESCRIPTION OF THE CAPITAL STOCK OF INFOGRAMES NORTH AMERICA, INC.

     Shares of INA Common Stock are not publicly traded and no public market exists therefor. As of the date hereof, there were a total of 100 shares of INA Common Stock issued and outstanding, all of which are owned by CUSH.

     Dividends are payable on INA Common Stock when, as and if declared by the Board of Directors of INA. INA has never declared or paid dividends on INA Common Stock. Upon consummation of the Merger, the Company will become the sole stockholder of INA shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INFOGRAMES, INC.

OVERVIEW

     The Company develops, publishes, and distributes interactive entertainment for the children's education ("edutainment"), leisure entertainment, and gaming enthusiast's markets for a variety of platforms. The Company employs a portfolio approach to achieve a broad base of published products across most major consumer software categories. Since it commenced operations in February 1993, the Company has experienced rapid growth and its product and customer mix has changed substantially.

     Publishing and distribution are the two major activities of the Company. Publishing is divided into Frontline, Leisure and Children's publishing. Because each of these product categories has different associated costs, the Company's margins have depended and will depend, in part, on the percentage of net revenues attributable to each category. In addition, a particular product's margin may depend on whether it has been internally or externally developed and on what platforms it is published. Further, the Company's margins may vary significantly from quarter to quarter depending on the timing of its new published product releases. To the extent that mass merchants require greater proportions of third-party software products, some of which may yield lower margins, the Company's operating results may be impacted accordingly.

     The worldwide interactive entertainment software market is comprised primarily of software for two distinct platforms: PCs and dedicated game consoles. The market has grown dramatically in recent years with its growth driven by the increasing installed base of multimedia PCs and current generation game console systems. In addition, the development of enabling multimedia technologies, the proliferation of software titles, the development of new and expanding distribution channels and the emergence of a strong international market for interactive entertainment software have spurred the rapid expansion of the interactive entertainment market.

     There has been an increased rate of change and complexity in the technological innovations affecting the Company's products, coupled with increased competitiveness for shelf space and buyer selectivity. The market for Frontline titles has become increasingly hit-driven, which has led to higher production budgets, more complex development processes, longer development cycles and generally shorter product life cycles. The importance of the timely release of hit titles, as well as the increased scope and complexity of the product development and production process, have increased the need for disciplined product development processes that limit cost and schedule overruns. This in turn has increased the importance of leveraging the technologies, characters or storylines of such hit titles into additional interactive entertainment software products in order to spread development costs among multiple products. In this environment, the Company is determined to achieve a balance between development done by its own internal development studios and by third-party developers.

     Along with its industry competitors, the Company had historically capitalized royalties advanced to third-party developers as a prepayment in current assets and evaluated the realization of these royalty advances on a quarterly basis. The market changes noted above have made it extremely difficult to determine the likelihood of individual product acceptance and success. As a result, in the quarter ended December 31, 1997, the Company expensed royalty advances of $73.8 million on products that were in development or on sale. In connection with this change in the dynamics of the marketplace, the Company changed its accounting, beginning on January 1, 1998, for future royalty advances, treating such costs as research and development expenses, which are expensed as incurred. Multi-year output advances will continue to be capitalized as royalty advances and expensed over the development periods, in accordance with generally accepted accounting principles.

     The distribution channels for interactive software have changed significantly in recent years. Traditionally, consumer software was sold through specialty stores. Today, consumer software is increasingly sold through mass merchants such as Wal-Mart, Kmart and Target, as well as major retailers, including Office

Depot, Best Buy, CompUSA, AAFES, Sam's Club and Babbage's. The Internet and on-line networks also present a new channel through which publishers and distributors can distribute their products to end-users.

     Sales are recorded net of expected future returns. Higher than anticipated returns were experienced in the last fiscal year, and management has taken a substantial provision for price protection as stated below. Management continually assesses and re-evaluates the rate of returns and price protection based on business conditions and market factors.

     In 1998, the Company acquired One Zero Media, Inc. ("OZM"), Reflections Interactive Limited ("Reflections"), Legend and Home Software Benelux B.V. ("Homesoft"). Financial results of these companies have been included in the Company's Consolidated Financial Statements for the period since the acquisitions, which were accounted for as purchases. At March 31, 1999, OZM is accounted for as a discontinued operation, as it was the Company's intention to sell OZM. OZM was sold on July 28, 1999 for $5.2 million in cash. This resulted in an additional loss for the three months ended September 30, 1999 from discontinued operations of $0.5 million. The initial loss recorded in the prior fiscal year of $19.0 million included a provision of $5.0 million for operating losses during the phase-out period.

     Effective January 1, 1998, the Company changed its fiscal year from December 31 to March 31. Effective April 1, 2000, the Company changed its fiscal year from March 31 to June 30. Accordingly, the discussion of financial results set forth below compares the three month period ended June 30, 2000 to the three month period ended June 30, 1999, the twelve months ended March 31, 2000 to the twelve months ended March 31, 1999, the twelve months ended March 31, 1999 to the twelve months ended March 31, 1998, the three months ended March 31, 1998 to the three months ended March 31, 1997 and the twelve months ended December 31, 1997 to the twelve months ended December 31, 1996.

RESULTS OF OPERATIONS

     The following table sets forth certain consolidated statements of operations data as a percentage of net revenues for each of the years in the two years ended December 31, 1997, the three months ended March 31, 1998, the twelve months ended March 31, 1999 and 2000, which is derived from the audited consolidated financial statements of the Company. The consolidated financial information for the three months ended March 31, 1997, the twelve months ended March 31, 1998 and the three months ended June 30, 1999 is derived from the unaudited financial statements of the Company.

                              YEARS ENDED    THREE MONTHS ENDED            YEARS ENDED            THREE MONTHS ENDED
                             DECEMBER 31,         MARCH 31,                 MARCH 31,                  JUNE 30,
                             -------------   -------------------   ---------------------------   --------------------
                             1996    1997       1997       1998       1998       1999    2000       1999        2000
                             -----   -----   -----------   -----   -----------   -----   -----   -----------   ------
                                             (UNAUDITED)           (UNAUDITED)                   (UNAUDITED)
Net revenues...............  100.0%  100.0%     100.0%     100.0%     100.0%     100.0%  100.0%     100.0%      100.0%
Cost of goods sold.........   58.7    59.4       62.0       54.0       57.9       57.7    78.9       51.2        49.0
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
Gross profit...............   41.3    40.6       38.0       46.0       42.1       42.3    21.1       48.8        51.0
Selling and distribution
  expenses.................   19.9    18.6       17.7       23.1       19.6       25.8    39.4       27.9        31.0
General and administrative
  expenses.................    9.5     8.8        9.2       10.1        9.0       11.6    23.2        9.7        49.0
Research and development...    1.5     2.6        2.6       10.3        4.1       13.4    17.7       13.5        29.0
Royalty advance
  write-off................     --    13.9         --         --       13.6         --      --         --          --
Restructuring and other
  charges..................     --      --         --         --         --        3.1    10.1         --        33.6
Purchased research and
  development..............     --     2.1         --         --        2.0        0.9      --         --          --
SingleTrac retention
  bonus....................     --     0.4         --         --        0.4        0.3      --         --          --
Amortization of goodwill...    0.3     0.2        0.4        0.6        0.3        0.6     0.8        0.7         1.7
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
Operating income (loss)....   10.1    (6.0)       8.1        1.9       (6.9)     (13.4)  (70.1)      (3.1)     (113.3)
Interest expense...........     --    (0.2)        --       (0.5)      (0.3)      (0.8)   (4.6)      (1.6)      (10.0)

                              YEARS ENDED    THREE MONTHS ENDED            YEARS ENDED            THREE MONTHS ENDED
                             DECEMBER 31,         MARCH 31,                 MARCH 31,                  JUNE 30,
                             -------------   -------------------   ---------------------------   --------------------
                             1996    1997       1997       1998       1998       1999    2000       1999        2000
                             -----   -----   -----------   -----   -----------   -----   -----   -----------   ------
                                             (UNAUDITED)           (UNAUDITED)                   (UNAUDITED)
Other income (loss)........    1.1    (0.2)       0.3       (0.8)      (0.4)      (0.1)   (0.2)      (0.2)       (1.2)
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
Income (loss) before
  provision for (benefit
  from) Income taxes.......   11.2    (6.4)       8.4        0.6       (7.6)     (14.3)  (74.9)      (4.9)     (124.5)
Provision for (benefit
  from) income taxes.......    4.3    (1.7)       3.6        0.3       (2.2)      (5.2)   10.9       (1.7)       (3.0)
Net income (loss) from
  continuing operations....    6.9    (4.7)       4.8        0.3       (5.4)      (9.1)  (85.8)      (3.2)     (127.1)
Discontinued operations:
  Loss from operations of
    OZM....................     --      --         --         --         --       (0.6)     --         --          --
  Loss on disposal of
    OZM....................     --      --         --         --         --       (2.7)   (0.1)        --          --
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
  Loss from discontinued
    operations.............     --      --         --         --         --       (3.3)   (0.1)        --          --
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
  Net income (loss) before
    extraordinary item.....    6.9    (4.7)       4.8        0.3       (5.4)     (12.4)  (85.9)      (3.2)     (127.1)
Extraordinary item:
  Gain on early
    extinguishment of debt,
    net of tax.............     --      --         --         --         --         --     0.5         --          --
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
Net income (loss) before
  dividends on preferred
  stock....................    6.9    (4.7)       4.8        0.3       (5.4)     (12.4)  (85.4)      (3.2)     (127.1)
  Less dividends on
    preferred stock........     --      --         --         --         --         --      --       (0.5)         --
                             -----   -----      -----      -----      -----      -----   -----      -----      ------
Net income (loss)
  attributable to common
  stockholders.............    6.9%   (4.7)%      4.8%       0.3%      (5.4)%    (12.4)% (85.4)%     (3.7)%    (127.1)%
                             =====   =====      =====      =====      =====      =====   =====      =====      ======

THREE MONTHS ENDED JUNE 30, 2000 COMPARED TO THREE MONTHS ENDED JUNE 30, 1999

     Net revenues for the three months ended June 30, 2000 decreased approximately $88.3 million, or 73.0%, to $33.0 million from $121.3 million in the comparable 1999 period. This decrease is attributable to the restructuring of the Company's publishing business, the acquisition by Parent of a controlling interest in the Company and the subsequent decision to downsize its distribution business. Additionally, some of the Company's larger retail customers are purchasing consumer software directly from several large publishers, which was previously sold through the Company.

     Total publishing revenue decreased 47.0% to $27.0 million in 2000 from $50.9 million in the comparable 1999 period. Approximately 89.6% of such revenues related to PC product revenues and 10.4% of such revenues related to console games in 2000, as compared to 34.0% and 66.0%, respectively, in the comparable 1999 period.

     While the consumer software business is typically seasonal, the granting of price protection and returns of products in 2000 were greater than anticipated. As consumer pricing has become more competitive, the Company is finding more frequently that it is necessary to offer mark-downs for products which have not yet sold through to the consumer, or to accept a higher level of returns of product that are not selling at retail, or both.

     A significant portion of the Company's revenues in any quarter are generally derived from software first released in that quarter or in the immediately preceding quarter.

     Cost of goods sold for 2000 decreased approximately $46.0 million, or 74.0%, to $16.2 million from $62.1 million in the comparable 1999 period. Cost of goods sold as a percentage of net revenues decreased to 49.0% in 2000 as compared to 51.2% in the comparable 1999 period. The decrease was due to a lower overall sales volume, offset by a change in the mix of products sold, resulting in lower sales of third-party product, which bears a higher cost than published product, both domestically and internationally.

     Gross profit decreased from $59.2 million (48.8% of net revenues) in the comparable 1999 period to $16.8 million (51.0% of net revenues) for the three months ended June 30, 2000. This decrease primarily is due to reduced sales volume and change in cost of goods sold as described above. Gross profit is primarily impacted by the percentage of sales of CD software as compared to the percentage of sales of cartridge software. Gross profit may also be impacted from time to time by the percentage of foreign sales, and the level of returns and price protection and concessions to retailers and distributors. The Company's margins on sales of CD software (currently, PlayStation, PCs and Dreamcast) are higher than those on cartridge software (currently, Nintendo 64 and Game Boy Color) as a result of significantly lower CD software product costs.

     Selling and distribution expenses primarily include shipping expenses, sales and distribution labor expenses, advertising and promotion expenses and distribution facilities costs. During 2000, these expenses decreased approximately $17.0 million, or 50.3%, to $16.8 million from $33.9 million in the comparable 1999 period. Selling and distribution expenses as a percentage of net revenues for 2000 increased to 31.0% as compared to 27.9% in the comparable 1999 period. The increase, as a percentage of net revenues, was due to lower overall sales volume, and the increase in co-op advertising costs incurred during the current period. This was partially offset by the reduction of freight costs due to decreased sales volume in the current period.

     General and administrative expenses primarily include personnel expenses, facilities costs, professional expenses and other overhead charges. These expenses in 2000 increased approximately $4.4 million, or 37.2%, to $16.1 million from $11.8 million in the comparable 1999 period. General and administrative expenses as a percentage of net revenues increased to 49.0% in 2000 from 9.7% in the comparable 1999 period. This increase was due primarily to additional costs associated with management's reorganization of operations as a result of the acquisition of controlling interest in the Company by Parent.

     Research and development expenses primarily includes payment of royalty advances to third-party developers on products that are currently in development and direct costs of internally developing and producing a title, such as salaries and other related costs. These expenses in 2000 decreased approximately $6.8 million, or 41.5%, to $9.6 million from $16.4 million in the comparable 1999 period. Research and development, as a percentage of net revenues, increased to 29.0% in 2000 from 13.5% in the comparable 1999 period. The increase in research and development expenses as a percentage of net revenues is primarily due to the decrease in overall sales volume despite the Company entering into fewer new contracts with external developers. Research and development expenses of the Company's internal development studios, which primarily include Humongous, Legend and Reflections, decreased to $9.6 million in 2000 from $10.7 million in the comparable 1999 period.

     Restructuring and other charges of approximately $11.1 million, recorded in 2000, relates to a reorganization and refocus by the Company as a result of the Infogrames SA transaction, as well as the Company's reorganization of its Frontline publishing business. Approximately $0.4 million relates to the write-off of goodwill, $9.4 million of impaired assets and transition rent, and $1.3 million related to the planned severance of 49 employees, primarily administrative and product development functions. The remaining employees to be terminated received notification prior to the fiscal year ended June 30, 2000, with terminations scheduled to be effective over the subsequent three months. Management expects to complete the Company's reorganization by September 30, 2000. During the three months ended June 30, 2000, 62 employees were terminated under the restructuring plan.

     Amortization of goodwill for 2000 decreased approximately $0.3 million, or 36.8%, to $0.6 million from $0.9 million in the comparable 1999 period. This decrease is attributable to the lower amortization expense as a result of the write-off of all goodwill, other than the Legend and Reflections studios, in connection with the Company's reorganization plans.

     Interest expense increased approximately $1.3 million during 2000 to $3.3 million from $2.0 million in the comparable 1999 period. The increase was attributable to the increase in interest costs associated with increased borrowings under the Credit Agreement. and amortization of deferred financing costs relating to the Credit Agreement and the subordinated notes held by Parent.

     The Company's effective tax rate for 2000 was 2% compared to 35% in the comparable 1999 period. The decrease in the rate is attributable to the Company not providing a tax benefit for losses in the current period, offset by the Company's requirement to pay alternative minimum tax.

TWELVE MONTHS ENDED MARCH 31, 2000 COMPARED TO TWELVE MONTHS ENDED MARCH 31,
1999

     Net revenues for fiscal 2000 decreased approximately $196.8 million, or 34.4%, to $375.6 million from $572.3 million in fiscal 1999. This decrease is attributable to the restructuring of the Company's publishing business, the acquisition by Parent of a controlling interest in the Company and the Company's decision to downsize its distribution business, whereby substantially less product was shipped in the last four months of the fiscal year. Additionally, some of the Company's larger retail customers continue to purchase consumer software directly from several large publishers whose software was previously sold through the Company.

     Total publishing revenue decreased 15.7% to $252.3 million in fiscal 2000 from $299.4 million in fiscal 1999. Approximately 55% of such revenues related to PC product revenues and 45% of such revenues related to console game revenues in fiscal 2000, as compared to 58% and 42%, respectively, in fiscal 1999.

     While the consumer software business is typically seasonal, the granting of price protection and returns of products in fiscal 2000 exceeded expectations. As consumer pricing has become more competitive, the Company is finding more frequently that it is necessary to offer mark-downs for products which have not yet sold through to the consumer, or to accept a higher level of returns of product that are not selling at retail, or both. A large portion of aging customer chargebacks relating to price protection, co-op advertising and uncollectible accounts were reserved for in fiscal 2000.

     A significant portion of the Company's revenues in any quarter are generally derived from software first released in that quarter or in the immediately preceding quarter.

     Cost of goods sold for fiscal 2000 decreased approximately $33.7 million, or 10.2%, to $296.3 million from $330.0 million in fiscal 1999. Cost of goods sold as a percentage of net revenues increased to 78.9% in fiscal 2000 as compared to 57.7% in fiscal 1999. The increase, as a percentage of net revenues, was due to lower overall sales volume, coupled with substantial reserves for unsellable product, particularly third-party product, which bears a higher cost than published product, both domestically and internationally.

     Gross profit decreased from $242.4 million (42.3% of net revenues) for the year ended March 31, 1999 to $79.3 million (21.1% of net revenues) for the year ended March 31, 2000. This decrease primarily is due to reduced sales volume and higher cost of goods sold as described above. Gross profit is primarily impacted by the percentage of sales of CD software as compared to the percentage of sales of cartridge software. Gross profit may also be impacted from time to time by the percentage of foreign sales, and the level of returns and price protection and concessions to retailers and distributors. The Company's margins on sales of CD software (currently, PlayStation, PCs and Dreamcast) are higher than those on cartridge software (currently, Nintendo 64 and Game Boy Color) as a result of significantly lower CD software product costs.

     Selling and distribution expenses primarily include shipping expenses, sales and distribution labor expenses, advertising and promotion expenses and distribution facilities costs. During fiscal 2000, these expenses increased approximately $0.3 million, or 0.2%, to $147.8 million from $147.5 million in fiscal 1999. Selling and distribution expenses as a percentage of net revenues for fiscal 2000 increased to 39.4% as compared to 25.8% in fiscal 1999. The increase, as a percentage of net revenues, was due to lower overall sales volume, and the increase in co-op advertising costs due to the write-down of receivables. This was partially offset by the reduction of freight costs due to decreased sales volume.

     General and administrative expenses primarily include personnel expenses, facilities costs, professional expenses and other overhead charges. These expenses in fiscal 2000 increased approximately $20.5 million, or 30.8%, to $87.1 million from $66.6 million in fiscal 1999. General and administrative expenses as a percentage of net revenues increased to 23.2% in fiscal 2000 from 11.6% in fiscal 1999. This increase was due primarily to an increase in salary expense relating to the severance packages of several senior officers during the fiscal year, the write-off of uncollectible account receivables, and additional costs incurred associated with management's reorganization of operations as a result of the acquisition of a controlling interest in the Company by Parent.

     Research and development expenses primarily includes payment of royalty advances to third-party developers on products that are currently in development and direct costs of internally developing and producing a title such as salaries and other related costs. These expenses in fiscal 2000 decreased approximately $10.3 million, or 13.4%, to $66.6 million from $76.9 million in fiscal 1999. Research and development, as a percentage of net revenues, increased to 17.7% in fiscal 2000 from 13.4% in fiscal 1999. The decrease in research and development expenses is primarily due to the Company entering into fewer new contracts with external developers, partially offset by a $7.8 million earned-out royalty payment to Reflections for the title Driver during the three months ended September 30, 1999, which was paid in cash and Common Stock. Research and development expenses of the Company's internal development studios, which primarily include Humongous, Legend and Reflections, increased to $45.7 million in fiscal 2000 from $34.9 million in fiscal 1999.

     Restructuring and other charges of approximately $37.9 million, recorded in the third and fourth quarters of fiscal 2000, relate to a reorganization of the Company's Frontline publishing business, the shutdown of a substantial portion of European publishing operations and outsourcing and down-sizing of the Company's distribution and assembly functions. Approximately $17.6 million relates to the write-off of goodwill as a result of the consolidation of the value distribution division and the Company's publishing division, $12.1 million relates to the shutdown of European operations, including the write-off of all goodwill other than that relating to the Reflections studio, $6.1 million relates to impaired assets and $2.1 million relates to the planned severance of 221 employees, primarily administrative functions. The remaining employees to be terminated received notification prior to the fiscal year ended March 31, 2000, with terminations scheduled to be effective over the subsequent three months. Management expects to complete the Company's reorganization by September 30, 2000. As of March 31, 2000, 88 employees were terminated under the restructuring plan.

     Amortization of goodwill for fiscal 2000 decreased approximately $0.2 million, or 7.1%, to $3.1 million from $3.3 million in fiscal 1999. This decrease is attributable to the lower amortization expense as a result of the write-off of all goodwill, other than the Legend and Reflections studios, in connection with the Company's reorganization plans.

     Interest expense increased approximately $12.1 million during fiscal 2000 to $17.2 million from $5.1 million in fiscal 1999. The increase was partially attributable to the increase in interest costs associated with increased borrowings under the Old Credit Agreement (as defined below) and the Credit Agreement. The amortization of deferred financing costs relating to the Credit Agreement and the subordinated notes held by General Atlantic Partners, LLC (together with its affiliates, "GAP") and members of the Cayre family also contributed to the increase in interest and other income (expense), net.

     The Company's effective tax rate for fiscal 2000 was 15% compared to 36% in fiscal 1999. The valuation allowance increased by $134,591 in fiscal 2000, consisting of a valuation allowance of $48,806 for the beginning deferred tax asset balance and a valuation allowance of $85,785 for the net change in the deferred tax asset during the year. Such valuation allowance was necessary due to the current year operating results and the terminated plans to sell certain of the Company's businesses which would have resulted in the utilization of the deferred tax asset. A full valuation allowance has been recorded against the net deferred tax asset since it is more likely than not that such assets will not be realized in the foreseeable future.

     Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), as of March 31, 2000, the Consolidated Financial Statements of the Company reflect the planned disposal of OZM as a discontinued operation. Accordingly, the revenues, costs and expenses, assets and liabilities, and cash flows of this business have been excluded from the respective captions in the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows, and have been reported through its planned date of disposition as "Loss from discontinued operations." As of March 31,

1999, OZM was accounted for as a discontinued operation and was sold in July 1999. This resulted in a loss from discontinued operations of $19.5 million, $0.5 million of which is recognized in the fiscal year 2000.

     The gain on early extinguishment of debt of $3.2 million ($1.3 million net of tax) relates to the net gain recognized on the issuance of subordinated convertible notes in exchange for shares of Series A Convertible Preferred Stock ("Preferred Stock") and subordinated notes of the Company held by GAP and the write-off of deferred financing costs associated with warrants issued in connection with the assumption of the Credit Agreement and warrants issued to GAP and subsequently acquired by Parent concurrent with the Parent transaction on December 16, 1999.

TWELVE MONTHS ENDED MARCH 31, 1999 COMPARED TO TWELVE MONTHS ENDED MARCH 31,
1998

     Net revenues for fiscal 1999 increased approximately $29.3 million, or 5.4%, to $572.3 million from $543.1 million in the twelve months ended March 31, 1998. This growth in net revenues was attributable to increases in net revenues of Children's publishing, Leisure publishing and Distribution of $23.2 million, or 108%, $12.5 million, or 39%, and $12.3 million, or 5%, respectively. The increase in Children's net revenue is attributable to the release of Blue's Clues related titles during fiscal 1999. The increase in Leisure's net revenue is attributable to the increased and continuing success of Deer Hunter, Deer Hunter II and Rocky Mountain Trophy Hunter. The increase in Distribution net revenues for fiscal 1999 is primarily due to an increase in the number of stores supplied and serviced by the Company.

     These increases are offset by a reduction in Frontline net revenue of $18.7 million, or 8%. The decrease is largely attributable to a $13.5 million, or 71% decrease in royalty income.

     Cost of goods sold for fiscal 1999 increased approximately $15.6 million, or 5.0%, to $330.0 million from $314.3 million in the twelve months ended March 31, 1998. Cost of goods sold as a percentage of net revenues decreased to 57.7% in fiscal 1999 as compared to 57.9% in the twelve months ended March 31, 1998. Excluding increased charges for obsolete inventory between the periods, the cost of goods percentage would have been 55.4% of net revenue in fiscal 1999. This decrease is primarily a result of increased sales in the Children's and Leisure categories of publishing.

     Selling and distribution expenses primarily include shipping expenses, sales and distribution labor expenses, advertising and promotion expenses and distribution facilities costs. During fiscal 1999, these expenses increased approximately $40.9 million, or 38.3%, to $147.5 million from $106.7 million in the twelve months ended March 31, 1998. Selling and distribution expenses as a percentage of net revenues for fiscal 1999 increased to 25.8% as compared to 19.6% in the twelve months ended March 31, 1998. The increase, as a percentage of net revenues, was primarily attributable to the increase of print advertising worldwide to support the new and existing releases of the Company's published product and increased cooperative advertising, and increased premium freight costs due to higher unit volume and the expense of consolidating inventory of the Company's Plymouth, MN distribution center into its Edison, NJ distribution center, as compared to the twelve months ended March 31, 1998. The overall increase was also attributable to increased sales volume.

     General and administrative expenses primarily include personnel expenses, facilities costs, professional expenses and other overhead charges. These expenses in fiscal 1999 increased approximately $18.0 million, or 37.0%, to $66.6 million from $48.6 million in the twelve months ended March 31, 1998. General and administrative expenses as a percentage of net revenues increased to 11.6% in fiscal 1999 from 9.0% in the twelve months ended March 31, 1998. This increase was due primarily to increased depreciation associated with the expansion of the Company's worldwide facilities and the implementation of enterprise software to enhance the Company's management information systems worldwide, the increase in bad debt expenses, additional legal and accounting fees incurred as part of the discontinued private placement of senior subordinated debt and the write-off of an equity investment.

     Research and development primarily includes payment for royalty advances to third-party developers on products that are currently in development and direct costs of internally developing and producing a title such as salaries and other related costs. These expenses in fiscal 1999 increased approximately $54.6 million, or 244.8%, to $76.9 million from $22.3 million in the twelve months ended March 31, 1998. Research and development, as a percentage of net revenues, increased to 13.4% in fiscal 1999 from 4.1% in the twelve months ended March 31, 1998. This increase is primarily due to the change in accounting effective January 1, 1998, whereby royalty advances on products that are currently in development are expensed as incurred, and the additional headcount attributable to increased in-house development capacity. Research and development of the Company's internal development studios, which, during the relevant periods, primarily included SingleTrac, Cavedog, Humongous, Legend, Reflections and Bootprint increased to $34.9 in fiscal 1999 from $17.6 million in the twelve months ended March 31, 1998. Excluding the impact of the change in accounting, research and development expenses would have increased $28.2 million from $48.7 million to $76.9 million, or 58%.

     Restructuring charges of approximately $17.5 million, recorded in the fourth quarter of fiscal 1999, relate to a reorganization of the Company's Frontline publishing business, a contemplated relocation of corporate headquarters to California and outsourcing of the Company's distribution function. Approximately $9.8 million relates to the planned severance of 135 employees, $7.1 million relates to impaired assets and $0.6 million relates to rent for the transition period. This reorganization was announced on March 19, 1999, and was expected to be completed by March 19, 2000.

     The charge for royalty advance write-off of $73.8 million during the twelve months ended March 31, 1998 represents a change in estimate and accounting whereby royalty advances on products that were currently in development or on sale were expensed. In connection with this change, the Company prospectively expensed royalty advances in a manner comparable with internal software development costs, which are expensed to research and development as incurred.

     In connection with the acquisitions of SingleTrac in October 1997 and Reflections in December 1998, the Company incurred charges of $11.0 million and $5.0 million, respectively, for purchased research and development. In addition, the Company incurred a charge of $2.4 million and $1.7 million in the twelve months ended March 31, 1998 and fiscal 1999, respectively, for a retention bonus for the SingleTrac employees, which was based on the achievement of certain performance goals.

     Merger costs consist of legal, accounting and other professional fees incurred by the Company for the canceled acquisition of MicroProse, Inc., during the twelve months ended March 31, 1998.

     Amortization of goodwill increased approximately $1.8 million, or 111.4% in fiscal 1999, to $3.3 million from $1.6 million in the twelve months ended March 31, 1998. This increase is attributable to the purchases of Reflections, Homesoft, Prism and Legend in fiscal 1999.

     Interest and other expenses increased approximately $1.6 million during fiscal 1999 to $5.3 million from $3.7 million in the twelve months ended March 31, 1998. This increase was primarily attributable to the increase in interest costs associated with borrowings under the Company's then existing Revolving Credit Agreement.

     The Company's effective tax rate for fiscal 1999 was 36% compared to 30% in the twelve months ended March 31, 1998. The increased rate is attributable to the lower proportion of non-deductible expenses, primarily purchased research and development and goodwill, in 1999.

     In February 1999, certain partnerships affiliated with GAP purchased from the Company 0.6 million shares of the Preferred Stock for an aggregate purchase price of $30.0 million. These shares of Preferred Stock accumulated dividends at 8.0% and were convertible into 6.0 million shares of Common Stock (not adjusted to reflect the one-for-five reverse stock split effected on June 20, 2000) at a conversion price of $5 per share.

     The Preferred Stock was exchanged for convertible notes in connection with the Parent transaction in December 1999. See Note 2 in the Consolidated Financial Statements included herein.

     Pursuant to APB 30, the Consolidated Financial Statements of the Company reflect the planned disposal of OZM as a discontinued operation. Accordingly, the revenues, costs and expenses, assets and liabilities, and cash flows of this business have been excluded from the respective captions in the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows, and have been reported through its planned date of disposition as

"Loss from discontinued operations." As of March 31, 1999, OZM is accounted for as a discontinued operation and it is the Company's present intention to sell OZM, resulting in an anticipated loss from discontinued operations of $19.0 million. The loss from operations of OZM represents net expenses of $4.6 million on net revenues of $1.1 million. The loss on disposal of OZM includes a provision of $5.0 million for operating losses during the phase-out period, and is primarily attributable to the write-off of goodwill of approximately $18.3 million. There is no tax benefit recorded on the loss from discontinued operations, as OZM has historically generated net losses.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     Net revenues for 1998 increased approximately $12.4 million, or 13.3%, to $105.8 million from $93.4 million in the comparable 1997 period. This growth in net revenues was primarily attributable to a 49% increase in publishing revenue which includes Frontline, Children's and Leisure. Frontline net revenue increased $9.4 million, or 36%, from $26.4 million to $35.9 million, as a result of the sales of Duke Nukem titles for the PlayStation, Nintendo 64 and the PC, Hexen for Nintendo 64, OddWorld: Abe's Oddysee for the PlayStation, Total Annihilation for the PC, East Meets West, and Quake for Nintendo 64, internationally. Leisure publishing's net revenue increased $4.1 million, or 103% as a result of continued strong sales of Deer Hunter and Wild Turkey Hunt for the PC. Children's net revenue increased $2.6 million or 120% as a result of newly released titles such as Freddi Fish 3: The Case of the Stolen Conch Shell. The overall increase in net revenues was partially offset by the decrease in distribution net revenues to $57.1 million, or 54% of net revenues, in 1998 from $60.8 million, or 65% of net revenues, in the comparable 1997 period, as a result of Wal-Mart purchasing software directly from several publishers whose software was previously sold to Wal-Mart by the Company.

     Cost of goods sold primarily includes costs of purchased products. Cost of goods sold for 1998 decreased approximately $0.8 million, or 1.4%, to $57.1 million from $57.9 million in the comparable 1997 period. Cost of goods sold as a percentage of net revenues decreased to 54.0% in 1998 as compared to 62.0% in the comparable 1997 period. The decrease, as a percentage of net revenues, was primarily due to the Company's change in accounting with respect to royalty advances, resulting in the expensing of such advances to research and development as incurred, rather than recouping such advances based on sales. Additionally, the Company's overall sales mix of its published product, which generally have higher margins, increased to 46% of net revenues in 1998 compared to 35% in the comparable 1997 period. The decrease in cost of goods sold was partially offset by the higher sales of console titles, which generally have higher costs than PC titles. Console titles accounted for 45% of published product revenue in 1998 compared to 17% during the comparable 1997 period.

     Selling and distribution expenses primarily include shipping expenses, sales and distribution labor expenses, advertising and promotion expenses and distribution facilities costs. During 1998 these expenses increased approximately $7.9 million, or 47.9%, to $24.5 million from $16.5 million in the comparable 1997 period. Selling and distribution expenses as a percentage of net revenues for 1998 increased to 23.1% as compared to 17.7% in the comparable 1997 period. The increase, as a percentage of net revenues, was primarily attributable to the increase of print advertising worldwide to support the new and existing releases of the Company's published product and increased cooperative advertising associated with higher published Frontline revenues as compared to the comparable 1997 period. The overall increase was also attributable to increased sales volume.

     General and administrative expenses primarily include personnel expenses, facilities costs, professional expenses and other overhead charges. These expenses in 1998 increased approximately $2.0 million, or 23.6%, to $10.7 million from $8.6 million in the comparable 1997 period. General and administrative expenses as a percentage of net revenues increased to 10.1% in 1998 from 9.2% in the comparable 1997 period. This increase was due primarily to additional personnel required to support the expansion of the Company's publishing operations and the related amortization associated with the expansion of the Company's worldwide facilities and the implementation of enterprise software to enhance the Company's management information systems worldwide.

     Research and development expenses primarily include payment for royalty advances to third-party developers on products that are currently in development and direct costs of internally developing and producing a title such as salaries and other related costs. These expenses in 1998 increased approximately $8.5 million, or 353.3%, to $10.9 million from $2.4 million in the comparable 1997 period. Research and development expenses as a percentage of net revenues increased to 10.3% in 1998 from 2.6% in the comparable 1997 period. This increase is primarily due to the change in accounting effective for the three months ended March 31, 1998, whereby royalty advances on products that are currently in development or on sale are expensed as incurred, and the additional headcount attributable to increased in-house development capacity primarily the result of the SingleTrac acquisition.

     Interest and other income (expense), net, decreased approximately $1.6 million during 1998 to an expense of $1.4 million from income of $0.2 million in the comparable 1997 period. This decrease was primarily attributable to the decrease in short-term investments and the increase in interest costs associated with borrowings under the Company's credit agreement.

     The Company's effective tax rate for 1998 was 46% compared to 43% in the comparable 1997 period. The increase is attributable to the higher proportion of nondeductible expenses, primarily goodwill, in the current period.

TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1996

     Net revenues increased approximately $165.2 million, or 45.2%, to $530.7 million in 1997 from $365.5 million in 1996. Publishing's net revenues increased by $113.3 million from $152.4 million to $265.7 million or 74%. This growth in net revenues was primarily attributable to an increase in Frontline net revenue of $100.9 from $120.5 million to $221.4 million or 84%. The release of newly published titles, both domestically and internationally, which included
OddWorld: Abe's Oddysee for the PlayStation, Duke Nukem 3D for Nintendo 64 and the PlayStation, Hexen for Nintendo 64 and the PlayStation and Total Annihilation for the PC. The international release of Doom II, Mortal Kombat Trilogy, San Francisco Rush, NBA Hangtime and Mace for Nintendo 64, the domestic release of Shadow Warrior for the PC, Critical Depth for the PlayStation, Blood for the PC and Courier Crisis for the PlayStation, as well as the continuing strong sales of Duke Nukem 3D and Quake and an increase in royalty income (from licensing of certain of the Company's products in selected international markets) also contributed to the growth in net revenues. Children's net revenue increased $5.6 million from $11.1 million to $16.7 million or 50% primarily as a result of the release of Putt Putt(R) Travels Through Time(TM). Leisure's net revenue increased $6.8 million, from $20.8 million to $27.6 million, or 33%, as a result of increased sales of Deer Hunter, Sportsmen's Paradise and Duke 3D shareware. Distribution's net revenue increased $53.0 million from $213 million to $265 million, or 25%, as a result of increases in sales from its existing mass merchant shelf space and an increase in the number of mass merchant stores supplied and serviced by the Company. This increase was partially offset by the reduction in revenues resulting from Wal-Mart's decision in the second half of 1997 to purchase products directly from five publishers whose products had been previously distributed by the Company.

     Cost of goods sold primarily includes costs of purchased products and royalties paid to software developers. Cost of goods sold increased approximately $100.6 million, or 46.9%, to $315.1 million in 1997 from $214.6 million in 1996. Cost of goods sold as a percentage of net revenues increased to 59.4% in 1997 as compared to 58.7% in 1996. The increase of 0.7% was primarily due to the decline in the average wholesale price of the Company's value priced products and an increase in the sales of Nintendo 64 titles, which have lower margins. This increase was mostly offset by a shift in the Company's overall sales mix toward its published products which increased to an aggregate of approximately 50% of net revenue in 1997 compared to approximately 42% during 1996 and a change in product mix within the products distributed for third parties to higher margin products.

     Selling and distribution expenses primarily include shipping expenses, sales and distribution labor expenses, advertising and promotion expenses and distribution facilities costs. These expenses increased approximately $22.5 million, or 29.5%, to $98.7 million in 1997 from $76.2 million in 1996. The increase is attributable to the overall increase in sales volume. Selling and distribution expenses as a percentage of net revenues for 1997 decreased to 18.6% as compared to 19.9% for 1996. This decrease was primarily attributable to the reduction of freight as a percentage of net revenues and the Company realizing greater economies of scale.

     General and administrative expenses primarily include personnel expenses, facilities costs, professional expenses and other overhead charges. These expenses in 1997 increased approximately $15.4 million, or 46.6%, to $45.6 million in 1997 from $31.2 million in 1996. General and administrative expenses as a percentage of net revenues decreased to 8.6% in 1997 from 9.5% in 1996. This increase in expenses was due primarily to additional personnel required to support the expansion of the Company's research, development and publishing operations, an increase in the reserve for bad debts and an increase in depreciation expense due to the write-off of the leasehold improvements at the Company's former headquarters.

     Research and development expenses primarily include direct costs of developing and producing a title such as salaries and other related costs. These expenses in 1997 increased approximately $8.2 million, or 145.4%, to $13.8 million from $5.6 million in 1996. Research and development expenses as a percentage of net revenues increased to 2.6% in 1997 from 1.5% in 1996. This increase is primarily due to the in-house development of Humongous titles.

     The charge for royalty advance write-off of $73.8 million during 1997 represents a change in estimate and accounting whereby royalty advances on products that are currently in development or on sale were expensed. In connection with this change, the Company will prospectively expense royalty advances in a manner comparable with internal software development costs, which are expensed as incurred.

     In connection with the acquisition of SingleTrac, the Company incurred a charge of $11.0 million for purchased research and development. In addition, the Company incurred a charge of $2.4 million for a retention bonus for the SingleTrac employees, which was based on the achievement of certain performance goals. Pursuant to the SingleTrac purchase agreement, the Company structured a retention oriented bonus pool of up to approximately $10.0 million in cash and Common Stock, which was distributed to SingleTrac employees based on the achievement of certain performance goals of SingleTrac during calendar year 1998.

     Merger costs consist of legal, accounting and other professional fees incurred by the Company for the canceled acquisition of MicroProse, Inc., during 1997 and to complete other acquisitions and for the Company's canceled secondary stock offering during 1996.

     Interest and other income (expense), net, decreased approximately $6.0 million during 1997. This decrease was primarily attributable to the decrease in short-term investments and cash balances and the interest costs associated with borrowings under the Company credit agreement.

     The Company's effective tax rate, as a percentage of pre-tax income (loss), decreased in 1997 to 27% compared to 38% in 1996 due to the non-deductible one-time charge related to the acquisition of in-process research and development during the year.

     For 1997, the net loss was $25.0 million, or $1.87 per share, compared to net income of $25.1 million, or $1.84 per share for 1996, with earnings per share for both 1997 and 1996 calculated based on the basic method. Excluding one-time charges resulting from the charge for the royalty advance expense, purchased research and development, the retention bonus for the SingleTrac employees and the merger costs, the Company would have recognized net income of $33.9 million or $0.51 per share. Exclusive of the one-time charge for merger costs, net income for 1996 would have been $27.3 million or $0.40 per share.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 2000, the Company's working capital deficit was $138.9 million compared to a working capital surplus of $32.4 million at June 30, 1999. Cash and cash equivalents were $12.3 million at June 30, 2000 compared to $7.8 million at June 30, 1999.

     During the three months ended June 30, 2000, $22.8 million was provided by financing activities. The cash flow from financing activities primarily was used to fund $32.3 million for net cash used in operating activities which resulted from operating losses, and a reduction in the accounts payable balance (for past due accounts). This was offset by a decline in receivables due to a reduction in volume of revenues and the write-off of aging customer chargebacks relating to price protection, co-op advertising and uncollectible accounts. Approximately $0.8 million in cash was used in investing activities to purchase property and equipment, primarily additional computer hardware and software for the development of internal systems.

     The Company does not currently have any material commitments with respect to any capital expenditures.

     On January 21, 1997, the Company entered into a revolving credit agreement (as amended, the "Old Credit Agreement") with certain banks expiring on December 31, 1998. On September 11, 1998, the borrowings under the Old Credit Agreement were repaid and the Old Credit Agreement was terminated.

     Simultaneously, on September 11, 1998, the Company entered into the Credit Agreement with First Union National Bank, as agent for a syndicate of banks (collectively, the "Banks"), as subsequently amended, expiring on March 31, 2000. Under the Credit Agreement, the Company borrowed approximately $71 million for ongoing working capital requirements, letters of credit and other general corporate purposes, secured by domestic accounts receivable and inventory and other assets of the Company. To induce the Banks to amend the Credit Agreement, the Company issued on June 29, 1999 to the Banks warrants to purchase, at an exercise price of $0.05 per share, an aggregate of 150,000 shares of the Company's Common Stock. Of these, warrants to purchase 55,000 shares of Common Stock were immediately exercisable, warrants to purchase 50,000 shares of Common Stock became exercisable on October 31, 1999 and warrants to purchase the remaining 45,000 shares of Common Stock (the "Bank Warrants") became exercisable on February 28, 2000 if the Credit Agreement was not repaid prior to that date.

     As of February 15, 2000, Parent entered into an agreement with the Banks, pursuant to which Parent assumed the Banks' interest in the Credit Agreement. In connection with the assumption by Parent of the Credit Agreement, (i) the maturity date was extended from March 31, 2000 to June 30, 2000, (ii) the interest rate, which was the Prime Rate plus 1.0% or LIBOR plus 2.5% at the option of the Company, was set at LIBOR plus 2.5%, (iii) a $250,000 amendment fee, which would have been payable to the Banks on March 31, 2000 unless the Credit Agreement was refinanced by February 16, 2000, was reduced to $125,000 and paid to Parent, (iv) certain mandatory prepayment restrictions and operational covenants were revised to be less restrictive and (v) revisions were made to provide alternative letter of credit facilities to the Company. In addition, in connection with the assumption of the Credit Agreement by Parent, the Bank Warrants were surrendered and canceled and warrants to acquire 45,000 shares of Common Stock, at an exercise price of $0.05 per share, were issued to Parent.

     On June 29, 2000, Parent and the Company amended the Credit Agreement to increase the aggregate commitment available under the facility to $125 million and to extend the maturity date to September 30, 2000.

     At June 30, 2000, the Company had outstanding debt of approximately $98.5 million, representing borrowings under the Credit Agreement, and no letters of credit outstanding.

     The Company expects continued volatility in the use of cash due to varying seasonal, receivable payment cycles and quarterly working capital needs to finance its publishing businesses and corporate plan of reorganization.

     The Company believes that existing cash, cash equivalents and short-term investments, together with cash expected to be generated from operations, cash available under the Credit Agreement and continued financial support from Parent will be sufficient to fund the Company's operations and cash flows for the next twelve months.

     The Company is also party to various litigations arising in the course of its business, the resolution of none of which, the Company believes, will have a material adverse effect on the Company's liquidity, financial condition and results of operations.

     The Company entered into a Merger Agreement with INA, a company under common control, on September 6, 2000. The Company will acquire INA through the creation of a wholly-owned subsidiary that will merge with and into INA, with INA surviving the Merger. Upon completion of the Merger, INA will be a wholly-owned subsidiary of the Company.

RECENT PRONOUNCEMENTS OF THE FINANCIAL ACCOUNTING STANDARDS BOARD

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will adopt SFAS No. 133 in fiscal 2001, in accordance with the deferral provision in SFAS No. 137. The adoption of SFAS No. 133 will not have a material effect on the Company's financial statements.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company is required to adopt SAB 101 no later than the fourth quarter of fiscal 2001. Infogrames, Inc. is currently evaluating the impact of SAB 101 on the Company's results of operations and financial position.

     In March 2000, the FASB issued Interpretation No. 44 (FIN No. 44), Accounting for Certain Transactions involving Stock Compensation -- an Interpretation of APB 25. FIN No. 44 clarifies (i) the definition of employee for purposes of applying APB Opinion No. 25, (ii) the criteria for determining whether a plan qualifies as a noncompensatory plan, (iii) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (iv) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of certain of the conclusions of FIN No. 44 covering events occurring during the period after December 15, 1998 or January 12, 2000 did not have a material effect on the Company's financial position and results of operations. The Company does not expect that the adoption of the remaining conclusions will have a material effect on the financial position or results of operations.

EURO CONVERSION

     As part of the European Economic and Monetary Union (EMU), a single currency (the "Euro") will replace the national currencies of most of the European countries in which the Company conducts business. The conversion rates between the Euro and the participating nations' currencies have been fixed irrevocably as of January 1, 1999, with the participating national currencies being removed from circulation between January 1, and June 30, 2002 and replaced by Euro notes and coinage. During the "transition period" from January 1, 1999 through December 31, 2001, public and private entities as well as individuals may pay for goods and services using either checks, drafts, or wire transfers denominated in Euros or the participating country's national currency.

     Under the regulations governing the transition to a single currency, there is a "no compulsion, no prohibition" rule which states that no one is obliged to utilize the Euro until the notes and coinage have been introduced on January 1, 2002. In keeping with this rule, the Company is Euro "compliant" (able to receive Euro denominated payments and able to invoice in Euros as requested by vendors and suppliers, respectively) as of January 1, 1999 in the affected countries. Full conversion of all affected country operations to the Euro is expected to be completed by the time national currencies are removed from circulation. Phased conversion to the Euro is currently underway and the effects on revenues costs and various business strategies are being assessed. The cost of software and business process conversion is not expected to be material.

INFOGRAMES NORTH AMERICA, INC.

RESULTS OF OPERATIONS

                                                               YEARS ENDED JUNE 30,
                                                              -----------------------
                                                              2000     1999     1998
                                                              -----    -----    -----
Net revenues................................................  100.0%   100.0%   100.0%
Cost of goods sold..........................................   65.1%    68.2%    76.9%
                                                              -----    -----    -----
Gross profit................................................   34.9%    31.8%    23.1%
Operating expenses:
Selling and marketing.......................................   32.6%    28.9%    16.0%
General and administrative expenses.........................   16.2%    11.1%    12.9%
Research and development....................................   27.2%     8.7%     8.7%
In-process research and development.........................    0.0%     7.9%     0.0%
Amortization of intangible assets...........................   17.8%    13.7%    17.5%
Write-down of intangible assets.............................    7.7%     0.0%     0.0%
Other operating income, net.................................   -0.8%    -0.8%    -0.4%
                                                              -----    -----    -----
Total operating expenses....................................  100.8%    69.6%    54.7%
                                                              -----    -----    -----
Loss from operations........................................  -65.9%   -37.7%   -31.6%
Interest income.............................................    0.0%     1.3%     0.2%
Interest income -- related party............................    0.0%     0.1%     0.2%
Interest expense............................................   -1.7%    -0.8%    -0.5%
Interest expense -- related party...........................   -2.7%    -0.9%    -2.0%
                                                              -----    -----    -----
Loss before income taxes....................................  -70.2%   -38.1%   -33.8%
Provision for income taxes..................................    0.5%     0.0%     0.0%
                                                              -----    -----    -----
Net loss....................................................  -70.7%   -38.1%   -33.8%
                                                              =====    =====    =====

OVERVIEW

     INA was incorporated in 1984 as Accolade, Inc. ("Accolade"). On April 15, 1999, CUSH acquired all of INA's outstanding capital stock pursuant to an Agreement and Plan of Reorganization among Accolade, Parent, CUSH, I Merger Sub, Inc. and certain shareholders of Accolade named therein for aggregate consideration of approximately $48.5 million. On October 21, 1999, Accolade changed its name to Infogrames North America, Inc. On March 1, 2000, INA and Infogrames Entertainment, Inc., a wholly owned subsidiary of CUSH ("IEI"), merged pursuant to a merger agreement under which INA was the surviving corporation.

     INA develops and publishes interactive entertainment software for the video game market across a variety of platforms, including the Sony PlayStation(R) and PlayStation(R) 2, Nintendo(R) 64, Nintendo(R) Game Boy(R) Color, Sega(R) Dreamcast(R), and personal computers. Game franchises published by INA include Test Drive(R), V-Rally(R), Independence War(R), Unreal(R), Hardball(R), and Alone in the Dark(R). INA is also known for its long list of well-known licenses including Warner Bros. Looney Tunes(R), Mission: Impossible(R), Le Mans 24 Hours(R), AM General Hummer(R), and Dodge(R) Viper.

RESULTS OF OPERATIONS

  Twelve months ended June 30, 2000 compared to twelve months ended June 30,
1999

     Net revenues for fiscal year 2000 increased approximately $21.9 million or 43.8%, to $72.0 million from $50.1 million in fiscal 1999. This growth in net revenues was attributable to the consolidation of Accolade's North American publishing net revenues of $30.8 million. A significant portion of revenues generated by Accolade's North American publishing during fiscal year 2000 was attributable to the release in October 1999 of Test Drive Off Road 4 for the Playstation, PC and Game Boy platforms, in November 1999 of Test Drive 6 for the Playstation, Dreamcast, PC and Game Boy platform and the release in November 1999 of Slave Zero for the Dreamcast and PC platform.

     This increase in net revenues has been partially offset by a reduction of $8.9 million, or 17.8% to $41.0 million from $49.9 million in the net revenues generated by Infogrames Entertainment, Inc.'s North American publishing. This decrease is primarily attributable to the decrease in revenues generated by
Mission: Impossible for the Nintendo 64, from approximately $25.0 million during fiscal year 1999 or approximately 49.9% of the total revenues, to $1.0 million during fiscal year 2000. See "Infogrames North America Risk factors -- Reliance on hit titles."

     Cost of goods sold for fiscal 2000 increased approximately $12.7 million, or approximately 37.2%, to $46.9 million from $34.2 million. Cost of goods sold as a percentage of net revenues decreased to 65.1% as compared to 68.2% in fiscal 1999. This decrease is due to changes in the reduction in the percentage of products sold on higher royalty rate platforms, specifically a reduction in the portion attributable to the sales of products for the Nintendo 64 platform.

     Selling and marketing expenses primarily include the expenses of advertising and promotion, the sales and marketing organization, shipping and distribution. During fiscal 2000 these expenses increased approximately $9.0 million, or 61.8%, to $23.5 million from $14.5 million in fiscal 1999. The increase was primarily attributable to the increase in the number of products released in fiscal 2000 compared to fiscal 1999, from 16 to 67, to the increase in the size of the marketing and public relations organization and to the increase in television, print and other advertising to $12.5 million from $9.1 million in fiscal 1999. Selling and marketing expenses increased as a percentage of net revenues to 32.6% as compared to 28.9% in fiscal 1999.

     General and administrative expenses primarily included personnel expenses, facilities costs, professional expenses and overhead charges. These expenses in fiscal 2000 increased approximately $6.1 million, or 109.8% to $11.7 million from $5.6 million in fiscal 1999. This increase was primarily a consequence of the consolidation of Accolade, both expenses relating directly to the acquisition and expenses due to the increased size of the organization and of the management. In particular, salaries increased $2.0 million, from $0.7 million in fiscal 1999 to $2.7 million in fiscal 2000, insurance expenses increased $0.9 million, from $0.1 million in fiscal 1999 to $1.0 million in fiscal 2000, legal and professional fees increased $0.8 million, from $0.5 million in fiscal 1999 to $1.3 million in fiscal 2000 and management fees invoiced by Parent for consulting and management support increased $0.8 million, from $0.2 million in fiscal 1999 to $1.0 million in fiscal 2000.

     Research and development expenses primarily include payment for royalty advances to third party developers on products that are currently in development and direct costs of internally developing and producing a title such as salaries and other related costs. These expenses in fiscal 2000 increased approximately $15.2 million or 348.9% to $19.6 million from $4.4 million in fiscal 1999. This increase was primarily due to the increase in internal development capability resulting from the combination with Accolade and the increase in advances paid to external developers as the company began to prepare for the arrival of next generation platforms by investing in more products with the higher development budgets.

     In 1999, INA recorded a one-time in-process research and development charge of $3.9 million for purchased in-process research and development related to the Accolade acquisition. This charge related to the portion of these products, excluding existing technology, that had not reached technological feasibility, had no alternative future use and for which successful development was uncertain. No such charge was made in 2000.

     Amortization of intangible assets increased approximately $5.9 million, or 87.5%, in fiscal 2000 to $12.8 million from $6.9 million, as a consequence of the combination with Accolade. In fiscal 2000, the Company also wrote-off approximately $5.6 million of the remaining intangible assets relating to the creation of the company under the provisions of Statement of Financial Accounting Standards No. 121.

     Interest expenses increased approximately $2.3 million during fiscal year 2000 to $3.1 million from $0.8 million in fiscal 1999. This increase was attributable to the increase in interest costs associated with increased borrowings under the lines of credit with Banque Nationale de Paris and increased borrowings under the credit facility agreement with Parent.

  Twelve months ended June 30, 1999 compared to twelve months ended June 30,
1998

     Net revenues for fiscal year 1999 increased approximately $22.4 million or 80.8%, to $50.1 million from $27.7 million in fiscal 1998. This growth in net revenues was attributable to the release in July 1998 of Mission: Impossible for the Nintendo 64 that generated approximately $25.0 million in revenues during fiscal year 1999.

     Cost of goods sold for fiscal 1999 increased approximately $12.9 million, or approximately 60.2%, to $34.2 million from $21.3 million. Cost of goods sold as a percentage of net revenues decreased to 68.2% as compared to 76.9% in fiscal 1998. This decrease is mainly due to the reductions in average markdowns and discounts due to the successful sales of Mission: Impossible and to the reduction in the percentage of products sold on higher royalty rate platforms, specifically a reduction in the portion attributable to the sales of products for the Nintendo 64 and Game Boy platform.

     Selling and marketing expenses primarily include the expenses of advertising and promotion, the sales and marketing organization, shipping and distribution. During fiscal 1999 these expenses increased approximately $10.1 million, or 226.2%, to $14.5 million from $4.4 million in fiscal 1998. The increase was primarily attributable to the increase in television, print, movie trailers and other advertising in connection with the launch of Mission:
Impossible and to the movie trailer campaign promoting the launch of a Looney Tunes line of products in June 1999. Advertising costs increased approximately $6.9 million, or 293.8%, to $9.2 million from $2.3 million in fiscal 1998. For the same reasons, selling and marketing expenses increased as a percentage of net revenues to 28.9% as compared to 16.0% in fiscal 1999.

     General and administrative expenses primarily included personnel expenses, facilities costs, professional expenses and overhead charges. These expenses in fiscal 1999 increased approximately $2.0 million, or 56.3% to $5.6 million from $3.6 million in fiscal 1998. This increase was primarily a consequence of the increased size of the organization and of the management. General and administrative expenses decreased as a percentage of net revenues to 11.1% as compared to 12.9% in fiscal 1998.

     Research and development expenses primarily include payment for royalty advances to third party developers on products that are currently in development and direct costs of internally developing and producing a title such as salaries and other related costs. These expenses in fiscal 1999 increased approximately $2.0 million or 81.3% to $4.4 million from $2.4 million in fiscal 1998. Of this increase, $3.9 million can be attributed to the combination with Accolade and the associated internal development expenses and advances paid to external developers. This increase has been partially offset by a reduction of $1.9 million, to $0.5 million from $2.4 million in the research and development expenses attributable to the completion of the development of Mission:
Impossible.

     In 1999, INA recorded a one-time in-process research and development charge of $3.9 million for purchased in-process research and development related to the Accolade acquisition. This charge related to the portion of these products, excluding existing technology, that had not reached technological feasibility, had no alternative future use and for which successful development was uncertain. No such charge was made in 1998.

     Amortization of intangible assets increased approximately $2.1 million, or 41.5%, in fiscal 1999 to $6.9 million from $4.8 million in fiscal 1998 as a consequence of the combination with Accolade.

     Interest expenses increased approximately $0.2 million during fiscal year 1999 to $0.8 million from $0.6 million in fiscal 1998. This increase was attributable to the increase in weighted average outstanding debt during 1999.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 2000, INA's working capital deficit was ($53.4) million compared to ($7.6) million at June 30, 1999. Cash and cash equivalents were $1.2 million at June 30, 2000 compared to $1.2 million at June 30,1999.

     During the twelve months ended June 30, 2000, $41.7 million was provided by financing activities. INA repaid $8.5 million of its revolving line of credit with Banque de Ile de France (BDEI) representing the entire principal balance and entered into a new revolving line of credit agreement with Banque National De Paris, as further described below, for a $35 million line of credit. Borrowings as of June 30, 2000 were approximately $31.1 million. The cash flow from financing activities was primarily used to fund $37.3 million of net cash used in operating activities which resulted from operating losses, and an increase in accounts receivable. Approximately $4.6 million in cash was used in investing activities to purchase $3.6 million in investments and $2.0 million in property and equipment, partially offset by $1.1 million in proceeds from the sale of investments.

     INA has commitments related to operating leases of $1.2 million and advance royalty payments under certain royalty agreements of $7.6 million. These advance royalty payments are not guaranteed and are dependent in part on the delivery of contracted services of the licensor.

     On March 20, 2000, INA entered into a revolving line of credit agreement with Banque Nationale de Paris expiring on September 30, 2000. In July 1999, the principal borrowings under the BDEI agreement were repaid and the agreement was terminated.

     INA has an agreement with the Parent from which it used borrowing proceeds to fund operations. As of June 30, 2000, INA had outstanding debt of approximately $26.2 million under this agreement.

     On March 1, 2000, Ocean International Limited, a related party, transferred its investment in Infogrames Entertainment Inc. to Infogrames North America, Inc. in an exchange for a $25.0 million promissory note. This promissory note expires on March 1, 2005.

     At June 30, 2000, INA had total outstanding debt of $88.1 million representing borrowings mentioned above, as well as various inter-company agreements.

     Additionally, INA is involved in various claims and legal actions arising in the ordinary course of business, the ultimate resolution of which management believes will not be material to INA's liquidity, financial condition or results of operations.

     INA expects the continued volatility in the use of cash due to varying seasonal payment cycles and working capital needs to finance its business activities.

     INA believes that existing cash, cash equivalents, and short term investments, together with cash available under the revolving line of credit agreement and continued financial support from Parent will be sufficient to fund INA's operations and cash flows through fiscal 2001.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INFOGRAMES, INC.

     Due to the global nature of the Company's operations, the Company is subject to the exposures that arise from foreign exchange rate fluctuations. The Company's objective in managing its exposure to foreign currency fluctuations is to minimize net earnings volatility associated with foreign exchange rate changes. The Company may enter into foreign currency forward exchange contracts to hedge foreign currency transactions which are primarily related to certain receivables denominated in foreign currencies. The Company's hedging activities do not subject it to exchange rate risk because gains and losses on these contracts offset losses and gains on the assets, liabilities and transactions being hedged.

     The Company is not exposed to material future earnings or cash flow exposures from changes in interest rates on long-term obligations since the majority of the Company's long-term obligations are at fixed rates.

INFOGRAMES NORTH AMERICA, INC.

     INA is subject to market risks associated with foreign exchange rate fluctuations and has sought to address such risks through strategies similar to those used by the Company.

CHANGE OF ACCOUNTANTS

     On March 20, 2000, the Company's Board of Directors appointed Deloitte & Touche LLP as its independent accountants, replacing Arthur Andersen LLP (the "Former Accountants").

     During the Company's two most recent fiscal years, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference to the subject matter of the disagreement in their report. None of the Former Accountants' reports on the Company's financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

INFOGRAMES, INC.

     The following table sets forth information, as of May 15, 2000, concerning the Company Common Stock beneficially owned by (i) each director and nominee of the Company, (ii) the Company's Chief Executive Officer, its two most highly compensated executive officers as of March 31, 2000 and its two other most highly paid executive officers during the fiscal year ended March 31, 2000 and all executive officers and directors as a group and (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Company Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable. The number of shares of Company Common Stock reflects the one-for-five reverse stock split effected on June 26, 2000.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
                                                                OWNERSHIP OF
                                                                  SHARES OF
NAME OF BENEFICIAL OWNER                                       COMMON STOCK(1)     PERCENTAGE**
------------------------                                      -----------------    ------------
General Atlantic Partners, LLC..............................      3,985,705(2)         17.2
  3 Pickwick Plaza, Greenwich, CT 06830
Steven A. Denning...........................................      3,985,705(3)         17.2
California U.S. Holdings, Inc...............................     20,368,296(4)         71.8
  84, rue du ler Mars 1943,
  Villeurbanne, 69100 France
Infogrames Entertainment SA.................................     20,368,296(5)         71.8
  84, rue du ler Mars 1943,
  Villeurbanne, 69100 France
Bruno Bonnell...............................................     20,368,296(5)         71.8
Thomas Schmider.............................................     20,368,296(5)         71.8
Thomas A. Heymann...........................................        112,500(6)            *
Ann E. Kronen...............................................              0(7)            *
Denis Guyennot..............................................              0(8)            *
Charles F. Bond.............................................          6,200(9)            *
Harry M. Rubin..............................................        115,546(10)           *
John T. Baker IV............................................              0(11)           *
David J. Fremed.............................................            340(12)           *
All executive officers and directors as a group (9
  persons)..................................................     24,588,587(13)        79.0%

---------------
*    Less than 1%

** As of May 15, 2000, 20,675,233 shares of Company Common Stock were outstanding, excluding shares issuable upon exercise or conversion of outstanding options, warrants, convertible notes and other convertible securities.

 (1) For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of Company Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares that such person has the right to acquire by July 14, 2000. For purposes of calculating the percentage of outstanding shares held by each person listed above, any shares which such person has the right to acquire by July 14, 2000 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

 (2) Includes (i) 836,909 shares held by General Atlantic Partners 16, L.P. ("GAP 16"), 418,455 shares held by General Atlantic Partners 19, L.P. ("GAP 19"), 129,541 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment") and 100,800 shares held by General Atlantic Partners II, L.P. ("GAP II"), and (ii) 2,040,600 shares of Company Common Stock issuable upon conversion of a convertible note held by General Atlantic Partners 54, L.P. ("GAP 54") and 59,400 shares of Company Common Stock issuable upon conversion of a convertible note held by GAP Coinvestment Partners II, L.P. ("GAP Coinvestment II"). The general partner of GAP 16, GAP 19, GAP II and GAP 54 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are also the general partners of GAP Coinvestment and GAP Coinvestment II. Mr. Denning, a director of the Company, is the Executive Managing Member of General Atlantic Partners, LLC and a general partner of GAP Coinvestment and GAP Coinvestment II. Mr. Denning disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP 54 and GAP Coinvestment, GAP Coinvestment II and GAP II, except to the extent of his pecuniary interest therein.

 (3) See footnote 2.

 (4) Includes a proxy for the vote of 260,000 shares of Company Common Stock held by the Cayre family; 955,000 shares of Company Common Stock issuable upon exercise of warrants; and 6,727,304 shares of Company Common Stock issuable upon conversion of a convertible note. Parent may be deemed to beneficially own all of the shares held by CUSH because CUSH is a wholly-owned subsidiary of Parent. Mr. Bruno Bonnell may be deemed to beneficially own all of the shares held by CUSH because he is the Chairman of the Board of Directors, President and Chief Executive Officer of Parent. Mr. Thomas Schmider may be deemed to beneficially own all of the shares held by CUSH because he is the Managing Director of Parent. Each of Mr. Bonnell and Mr. Schmider disclaims beneficial ownership of such shares.

 (5) See footnote 4. Messrs. Bonnell and Schmider were elected to serve as members of the Board of Directors of the Company on December 16, 1999. Mr. Bonnell was elected Chairman of the Board and Chief Executive Officer of the Company effective February 11, 2000. Mr. Bonnell is the beneficial owner of approximately 9% of Parent. Mr. Schmider is the beneficial owner of approximately 8% of Parent.

 (6) Mr. Heymann is a Director of the Company. Mr. Heymann resigned as Chairman of the Board and Chief Executive Officer of the Company effective February 11, 2000. Represents 112,500 shares underlying options exercisable within 60 days.

 (7) Ms. Kronen is a Director of the Company.

 (8) Mr. Guyennot is a Director and the President and Chief Operating Officer of the Company.

 (9) Mr. Bond resigned as President, Value Products, Close-Outs Division effective January 31, 2000. Represents 6,200 shares underlying options exercisable within 60 days.

(10) Mr. Rubin is President, International Division of the Company. Represents 115,546 shares underlying options exercisable within 60 days.

(11) Mr. Baker resigned as President and Chief Operating Officer of the Company effective February 18, 2000.

(12) Mr. Fremed is Senior Vice President, Finance and Chief Financial Officer of the Company. Represents 340 shares owned by Mr. Fremed.

(13) See footnote 1. Includes (i) 955,000 shares issuable upon the exercise of warrants to purchase Common Stock; (ii) 6,727,304 shares issuable upon conversion of the note held by CUSH; (iii) 2,500,000 shares issuable upon conversion of the notes held by GAP Coinvestment II and GAP 54; and (iv) 34,246 shares subject to options exercisable within 60 days.

INFOGRAMES NORTH AMERICA, INC.

     CUSH owns 100% of the outstanding capital stock of INA and has sole voting and dispositive power with respect to its shares.

                        FINANCIAL AND OTHER INFORMATION

     Attached hereto as Exhibit B are the Company's audited financial statements as set forth in the Company's Transition Report for the Three Months Ended June 30, 2000 on Form 10-K, filed with the Commission on September 11, 2000.

     Attached hereto as Exhibit C is certain audited financial information on INA and IEI for the twelve month periods ended June 30, 2000, 1999 and 1998.

     Attached hereto as Exhibit D are certain pro forma combined financial information on both companies as of June 30, 2000.

                                 MISCELLANEOUS

FORWARD-LOOKING STATEMENTS

     When used in this Information Statement, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates" and similar expressions are intended to identify forward-looking statements. Except for historical information contained herein, the matters discussed and the statements made herein concerning the Company's future prospects are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. There can be no assurance that future results will be achieved, and actual results could differ materially from the forecast and estimates. Important factors that could cause actual results to differ materially include, but are not limited to, worldwide business and industry conditions (including consumer buying and retailer ordering patterns), adoption of new hardware systems, product delays, changes in research and development spending, software development requirements and their impact on product launches, Company customer relations, retail acceptance of the Company's published and third-party titles, competitive conditions and other risk factors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and persons who beneficially own more than ten percent of the Common Stock (collectively, the "Reporting Persons") to report their ownership of and transactions in the Common Stock to the SEC. Copies of these reports are also required to be supplied to the Company. The Company believes, upon a review of the copies of such reports received by the Company and written representations furnished by the Reporting Persons to the Company, that during the three months ended June 30, 2000 the Reporting Persons complied with all applicable Section 16(a) reporting requirements.

TRANSFER AGENT AND REGISTRAR FOR INFOGRAMES, INC.

     The transfer agent and registrar for the Company Common Stock is American Stock Transfer and Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company, including the Transition Report on Form 10-K for the Three Months

Ended June 30, 2000, incorporated herein by reference, can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048, and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., at prescribed rates. Such reports, proxy statements and other information concerning Digital can also be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                          By Order of the Board of Directors

                                          /s/ BRUNO BONNELL
                                          --------------------------------------
                                          Bruno Bonnell
                                          Chairman and Chief Executive Officer

                       EXHIBITS TO INFORMATION STATEMENT

Exhibit A:       Agreement and Plan of Merger
Exhibit B:       Audited Financial Statements of Infogrames, Inc.
Exhibit C:       Audited Financial Statements of Infogrames North America,
                 Inc. and Infogrames Entertainment, Inc.
Exhibit D:       Pro Forma Consolidating Financial Statements of Infogrames,
                 Inc. and Infogrames North America, Inc. for the Period Ended
                 June 30, 2000
Exhibit E:       Fairness Opinion from Lehman Brothers Inc., dated September
                 6, 2000

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                INFOGRAMES, INC.

                             INA MERGER SUB, INC.,

                          INFOGRAMES ENTERTAINMENT SA,

                         CALIFORNIA U.S. HOLDINGS, INC.

                                      AND

                         INFOGRAMES NORTH AMERICA, INC.

                         DATED AS OF SEPTEMBER 6, 2000

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I         DEFINITIONS
  Section 1.1.    Certain Definitions.........................................   A-1
  Section 1.2.    Terms Generally.............................................   A-5
ARTICLE II        THE MERGER AND RELATED MATTERS; CONVERSION OF SECURITIES
  Section 2.1.    Merger; Effective Time......................................   A-5
  Section 2.2.    Effects of the Merger.......................................   A-6
  Section 2.3.    Articles of Incorporation of Surviving Corporation             A-6
  Section 2.4.    Bylaws of the Surviving Corporation.........................   A-6
  Section 2.5.    Directors and Officers of Surviving Corporation.............   A-6
  Section 2.6.    Closing.....................................................   A-6
  Section 2.7.    Conversion of Securities....................................   A-6
  Section 2.8.    Delivery of Shares..........................................   A-6
  Section 2.9.    Changes in Buyer Common Stock...............................   A-6
  Section 2.10.   Registration Rights.........................................   A-7
  Section 2.11.   Information Statement.......................................   A-7
  Section 2.12.   Distribution Agreement......................................   A-7
  Section 2.13.   Credit Agreement............................................   A-7
  Section 2.14.   Exercise of Warrants........................................   A-8
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  Section 3.1.    Organization and Good Standing..............................   A-8
  Section 3.2.    Capitalization..............................................   A-8
  Section 3.3.    Subsidiaries................................................   A-8
  Section 3.4.    Authorization; Binding Agreement............................   A-9
  Section 3.5.    Governmental Approvals......................................   A-9
  Section 3.6.    No Violations...............................................   A-9
  Section 3.7.    Company Financial Statements................................   A-9
  Section 3.8.    Absence of Certain Changes or Events........................  A-10
  Section 3.9.    No Undisclosed Liabilities..................................  A-10
  Section 3.10.   Compliance with Laws........................................  A-10
  Section 3.11.   Permits.....................................................  A-10
  Section 3.12.   Litigation..................................................  A-10
  Section 3.13.   Contracts...................................................  A-11
  Section 3.14.   Employee Benefit Plans......................................  A-11
  Section 3.15.   Taxes and Returns...........................................  A-12
  Section 3.16.   Intellectual Property.......................................  A-13
  Section 3.17.   Labor Matters...............................................  A-14
  Section 3.18.   Limitation on Business Conduct..............................  A-14
  Section 3.19.   Property....................................................  A-15

                                                                                PAGE
                                                                                ----
  Section 3.20.   Environmental Matters.......................................  A-15
  Section 3.21.   Insurance...................................................  A-16
  Section 3.22.   Finders and Investment Bankers..............................  A-16
  Section 3.23.   Full Disclosure.............................................  A-16
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND CUSH
  Section 4.1.    Organization and Good Standing..............................  A-16
  Section 4.2.    Authorization; Binding Agreement............................  A-17
  Section 4.3.    Governmental Approvals......................................  A-17
  Section 4.4.    No Violations...............................................  A-17
  Section 4.5.    Securities Laws.............................................  A-17
  Section 4.6.    Disclosure Documents........................................  A-18
  Section 4.7.    Finders and Investment Bankers..............................  A-18
ARTICLE V         REPRESENTATIONS AND WARRANTIES OF BUYER AND
                  MERGER SUB
  Section 5.1.    Organization and Good Standing..............................  A-18
  Section 5.2.    Capitalization..............................................  A-18
  Section 5.3.    Subsidiaries................................................  A-19
  Section 5.4.    Authorization; Binding Agreement............................  A-20
  Section 5.5.    Governmental Approvals......................................  A-20
  Section 5.6.    No Violations...............................................  A-20
  Section 5.7.    Securities Filings..........................................  A-20
  Section 5.8.    Buyer Financial Statements..................................  A-21
  Section 5.9.    Absence of Certain Changes or Events........................  A-21
  Section 5.10.   No Undisclosed Liabilities..................................  A-21
  Section 5.11.   Compliance with Laws........................................  A-21
  Section 5.12.   Permits.....................................................  A-22
  Section 5.13.   Litigation..................................................  A-22
  Section 5.14.   Contracts...................................................  A-22
  Section 5.15.   Employee Benefit Plans......................................  A-22
  Section 5.16.   Taxes and Returns...........................................  A-24
  Section 5.17.   Intellectual Property.......................................  A-24
  Section 5.18.   Buyer Securities............................................  A-25
  Section 5.19.   Labor Matters...............................................  A-26
  Section 5.20.   Limitation on Business Conduct..............................  A-26
  Section 5.21.   Property....................................................  A-26
  Section 5.22.   Environmental Matters.......................................  A-26
  Section 5.23.   Insurance...................................................  A-27
  Section 5.24.   Finders and Investment Bankers..............................  A-27
  Section 5.25.   Fairness Opinion............................................  A-27
  Section 5.26.   Takeover Statutes...........................................  A-27
  Section 5.27.   Full Disclosure.............................................  A-28

                                                                                PAGE
                                                                                ----
  Section 5.28.   Year 2000...................................................  A-28
  Section 5.29.   Expenses....................................................  A-28
ARTICLE VI        ADDITIONAL COVENANTS
  Section 6.1.    Conduct of Business by the Company Pending the Merger.......  A-28
  Section 6.2.    Conduct of Business by Buyer and Merger Sub Pending the       A-30
                  Merger......................................................
  Section 6.3.    Confidentiality.............................................  A-31
  Section 6.4.    Notification of Certain Matters.............................  A-32
  Section 6.5.    Access and Information......................................  A-32
  Section 6.6.    Reasonable Best Efforts.....................................  A-32
  Section 6.7.    Public Announcements........................................  A-33
  Section 6.8.    Business Opportunities......................................  A-33
  Section 6.9.    Employment Arrangements.....................................  A-33
  Section 6.10.   Tax Sharing Agreement.......................................  A-34
  Section 6.11.   Credit Arrangements.........................................  A-34
ARTICLE VII       CONDITIONS TO CLOSING
  Section 7.1.    Conditions Precedent to Obligations of Buyer, Merger Sub and  A-34
                  the Company.................................................
  Section 7.2.    Conditions Precedent to Obligation of the Company...........  A-35
  Section 7.3.    Conditions Precedent to Obligations of Buyer and Merger       A-35
                  Sub.........................................................
ARTICLE VIII      TERMINATION
  Section 8.1.    Termination Events..........................................  A-36
  Section 8.2.    Effect of Termination.......................................  A-36
ARTICLE IX        INDEMNIFICATION
  Section 9.1.    Indemnification by the Parent and CUSH......................  A-37
  Section 9.2.    Indemnification by Buyer....................................  A-37
  Section 9.3.    Certain Limitations.........................................  A-37
  Section 9.4.    Indemnification Procedures..................................  A-38
  Section 9.5.    Exclusive Remedy............................................  A-40
  Section 9.6.    Mitigation..................................................  A-40
ARTICLE X         MISCELLANEOUS
  Section 10.1.   Parties in Interest.........................................  A-41
  Section 10.2.   Assignment..................................................  A-41
  Section 10.3.   Notices.....................................................  A-41
  Section 10.4.   Expenses....................................................  A-42
  Section 10.5.   Amendments and Waivers......................................  A-42
  Section 10.6.   Exhibits and Disclosure Schedule............................  A-42
  Section 10.7.   Headings....................................................  A-42
  Section 10.8.   Construction................................................  A-42
  Section 10.9.   Entire Agreement............................................  A-43
  Section 10.10.  Severability................................................  A-43

                                                                                PAGE
                                                                                ----
  Section 10.11.  Governing Law...............................................  A-43
  Section 10.12.  Consent to Jurisdiction.....................................  A-43
  Section 10.13.  Counterparts................................................  A-43

SCHEDULES

COMPANY'S DISCLOSURE SCHEDULE
3.2   Capitalization
3.3   Subsidiaries
3.6   No Violations
3.8   Absence of Certain Changes or Events
3.9   Undisclosed Liabilities
3.11  Permits
3.12  Litigation
3.13  Material Contracts
3.14  Employee Benefit Plans
3.15  Tax Matters
3.16  Intellectual Property
3.17  Labor Matters
3.18  Conduct of Business
3.19  Property
3.20  Environmental Matters

BUYER'S DISCLOSURE SCHEDULE
5.2   Capitalization
5.3   Subsidiaries
5.6   No Violations
5.7   Securities Filings
5.9   Absence of Certain Changes or Events
5.10  Undisclosed Liabilities
5.12  Permits
5.13  Litigation
5.14  Material Contracts
5.15  Employee Benefit Plans
5.16  Tax Matters
5.17  Intellectual Property
5.19  Labor Matters
5.20  Conduct of Business
5.21  Property
5.22  Environmental Matters
5.28  Year 2000

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger dated as of September 6, 2000 by and among Infogrames, Inc., a Delaware corporation ("Buyer"), INA Merger Sub, Inc., a California corporation and wholly-owned subsidiary of Buyer ("Merger Sub"), Infogrames Entertainment SA, a French societe anonyme ("Parent"), California U.S. Holdings, Inc., a California corporation and wholly-owned subsidiary of Parent ("CUSH"), and Infogrames North America, Inc., a California corporation and wholly-owned subsidiary of CUSH (the "Company").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Buyer, Parent and the Company each have determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to merge with and into the Company, with the Company surviving, on the terms and subject to the conditions set forth herein (the "Merger");

     WHEREAS, CUSH, as the majority stockholder of Buyer, has approved the Merger and the transactions contemplated hereby; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto, intending to become legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any action, suit or proceeding by or before any court or other Governmental Authority.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Agreement" means this Agreement and Plan of Merger, including all Exhibits and Schedules (including the Company's Disclosure Schedule and Buyer's Disclosure Schedule) hereto, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

     "Basket" has the meaning set forth in Section 9.3(b).

     "Business Day" means weekdays other than those on which banking institutions in New York City are not open for the transaction of normal banking business.

     "Buyer" has the meaning set forth in the preamble to this Agreement.

     "Buyer Bylaws" means the Bylaws of Buyer, as amended to the date hereof.

     "Buyer Charter" means the Amended and Restated Certificate of Incorporation of Buyer, as amended to the date hereof.

     "Buyer Common Stock" has the meaning set forth in Section 5.2.

     "Buyer Employee Plans" has the meaning set forth in Section 5.15(a).

     "Buyer Financial Statements" has the meaning set forth in Section 5.8.

     "Buyer Group" has the meaning set forth in Section 9.1.

     "Buyer Intellectual Property Rights" has the meaning set forth in Section 5.17.

     "Buyer Material Contracts" has the meaning set forth in Section 5.14.

     "Buyer Options" has the meaning set forth in Section 5.2.

     "Buyer Permits" has the meaning set forth in Section 5.12.

     "Buyer Preferred Stock" has the meaning set forth in Section 5.2.

     "Buyer Securities Filings" has the meaning set forth in Section 5.7.

     "Buyer Warrants" has the meaning set forth in Section 5.2.

     "Buyer's Disclosure Schedule" means the disclosure schedule delivered by Buyer to the Company on the date hereof.

     "Certificate of Merger" means the articles of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the GCLC in form and substance reasonably acceptable to the Parties.

     "Closing" has the meaning set forth in Section 2.6.

     "Closing Date" has the meaning set forth in Section 2.6.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" has the meaning set forth in the recitals to this Agreement.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Bylaws" means the Bylaws of the Company, as amended to the date hereof.

     "Company Charter" means the Articles of Incorporation of the Company, as amended to the date hereof.

     "Company Common Stock" means the Company's common stock, no par value.

     "Company Domain Names" has the meaning set forth in Section 3.16(f).

     "Company Employee Plans" has the meaning set forth in Section 3.14(a).

     "Company Financial Statements" has the meaning set forth in Section 3.7.

     "Company Intellectual Property" has the meaning set forth in Section 3.16(a)(ii).

     "Company Material Contracts" has the meaning set forth in Section 3.13.

     "Company Permits" has the meaning set forth in Section 3.11.

     "Company Products" has the meaning set forth in Section 3.16(e).

     "Company Registered Intellectual Property" has the meaning set forth in
Section 3.16(a)(iii).

     "Company's Disclosure Schedule" means the Company's disclosure schedule delivered by the Company to Buyer on the date hereof, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Consents" means consents, approvals, exemptions, waivers, authorizations, filings, registrations and notifications.

     "CUSH" has the meaning set forth in the preamble to this Agreement.

     "Damages" means all losses, Liabilities, claims, damages, payments, Taxes, Liens, costs and expenses (including costs and expenses of Actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, interest and penalties recovered by a third party with respect thereto and out-of pocket expenses and reasonable attorneys' fees and expenses reasonably incurred in defending against, appealing or settling any such Actions).

     "DGCL" means the Delaware General Corporation Law, as amended to the date hereof.

     "Deed" has the meaning set forth in Section 5.3.

     "Distribution Agreement" has the meaning set forth in Section 2.12.

     "Edmondson" has the meaning set forth in Section 5.3.

     "Effective Time" has the meaning set forth in Section 2.1(b).

     "Enforceability Exceptions" means (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

     "Environmental Claims" has the meaning set forth in Section 3.20(e)(i).

     "Environmental Laws" has the meaning set forth in Section 3.20(e)(ii).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 3.14(a).

     "Form 10-K" has the meaning set forth in Section 5.7.

     "GCLC" has the meaning set forth in Section 2.1.

     "Governmental Authority" has the meaning set forth in Section 3.5.

     "Governmental Consent" has the meaning set forth in Section 3.5.

     "Indemnified Claim" has the meaning set forth in Section 9.4(f).

     "Indemnified Party" means the Party seeking and entitled to be indemnified under the terms and provisions of Article IX of this Agreement.

     "Indemnifying Party" means the Party from whom indemnification is being sought under the terms and provisions of Article IX of this Agreement.

     "Indemnity Reduction Amounts" has the meaning set forth in Section 9.3(c).

     "Information Statement" has the meaning set forth in Section 2.11(a).

     "Injunction" means any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Authority.

     "Intellectual Property" has the meaning set forth in Section 3.16(a)(i).

     "Laws" means all applicable laws, statutes, constitutions, rules, regulations, judgments, rulings, orders, decrees, awards and injunctions of Governmental Authorities.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's, workmen's, repairmen's and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business, (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (1) not delinquent or (2) being contested in good faith through appropriate proceedings,
(c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges or deposits under workers' compensation legislation, unemployment insurance Laws or similar Laws, (e) good faith deposits in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits, (f) pledges or deposits to secure public or statutory obligations or appeal bonds, (g) Liens referred to in the Company Financial Statements or in Buyer Financial Statements, as the case may be, (h) Liens referred to in any Schedule hereto, (i) other Liens not incurred in connection with the borrowing of money which do not interfere with or impair, in any material respect, the present operation of the business of the Company or of Buyer, as the case may be, and (j) in the case of property owned or held by the Company or any of its Subsidiaries or held by Buyer or any of its Subsidiaries, as the case may be, easements, covenants and other restrictions which do not materially impair the current use, occupancy or value of the property subject thereto.

     "Litigation" has the meaning set forth in Section 3.12.

     "Material Adverse Effect" means, when used in connection with Buyer or any Buyer Subsidiary, the Company or any Company Subsidiary or Parent or any of its Subsidiaries, as the case may be, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be; provided, however, that (a) any change, effect or circumstance relating to conditions affecting the United States economy generally or the economy of any nation or region in which such entity or any of its Subsidiaries conducts business that is material to the business of such entity and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such entity; (b) any change, effect or circumstance relating to conditions generally affecting the entertainment software industry, and not affecting such entity in a materially disproportionate manner, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such entity; and (c) any change, circumstance or effect caused by the announcement or pendency of this Agreement, or the transactions contemplated hereby shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such entity unless such change, circumstance or effect has resulted, or reasonably would be expected to result, in a substantial impairment to such entity's ability to continue to develop, produce, sell or distribute the products that are material to such entity's business in substantially the same manner as it has prior to the date of this Agreement.

     "Materials of Environmental Concern" has the meaning set forth in Section 3.20(e)(iii).

     "Merger" has the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" has the meaning set forth in Section 2.7(b).

     "Merger Sub" has the meaning set forth in the preamble to this Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means a distinct tier of The Nasdaq Stock Market comprised of securities that meet the requirements of and are authorized as Nasdaq National Market securities.

     "Parent" has the meaning set forth in the preamble to this Agreement.

     "Parent Group" has the meaning set forth in Section 9.2.

     "Parent Information" has the meaning set forth in Section 4.6.

     "Parties" or "parties" means Buyer, Merger Sub, Parent, CUSH and the Company or, with respect to the giving of notices, approvals and waivers pursuant to this Agreement, means Buyer and the Company.

     "Person" means an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

     "RIL" has the meaning set forth in Section 5.3.

     "RIL Partnership Property" has the meaning set forth in Section 5.3.

     "RIL/Edmondson Partnership" has the meaning set forth in Section 5.3.

     "SEC" means the Securities and Exchange Commission.

     "Second Amended and Restated Registration Rights Agreement" has the meaning set forth in Section 2.10.

     "Securities" has the meaning set forth in Section 4.5(a).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor law.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law.

     "Merger Sub" has the meaning set forth in the preamble to this Agreement.

     "Subsidiary" means any "subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X of the SEC) of such Person.

     "Surviving Corporation" has the meaning set forth in Section 2.1.

     "Tax" has the meaning set forth in Section 3.15(b).

     "Tax Return" has the meaning set forth in Section 3.15(b).

     "Third Party Claim" has the meaning set forth in Section 9.4(a).

     Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits, the Company's Disclosure Schedule and Buyer's Disclosure Schedule shall be deemed references to Articles and Sections of, and Exhibits and the Company's Disclosure Schedule and Buyer's Disclosure Schedule to this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or a number of "days" (without explicit reference to "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

                                   ARTICLE II

            THE MERGER AND RELATED MATTERS; CONVERSION OF SECURITIES

     Section 2.1. Merger; Effective Time.

     (a) Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the General Corporation Law of California (the "GCLC"), Merger Sub shall merge with and into the Company, and the Company shall be the successor or surviving corporation (the "Surviving Corporation") in the Merger.

     (b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file the Certificate of Merger executed in accordance with the relevant provisions of the GCLC and shall make all other filings or recordings required under the GCLC and any other applicable Laws to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of California or at such other subsequent date or time as is agreed upon by the parties and specified in the Certificate of Merger, such time being referred to herein as the "Effective Time."

     Section 2.2. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the GCLC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     Section 2.3. Articles of Incorporation of Surviving Corporation. At the Effective Time, pursuant to the Certificate of Merger, the Company Charter shall become the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable Law.

     Section 2.4. Bylaws of the Surviving Corporation. At the Effective Time, the Company Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the Articles of Incorporation of the Surviving Corporation and applicable Law.

     Section 2.5. Directors and Officers of Surviving Corporation. The directors and officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable Law.

     Section 2.6. Closing. Unless this Agreement shall have been terminated pursuant to Article VIII and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, commencing at 10:00 a.m. local time on the day (the "Closing Date") which is one Business Day after the date on which the last of the conditions set forth in Article VII (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the Parties may mutually determine.

     Section 2.7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

          (a) Any shares of capital stock of the Company which are held immediately prior to the Effective Time by any Person other than CUSH, if any, automatically shall be canceled.

          (b) The aggregate shares of Company Common Stock held by CUSH immediately prior to the Effective Time automatically shall be converted into and represent the right to receive in the aggregate twenty-eight million (28,000,000) shares of Buyer Common Stock (the "Merger Consideration").

          (c) Each issued and outstanding share of capital stock of Merger Sub automatically shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation.

     Section 2.8. Delivery of Shares. At or promptly after the Effective Time, Buyer shall deliver or cause to be delivered to CUSH one or more certificates, registered in CUSH's name, representing that number of shares of Buyer Common Stock equal to the Merger Consideration.

     Section 2.9. Changes in Buyer Common Stock. If, after the date hereof and prior to the Effective Time, Buyer Common Stock shall be recapitalized or reclassified or Buyer shall effect any stock dividend, stock split, or reverse stock split of Buyer Common Stock or otherwise effect any transaction that changes Buyer Common Stock into any other securities or any other dividend or distribution shall be made on Buyer Common Stock (or such other securities), then the shares of Buyer Common Stock to be delivered under this Agreement to CUSH shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which CUSH would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

     Section 2.10. Registration Rights. At or prior to the Effective Time, Buyer and CUSH shall cause the Amended and Restated Registration Rights Agreement, dated as of February 15, 2000, between Buyer and CUSH to be further amended and restated to include the Buyer Common Stock acquired by CUSH hereunder (the "Second Amended and Restated Registration Rights Agreement").

     Section 2.11. Information Statement

     (a) Preparation of Information Statement. Buyer shall, as promptly as practicable after the date hereof, prepare and file all filings and mailings required by the Securities Exchange Act, including all filings and mailings required by Section 14(c) of the Securities Exchange Act and Regulation 14C promulgated thereunder, and shall prepare and file with the SEC an Information Statement on Schedule 14C (or any successor form), in form and substance reasonably satisfactory to the Company and its counsel (the "Information Statement"), in connection with the transactions contemplated hereby. Each Party agrees to use its reasonable best efforts to cooperate with each other Party in connection with the preparation and filing of the Information Statement, including providing information to the other Party with respect to itself as may be reasonably required in connection therewith. Each of Buyer and the Company shall use its reasonable best efforts to respond to any comments of the SEC and to cause the Information Statement to be mailed to Buyer's stockholders at the earliest practicable time. Buyer also shall use its reasonable best efforts to take any action required to be taken under any applicable state securities or blue sky Laws in connection with the issuance of the Buyer Common Stock, including all actions to obtain required approvals and clearances with respect thereto.

     (b) SEC Comments; Amendments and Supplements. Each of Buyer and the Company shall notify the other Party promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Information Statement or any other filing or for additional information, and will supply the other Party with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Information Statement, the Merger or any other filing relating thereto. The Information Statement and such other filings shall comply in all material respects with all applicable requirements of Law. If at any time prior to the Effective Time, any event shall occur relating to Buyer or the Company, as the case may be, or their respective Subsidiaries or any of their respective officers, directors, employers or Affiliates which should be described in an amendment or supplement to the Information Statement or any other filing, Buyer or the Company, as the case may be, shall inform the other Party promptly after becoming aware of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Buyer, such amendment or supplement.

     Section 2.12. Distribution Agreement.  At or prior to the Effective Time,
(i) Buyer and Parent shall enter into a distribution agreement (the "Distribution Agreement") to provide for the distribution of Parent's products in the United States, Canada, and their territories and possessions, on substantially similar terms as the Distribution Agreement, dated as of December 16, 1999, as amended, between Buyer and Parent for the distribution of Buyer's products in Europe and Australia, and (ii) Parent and the Company shall cause the existing License Agreement effective as of January 1, 2000, between the Company and Infogrames Multimedia SA to be terminated without penalty.

     Section 2.13. Credit Agreement. At or prior to the Effective Time, Buyer and Parent shall cause all outstanding amounts under the $125 million credit agreement between Buyer and Parent (the "$125 Million Credit Agreement") to be converted into validly issued, fully paid and non-assessable shares of Common Stock, at a conversion price per share equal to the average closing sales price of the Common Stock on the NASDAQ for the thirty (30) trading days immediately prior to the date hereof (such shares of Common Stock, the "Credit Stock"), and a certificate for the Credit Stock to be issued in the name of CUSH.

     Section 2.14. Exercise of Warrants. At or prior to the Effective Time, Buyer and Parent shall cause all outstanding warrants held by Parent and CUSH (the "Warrants") to be exercised in full for 955,000 validly issued, fully paid and non-assessable shares of Common Stock (the "Warrant Stock") in accordance with their respective terms and conditions, and a certificate (or certificates) for the Warrant Stock to be issued in the name of CUSH.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Buyer and Merger Sub, except as set forth in the Company's Disclosure Schedule, as follows:

     Section 3.1. Organization and Good Standing.  Except as set forth in
Schedule 3.1 of the Company's Disclosure Schedule, the Company and each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.1 of the Company's Disclosure Schedule, the Company has previously made available to Buyer accurate and complete copies of the organizational documents, as currently in effect, of the Company and each of the Company Subsidiaries.

     Section 3.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 1,000 shares of Company Common Stock. No other capital stock of the Company is authorized or issued. CUSH is the sole beneficial and record owner of all of the outstanding shares of Company Common Stock. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with all applicable Laws. Except as set forth in Schedule 3.2 of the Company's Disclosure Schedule or as otherwise contemplated by this Agreement, as of the date hereof, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements to which the Company or any Company Subsidiary is a party, of any kind relating to any of the outstanding, authorized but unissued or treasury shares of the capital stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as set forth in Schedule 3.2 of the Company's Disclosure Schedule, there are no obligations, contingent or other, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Company Subsidiary or any other entity. Except as set forth in Schedule 3.2 of the Company's Disclosure Schedule, there are no registration rights, and to the best knowledge of the Company, there are no voting trusts, proxies or other agreements or understandings with respect to the voting rights of any class of the Company's capital stock.

     Section 3.3. Subsidiaries. Schedule 3.3 of the Company's Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Company Subsidiary, each of which is wholly owned by the Company except for directors' qualifying shares and except as otherwise set forth in Schedule 3.3 of the Company's Disclosure Schedule. All of the capital stock and other interests of the Company Subsidiaries so held by the Company are owned by it or a Company Subsidiary as set forth in Schedule 3.3 of the Company's Disclosure Schedule, free and clear of any Liens. All of the outstanding shares of capital stock of each of the Company Subsidiaries directly or indirectly held by the Company are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with all applicable Laws. No equity securities or other interests of any of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Except as set forth in Schedule 3.3 of the Company's Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $20,000 or more or for which the Company or any Company Subsidiary has liability which is not limited.

     Section 3.4. Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and approved by CUSH, as the sole stockholder of the Company. No other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the valid authorization, execution and delivery of this Agreement by the other Parties, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

     Section 3.5. Governmental Approvals. No material consent, approval, waiver or authorization of, notice to or declaration or filing with ("Governmental Consent") any nation or government, any state or other political subdivision thereof or any entity, authority or body exercising executive, legislative, judicial or regulatory functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, or tribunal ("Governmental Authority"), on the part of the Company or any of the Company Subsidiaries is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of California in accordance with the GCLC,
(b) if required, customary filings with the SEC for transactions of the type contemplated hereby, including all filings and mailings required by Section 14(c) of the Securities Exchange Act and Regulation 14C promulgated thereunder,
(c) if required, filings or consents under any applicable foreign antitrust requirements, and (d) filings, waivers or consents pursuant to the rules and regulations of NASDAQ.

     Section 3.6. No Violations. Except as set forth in Schedule 3.6 of the Company's Disclosure Schedule, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (a) conflict with or result in any breach of any provision of the Company Charter or Company Bylaws or the organizational documents of any of the Company Subsidiaries, (b) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any Company Material Contract, (c) result in the creation or imposition of any material Lien upon any of the assets of the Company or any Company Subsidiary or (d) subject solely to obtaining the Governmental Consents from Governmental Authorities referred to in Section 3.5 hereof, violate in any material way any applicable provision of any Law to which the Company or any Company Subsidiary or its assets or properties is subject.

     Section 3.7. Financial Statements. The Company has previously delivered to Buyer audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended (the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein.

     Section 3.8. Absence of Certain Changes or Events.

     (a) Except as set forth in Schedule 3.8(a) of the Company's Disclosure Schedule, since June 30, 2000, through the date of this Agreement, there has not been: (i) any event that has had or would have a Material Adverse Effect on the Company; (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of the Company by the Company; (iii) any damage or loss involving an amount in excess of $100,000 to any material asset or property (without reference to the Company Intellectual Property), whether or not covered by insurance; (iv) any change by the Company in accounting principles or practices; (v) any material revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of property (without reference to the Company Intellectual Property) of the Company or any Company Subsidiary with the value in excess of $100,000, except for sale of inventory in the ordinary course of business; or (vii) any acquisition, merger, recapitalization or reorganization involving the Company or any Company Subsidiary.

     (b) Except as set forth in Schedule 3.8(b) of the Company's Disclosure Schedule, neither the Company nor any of the Company Subsidiaries: (i) has since June 30, 2000, amended any Company Employee Plan in a manner that would reasonably be expected to increase the cost to the Company or any Company Subsidiary of maintaining such Company Employee Plan in excess of $100,000 in the aggregate annually; or (ii) has any announced plan or commitment to create any additional Company Employee Plan or to make any modification or change to any existing Company Employee Plan that would, in either case, reasonably be expected to materially increase the benefits payable to employees or former employees of the Company or any Company Subsidiary.

     Section 3.9. No Undisclosed Liabilities.  Except as set forth in Schedule
3.9 of the Company's Disclosure Schedule, neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) as of June 30, 2000, or of the type not required under generally accepted accounting principles to be reflected on a balance sheet and incurred since June 30, 2000 in the ordinary course of business, (b) in an aggregate amount of less than $500,000 and not required under generally accepted accounting principles to be reflected on a balance sheet, or (c) incurred under the terms of this Agreement.

     Section 3.10. Compliance with Laws. The business of the Company and each of the Company Subsidiaries has been operated in material compliance with all Laws applicable thereto.

     Section 3.11. Permits. Except as set forth in Schedule 3.11 of the Company's Disclosure Schedule, (a) the Company and the Company Subsidiaries have all permits, certificates, licenses, approvals and other authorizations from Governmental Authorities required in connection with the operation of their respective businesses (collectively, "Company Permits"), (b) neither the Company nor any Company Subsidiary is in violation of any Company Permit and (c) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit, except, in the case of each of clauses (a),
(b) and (c) above, those the absence or violation of which would not create a liability or obligation of the Company of more than $100,000.

     Section 3.12. Litigation. Except as set forth in Schedule 3.12 of the Company's Disclosure Schedule, there is no suit, action or proceeding ("Litigation") pending or, to the knowledge of the Company, threatened (and involving an amount in excess of $100,000) against the Company or any of the Company Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company or any Company Subsidiary. Except as set forth in Schedule 3.12 of the Company's Disclosure Schedule, to the best knowledge of the Company, no investigation or review by any Governmental Authority is pending or threatened against the Company or any Company Subsidiary.

     Section 3.13. Contracts. Schedule 3.13 of the Company's Disclosure Schedule contains a complete list of all loan agreements and financing agreements, all equipment lease financing agreements and all other contracts and agreements involving obligations of the Company or any Company Subsidiary in excess of $100,000, true and complete copies of which have been made available to Buyer (collectively, the "Company Material Contracts"). Except as set forth in Schedule 3.13 of the Company's Disclosure Schedule, all the Company Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or such Company Subsidiary and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, subject to the Enforceability Exceptions. Except as set forth in Schedule 3.13 of the Company's Disclosure Schedule, neither the Company nor any Company Subsidiary is in material violation or breach of or default under any such Company Material Contract. To the best knowledge of the Company, no party (other than the Company or the Company Subsidiaries) is in material violation or breach of or default under any Company Material Contract.

     Section 3.14. Employee Benefit Plans

     (a) Schedule 3.14(a) of the Company's Disclosure Schedule lists all employee pension benefit plans (as defined in Section 3(2) of ERISA), all employee welfare benefit plans (as defined in Section 3(1) of ERISA) and all other employee benefit plans, programs or arrangements, including, without limitation, any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation or severance agreements, in any case that are now or have been maintained or contributed to by, or with respect to which contribution is or was required to be made by, the Company, any Company Subsidiary or any other entity (whether or not incorporated) that is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code or
Section 4001(a)(14) or (b) of ERISA, for the benefit of any current or former employee, officer or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate ("Company Employee Plans").

     (b) Prior to the date of this Agreement, the Company has provided, or made available, to Buyer or Buyer's counsel, to the extent applicable with respect to any Company Employee Plan, copies of: (i) each written Company Employee Plan document and each related trust Company agreement, insurance or other funding contract and a written summary of any unwritten Company Employee Plan; (ii) each current summary plan description prepared for such Company Employee Plan; (iii) the most recent annual report on Form 5500 filed with the Department of Labor and the Internal Revenue Service with respect to each Company Employee Plan; and
(iv) the most recent favorable determination letter issued for each Company Employee Plan intended to be a qualified plan under Section 401(a) of the Code.

     (c) None of the Company Employee Plans provides health or welfare benefits to any person following his or her termination of employment other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or any other similar benefits continuation law.

     (d) Each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with applicable law (including ERISA and the Code).

     (e) No Company Employee Plan is subject to Title IV of ERISA and, to the best knowledge of the Company, no facts exist as a result of which the Company or any Company Subsidiary could be subject to liability under Title IV of ERISA.

     (f) Except as set forth in Schedule 3.14(f) of the Company's Disclosure Schedule, with respect to each Company Employee Plan, all payments due from the Company or any Company Subsidiary to date have been made when due, and all amounts properly accrued to date or as of the Closing as liabilities of the Company or any Company Subsidiary that have not been paid have been properly recorded on the books of the appropriate entity. With respect to each Company Employee Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid and all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing.

     (g) Except as set forth in Schedule 3.14(g) of the Company's Disclosure Schedule, the Company has not received any written notice of, and is not otherwise aware of, any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the best knowledge of the Company, threatened with respect to any Company Employee Plan (including against any fiduciary of any Company Employee Plan) which, in the aggregate, would have a Material Adverse Effect on the Company. With respect to each Company Employee Plan, there has been no prohibited transaction, breach of fiduciary duty or Internal Revenue Service audit and no such audit is pending.

     (h) Except as set forth in Schedule 3.14(h) of the Company's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not: (i)(A) result in an increase in the amount of or (B) accelerate the vesting or timing of payment of, any benefits or compensation payable in respect of any employee of, or independent contractor to, the Company or any Company Subsidiary; (ii) cause any payment or other consideration that is owed or may become due to any director, officer, employee, contractor or agent of the Company to be nondeductible to the Company or subject to tax under Code Section 280G or 4999; or (iii) cause or permit the termination of any employment contract or other arrangement with any director, officer, employee, contractor or agent of the Company.

     (i) Schedule 3.14(i) of the Company's Disclosure Schedule contains a list of all existing employment agreements with "change of control" provisions to which the Company is a party.

     (j) With respect to any Company Employee Plan that is subject to Section 302 of ERISA or Section 412 of the Code, the Company has not received written notice of and is otherwise not aware of any "accumulated funding deficiency" as defined in either of such Sections, whether or not waived.

     (k) Each Company Employee Plan that is intended to qualify under Code
Section 401(a) has received a favorable determination letter from the IRS with respect to its qualification covering all amendments required to comply with Code Section 401(a) other than amendments for which the remedial amendment period has not expired.

     (l) Each Company Employee Plan that provides health, medical, accident or life insurance benefits is fully insured.

     3.15. Taxes and Returns.

     (a) Except as set forth in Schedule 3.15 of the Company's Disclosure
Schedule:

          (i) the Company and each of the Company Subsidiaries has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it, and all such tax returns are true, complete and correct in all respects, and has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established;

          (ii) the Company and each of the Company Subsidiaries have made adequate provision in the Company Financial Statements for all Taxes payable by the Company or any Company Subsidiary for which no Tax Return has yet been filed;

          (iii) there are no claims or assessments pending against the Company or any of the Company Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of the Company Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are immaterial in amount);

          (iv) neither the Company nor any of the Company Subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any Taxes; and there are no outstanding requests by the Company or any of the Company Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any Taxes shown to be due on any Tax Return;

          (v) the statute of limitations period for assessment of federal income taxes has expired for all taxable years through March 31, 1996; and

          (vi) to the best knowledge of the Company, (A) there are no Liens for Taxes on the assets of the Company or any of the Company Subsidiaries except for statutory Liens for current Taxes not yet due and payable and
     (B) neither the Company nor any Company Subsidiary is liable for any Tax imposed on any other person, except as the result of the application of Income Tax Regulations Section 1.1502-6 (and any comparable provision of any state, local, foreign or provincial jurisdiction) to the affiliated group of which the Company is the common parent.

     (b) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

     (c) Except as set forth in Schedule 3.15 of the Company's Disclosure Schedule, neither the Company nor any Company Subsidiary is currently under examination or audit by any Governmental Authority with respect to any Tax.

     3.16. Intellectual Property.

     (a) For the purposes of this Agreement, the following terms have the following definitions:

          (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States, international and foreign patents and applications therefor; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, structures, display screens, layouts, development tools and all tangible or electronic documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (C) all copyrights, copyrights registrations and applications therefor; and (D) all trade names, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world.

          (ii) "Company Intellectual Property" shall mean that Intellectual Property owned by, licensed to, or used by the Company. Section 3.16(a)(ii) of the Company's Disclosure Schedule sets forth all Company Intellectual Property as described in clauses (a)(i)(A), (C) and (D).

          (iii) "Company Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications, continuations and continuations in part); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; and
     (c) registered copyrights and applications for copyright registration that the Company owns. All of the foregoing are listed in Section 3.16(a)(iii) of the Company's Disclosure Schedule.

     (b) Section 3.16(b) of the Company's Disclosure Schedule lists all non-routine proceedings or actions known to the Company before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any Company Intellectual Property. Except as set forth in Section 3.16(b) of the Company's Disclosure Schedule, no Company Intellectual Property is the subject of any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or which may affect the validity, use or enforceability of such Company Intellectual Property, nor has the Company received any notice of any threat to commence any such proceeding, the result of which if determined adversely to the Company would have a Material Adverse Effect on the Company.

     (c) Except as set forth in Section 3.16(c) of the Company's Disclosure Schedule, with respect to each item of Company Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been or will be made through the Closing and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed or will be with the relevant patent, trademark or copyright authorities in the United States or abroad for the purposes of maintaining such Company Registered Intellectual Property, except where the failure to so file would not have a Material Adverse Effect on the Company.

     (d) As of the date hereof, the Company has acquired the rights necessary to use, market, distribute, sell or license the Company Products as such Company Products are used, marketed, distributed, sold or licensed in its business as presently conducted, except where the failure to have such rights would not have a Material Adverse Effect on the Company.

     (e) To the Company's knowledge, neither the manufacture, development, publication, marketing, license, sale, distribution or use by the Company of any software products currently being licensed, produced or sold by the Company or currently under development by or for the Company (the "Company Products") violates any license or agreement between the Company and any third party or infringes any Intellectual Property right, moral right or right of publicity or privacy of any third party, and there is, to the knowledge of the Company, no pending or threatened claim or litigation contesting the validity, ownership or right to make, use, market, distribute, sell, license or dispose of any Company Intellectual Property or Company Products, nor has the Company received any written notice (that has not been resolved) asserting that, nor does the Company have any knowledge that, any Company Intellectual Property or Company Products or the proposed use, marketing, distribution, sale, license or disposition thereof conflicts or will conflict with or violate any license or agreement between the Company and any third party or infringe any Intellectual Property rights, moral rights or rights of publicity or privacy of any third party except for violations, claims, litigations, conflicts or infringements that would not have a Material Adverse Effect on the Company. Section 3.16(e) of the Company's Disclosure Schedule sets forth a list of all Company Products.

     (f) Section 3.16(f) of the Company's Disclosure Schedule sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Company Domain Names"). The Company has, and after the Effective Time the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Company Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

     3.17. Labor Matters. Except as set forth in Schedule 3.17 of the Company's Disclosure Schedule, (a) there are no controversies pending or, to the best knowledge of the Company, threatened, between the Company and any of its employees, which controversies would have a Material Adverse Effect on the Company; (b) neither the Company nor any of the Company Subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Company Subsidiaries, nor, as of the date of this Agreement, does the Company or any of the Company Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither the Company nor any of the Company Subsidiaries has any knowledge of any strikes or material slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of the Company Subsidiaries; (d) there are no material outstanding or, to the best knowledge of the Company, threatened, lawsuits, claims or charges in any forum with respect to the Company's compliance with laws regarding antidiscrimination, wrongful termination, termination in violation of public policy, unpaid overtime, breach of contract or any other claimed employee rights; and (e) the Company and the Company Subsidiaries have complied in all material respects with all reporting, disclosure and other requirements with respect to safety, affirmative action, drug and alcohol testing, Workers Adjustment and Restraining Notification Act and any other applicable labor and employment laws or regulations.

     3.18. Limitation on Business Conduct. Except as set forth in Schedule 3.18 of the Company's Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting in any material respect the freedom of the Company or any of the Company Subsidiaries to engage in any line of business or to compete with any entity.

     3.19. Property. Except as set forth in Schedule 3.19 of the Company's Disclosure Schedule, each of the Company and each of the Company Subsidiaries owns the properties and assets that it purports to own free and clear of all Liens, except for Liens which arise in the ordinary course of business and do not materially impair the Company's or the Company Subsidiaries' ownership or use of such properties or assets, or Liens for Taxes not yet due. The Company owns no real property. The Company has made available to Buyer true and complete copies of all of its leases of property. With respect to the property and assets it leases, the Company, the Company Subsidiaries, and to the best of the Company's knowledge, each of the other parties thereto, is in material compliance with such leases, and the Company or the Company Subsidiaries, as the case may be, hold a valid leasehold interest free of any Liens, except those referred to above. The rights, properties and assets presently owned, leased or licensed by the Company and the Company Subsidiaries include all rights, properties and assets necessary to permit the Company and the Company Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof. Neither the Company nor any Company Subsidiary is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor, as of the date of this Agreement, has the Company or any Company Subsidiary received any notice of such a violation with which it has not complied.

     3.20. Environmental Matters.

     (a) Except as set forth in Schedule 3.20(a) of the Company's Disclosure Schedule, the Company and the Company Subsidiaries are in material compliance with the Environmental Laws, which compliance includes the possession by the Company and the Company Subsidiaries of all material permits and governmental authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in each case where such non-compliance would not have a Material Adverse Effect on the Company. Neither the Company nor any of the Company Subsidiaries has received any written communication from a Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such material compliance, and there are no circumstances that may prevent or interfere with such compliance in the future, except where such non-compliance would not have a Material Adverse Effect on the Company.

     (b) Except as set forth in Schedule 3.20(b) of the Company's Disclosure Schedule, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not have a Material Adverse Effect on the Company.

     (c) Except as set forth in Schedule 3.20(c) of the Company's Disclosure Schedule, to the knowledge of the Company and the Company Subsidiaries, there are no past or present actions, inactions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern by the Company and the Company Subsidiaries and, to the knowledge of the Company and the Company Subsidiaries, by third parties, that would form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries have retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not have a Material Adverse Effect on the Company.

     (d) Except as set forth in Schedule 3.20(d) of the Company's Disclosure Schedule, the Company is in compliance in all material respects with Environmental Laws as they relate to (i) any on-site or off-site locations where the Company or any of the Company Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern for itself (but not on behalf of others) or (ii) any underground storage tanks located on property owned or leased by the Company or any of the Company Subsidiaries. To the knowledge of the Company, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any of the Company Subsidiaries. To the knowledge of the Company, no polychlorinated biphenyls (PCB's) or PCB-

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containing items are used or stored at any property owned or leased by the
Company or any of the Company Subsidiaries. The Company hereby represents that it has occupied properties only for the purpose of office space or warehousing non-hazardous materials.

     (e) For purposes of this Agreement:

          (i) "Environmental Claim" means any written claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the respective Party or any of its Subsidiaries, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          (ii) "Environmental Laws" means all federal, state, local and foreign laws or regulations relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, toxic substances, petroleum and petroleum products that are regulated under the Environmental Laws.

     3.21. Insurance. The Company maintains insurance that provides adequate coverage for normal risks incident to the business of the Company and the Company Subsidiaries and their respective properties and assets and in character and amount comparable to that carried by persons engaged in similar businesses, except where the nature of potential liabilities that may reasonably be expected to arise in the course of the Company's business would, in the exercise of prudent business judgment, require additional amounts or types of insurance coverage, in which case the Company maintains such additional coverage. The insurance polices maintained by the Company are with reputable insurance carriers, have no premium delinquencies and are in full force and effect. Copies of all such insurance policies have been made available to Buyer.

     3.22 Finders and Investment Bankers. Neither the Company nor any of its officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions, or financial advisors' or finders' fees in connection with the transactions contemplated hereby, other than pursuant to an agreement with Lazard Freres & Co. LLC.

     3.23. Full Disclosure. No statement contained in any certificate or schedule, including, without limitation, the Company's Disclosure Schedule, furnished or to be furnished by the Company or the Company Subsidiaries to Buyer in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND CUSH

     Parent and CUSH, jointly and severally, represent and warrant to Buyer and Merger Sub as follows:

     Section 4.1. Organization and Good Standing. Each of Parent and CUSH is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and CUSH is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure

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to be so duly qualified or licensed and in good standing would not have a
Material Adverse Effect on Parent. Parent has previously made available to Buyer accurate and complete copies of the organizational documents, as currently in effect, of Parent and CUSH. CUSH is a wholly-owned subsidiary of Parent.

     Section 4.2. Authorization; Binding Agreement. Each of Parent and CUSH has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and CUSH (including by CUSH as the sole stockholder of the Company), and no other corporate proceedings on the part of Parent or CUSH are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and CUSH and, assuming the valid authorization, execution and delivery of this Agreement by the other Parties, constitutes the legal, valid and binding agreement of each of Parent and CUSH, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

     Section 4.3. Governmental Approvals. No Governmental Consent from any Governmental Authority on the part of Parent or CUSH is required in connection with the execution or delivery by Parent and CUSH of this Agreement or the consummation by Parent and CUSH of the transactions contemplated hereby other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of California in accordance with the GCLC, (b) if required, customary filings with the SEC for transactions of the type contemplated hereby, including all filings and mailings required by Section 14(c) of the Securities Exchange Act and Regulation 14C promulgated thereunder, (c) if required, filings or consents under any applicable foreign antitrust requirements, and (d) filings, waivers or consents pursuant to the rules and regulations of NASDAQ.

     Section 4.4. No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Parent and CUSH with any of the provisions hereof will not (a) conflict with or result in any breach of any provision of the organizational documents of Parent or CUSH, (b) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any material contract of Parent or CUSH, (c) result in the creation or imposition of any material Lien upon any of the assets of Parent or CUSH or (d) subject solely to obtaining the Governmental Consents from Governmental Authorities referred to in Section 4.3 hereof, violate in any material way any applicable provision of any Law to which Parent or CUSH or their respective its assets or properties is subject.

     Section 4.5. Securities Laws.

     (a) The shares of Buyer Common Stock to be issued to CUSH upon consummation of the transactions contemplated hereby (the "Securities") are being acquired by CUSH for its own account pursuant to this Agreement and not for any other Person, and for investment only and with no intention of distributing or reselling such Securities or any part thereof or any interest therein in any transaction that would be in violation of the securities laws of the United States of America, or any state thereof; without prejudice, however, to the rights of CUSH at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law.

     (b) CUSH is an "accredited investor" as that term is defined in Rule 501 under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. By reason of CUSH's business or financial experience, it is a sophisticated investor which has the capacity to protect its interest in connection with the transactions contemplated hereby and has sufficient knowledge and experience in financial and business matters to evaluate properly the merits and risks of the Securities and the related transactions contemplated hereby.

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

     (c) CUSH has been provided with copies of the Buyer Securities Filings and a copy of Buyer's Disclosure Schedule and has had the opportunity to request any exhibits filed as part of any such document.

     (d) CUSH hereby acknowledges that Buyer has made available to it the opportunity to ask questions and receive answers from Buyer concerning the terms and conditions under which the Securities will be issued to it.

     (e) CUSH agrees that, so long as required by law, certificates evidencing any of the Securities and any securities issued in exchange for or in respect thereof shall bear a legend substantially to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY OTHER COUNTRY, STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH ACT OR OTHER LAWS."

     (f) The foregoing representations in this Section 4.5 are made for purposes of compliance with the exemptions from registration under the Securities Act and shall not in any way affect the rights of Parent or CUSH in connection with this Agreement, including, without limitation, their ability to rely on the representations and warranties of Buyer and Merger Sub set forth in this Agreement.

     4.6. Disclosure Documents. None of the information supplied by Parent, CUSH, the Company or their respective officers, directors representatives, agents or employees (the "Parent Information") in writing specifically for inclusion in the Information Statement filed in connection with this transaction, will, at the time such documents are filed with the SEC or first mailed to Buyer's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the Merger and the transactions contemplated hereby which has become false or misleading.

     4.7. Finders and Investment Bankers. None of Parent, CUSH or any of their respective officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions, or financial advisors' or finders' fees in connection with the transactions contemplated hereby, other than pursuant to an agreement with Lazard Freres & Co. LLC.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and Merger Sub jointly and severally represent and warrant to the Company, except as set forth in Buyer's Disclosure Schedule, as follows:

     Section 5.1. Organization and Good Standing. Each of Buyer and Buyer Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Buyer and Buyer Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Buyer. Buyer has previously made available to the Company accurate and complete copies of the organizational documents, as currently in effect, of Buyer and each Buyer Subsidiary.

     Section 5.2. Capitalization. As of August 30, 2000, the authorized capital stock of Buyer consists of (a) 300,000,000 shares of common stock, par value $0.01 per share, of Buyer ("Buyer Common Stock") and

(b) 5,000,000 shares of preferred stock of Buyer ("Buyer Preferred Stock"), of which 600,000 have been designated as Series A Convertible Preferred Stock. As of August 30, 2000, (i) 20,686,638 shares of Buyer Common Stock were issued and outstanding, (ii) no shares of Buyer Preferred Stock were issued and outstanding, (iii) 332,200 shares of Buyer Common Stock and no shares of Buyer Preferred Stock were issued and held in the treasury of Buyer, (iv) no shares of Buyer Common Stock or Buyer Preferred Stock were held by any Buyer Subsidiary,
(v) 1,316,235 shares of Buyer Common Stock were reserved for future issuance upon exercise of warrants (the "Buyer Warrants"), (vi) 9,227,304 shares were reserved for issuance upon conversion of outstanding notes (the "Buyer Notes"),
(vii) 200,000 shares of Buyer Common Stock are authorized for issuance under Buyer's 1998 Employee Stock Purchase Plan ("Buyer Stock Purchase Option"), of which 57,257 shares have been issued, (viii) 3,160,000 shares of Buyer Common Stock are authorized for issuance under Buyer's 1995 Stock Incentive Plan and 1997 Stock Incentive Plan, of which 2,166,565 options ("Buyer Options") are outstanding, and (ix) 3,000,000 shares of Buyer Common Stock are authorized for issuance under Buyer's 2000 Stock Incentive Plan, of which no options have been issued. No change in the capitalization of Buyer has occurred between August 30, 2000 and the date hereof, except for the issuance of shares upon the exercise or lapse of Buyer Options and Buyer Stock Purchase Options. No other capital stock of Buyer is authorized or issued. All issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with all applicable Laws. Except as set forth in Schedule 5.2 of Buyer's Disclosure Schedule or as otherwise contemplated by this Agreement, as of the date hereof, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options (except for options outstanding as of the date hereof) or other agreements to which Buyer or any Buyer Subsidiary is a party, of any kind relating to any of the outstanding, authorized but unissued or treasury shares of the capital stock or any other security of Buyer, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as set forth in Schedule 5.2 of Buyer's Disclosure Schedule, there are no obligations, contingent or other, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or the capital stock of any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any of its Subsidiaries or any other entity. Except as set forth in Schedule 5.2 of Buyer's Disclosure Schedule or as otherwise contemplated by this Agreement, there are no registration rights, and to the best knowledge of Buyer, there are no voting trusts, proxies or other agreements or understandings with respect to the voting rights of any class of Buyer's capital stock.

     Section 5.3. Subsidiaries. Schedule 5.3 of Buyer's Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Buyer Subsidiary, each of which is wholly owned by Buyer except for directors' qualifying shares and except as otherwise set forth in Schedule 5.3 of Buyer's Disclosure Schedule. All of the capital stock and other interests of Buyer Subsidiaries so held by Buyer are owned by it or a Buyer Subsidiary as set forth in Schedule 5.3 of Buyer's Disclosure Schedule, free and clear of any Liens with respect thereto, except as set forth in Schedule 5.3 of Buyer's Disclosure Schedule. All of the outstanding shares of capital stock of each of Buyer Subsidiaries directly or indirectly held by Buyer are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with all applicable Laws. No equity securities or other interests of any of Buyer Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Buyer Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Buyer Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Except as set forth in Schedule 5.3 of Buyer's Disclosure Schedule, Buyer does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest Buyer has invested or is required to invest $20,000 or more or for which Buyer or any Buyer Subsidiary has liability which is not limited. Reflections Interactive Limited ("RIL"), a wholly owned subsidiary of Buyer, has obtained, in accordance with the terms of the Deed of Partnership dated December 4, 1998, between RIL and

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Martin Lee Edmondson ("Edmondson"), as amended by the amendment dated September
23, 1999 (the "Deed"), all right, title and interest in the business, property and assets (the "RIL Partnership Property") of the partnership created under the Deed (the "RIL/Edmondson Partnership"), free and clear of any Lien, except for obtaining the consent of the landlord with respect to the assignment to RIL of the lease to Edmondson of certain real property. Edmondson has no right to receive, either currently or in the future, any income, capital or other payment from Buyer or any Buyer Subsidiary (including without limitation RIL) other than
(i) payments that may or have become due in the future under the terms of the Service Agreement, annexed to the Escrow Deed, by and among Buyer, RIL and Edmondson, dated December 4, 1998, and (ii) any expenses to be borne by Buyer in accordance with the terms of the registration rights agreement between Buyer and Edmondson dated December 23, 1998.

     Section 5.4. Authorization; Binding Agreement. Each of Buyer and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized (including for purposes of the DGCL Section 203) by Buyer's Board of Directors and a majority of its directors who do not have any financial interest in the transactions contemplated hereby, and by CUSH, as the majority stockholder of Buyer, and no other corporate proceedings on the part of Buyer or any Buyer Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Merger Sub and, assuming the valid authorization, execution and delivery of this Agreement by the other Parties, constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

     Section 5.5. Governmental Approvals. No Governmental Consent from any Governmental Authority on the part of Buyer or any of Buyer Subsidiaries is required in connection with the execution or delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby other than
(a) the filing of the Certificate of Merger with the Secretary of State of the State of California in accordance with the GCLC, (b) if required, customary filings with the SEC for transactions of the type contemplated hereby, including all filings and mailings required by Section 14(c) of the Securities Exchange Act and Regulation 14C promulgated thereunder, (c) if required, filings or consents under any applicable foreign antitrust requirements, and (d) filings, waivers or consents pursuant to the rules and regulations of NASDAQ.

     Section 5.6. No Violations. Except as set forth in Schedule 5.6 of Buyer's Disclosure Schedule, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Buyer with any of the provisions hereof will not (a) conflict with or result in any breach of any provision of the Buyer Charter or Buyer Bylaws or the organizational documents of any Buyer Subsidiaries, (b) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any Buyer Material Contract, (c) result in the creation or imposition of any material Lien upon any of the assets of Buyer or any Buyer Subsidiary or (d) subject solely to obtaining the Governmental Consents from Governmental Authorities referred to in Section 5.5 hereof, violate in any material way any Law to which Buyer or any Buyer Subsidiary or its assets or properties are subject.

     Section 5.7. Securities Filings. Buyer has made available to Parent and the Company true and complete copies of (a) its Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2000, as filed with the SEC (the "Form 10-K"), (b) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of Buyer since December 16, 1999, as filed with the SEC, and (c) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q, as amended, and Current Reports on Form 8-K, as amended) filed by Buyer with the SEC since December 16, 1999 and prior to the date hereof. The reports and statements set forth in clauses (a) through (c) above, and those subsequently provided or required to be provided to the Company pursuant to this Agreement, are referred to collectively herein as the "Buyer Securities Filings." Except as set forth in Schedule 5.7 of Buyer's Disclosure Schedule, as of their respective dates, or as of the date of the last amendment thereof, if amended after filing and prior to the date hereof, each of Buyer Securities Filings was prepared in all material respects in accordance with the requirements of the Securities Exchange Act, as the case may be, and none of Buyer Securities Filings contained or, as to Buyer Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to Buyer Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.8. Buyer Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of Buyer included in Buyer Securities Filings filed prior to the date hereof (the "Buyer Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Buyer and Buyer Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

     Section 5.9. Absence of Certain Changes or Events.

     (a) Except as set forth on Schedule 5.9(a) of Buyer's Disclosure Schedule, since March 31, 2000, through the date of this Agreement, there has not been:
(A) any event that has had or would have a Material Adverse Effect on Buyer; (B) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of Buyer by Buyer; (C) any damage or loss involving an amount in excess of $100,000 to any material asset or property (without reference to Buyer Intellectual Property Rights), whether or not covered by insurance; (D) any change by Buyer in accounting principles or practices; (E) any material revaluation by Buyer of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (F) any sale of property (without reference to Buyer Intellectual Property Rights) of Buyer or any Buyer Subsidiary with the value in excess of $100,000, except for sale of inventory in the ordinary course of business.

     (b) Except as set forth on Schedule 5.9(b) of Buyer's Disclosure Schedule, neither Buyer nor any of Buyer Subsidiaries: (i) has since March 31, 2000, amended any Buyer Employee Plan in a manner that would reasonably be expected to increase the cost to Buyer or any Buyer Subsidiary of maintaining such Buyer Employee Plan in excess of (A) $500,000 in the aggregate annually, or (B) $100,000 with respect to officers of Buyer or any Buyer Subsidiary, except as to benefits they share generally with all employees of Buyer or any Buyer Subsidiary, as applicable; or (ii) has any announced plan or commitment to create any additional Buyer Employee Plan or to make any modification or change to any existing Buyer Employee Plan that would, in either case, reasonably be expected to materially increase the benefits payable to employees or former employees of Buyer or any Buyer Subsidiary.

     Section 5.10. No Undisclosed Liabilities. Except as set forth in the Form 10-K or Schedule 5.10 of Buyer's Disclosure Schedule, neither Buyer nor any Buyer Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Buyer's audited balance sheet (including any related notes thereto) as of March 31, 2000 included in the Form 10-K or of the type not required under generally accepted accounting principles to be reflected on the balance sheet and incurred since March 31, 2000 in the ordinary course of business, (b) in an aggregate amount of less than $500,000 and not required under generally accepted accounting principles to be reflected on the balance sheet, (c) disclosed on Buyer's Disclosure Schedule or of a type described in the representations and warranties of Buyer in this Article V and not required to be disclosed on Buyer's Disclosure Schedule, or (d) incurred under the terms of this Agreement.

     Section 5.11. Compliance with Laws. The business of Buyer and each of Buyer Subsidiaries has been operated in material compliance with all Laws applicable thereto.

     Section 5.12. Permits. Except as set forth in Schedule 5.12 of Buyer's Disclosure Schedule, (a) Buyer and Buyer Subsidiaries have all permits, certificates, licenses, approvals and other authorizations from Governmental Authorities required in connection with the operation of their respective businesses (collectively, "Buyer Permits"), (b) neither Buyer nor any Buyer Subsidiary is in violation of any Buyer Permit and (c) no proceedings are pending or, to the knowledge of Buyer, threatened, to revoke or limit any Buyer Permit, except, in the case of each of clauses (a), (b) and (c) above, those the absence or violation of which would not create a liability or obligation of Buyer of more than $100,000.

     Section 5.13. Litigation. Except as set forth in Schedule 5.13 of Buyer's Disclosure Schedule, there is no Litigation pending or, to the knowledge of Buyer, threatened (and involving an amount in excess of $100,000) against Buyer or any of Buyer Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Buyer or any Buyer Subsidiary. Except as set forth in Schedule 5.13 of Buyer's Disclosure Schedule, to the best knowledge of Buyer, no investigation or review by any Governmental Authority is pending or threatened against Buyer or any Buyer Subsidiary.

     Section 5.14. Contracts. Schedule 5.14 of Buyer's Disclosure Schedule contains a complete list of all loan agreements and financing agreements, all equipment lease financing agreements and all other contracts and agreements since December 16, 1999 involving obligations of Buyer or any Buyer Subsidiary, to the knowledge of Buyer, in excess of $100,000 and not executed on behalf of Parent, the Company or Buyer by either Bruno Bonnell or Denis Guyennot as an executive officer of Parent, the Company or Buyer, true and complete copies of which have been made available to the Company. Neither Buyer nor any of Buyer Subsidiaries is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement or instrument that is required to be described in or filed as an exhibit to any Buyer Securities Filing filed prior to the date of this Agreement (collectively with those agreements listed in Schedule 5.14 of Buyer's Disclosure Schedule, the "Buyer Material Contracts") that is not so described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. Except as set forth in Schedule
5.14 of Buyer's Disclosure Schedule, all Buyer Material Contracts are valid and binding and are in full force and effect and enforceable against Buyer or such Buyer Subsidiary and, to the knowledge of Buyer, the other parties thereto in accordance with their respective terms, subject to the Enforceability Exceptions. Except as set forth in Schedule 5.14 of Buyer's Disclosure Schedule, to the knowledge of Buyer neither Buyer nor any Buyer Subsidiary is in material violation or breach of or default under any such Buyer Material Contract. To the knowledge of Buyer, no party (other than Buyer or Buyer Subsidiaries) is in material violation or breach of or default under any Buyer Material Contract.

     Section 5.15. Employee Benefit Plans.

     (a) Copies have been made available to the Company, Parent or Parent's counsel of all employee pension benefit plans (as defined in Section 3(2) of ERISA), all employee welfare benefit plans (as defined in Section 3(1) of ERISA) and all other employee benefit plans, programs or arrangements, including, without limitation, any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation or severance agreements, in any case that are now or have been maintained or contributed to by, or with respect to which contribution is or was required to be made by, Buyer, any Buyer Subsidiary or any other entity (whether or not incorporated) that is an ERISA Affiliate of Buyer within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or (b) of ERISA, for the benefit of any current or former employee, officer or consultant (or any dependent or beneficiary thereof) of Buyer or any ERISA Affiliate ("Buyer Employee Plans").

     (b) Prior to the date of this Agreement, Buyer has provided, or made available, to the Company, Parent or Parent's counsel, to the extent applicable with respect to any Buyer Employee Plan, copies of: (i) each written Buyer Employee Plan document and each related trust agreement, insurance or other funding contract; (ii) each current summary plan description prepared for such Buyer Employee Plan and a written summary of any unwritten Buyer Employee Plan;
(iii) the most recent annual report on Form 5500 filed with the Department of Labor and the Internal Revenue Service with respect to each Buyer Employee Plan; and

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(iv) the most recent favorable determination letter issued for each Buyer
Employee Plan intended to be a qualified plan under Section 401(a) of the Code.

     (c) None of the Buyer Employee Plans provides retiree health or welfare benefits to any person following his or her termination of employment other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or any other similar benefits continuation law.

     (d) Each Buyer Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with applicable law (including ERISA and the Code).

     (e) No Buyer Employee Plan is subject to Title IV of ERISA and, to the best knowledge of Buyer, no facts exist as a result of which Buyer or any Buyer Subsidiary could be subject to liability under Title IV of ERISA.

     (f) With respect to each Buyer Employee Plan, all payments due from Buyer or any Buyer Subsidiary to date have been made when due, and all amounts properly accrued to date or as of the Closing as liabilities of Buyer or any Buyer Subsidiary that have not been paid have been properly recorded on the books of the appropriate entity. With respect to each Buyer Employee Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid and all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing.

     (g) Except as disclosed in Schedule 5.15(g) of Buyer's Disclosure Schedule, Buyer has not received any written notice of, and is not otherwise aware of, any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the best knowledge of Buyer, threatened with respect to any Buyer Employee Plan (including against any fiduciary of any Buyer Employee Plan) which, in the aggregate, would have a Material Adverse Effect on Buyer. With respect to each Buyer Employee Plan, there has been no prohibited transaction, breach of fiduciary duty or Internal Revenue Service audit and no such audit is pending.

     (h) Copies have been made available to the Company, Parent or Parent's counsel of a true and complete list of each person who holds any outstanding option to purchase shares of capital stock of Buyer or any Buyer Subsidiary as of the date hereof, together with: (i) the number of shares of capital stock subject to each such option; (ii) the exercise price-per-share of such option;
(iii) the vesting schedule of such option; and (iv) a statement of whether each such option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (i) Except as disclosed in Schedule 5.15(i) of Buyer's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not:
(i)(A) result in an increase in the amount of or (B) accelerate the vesting or timing of payment of, any benefits or compensation payable in respect of any employee of, or independent contractor to, Buyer or any Buyer Subsidiary; (ii) cause any payment or other consideration that is owed or may become due to any director, officer, employee, contractor or agent of Buyer to be nondeductible to Buyer or subject to tax under Code Section 280G or 4999; or (iii) cause or permit the termination of any employment contract or other arrangement with any director, officer, employee, contractor or agent of Buyer.

     (j) With respect to any Buyer Employee Plan that is subject to Section 302 of ERISA or Section 412 of the Code, Buyer has not received written notice of and is otherwise not aware of any "accumulated funding deficiency" as defined in either of such Sections, whether or not waived.

     (k) Each Buyer Employee Plan that is intended to qualify under Code Section 401(a) has received a favorable determination letter from the IRS with respect to its qualification covering all amendments required to comply with Code
Section 401(a) other than amendments for which the remedial amendment period has not expired.

     (l) Each Buyer Employee Plan that provides health, medical, accident or life insurance benefits is fully insured.

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     5.16. Taxes and Returns.

     (a) Except as set forth in Schedule 5.16(a) of Buyer's Disclosure Schedule:

          (i) Buyer and each of Buyer Subsidiaries has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it, and all such tax returns are true, complete and correct in all respects, and has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Buyer Financial Statements have been established;

          (ii) Buyer and each of Buyer Subsidiaries have made adequate provision in Buyer Financial Statements for all Taxes payable by Buyer or any Buyer Subsidiary for which no Tax Return has yet been filed;

          (iii) there are no claims or assessments pending against Buyer or any of Buyer Subsidiaries for any alleged deficiency in any Tax, and Buyer has not been notified in writing of any proposed Tax claims or assessments against Buyer or any of Buyer Subsidiaries (other than in each case, claims or assessments for which adequate reserves in Buyer Financial Statements have been established or which are immaterial in amount);

          (iv) neither Buyer nor any of Buyer Subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any Taxes; and there are no outstanding requests by Buyer or any of Buyer Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any Taxes shown to be due on any Tax Return;

          (v) the statute of limitations period for assessment of federal income taxes has expired for all taxable years through February 28, 1995;

          (vi) to the best knowledge of Buyer, (A) there are no liens for Taxes on the assets of Buyer or any of Buyer Subsidiaries except for statutory liens for current Taxes not yet due and payable and (B) neither Buyer nor any Buyer Subsidiary is liable for any Tax imposed on any other person, except as the result of the application of Income Tax Regulations Section 1.1502-6 (and any comparable provision of any state, local, foreign or provincial jurisdiction) to the affiliated group of which Buyer is the common parent.

     (b) Except as set forth in Schedule 5.16(b) of Buyer's Disclosure Schedule, neither Buyer nor any Buyer Subsidiary is currently under examination or audit by any Governmental Authority with respect to any Tax.

     5.17. Intellectual Property.

     (a) Buyer or Buyer Subsidiaries own, license or otherwise possess legally enforceable rights to use, sell and transfer all material copyrights developed internally by Buyer or Buyer Subsidiaries, and any applications therefor, and all material trade secrets that are used in the respective businesses of Buyer and Buyer Subsidiaries as currently conducted, except as disclosed on Schedule 5.17(a)(i) of Buyer's Disclosure Schedule. To Buyer's best knowledge, Buyer or Buyer Subsidiaries own, license, or otherwise possess legally enforceable rights to use, sell and transfer all material patents, trademarks, trade names, service marks and copyrights developed by third parties, and any applications therefor, technology, know-how, source code, object code, domain names and tangible or intangible proprietary information or materials that are used in the respective businesses of Buyer and Buyer Subsidiaries as currently conducted, except as disclosed on Schedule 5.17(a)(ii) of Buyer's Disclosure Schedule. Schedule 5.17(a)(iii) of Buyer's Disclosure Schedule contains a complete list of each patent, trademark, service mark and copyright, as to which Buyer or a Buyer Subsidiary has become the registered owner, of each application for patent, trademark, service mark and copyright registration filed by or on behalf of Buyer or a Buyer Subsidiary, and of each agreement with a third party, to the knowledge of Buyer, involving an amount in excess of $100,000 that grants Buyer or a Buyer Subsidiary any rights to make, use, sell, modify, create derivative works of, sublicense or otherwise distribute the intellectual property of a third party, in each case subsequent to December 16, 1999, true and complete documentation of which has been delivered to the Company, Parent or Parent's counsel. For the purposes of this Agreement, "Buyer Intellectual Property Rights" means all patents, trademarks, trade names, service marks, copyrights, and applications therefor, technology, know-how, trade secrets, source code, object code, domain names and tangible or intangible proprietary information or materials that are used in the respective businesses of Buyer and Buyer Subsidiaries as currently conducted.

     (b) To the knowledge of Buyer, there are no valid grounds for any bona fide claims (i) that the business of Buyer or any of Buyer Subsidiaries infringes on or otherwise violates any copyright of another based on works developed internally by Buyer or a Buyer Subsidiary or any trade secret of another; (ii) that the business of Buyer or any of Buyer Subsidiaries willfully infringes on or otherwise willfully violates, or infringes on or otherwise violates, any patent, trademark or service mark of another; (iii) against the use by Buyer or a Buyer Subsidiary of any copyrights internally developed by Buyer or a Buyer Subsidiary or trade secrets used in the business of Buyer or a Buyer Subsidiary as currently conducted or as proposed to be conducted; (iv) against the use by Buyer or any of Buyer Subsidiaries of any trademarks, trade names, patents, technology, know-how or source code or object code used in the business of Buyer or any of Buyer Subsidiaries as currently conducted or as proposed to be conducted; (v) challenging the ownership, validity or effectiveness of any of the copyrights in works internally developed by Buyer or Buyer Subsidiaries or any applications therefor or of any material trade secret of Buyer or a Buyer Subsidiary; (vi) challenging the ownership, validity or effectiveness of any of the patents, registered and material unregistered trademarks, service marks and trade names, and any applications therefor or of any material trade secret of Buyer or any of Buyer Subsidiaries; or (vii) challenging the license or legally enforceable right to use any patents, trademarks, service marks, trade secrets or copyrights of a third party by Buyer or Buyer's Subsidiaries, except, in the case of each of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, as disclosed on Schedule 5.17(b) of Buyer's Disclosure Schedule.

     (c) All material patents, registered trademarks, service marks, copyrights and material trade secrets owned by Buyer and used in the business of Buyer are valid and subsisting. To Buyer's knowledge, all material patents, registered trademarks, service marks, copyrights and material trade secrets licensed by Buyer and used in the business of Buyer are valid and subsisting. Except as set forth in Schedule 5.17(c), the rights, title and ownership of Buyer Intellectual Property Rights by Buyer and Buyer Subsidiaries herein, are not subject to any encumbrances, charges, liens, indentures, security interests or claims of any kind.

     (d) Except as set forth (i) in the portions identified with specificity of the specified Buyer Securities Filings filed prior to the date of this Agreement listed on Schedule 5.17(d)(i) of Buyer's Disclosure Schedule or (ii) in Schedule 5.17(d)(ii) of Buyer's Disclosure Schedule, to Buyer's knowledge, there is no material unauthorized use, infringement or misappropriation of any of Buyer Intellectual Property Rights or material trade secret of Buyer by any third party, including any employee or former employee of Buyer or any of Buyer Subsidiaries.

     (e) Except as set forth in Schedule 5.17(e) of Buyer's Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Buyer Intellectual Property Rights or material trade secret; will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Buyer Intellectual Property Rights or material trade secret of Buyer; nor impair the right of the Surviving Corporation, after the Closing Date, to use, sell or license any Buyer Intellectual Property Rights or material trade secret.

     (f) Buyer and Buyer Subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain their proprietary rights in all Buyer Intellectual Property Rights and the secrecy and confidentiality of their trade secrets. To Buyer's knowledge, no current or prior officers, employees or consultants of Buyer or Buyer Subsidiaries claim or have a right to claim an ownership interest in any Buyer Intellectual Property Rights or trade secret as a result of having been involved in the development or licensing of such Buyer Intellectual Property Rights or trade secret while employed by or consulting to Buyer.

     5.18. Buyer Securities.

     (a) The Securities have been duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of all Liens and restrictions, other than restrictions on transfer imposed by the Securities Act and state securities laws, including without limitation "blue sky" laws.

     (b) Subject to the accuracy of Parent and CUSH' representations appearing in Section 4.5 hereof, the offer, issue and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     5.19. Labor Matters. Except as set forth in Schedule 5.19 of Buyer's Disclosure Schedule, (a) there are no controversies pending or, to the best knowledge of Buyer, threatened, between Buyer and any of its employees, which controversies would have a Material Adverse Effect on Buyer; (b) neither Buyer nor any of Buyer Subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by Buyer or Buyer Subsidiaries, nor, as of the date of this Agreement, does Buyer or any of Buyer Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither Buyer nor any of Buyer Subsidiaries has any knowledge of any strikes or material slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Buyer or any of Buyer Subsidiaries; (d) there are no material outstanding or, to the best knowledge of Buyer, threatened, lawsuits, claims or charges in any forum with respect to Buyer's compliance with laws regarding antidiscrimination, wrongful termination, termination in violation of public policy, unpaid overtime, breach of contract or any other claimed employee rights; and (e) Buyer and Buyer Subsidiaries have complied in all material respects with all reporting, disclosure and other requirements with respect to safety, affirmative action, drug and alcohol testing, Workers Adjustment and Retraining Notification Act and any other applicable labor and employment laws or regulations.

     5.20. Limitation on Business Conduct. Except as set forth in Schedule 5.20 of Buyer's Disclosure Schedule, neither Buyer nor any of Buyer Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting in any material respect the freedom of Buyer or any of Buyer Subsidiaries to engage in any line of business or to compete with any entity.

     5.21. Property. Except as set forth in Schedule 5.21 of Buyer's Disclosure Schedule, each of Buyer and each of Buyer Subsidiaries owns the properties and assets that it purports to own free and clear of all Liens, except for Liens which arise in the ordinary course of business and do not materially impair Buyer's or Buyer Subsidiaries' ownership or use of such properties or assets, and Liens for Taxes not yet due. Buyer owns no real property. Buyer has made available to the Company true and complete copies of all of its leases of property. With respect to the property and assets it leases, Buyer, Buyer Subsidiaries, and to the best of Buyer's knowledge, each of the other parties thereto, is in material compliance with such leases, and Buyer or Buyer Subsidiaries, as the case may be, hold a valid leasehold interest free of any Liens, except those referred to above. The rights, properties and assets presently owned, leased or licensed by Buyer and Buyer Subsidiaries include all rights, properties and assets necessary to permit Buyer and Buyer Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof. Neither Buyer nor any Buyer Subsidiary is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor, as of the date of this Agreement, has Buyer or any Buyer Subsidiary received any notice of such a violation with which it has not complied.

     5.22. Environmental Matters.

     (a) Except as set forth in Schedule 5.22(a) of Buyer's Disclosure Schedule, Buyer and Buyer Subsidiaries are in material compliance with the Environmental Laws, which compliance includes the possession by Buyer and Buyer Subsidiaries of all material permits and governmental authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in each case where such non-compliance would not have a Material Adverse Effect on Buyer. Neither Buyer nor any of Buyer Subsidiaries has received any written communication from a Governmental Authority that alleges that Buyer or any of Buyer Subsidiaries is not in such material compliance, and there are no circumstances that may prevent or interfere with such compliance in the future, except where such non-compliance would not have a Material Adverse Effect on Buyer.

     (b) Except as set forth in Schedule 5.22(b) of Buyer's Disclosure Schedule, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of Buyer, threatened against Buyer or any of Buyer Subsidiaries or against any person or entity whose liability for any Environmental Claim Buyer or any of Buyer Subsidiaries has retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not have a Material Adverse Effect on Buyer.

     (c) Except as set forth in Schedule 5.22(c) of Buyer's Disclosure Schedule, to the knowledge of Buyer and Buyer Subsidiaries, there are no past or present actions, inactions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern by Buyer and Buyer Subsidiaries and, to the knowledge of Buyer and Buyer Subsidiaries, by third parties, that would form the basis of any Environmental Claim against Buyer or any of Buyer Subsidiaries or against any person or entity whose liability for any Environmental Claim Buyer or any of Buyer Subsidiaries have retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not have a Material Adverse Effect on Buyer.

     (d) Except as set forth in Schedule 5.22(d) of Buyer's Disclosure Schedule, Buyer is in compliance in all material respects with Environmental Laws as they relate to (i) any on-site or off-site locations where Buyer or any of Buyer Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern for itself (but not on behalf of others) or (ii) any underground storage tanks located on property owned or leased by Buyer or any of Buyer Subsidiaries. To the knowledge of Buyer, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Buyer or any of Buyer Subsidiaries. To the knowledge of Buyer, no polychlorinated biphenyls (PCB's) or PCB-containing items are used or stored at any property owned or leased by Buyer or any of Buyer Subsidiaries. Buyer hereby represents that it has occupied properties only for the purpose of office space or warehousing non-hazardous materials.

     5.23. Insurance. Buyer maintains insurance that provides adequate coverage for normal risks incident to the business of Buyer and Buyer Subsidiaries and their respective properties and assets and in character and amount comparable to that carried by persons engaged in similar businesses, except where the nature of potential liabilities that may reasonably be expected to arise in the course of Buyer's business would, in the exercise of prudent business judgment, require additional amounts or types of insurance coverage, in which case Buyer maintains such additional coverage. The insurance polices maintained by Buyer are with reputable insurance carriers, have no premium delinquencies and are in full force and effect. Copies of all such insurance policies have been made available to the Company.

     5.24. Finders and Investment Bankers. Neither Buyer nor any of its officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions, or financial advisors' or finders' fees in connection with the transactions contemplated hereby, other than pursuant to an agreement with Lehman Brothers Inc.

     5.25. Fairness Opinion. Buyer's Special Committee of the Board of Directors has received from its financial advisor, Lehman Brothers Inc., a written opinion addressed to it relating to the fairness from a financial point of view of the transaction contemplated hereby. A true and complete copy of such opinion has been delivered to the Company.

     5.26. Takeover Statutes. The Board of Directors of Buyer has approved this Agreement and the consummation of the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of Buyer under the provisions of
Section 203 of the DGCL such that Section 203 of the DGCL does not apply to the Merger and the acquisition of the Securities by CUSH and the other transactions contemplated hereby. To the best knowledge of Buyer, no other state takeover statute is applicable to the Merger and the transactions contemplated hereby.

     5.27. Full Disclosure. No statement contained in any certificate or schedule, including, without limitation, Buyer's Disclosure Schedule, furnished or to be furnished by Buyer or Buyer Subsidiaries to Parent or the Company in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     5.28. Year 2000. Except as set forth in Schedule 5.28 of Buyer's Disclosure Schedule, the disclosure under the heading "Year 2000 Compliance" contained in Buyer's Form 10-K is accurate and in compliance with applicable law in all material respects.

     5.29. Expenses. Buyer has provided Parent with a good faith estimate of all costs and expenses paid, payable or to be payable by Buyer in connection with the transactions contemplated hereby, including, without limitation, any amounts that will come due as a result of the consummation of the transactions contemplated hereby.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

     Section 6.1. Conduct of Business by the Company Pending the Merger.

     (a) Unless Buyer shall otherwise consent in writing and except as expressly contemplated by this Agreement or in the Company's Disclosure Schedule, during the period from the date of this Agreement to the Effective Time:

          (i) the Company shall conduct, and it shall cause the Company Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and the Company shall, and it shall cause the Company Subsidiaries to, use its or their reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its present officers and employees and to preserve the present commercial relationships of the Company and the Company Subsidiaries with persons with whom the Company or the Company Subsidiaries do significant business; and

          (ii) without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will:

             (A) amend or propose to amend the Company Charter or Company
        Bylaws;

             (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of the Company Subsidiaries, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of the Company Subsidiaries, except for (a) the issuance of shares pursuant to the exercise of options outstanding on the date of this Agreement in accordance with their present terms, and (b) the issuance of shares upon the exercise of warrants outstanding on the date of this Agreement in accordance with their present terms;

             (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Company Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

             (D) create, incur or assume any indebtedness for borrowed money or issue any debt securities, other than in the ordinary course of business;

             (E) (1) assume, guarantee, endorse (other than endorsement for collection or deposit in the ordinary course of business) or otherwise become liable or responsible (whether directly, indirectly,

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

        contingently or otherwise) for the obligations of any person (other than the Company or a Company Subsidiary); (2) make any capital expenditures or make any advances or capital contributions to, or investments in, any other person (other than to a Company Subsidiary); (3) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (4) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to the Company and the Company Subsidiaries taken as a whole other than (x) to secure debt permitted under paragraph
        (D) or (y) the sale of inventory in the ordinary course of business;

             (F) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, employee, consultant or affiliate other than, in any such case referred to above, as may be required by Law or as required pursuant to the terms of agreements in effect on the date of this Agreement and other than arrangements with new employees (other than employees who will be officers of the Company) hired in the ordinary course of business and providing for compensation and other benefits consistent with those provided for similarly situated employees of the Company as of the date hereof;

             (G) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any Company Subsidiary;

             (H) except as may be required as a result of a change in law, and with prior written notice to Buyer, change any of the accounting principles or practices used by it;

             (I) make any tax election which is inconsistent with past practice or settle or compromise any Tax liability in excess of $75,000;

             (J) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of less than $25,000 reflected or reserved against in the financial statements (including the notes thereto) of the Company, or covered by insurance;

             (K) enter into, amend, modify or terminate any contract, agreement, commitment or other understanding involving: (1) annual payments, or property with a value, of (x) $75,000 or more, ($100,000 or more in the case of purchase orders) if the place of performance is the United States, or (y) $100,000 or more if the place of performance is outside the United States, (2) a term of more than one (1) year or (3) the assignment, transfer, sale or exclusive license of copyrights, trademarks or other intellectual property;

             (L) take or cause to be taken any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; or

             (M) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect at or prior to the Effective Time.

     (b) The Company shall, and the Company shall cause each of the Company Subsidiaries to, (i) comply with all Laws applicable to it, to any of its properties, assets or business or to the consummation of the transactions contemplated hereby, and to maintain in full force and effect all Company Permits necessary for its business, and (ii) send a message by email by the opening of business on September 7, 2000 to all of their respective employees notifying them of the provisions of this Section 6.1 and directing them not to take any action in contravention of this Section 6.1.

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     Section 6.2. Conduct of Business by Buyer and Merger Sub Pending the
Merger.

     (a) Unless Parent shall otherwise consent and except as expressly contemplated by this Agreement or in Buyer's Disclosure Schedule, during the period from the date of this Agreement to the Effective Time:

          (i) Buyer shall conduct, and it shall cause the Buyer Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and Buyer shall, and it shall cause the Buyer Subsidiaries to, use its or their reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its present officers and employees and to preserve the present commercial relationships of Buyer and the Buyer Subsidiaries with persons with whom Buyer or the Buyer Subsidiaries do significant business; and

          (ii) without limiting the generality of the foregoing, and except as contemplated herein, neither Buyer nor any of the Buyer Subsidiaries will:

             (A) amend or propose to amend the Buyer Charter or Buyer Bylaws;

             (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Buyer or any of the Buyer Subsidiaries, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Buyer or any of the Buyer Subsidiaries, except for (a) the issuance of shares pursuant to the exercise of Buyer Options outstanding on the date of this Agreement in accordance with their present terms, and (b) the issuance of shares upon the exercise of Buyer Warrants outstanding on the date of this Agreement in accordance with their present terms;

             (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Buyer or a Buyer Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

             (D) create, incur or assume any indebtedness for borrowed money or issue any debt securities, other than in the ordinary course of business or pursuant to any credit agreement as in effect on the date hereof (except as provided in clause (2) of paragraph (E) below);

             (E) (1) assume, guarantee, endorse (other than endorsement for collection or deposit in the ordinary course of business) or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person (other than Buyer or a Buyer Subsidiary); (2) make any capital expenditures or make any advances or capital contributions to, or investments in, any other person (other than to a Buyer Subsidiary); (3) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (4) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to Buyer and the Buyer Subsidiaries taken as a whole other than (x) to secure debt permitted under paragraph (D) or
        (y) the sale of inventory in the ordinary course of business;

             (F) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, employee, consultant or affiliate other than, in any such case referred to above, as may be required by Law or as required pursuant to the terms of agreements in effect on the date of this Agreement and other than arrangements with new employees (other than employees who will be officers of Buyer) hired in the ordinary course of business and providing for compensation and other benefits consistent with those provided for similarly situated employees of Buyer as of the date hereof;

             (G) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Buyer or any Buyer Subsidiary;

             (H) except as may be required as a result of a change in law or as required by the SEC, and with prior written notice to Parent, change any of the accounting principles or practices used by it;

             (I) make any tax election which is inconsistent with past practice or settle or compromise any Tax liability in excess of $75,000;

             (J) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of less than $25,000 reflected or reserved against in the financial statements (including the notes thereto) of Buyer, or covered by insurance;

             (K) enter into, amend, modify or terminate any contract, agreement, commitment or other understanding involving: (1) annual payments, or property with a value, of (x) $75,000 or more, ($100,000 or more in the case of purchase orders) if the place of performance is the United States, or (y) $100,000 or more if the place of performance is outside the United States, (2) a term of more than one (1) year or (3) the assignment, transfer, sale or exclusive license of copyrights, trademarks or other intellectual property;

             (L) take or cause to be taken any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; and

             (M) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of the representations or warranties of Buyer contained in this Agreement untrue or incorrect in any material respect at or prior to the Effective Time.

     (b) Buyer shall, and Buyer shall cause each of the Buyer Subsidiaries to,
(i) comply with all Laws applicable to it, to any of its properties, assets or business or to the consummation of the transactions contemplated hereby, and to maintain in full force and effect all Buyer Permits necessary for its business,
(ii) promptly furnish the Company with copies of all notices and correspondence or other information to or from any party in connection with matters relating to Buyer's credit agreements and (iii) send a message by email by the opening of business on September 7, 2000 to all of their respective employees notifying them of the provisions of this Section 6.2 and directing them not to take any action in contravention of this Section 6.2.

     (c) During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except in connection with the consummation of the Merger.

     Section 6.3. Confidentiality.

     (a) Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, NASDAQ or any other applicable securities exchange or the NASD,
(iii) necessary to secure any required Consents as to which the other Party has been advised or (iv) consented to in writing by the other Parties, all information (whether oral or written) and documents furnished in connection herewith together with analyses, compilations, studies or other documents prepared by the Party which contain or otherwise reflect such information shall be kept strictly confidential by the Parties and their respective officers, directors, employees and agents. Prior to any disclosure permitted pursuant to the preceding sentence, the Party intending to make such disclosure shall consult with the other Parties regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. In the event the transactions contemplated by this Agreement are not consummated, each Party shall return to the other Parties any documents furnished by the other Parties and all copies thereof that any of them may have made and will hold in confidence any information obtained from the other Parties except to the extent (A) such Party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (B) such information was known by such Party prior to such disclosure (and provided that, except with respect to information referred to in the following clause (C), such Party shall have advised the other Parties of such knowledge upon or promptly after its receipt of such information) or was thereafter developed or obtained by such Party independent of such disclosure or (C) such information is or becomes generally available to the public other than by breach of this Section 6.3(a) (or, to such Party's knowledge, breach of a confidentiality agreement with another Party). Prior to any disclosure of information pursuant to the exception in clause (A) of the preceding sentence, the Party intending to disclose the same shall so notify the Party which provided the same in order that such Party may seek a protective order or other appropriate remedy should it choose to do so.

     (b) Buyer, Parent and the Company further acknowledge that certain of the business and activities of each of them is competitive with business and activities of the other party, and each of them therefore agrees that it will not seek to obtain any competitive or other business advantage over the other party as a result of the information or documents so received by it in connection herewith, each party acknowledging that such use would be unfair and materially detrimental to the other party, provided that the provisions of this
Section 6.3(b) shall not apply to information referred to in clause (C) of
Section 6.3(a) hereof.

     Section 6.4. Notification of Certain Matters. Each Party shall give prompt notice to other Parties if any of the following occur after the date of this
Agreement: (a) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have otherwise been required to have been disclosed in this Agreement; (b) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD, NASDAQ or any other securities exchange) in connection with the transactions contemplated by this Agreement; (c) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect on such Party; or (d) the commencement or threat of any Litigation involving or affecting such Party or any of its Subsidiaries, or any of their respective properties or assets, or, to such Party's knowledge, any employee, agent, director or officer, in his or her capacity as such, of such Party or any of its Subsidiaries.

     Section 6.5. Access and Information. Between the date of this Agreement and the Effective Date, and without intending by this Section 6.5 to limit any of the other obligations of the Parties under this Agreement, each Party will give, and shall direct its accountants and legal counsel to give, the other Parties and their respective authorized representatives (including, without limitation, their respective financial advisors, accountants and legal counsel), at reasonable times and without undue disruption to or interference with the normal conduct of the business and affairs of such Party, access as reasonably required in connection with the transactions provided for in this Agreement to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and Company Subsidiaries, and Buyer and the Buyer Subsidiaries, as the case may be, and will furnish such other Parties with (a) such financial and operating data and other information with respect to the business and properties of the Company and Company Subsidiaries, and Buyer and the Buyer Subsidiaries, as the case may be, as such other Parties may from time to time reasonably request in connection with such transactions, and (b) with respect to Buyer, a copy of each material report, schedule and other document filed or received by Buyer or any of Buyer Subsidiaries with or from the SEC, the NASD or NASDAQ.

     Section 6.6. Reasonable Best Efforts. Subject to the terms and conditions herein provided, each Party agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each Party agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Each Party will not take, nor permit any of its Subsidiaries to take, any action or to enter into any agreement which is inconsistent with the rights granted to the other Parties in this Agreement or which may adversely affect the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall
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

be required to divest or hold separate or otherwise take or commit to take any action that materially limits its freedom of action with respect to, or its ability to retain, any of the businesses or assets of Parent or any of its Affiliates.

     Section 6.7. Public Announcements. So long as this Agreement is in effect, each Party shall not, and shall use reasonable efforts to cause its Affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the transactions contemplated hereby without the consent of the other Parties (such consent not to be unreasonably withheld or delayed), except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD or NASDAQ, or any stock exchange on which shares of a Party's capital stock are listed, in which case such Party, prior to making such announcement, will consult with the other Parties regarding the same.

     Section 6.8. Business Opportunities.

     (a) Competition. Buyer acknowledges that Parent and its Affiliates engage in the same or similar activities or lines of business as Buyer and have an interest in the same area of business opportunities. Buyer agrees that Parent and its Affiliates shall have the right to (a) engage in the same or similar business activities or lines of business as Buyer, (b) do business with any client or customer of Buyer and (c) employ or otherwise engage any officer or employee of Buyer if (i) prior to employment by Buyer such person was an officer, director or employee of Parent or an Affiliate thereof, or (ii) such employment or engagement by Parent or its Affiliate would not harm Buyer in any significant manner, and neither Parent nor any Affiliate thereof, nor any officer or director of Parent or such Affiliate, shall be liable to Buyer by reason of any such activities of Parent or its Affiliates or of such person's participation therein.

     (b) Business Opportunities. In the event that (a) Parent or any of its Affiliates, or (b) any officer, director or employee of Buyer who is also an officer, director or employee of Parent or any Affiliate thereof, acquires knowledge of a potential transaction or matter which may be a business opportunity for both Buyer and Parent or any of its Affiliates, such business opportunity shall belong only to Parent and not to Buyer, and any such officer, director or employee of Buyer shall treat such business opportunity as belonging only to Parent and not to Buyer, subject to the following sentence. In the case of clause (b) of the preceding sentence, Parent shall determine in good faith whether, based on the circumstances under which such person acquired his knowledge, such business opportunity instead was offered to such person solely in his capacity as an officer, director or employee of Buyer ("Buyer Capacity"). For purposes of the foregoing determination, there shall be a presumption that such business opportunity was offered to such person in his capacity as an officer, director or employee of Parent or any Affiliate thereof. In the event Parent determines that it was so offered to such person in his Buyer Capacity, such business opportunity shall belong only to Buyer and not to Parent and such officer, director or employee shall treat such business opportunity as belonging only to Buyer and not to Parent. With respect to any business opportunity belonging to Parent pursuant to this Section 6.8(b), Parent shall decide how to allocate and pursue such business opportunity based on its sole determination of what is in the best interests of Parent's stockholders. Parent's good faith determination of the allocation of business opportunities pursuant to this Section shall be conclusive and binding for all purposes.

     Section 6.9. Employment Arrangements. From and after the Effective Time, with respect to the employees of the Company, Buyer will, or will cause the Surviving Corporation to, provide employee benefit plans to such employees of the Company on such terms as mutually agreed by Buyer and the Company; provided, however, that nothing herein shall preclude any change in any such employee benefit plan effective on a prospective basis that is permitted pursuant to the terms of the applicable employee benefit plan and applicable Law. To the extent permitted by the terms of such plans or other arrangements, the Company's performance in respect of any performance plan or other programs shall be calculated without taking into account any expenses or costs directly associated with or arising as a result of the transactions contemplated by this Agreement or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred. With respect to any plans assumed by Buyer as of the Effective Time or established by Buyer as a replacement of a Company Employee Plan, to the extent a Company employee becomes eligible to participate in any such plans, Buyer shall grant to such employee from and after the Effective Time, credit for all service with the Company and its Affiliates and predecessors (and any other service credited under similar predecessor employee benefit plans) prior to the Effective Time for eligibility to participate, benefit accrual and vesting purposes, including for purposes of eligibility and participation under severance policies and plans, including the calculation of such employee's "years of continuous service," to the extent such service was credited under the respective benefit plans and severance policies on the Closing Date, and the employees shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under such plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the respective benefit plans on the Closing Date. Such employees shall also receive credit under the applicable health plans for deductibles, co-payments and out-of-pocket maximums paid under the respective benefit plans prior to the Closing Date.

     The provisions of this Section 6.9 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any employee of the Company, or any Company Subsidiary, or any collective bargaining unit or employee organization.

     Section 6.10. Tax Sharing Agreement. The Parties intend to enter into a tax sharing agreement which will provide that Buyer will be included in the consolidated federal income tax return of CUSH and that Buyer's share of taxes will be determined as if Buyer were a stand alone corporation filing its own federal income tax return.

     Section 6.11. Credit Arrangements. At or prior to the Effective Time, Parent and Buyer shall enter into a credit arrangement, whether directly with Parent or one of its affiliates, through the Company's existing credit agreement or with a third party, to provide for a line of credit to Buyer of $50 million on such customary terms and conditions as may be agreed by the parties thereto. In addition, Parent shall cause all intercompany debt of the Company to be canceled at or prior to the Effective Time.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

     Section 7.1. Conditions Precedent to Obligations of Buyer, Merger Sub, Parent and the Company. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, where legally permissible, waiver by such Party) at or prior to the Effective Time of each of the following conditions:

          (a) No Adverse Order. There shall be no Injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby, or permits such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on Parent, the Company or Buyer, as the case may be. Each Party shall use all reasonable efforts to have any of the foregoing vacated, dismissed or withdrawn by the Closing.

          (b) Governmental Consents.  All Governmental Consents listed in
     Section 3.5, Section 4.3, and Section 5.5 shall have been obtained, except for such Governmental Consents the failure of which to have been obtained does not and would not, individually or in the aggregate, have a Material Adverse Effect on Parent, the Company or Buyer, as the case may be.

          (c) Information Statement. The Information Statement shall have been mailed to Buyer's stockholders and all applicable periods under Regulation 14C of the Securities Exchange Act shall have passed, and no action, suit, proceeding or investigation by the SEC with respect to the Information Statement shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Securities Exchange Act relating to the issuance of the shares of Buyer Common Stock shall have been received.

          (d) Amended and Restated Registration Rights Agreement. The Second Amended and Restated Registration Rights Agreement shall have been duly and validly executed and delivered by the parties thereto.
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

          (e) Distribution Agreement. The Distribution Agreement shall have been duly and validly executed and delivered by the parties thereto.

          (f) Credit Agreement. The $125 Million Credit Agreement shall have been converted into Common Stock in accordance with the terms set forth in
     Section 2.13 hereof.

          (g) Warrants. The Warrants shall have been exercised for shares of Common Stock in accordance with their respective terms.

     Section 7.2. Conditions Precedent to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of each of the following additional conditions:

          (a) Accuracy of Buyer's and Merger Sub's Representations and Warranties. Each of the representations and warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifying language set forth therein) except to the extent that any breach (either individually or in the aggregate with all other such breaches) would not have a Material Adverse Effect on Buyer or materially and adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated by this Agreement; and the Company shall have received a certificate signed by a duly authorized executive officer of Buyer confirming the foregoing as of the Closing Date.

          (b) Covenants and Agreements of Buyer. Each of Buyer and Merger Sub shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing; and the Company shall have received a certificate signed by a duly authorized executive officer of Buyer confirming the foregoing as of the Closing Date.

          (c) Tax Opinion. The Company and Buyer shall have received an opinion of Chadbourne & Parke LLP, dated the Closing Date, to the effect that the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Chadbourne & Parke LLP may receive and rely upon representations contained in certificates of Buyer, Merger Sub, the Company and others, in each case in form and substance reasonably acceptable to Chadbourne & Parke LLP.

     Section 7.3. Conditions Precedent to Obligations of Buyer and Merger
Sub. The obligation of each of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) at or prior to the Effective Time of each of the following additional conditions:

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifying language set forth therein) except to the extent that any breach (either individually or in the aggregate with all other such breaches) would not have a Material Adverse Effect on the Company or materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement; and Buyer shall have received a certificate signed by a duly authorized executive officer of Company confirming the foregoing as of the Closing Date.

          (b) Covenants and Agreements of the Company. The Company shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing; and Buyer shall have received a certificate signed by a duly authorized executive officer of the Company confirming the foregoing as of the Closing Date.

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

                                  ARTICLE VIII

                                  TERMINATION

     Section 8.1. Termination Events. Without prejudice to other remedies which may be available to the Parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

          (a) by mutual written consent of Parent and Buyer;

          (b) by either Parent or Buyer by giving written notice to the other Party if the Closing shall not have occurred by December 31, 2000, unless extended by written agreement of the Parties; provided that the Party seeking termination pursuant to this subsection (b) is not in default or breach hereunder and provided, further, that the right to terminate this Agreement under this clause (b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (c) by either Parent or Buyer by giving written notice to the other Party if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable;

          (d) by Buyer if: (i) as of such time of determination, any of the representations and warranties of Parent, CUSH or the Company contained in this Agreement shall not be true and correct (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifying language set forth therein) except to the extent the effect of such breach (either individually or in the aggregate with all other such breaches) would not have a Material Adverse Effect on Parent or CUSH or materially adversely affect the ability of Parent, CUSH, or the Company to consummate the transactions contemplated hereby, or (ii) Parent, CUSH or the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent, CUSH or the Company under this Agreement, and, in the case of (i), such untruth or incorrectness is incapable of being cured or is not cured within fifteen (15) days, and in the case of
     (ii), such failure is incapable of being cured or is not cured within five
     (5) days, after the giving of written notice by Buyer to Parent and the Company;

          (e) by Parent, if: (i) as of such time of determination, any of the representations and warranties of the Buyer and Merger Sub contained in this Agreement shall not be true and correct (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifying language set forth therein) except to the extent the effect of such breach (either individually or in the aggregate with all other such breaches) would not have a Material Adverse Effect on Buyer or materially adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby, or (ii) Buyer and Merger Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Buyer or Merger Sub under this Agreement, and, in the case of (i), such untruth or incorrectness is incapable of being cured or is not cured within fifteen (15) days, and in the case of (ii), such failure is incapable of being cured or is not cured within five (5) days, after the giving of written notice by Parent to Buyer.

     Section 8.2. Effect of Termination. In the event of any termination of this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any Liability on the part of any Party or its Subsidiaries and Affiliates in respect thereof, except that (a) the obligations of the Parties under Section 6.3, Section 6.7, Section 10.3, Section 10.4, Section 10.11 and Section 10.12 of this Agreement shall remain in full force and effect and (b) such termination shall not relieve either Party of any Liability for any breach of this Agreement.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 9.1. Indemnification by Parent and CUSH. Following the Closing and subject to the terms and conditions of this Article IX, Parent and CUSH, jointly and severally, will indemnify, defend and hold harmless Buyer, each Subsidiary and Affiliate of Buyer and each of their respective employees, directors and officers (collectively, the "Buyer Group") from and against, and will pay or reimburse, as the case may be, Buyer Group for, any and all Damages actually incurred by any member of Buyer Group based upon or arising out of (i) any breach of any covenant or agreement of Parent, CUSH or the Company contained in this Agreement or (ii) any breach of any of Parent, CUSH or the Company's representations and warranties contained in this Agreement.

     Section 9.2. Indemnification by Buyer. Following the Closing and subject to the terms and conditions of this Article IX, Buyer will indemnify, defend and hold harmless Parent, each Subsidiary and Affiliate of the Parent and each of their respective employees, directors and officers (collectively, the "Parent Group") from and against, and will pay or reimburse, as the case may be, Parent Group for, any and all Damages actually incurred by any member of Parent Group based upon or arising out of (i) any breach of any covenant or agreement of Buyer or Merger Sub contained in this Agreement or (ii) any breach of any of Buyer or Merger Sub's representations and warranties contained in this Agreement.

     Section 9.3. Certain Limitations.

          (a) Each and every representation and warranty of Parent, CUSH and the Company or Buyer and Merger Sub contained in this Agreement (other than the representations and warranties with respect to brokers' fees contained in
     Section 3.22, Section 4.7 and Section 5.24 and Buyer's representations and warranties with respect to the Securities contained in Section 5.18) will survive the Closing Date solely for purposes of Section 9.1 and Section 9.2 until one year after the Closing Date and then expire. Buyer's representations and warranties with respect to the Securities contained in
     Section 5.18 will survive the Closing Date solely for purposes of Section
     9.2 without time limitation. The representations and warranties with respect to brokers' fees contained in Section 3.22, Section 4.7 and Section
     5.24 will survive the Closing Date solely for purposes of Section 9.1 and
     Section 9.2 until, and will expire when, all applicable statutes of limitation in respect of such brokers' fees have expired.

          (b) Notwithstanding anything contained herein to the contrary, Parent and Buyer shall not be obligated to make any indemnification payment under
     Section 9.1 or Section 9.2, as the case may be, unless and until the aggregate Damages sustained by Buyer Group or Parent Group, as the case may be, exceed on a cumulative basis $5,000,000 (the "Basket"), at which point Parent or Buyer, as the case may be, shall be obligated to indemnify Buyer Group or Parent Group, as the case may be, from and against all cumulative Damages in excess of the Basket.

          (c) The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of Damages for which indemnification is provided under this Agreement will be reduced by any amounts actually received (including amounts received under insurance polices) by or on behalf of the Indemnified Party from third parties (such amounts are referred to herein as "Indemnity Reduction Amounts"). If any Indemnified Party receives any Indemnity Reduction Amounts in respect of an Indemnified Claim for which indemnification is provided under this Agreement after the full amount of such Indemnified Claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnified Claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnified Claim, then the Indemnified Party will promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such Indemnified Claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof. Parent and Buyer, as appropriate, will, or will cause each Indemnified Party to, use its reasonable best efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages for which indemnification is provided under this Agreement.

          (d) Notwithstanding anything contained herein to the contrary, no member of Parent Group and no member of Buyer Group will be entitled after the Closing to any recovery under this Agreement for its own special, punitive, consequential, incidental or indirect damages or lost profits; provided, however, that nothing herein shall prevent any member of Parent Group or Buyer Group from being indemnified for all components of awards against them in claims by third parties, including special, punitive, consequential, incidental or indirect damages or lost profits components of such claims.

          (e) In the event that, prior to Closing, the officers of any Party to this Agreement obtain actual knowledge of any breach of warranty or misrepresentation of another Party, such first-named Party shall immediately notify the other Party thereof and shall afford the other Party a reasonable period of time, not to exceed 45 days, in which to cure such breach or take such action as may be appropriate to correct the circumstances giving rise to the breach of warranty or misrepresentation. If a Party fails to notify the other Party in accordance with this Section 9.3(e), such nondisclosing Party shall be deemed to have waived its rights to indemnification with respect to such undisclosed matter under this Agreement.

          (f) The amount of Damages for which indemnification is provided under this Agreement shall be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder (unless such indemnity payment is treated as an adjustment to the purchase price for tax purposes) and (ii) reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. In computing the amount of any such Tax costs or Tax benefit, the Indemnified Party will be deemed to be subject (A) to the applicable federal and/or local country income taxes at the maximum statutory rate then in effect and (B) to state and local Taxes (if applicable) at a combined state and local tax rate of 6%, which will be tax effected at such maximum federal rate. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the purchase price for tax purposes unless a determination (as defined in Section 1313 of the Code) or a similar event under foreign tax law with respect to the Indemnified Party causes any such payment not to constitute an adjustment to the purchase price for United States federal income tax purposes or foreign tax purposes, as the case may be.

          (g) The obligations of each Party to indemnify, defend and hold harmless the other Party and other Persons pursuant to this Article IX shall terminate (a) with respect to Section 9.1(i) and Section 9.2(i), upon the expiration of all applicable statutes of limitations and (b) with respect to Sections 9.1(ii) and 9.2(ii), when the applicable representation or warranty expires pursuant to Section 9.3(a); provided, however, that such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

     Section 9.4. Indemnification Procedures.

          (a) If any claim or demand is made against an Indemnified Party with respect to any matter, or any Indemnified Party shall otherwise learn of an assertion or of a potential claim, by any Person who is not a Party (or an Affiliate thereof) (a "Third Party Claim") which may give rise to a claim for indemnification against an Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify the Indemnifying Party in writing and in reasonable detail of the Third Party Claim (including the factual basis for the Third Party Claim, and, to the extent known, the amount of the Third Party Claim); provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually prejudiced as a result thereof (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice); it being understood and agreed that the failure of the Indemnified Party to so notify the Indemnifying Party prior to settling a Third Party Claim (whether by paying a claim or executing a binding settlement agreement with respect thereto) or the entry of a judgment or issuance of an award with respect to a Third Party Claim shall constitute actual prejudice to the Indemnifying Party's ability to defend against such Third Party Claim. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received or transmitted by the Indemnified Party relating to the Third Party Claim.

          (b) The Indemnifying Party will have the right to participate in or to assume the defense of the Third Party Claim (in either case at the expense of the Indemnifying Party) with counsel of its choice reasonably satisfactory to the Indemnified Party. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if the Parties reasonably agree that a conflict of interest exists in respect of such claim, such Indemnified Party will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnified Party and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnified Parties) shall be paid by such Indemnifying Party. If the Indemnifying Party is conducting the defense of the Third Party Claim the Indemnified Party, at its sole cost and expense, may retain separate counsel, and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party will control such defense.

          (c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnified Party's prior written consent (which consent will not be unreasonably withheld); provided, however, that, if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim and unconditionally releases the Indemnified Party completely from all Liability in connection with such Third Party Claim); provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or (y) that, in the reasonable opinion of the Indemnified Party, would otherwise materially adversely affect the Indemnified Party. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability, consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld).

          (d) If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will keep the Indemnified Party informed of all material developments relating to or in connection with such Third Party Claim. If the Indemnifying Party chooses to defend a Third Party Claim, the Parties will cooperate in the defense thereof (with the Indemnifying Party being responsible for all reasonable out-of-pocket expenses of the Indemnified Party (other than for the fees and expenses of its counsel) in connection with such cooperation), which cooperation will include the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (e) Any claim on account of Damages for which indemnification is provided under this Agreement which does not involve a Third Party Claim will be asserted by reasonably prompt written notice (but in any event within the relevant period specified in Section 9.3(a)) given by the Indemnified Party to the Indemnifying Party.

          (f) In the event of payment in full by an Indemnifying Party to any Indemnified Party in connection with any claim (an "Indemnified Claim"), such Indemnifying Party will be subrogated to and will stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Indemnified Claim against any claimant or plaintiff asserting such Indemnified Claim or against any other Person. Such Indemnified Party will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     Section 9.5. Exclusive Remedy. The remedies set forth in this Article IX shall be the sole and exclusive remedy with respect to any and all claims relating, directly or indirectly, to the subject matter of this Agreement. Without limiting the generality of the foregoing and subject to Article IX, Buyer and Parent hereby waive, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or any of their respective Subsidiaries or Affiliates may have against the other Party or any of its Subsidiaries and Affiliates with respect to the subject matter of this Agreement, whether arising under or based upon any federal, state, provincial, local or foreign statute, Law, ordinance, rule, regulation or common law.

     Section 9.6. Mitigation. Buyer and Parent shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that Buyer and Parent shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other Party shall not be required to indemnify any Person for any Damages that could reasonably be expected to have been avoided if Buyer or Parent, as the case may be, had made such efforts.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1. Parties in Interest. Except as provided in Article IX and this Section 10.1, nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

     Section 10.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Party, and any attempted assignment, without such consent, shall be null and void.

     Section 10.3. Notices. All notices and other communications required or permitted to be given by any provision of this Agreement shall be in writing and sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Party:

     If to Parent, CUSH or the Company:

        Infogrames Entertainment SA
        84, rue du 1er Mars 1943
        Villeurbanne, 69100
        France
        Attention: Thomas Schmider
        Telecopy: (011 33) 472 655116
        Confirm: (011 33) 472 655000

        And

        Attention: Frederic Monnereau
        Telecopy: (011 33) 472 655062
        Confirm: (011 33) 472 655000

     with a copy to:

        Chadbourne & Parke LLP
        30 Rockefeller Plaza
        New York, NY 10112
        Attn.: Dennis J. Friedman, Esq.
        Telecopy: (212) 541-5369
        Confirm: (212) 408-5100

     If to Buyer or Merger Sub:

        Infogrames, Inc.
        417 Fifth Avenue
        New York, New York 10016
        Attention: David J. Fremed
        Telecopy: (212) 679-3424
        Confirm: (212) 726-6500
     with a copy to:

        Kramer Levin Naftalis & Frankel LLP
        919 Third Avenue
        New York, New York 10022
        Attention: David P. Levin, Esq.
        Telecopy: (212) 715-8000
        Confirm: (212) 715-9100

     All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), or one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

     Section 10.4. Expenses. Unless otherwise provided herein, each of the Parties agrees to pay, without right of reimbursement from the other, all costs and expenses incurred by it incident to the performance of its obligations hereunder, including, without limitation, SEC filing fees and associated printing costs, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective Parties in connection with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.

     Section 10.5 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

     Section 10.6. Exhibits and Disclosure Schedule.

     (a) All Exhibits and Schedules attached hereto are hereby incorporated herein by reference and made a part hereof. Any matter which is clearly disclosed pursuant to any Section of or Schedule or Exhibit to this Agreement (or any section of any Schedule or Exhibit to this Agreement) or in Buyer SEC Filings or Buyer Financial Statements or the Company Financial Statements, as the case may be, in such a way as to make reasonably apparent its relevance or applicability to any representation made elsewhere in this Agreement or to the information called for by any other Section of or Schedule or Exhibit to this Agreement (or any other section of any Schedule or Exhibit to this Agreement) shall be deemed to be an exception to such representations and to be disclosed with respect to all Sections of and Schedules and Exhibits to this Agreement (and all sections of all Schedules and Exhibits to this Agreement), notwithstanding the omission of a reference or cross-reference thereto.

     (b) Neither the specification of any dollar amount in any representation nor the mere inclusion of any item in an Exhibit or Schedule as an exception to a representation or warranty shall be deemed an admission by a Party that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Parent, the Company or Buyer, as the case may be.

     Section 10.7. Headings. The table of contents and section headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

     Section 10.8. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     Section 10.9. Entire Agreement. This Agreement (including the Company's Disclosure Schedule, Buyer's Disclosure Schedule and the Exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede any prior understandings, negotiations, agreements, or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof.

     Section 10.10. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     Section 10.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

     Section 10.12. Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) state courts of the State of New York and (ii) any federal court located in the State of New York for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent to such Party's respective address set forth in Section 10.3 will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (i) state courts of the State of New York or (ii) any federal court located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

     Section 10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                                          INFOGRAMES, INC.

                                          By: /s/ DAVID J. FREMED
                                            ------------------------------------
                                            Name: David J. Fremed
                                            Title: Chief Financial Officer

                                          INA MERGER SUB, INC.

                                          By: /s/ DAVID J. FREMED
                                            ------------------------------------
                                            Name: David J. Fremed
                                            Title: Chief Financial Officer

                                          INFOGRAMES ENTERTAINMENT SA

                                          By: /s/ BRUNO BONNELL
                                            ------------------------------------
                                            Name: Bruno Bonnell
                                            Title: Chief Executive Officer

                                          CALIFORNIA U.S. HOLDINGS, INC.

                                          By: /s/ BRUNO BONNELL
                                            ------------------------------------
                                            Name: Bruno Bonnell
                                            Title: Chief Executive Officer

                                          INFOGRAMES NORTH AMERICA, INC.

                                          By: /s/ YVES LEGRIS
                                            ------------------------------------
                                            Name: Yves Legris
                                            Title: Chief Operating Officer

                                   EXHIBIT B

                                INFOGRAMES, INC.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                            AND FINANCIAL STATEMENTS

                       INFOGRAMES, INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Infogrames, Inc.
New York, New York

     We have audited the accompanying consolidated balance sheets of Infogrames, Inc. and its subsidiaries (the "Company") as of March 31, 2000 and June 30, 2000 and the related consolidated statements of operations and comprehensive (loss) income, stockholders' equity (deficit) and cash flows for the year ended March 31, 2000 and the three months ended, June 30, 2000. Our audits also included the consolidated financial statement schedule listed in the index at Item 14. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Infogrames, Inc. and its subsidiaries as of March 31, 2000 and June 30, 2000 and the consolidated results of their operations and their cash flows for the year ended March 31, 2000 and the three months ended, June 30, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in Note 1 to the Consolidated Financial Statements, the Company changed its method of accounting for future royalty advances effective January 1, 1998, treating such costs as research and development expenses.

                                          /s/ Deloitte & Touche LLP

                                          New York, New York
                                          September 8, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Infogrames, Inc. and subsidiaries:

     We have audited the accompanying consolidated balance sheet of Infogrames, Inc., formerly GT Interactive Software Corp. (a Delaware corporation) and subsidiaries as of March 31, 1999 and the related consolidated statements of operations, comprehensive (loss) income, stockholders' equity (deficit) and cash flows for year ended December 31, 1997, for the three months ended March 31, 1998 and for the year ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infogrames, Inc. and subsidiaries as of March 31, 1999 and the results of their operations and cash flows for the year ended December 31, 1997, for the three months ended March 31, 1998 and for the year ended March 31, 1999, in conformity with accounting principles generally accepted in the United States.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the financial statements and supplementary data is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
June 29, 1999

(EXCEPT WITH RESPECT TO THE REVERSE STOCK SPLIT DISCUSSED IN NOTE 1, AS TO WHICH THE DATE IS JUNE 29, 2000)

                       INFOGRAMES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                 MARCH 31,
                                                           ---------------------    JUNE 30,
                                                             1999        2000         2000
                                                           --------    ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents..............................  $ 13,407    $  19,587    $  12,302
  Short-term investments.................................       105           --           --
  Receivables, net.......................................   110,019       37,001       22,456
  Inventories, net.......................................   158,208       38,179       30,907
  Royalty advances.......................................     9,195           --           --
  Deferred income taxes..................................    36,142           --           --
  Income taxes receivable................................     1,973        2,550        1,357
  Prepaid expenses and other current assets..............    12,947       10,096        7,241
                                                           --------    ---------    ---------
  Total current assets...................................   341,996      107,413       74,263
Property and equipment, net..............................    36,808       25,761       15,094
Investments..............................................     7,412        9,293        8,237
Goodwill, net of accumulated amortization of $5,078,
  $2,564 and $2,945, respectively........................    34,194        8,047        7,067
Deferred income taxes....................................    12,664           --           --
Other assets.............................................     5,837        8,693       10,118
                                                           --------    ---------    ---------
  Total assets...........................................  $438,911    $ 159,207    $ 114,779
                                                           ========    =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.......................................  $152,556    $  87,926    $  64,515
  Accrued liabilities....................................    35,505       37,123       33,071
  Revolving credit facility..............................        --       71,698       98,543
  Royalties payable......................................    18,515       14,487       15,972
  Deferred income........................................       173           --           58
  Income taxes payable...................................     2,569           55           --
  Due to related party...................................       908          958        1,026
                                                           --------    ---------    ---------
  Total current liabilities..............................   210,226      212,247      213,185
Long-term debt...........................................    98,750       97,828       99,320
Other long-term liabilities..............................     2,802        3,351        2,239
                                                           --------    ---------    ---------
  Total liabilities......................................   311,778      313,426      314,744
                                                           --------    ---------    ---------
Commitments and contingencies
Stockholders' equity (deficit):
  Series A convertible preferred stock, $0.01 par, 5,000
     shares authorized, 600 shares issued and
     outstanding, stated at liquidation preference of $50
     per share as of March 31, 1999, 0 shares issued and
     outstanding as of March 31, 2000 and June 30,
     2000(1).............................................    30,000           --           --
  Common stock, $0.01 par, 150,000 shares authorized,
     14,555, 20,675 shares and 20,685 issued and
     outstanding, respectively(1)........................       145          207          207
Additional paid-in capital...............................   161,655      227,378      227,383
Accumulated deficit......................................   (62,876)    (383,598)    (425,542)
Accumulated other comprehensive (loss) income............    (1,791)       1,794        1,309
Treasury shares, at cost, 0 shares as of March 31, 1999
  and 2000, and 1,661 as of June 30, 2000................        --           --       (3,322)
                                                           --------    ---------    ---------
Total stockholders' equity (deficit).....................   127,133     (154,219)    (199,965)
                                                           --------    ---------    ---------
Total liabilities and stockholders' equity (deficit).....  $438,911    $ 159,207    $ 114,779
                                                           ========    =========    =========

---------------
(1) Reflects the one-for-five reverse stock split approved by the Company's Board of Directors which was effected on June 26, 2000. All periods have been restated to reflect the reverse stock split.
  The accompanying notes are an integral part of these consolidated financial statements.

                       INFOGRAMES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        AND COMPREHENSIVE (LOSS) INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            THREE MONTHS       YEARS ENDED        THREE MONTHS
                                                              YEAR ENDED       ENDED             MARCH 31            ENDED
                                                             DECEMBER 31,    MARCH 31,     --------------------     JUNE 30,
                                                                 1997           1998         1999       2000          2000
                                                             ------------   ------------   --------   ---------   ------------
Net revenues...............................................    $530,677       $105,767     $572,342   $ 375,569    $  32,983
Cost of goods sold.........................................     315,134         57,092      329,959     296,301       16,150
                                                               --------       --------     --------   ---------    ---------
  Gross profit.............................................     215,543         48,675      242,383      79,268       16,833
Selling and distribution expenses..........................      98,689         24,467      147,499     147,814       16,829
General and administrative expenses........................      46,611         10,655       66,616      87,113       16,146
Research and development...................................      13,824         10,866       76,870      66,574        9,582
Royalty advance write-off..................................      73,821             --           --          --           --
Restructuring and other charges............................          --             --       17,479      37,948       11,081
Purchased research and development.........................      11,008             --        5,000          --           --
SingleTrac retention bonus.................................       2,400             --        1,680          --           --
Amortization of goodwill...................................       1,295            636        3,349       3,110          561
                                                               --------       --------     --------   ---------    ---------
  Operating (loss) income..................................     (32,105)         2,051      (76,110)   (263,291)     (37,366)
Interest expense...........................................      (1,010)          (557)      (5,108)    (17,167)      (3,318)
Other expense..............................................      (1,065)          (832)        (207)       (793)        (384)
                                                               --------       --------     --------   ---------    ---------
  (Loss) income before (benefit from) provision for income
    taxes..................................................     (34,180)           662      (81,425)   (281,251)     (41,068)
(Benefit from) provision for income taxes..................      (9,157)           304      (29,628)     40,882          876
                                                               --------       --------     --------   ---------    ---------
  Net (loss) income from continuing operations.............     (25,023)           358      (51,797)   (322,133)     (41,944)
Discontinued operations:
  Loss from operations of OZM..............................          --             --       (3,531)         --           --
  Loss on disposal of OZM..................................          --             --      (15,510)       (477)          --
                                                               --------       --------     --------   ---------    ---------
  Loss from discontinued operations........................          --             --      (19,041)       (477)          --
                                                               --------       --------     --------   ---------    ---------
  Net (loss) income before extraordinary item..............     (25,023)           358      (70,838)   (322,610)     (41,944)
Extraordinary item:
  Gain on early extinguishment of debt, net of tax of
    $1,312.................................................          --             --           --       1,888           --
                                                               --------       --------     --------   ---------    ---------
    Net (loss) income before dividends on preferred
      stock................................................     (25,023)           358      (70,838)   (320,722)     (41,944)
                                                               --------       --------     --------   ---------    ---------
Less dividends on preferred stock..........................          --             --          226          --           --
                                                               --------       --------     --------   ---------    ---------
    Net (loss) income attributable to common
      stockholders.........................................    $(25,023)      $    358     $(71,064)  $(320,722)   ($ 41,944)
                                                               ========       ========     ========   =========    =========
Basic and diluted (loss) income per share from continuing
  operations...............................................    $  (1.87)      $   0.03     $  (3.73)  $  (19.58)   $   (2.03)
Basic and diluted (loss) income per share from discontinued
  operations...............................................          --             --        (1.37)      (0.03)          --
Basic and diluted income per share from extraordinary
  item.....................................................          --             --           --        0.11           --
                                                               --------       --------     --------   ---------    ---------
Basic and diluted (loss) income per share..................    $  (1.87)      $   0.03     $  (5.10)  $  (19.50)   $   (2.03)
                                                               ========       ========     ========   =========    =========
Weighted average shares outstanding(1).....................      13,396         13,588       13,931      16,451       20,680
                                                               ========       ========     ========   =========    =========
    Net (loss) income before dividends on preferred
      stock................................................    $(25,023)      $    358     $(70,838)  $(320,722)   $ (41,944)
Other comprehensive (loss) income:
  Foreign currency translation adjustments.................      (2,732)         1,169         (667)      1,817          572
  Unrealized holding (loss) gain on securities.............        (199)            --           11       1,768       (1,057)
                                                               --------       --------     --------   ---------    ---------
    Comprehensive (loss) income............................    $(27,954)      $  1,527     $(71,494)  $(317,137)   $ (42,429)
                                                               ========       ========     ========   =========    =========

---------------
(1) Reflects the one-for-five reverse stock split approved by the Company's Board of Directors which was effected on June 26, 2000. All periods have been restated to reflect the reverse stock split.

  The accompanying notes are an integral part of these consolidated financial statements.

                       INFOGRAMES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            THREE MONTHS       YEARS ENDED        THREE MONTHS
                                                              YEAR ENDED       ENDED            MARCH 31,            ENDED
                                                             DECEMBER 31,    MARCH 31,     --------------------     JUNE 30,
                                                                 1997           1998         1999       2000          2000
                                                             ------------   ------------   --------   ---------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income before dividends on preferred stock......    $(25,023)      $    358     $(70,838)  $(320,722)    $(41,944)
Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
  Depreciation and amortization............................       7,434          2,511       14,606      16,081        3,032
  Write-off of investment..................................          --             --        2,676          --           --
  Purchased research and development.......................      11,008             --        5,000          --           --
  Royalty advance write-off................................      73,821             --           --          --           --
  Deferred income taxes....................................      (1,010)         1,010      (32,666)     48,806          876
  Deferred income..........................................      (1,690)           187           21        (118)           3
Purchase of barter credits.................................          --             --           --          --       (1,188)
  Write-off of assets in connection with restructuring
    charges................................................          --             --        7,362      30,391        9,592
  Sales and distribution fee...............................          --             --           --          --         (440)
  Loss from discontinued operations........................          --             --       19,041         477           --
  Extraordinary gain on General Atlantic Partners, LLC
    (GAP) 0% subordinated convertible note.................          --             --           --      15,649           --
  Amortization of discount on long-term debt...............          --             --           --         718          956
  Accrued interest on Revolving Credit Facility............          --             --           --       1,461        2,542
  Write-off of deferred financing costs in connection with
    the GAP securities exchange............................          --             --           --       8,985           --
  Write-off of deferred financing costs in connection with
    the early extinguishment of Credit Agreement...........          --             --           --       3,188           --
  Issuance of common stock in lieu of partial royalty
    payment................................................          --             --           --       4,208           --
  Issuance of common stock pursuant to employee stock
    purchase plan..........................................          --             --           --         581           --
  Changes in operating assets and liabilities:
    Receivables, net.......................................     (83,683)        60,175      (57,490)     73,576       13,929
    Inventories, net.......................................     (54,102)         6,896      (10,498)    100,448        7,288
    Royalty advances.......................................     (20,505)         5,870          814       9,195           --
    Due to related party, net..............................        (349)           581          (17)         50          169
    Prepaid expenses and other current assets..............       2,206         (3,409)      (5,884)      1,499        2,176
    Accounts payable.......................................      38,607        (46,942)      47,956     (44,330)     (24,231)
    Accrued liabilities....................................      (3,699)        (7,168)      14,169       1,754       (5,281)
    Royalties payable......................................      14,054         (7,037)     (21,907)     (4,036)       1,466
    Income taxes payable...................................      (3,804)        (2,423)      (1,133)     (2,746)          --
    Income taxes receivable................................     (15,171)         4,487        8,711        (577)       1,346
    Long-term liabilities..................................      (8,186)          (666)       1,220         552       (1,223)
    Other..................................................         522         (2,043)      (2,226)     (2,549)      (1,429)
                                                               --------       --------     --------   ---------     --------
      Net cash (used in) provided by operating
        activities.........................................     (69,570)        12,387      (81,083)    (57,459)     (32,361)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments...................................        (259)            --           --          --           --
Purchases of property and equipment........................     (18,269)        (7,641)     (22,607)     (8,864)        (839)
Sales of short-term investments, net.......................       4,613             --           --          --           --
Acquisitions, net of cash acquired of approximately $135,
  $0, $1,678, $0 and $0, respectively......................      (5,833)            --       (2,701)         --           --
                                                               --------       --------     --------   ---------     --------
      Net cash used in investing activities................     (19,748)        (7,641)     (25,308)     (8,864)        (839)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) under revolving credit facility,
  net......................................................      54,600        (26,600)      70,750     (27,052)      25,077
Issuance of Infogrames 5% subordinated convertible note....                                              50,000           --
Issuance of General Atlantic Partners, LLC subordinated
  note ("GAP").............................................          --             --           --      20,000           --
Issuance of subordinated Cayre.............................          --             --           --      10,000           --
Issuance of common stock to Infogrames, net................          --             --           --      48,677           --
Proceeds from exercise of warrants.........................       2,102             --           --          --           --
Proceeds from exercise of stock options....................         786            114          376         146            5
Purchase of treasury shares................................          --             --           --          --       (2,322)
Issuance (redemption) of preferred stock...................          --             --       30,000     (30,000)          --
      Net cash provided by (used in) financing
        activities.........................................      57,488        (26,486)     101,126      71,771       22,760
Effect of exchange rates on cash and cash equivalents......        (429)          (644)       1,448         732        3,155
Net (decrease) increase in cash and cash equivalents.......     (32,259)       (22,384)      (3,817)      6,180       (7,285)
Cash and cash equivalents -- beginning of period...........      71,867         39,608       17,224      13,407       19,587
Cash and cash equivalents -- end of period.................    $ 39,608       $ 17,224     $ 13,407   $  19,587     $ 12,302

  The accompanying notes are an integral part of these consolidated financial statements.

                       INFOGRAMES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             SERIES A      SERIES A                                                    ACCUMULATED
                                           CONVERTIBLE    CONVERTIBLE    COMMON              ADDITIONAL   RETAINED        OTHER
                                            PREFERRED      PREFERRED      STOCK     COMMON    PAID-IN     EARNINGS    COMPREHENSIVE
                                           STOCK SHARES      STOCK      SHARES(1)   STOCK     CAPITAL     (DEFICIT)   (LOSS) INCOME
                                           ------------   -----------   ---------   ------   ----------   ---------   -------------
Balance, December 31, 1996...............          --      $     --      13,280      $132     $118,753    $  32,627      $   627
Issuance of stock in connection with the
  acquisition of SingleTrac..............          --            --         140         1        7,168           --           --
Exercise of warrants.....................          --            --         100         1        2,101           --           --
Exercise of stock options................          --            --          60         1          784           --           --
Net loss.................................          --            --          --        --           --      (25,023)          --
Currency translation adjustment..........          --            --          --        --           --           --       (2,732)
Unrealized loss on securities............          --            --          --        --           --           --         (199)
                                             --------      --------      ------      ----     --------    ---------      -------
Balance, December 31, 1997...............          --            --      13,580       135      128,806        7,604       (2,304)
Issuance of stock options in connection
  with the acquisition of SingleTrac.....          --            --          --        --        3,007           --           --
Exercise of stock options................          --            --          20         1          113           --           --
Net income...............................          --            --          --        --           --          358           --
Currency translation adjustment..........          --            --          --        --           --           --        1,169
                                             --------      --------      ------      ----     --------    ---------      -------
Balance, March 31, 1998..................          --            --      13,600       136      131,926        7,962       (1,135)
Issuance of preferred stock..............     120,000        30,000          --        --           --           --           --
Issuance of stock options in connection
  with acquisitions......................          --            --          --        --        1,356           --           --
Issuance of stock in connection with
  acquisitions...........................          --            --         920         8       27,999           --           --
Exercise of stock options................          --            --          35         1          374           --           --
Net loss.................................          --            --          --        --           --      (70,838)          --
Currency translation adjustment..........          --            --          --        --           --           --         (667)
Unrealized gain on securities............          --            --          --        --           --           --           11
                                             --------      --------      ------      ----     --------    ---------      -------
Balance, March 31, 1999..................     120,000        30,000      14,555       145      161,655      (62,876)      (1,791)
Exchange of preferred stock for long-term
  debt...................................    (120,000)      (30,000)         --        --           --           --           --
Issuance of warrants to Infogrames.......          --            --          --        --        8,983           --           --
Issuance of warrants in connection with
  revolving credit facility..............          --            --          --        --        3,188           --           --
Issuance of common stock in lieu of
  partial royalty payment................          --            --         300         3        4,205           --           --
Issuance of common stock pursuant to
  employee stock purchase plan...........          --            --          40         1          582           --           --
Issuance of common stock to Infogrames,
  net....................................          --            --       5,740        57       48,620           --           --
Exercise of stock options................          --            --          40         1          145           --           --
Net loss.................................          --            --          --                     --     (320,722)          --
Currency translation adjustment..........          --            --          --                     --           --        1,817
Unrealized gain on securities............          --            --          --                     --           --        1,768
                                             --------      --------      ------      ----     --------    ---------      -------
Balance, March 31, 2000..................          --            --      20,675       207      227,378     (383,598)       1,794
Exercise of stock options................          --            --          10        --            5           --           --
Net loss.................................          --            --          --        --           --      (41,944)          --
Currency translation adjustment..........          --            --          --        --           --           --          572
Unrealized loss on securities............          --            --          --        --           --           --       (1,057)
Treasury Shares..........................          --            --          --        --           --           --           --
                                             --------      --------      ------      ----     --------    ---------      -------
Balance, June 30, 2000...................          --      $     --      20,685      $207     $227,383    $(425,542)     $ 1,309
                                             ========      ========      ======      ====     ========    =========      =======


                                                      TREASURY
                                           TREASURY    SHARES
                                            SHARES      COST       TOTAL
                                           --------   --------   ---------
Balance, December 31, 1996...............      --     $    --    $ 152,139
Issuance of stock in connection with the
  acquisition of SingleTrac..............      --          --        7,169
Exercise of warrants.....................      --          --        2,102
Exercise of stock options................      --          --          785
Net loss.................................      --          --      (25,023)
Currency translation adjustment..........      --          --       (2,732)
Unrealized loss on securities............      --          --         (199)
                                            -----     -------    ---------
Balance, December 31, 1997...............      --          --      134,241
Issuance of stock options in connection
  with the acquisition of SingleTrac.....      --          --        3,007
Exercise of stock options................      --          --          114
Net income...............................      --          --          358
Currency translation adjustment..........      --          --        1,169
                                            -----     -------    ---------
Balance, March 31, 1998..................      --          --      138,889
Issuance of preferred stock..............      --          --       30,000
Issuance of stock options in connection
  with acquisitions......................      --          --        1,356
Issuance of stock in connection with
  acquisitions...........................      --          --       28,007
Exercise of stock options................      --          --          375
Net loss.................................      --          --      (70,838)
Currency translation adjustment..........      --          --         (667)
Unrealized gain on securities............      --          --           11
                                            -----     -------    ---------
Balance, March 31, 1999..................      --          --      127,133
Exchange of preferred stock for long-term
  debt...................................      --          --      (30,000)
Issuance of warrants to Infogrames.......      --          --        8,983
Issuance of warrants in connection with
  revolving credit facility..............      --          --        3,188
Issuance of common stock in lieu of
  partial royalty payment................      --          --        4,208
Issuance of common stock pursuant to
  employee stock purchase plan...........      --          --          583
Issuance of common stock to Infogrames,
  net....................................      --          --       48,677
Exercise of stock options................      --          --          146
Net loss.................................      --          --     (320,722)
Currency translation adjustment..........      --          --        1,817
Unrealized gain on securities............      --          --        1,768
                                            -----     -------    ---------
Balance, March 31, 2000..................      --          --     (154,219)
Exercise of stock options................      --          --            5
Net loss.................................      --          --      (41,944)
Currency translation adjustment..........      --          --          572
Unrealized loss on securities............      --          --       (1,057)
Treasury Shares..........................   1,661      (3,322)      (3,322)
                                            -----     -------    ---------
Balance, June 30, 2000...................   1,661     $(3,322)   $(199,965)
                                            =====     =======    =========

---------------
(1) Reflects the one-for-five reverse stock split approved by the Company's Board of Directors which became effective on June 26, 2000. All periods have been restated to reflect the reverse stock split.

  The accompanying notes are an integral part of these consolidated financial statements.

                       INFOGRAMES, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Infogrames, Inc., formerly GT Interactive Software Corp., a Delaware corporation (the "Company"), is a leading worldwide developer, publisher and distributor of interactive entertainment software for use on various platforms, including PCs, Sony PlayStation and Nintendo 64. The Company derives its revenues primarily from the sale of its created, published, licensed and purchased products to mass merchants, specialty software stores, computer superstores and distributors located throughout North America and also in various international locations. The Company was incorporated in September 1992 and commenced operations in February 1993. The Company has relied on support from its parent, Infogrames Entertainment SA ("Infogrames SA") in the recent past. The Company believes that it is Infogrames SA's present intention to continue such support as Infogrames SA deems necessary to fund its operations and its cash flows for the next twelve months.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

  Revenue Recognition

     Revenue is recognized upon shipment of merchandise to customers. At the time the revenue is recognized, a reserve is provided for expected future returns net of the related cost of such items.

     The Company is not contractually obligated to accept returns, except for defective product. However, the Company may permit its customers to return or exchange product and may provide pricing allowance for estimated returns, price concessions and other allowances. Such allowance is reflected as a reduction to accounts receivable when the Company expects to grant credits for such items.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash in banks and highly liquid, short-term investments with original maturities of three months or less at the date acquired.

  Inventories

     Inventories are stated at the lower of cost (based upon the first-in, first-out method) or market. Allowances are established (and reassessed quarterly) to reduce the recorded cost of obsolete inventory and slow moving inventory to its net realizable value.

  Royalty Advances

     During the fourth quarter of 1997, the convergence of marketplace forces led the Company to reconsider its royalty advance evaluation process. Rapid technological innovation, shelf-space competition, shorter product life cycles and buyer selectivity have made it extremely difficult to determine the likelihood of individual product acceptance and success. As a result, the Company expensed royalty advances of approximately $73.8 million on products that were in development or on sale as of December 31, 1997. The Company has, effective January 1, 1998, changed its accounting for future royalty advances, treating such costs as research and development expenses, which are expensed as incurred. These changes created symmetry in accounting for both internally and externally developed products. Multi-year output advances are expensed over the development periods, in accordance with generally accepted accounting principles.

                       INFOGRAMES, INC. AND SUBSIDIARIES

  Goodwill

     Goodwill is currently amortized using the straight-line method over periods not exceeding 5 years. Management reassesses quarterly the appropriateness of both the carrying value and remaining life of goodwill, principally based on forecasts of future undiscounted cash flows of businesses acquired. See Note 21 for information concerning the restructuring reserve, and related impairment write offs of goodwill.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates in effect for the years in which the differences are expected to reverse.

  Fair Values of Financial Instruments

     Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments" requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, royalties payable, revolving credit facility and amounts due to and from related parties are reflected in the consolidated financial statements at fair value because of the short-term maturity of these instruments. The fair value of long-term debt closely approximates its carrying value. The Company uses quoted market prices to calculate these fair values, when available.

  Investments

     Management classifies equity securities as available-for-sale securities under the provisions defined in the Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at market value with the unrealized gains and losses reported as a component of accumulated comprehensive income. The cost of investments sold is determined on the first-in, first-out method.

     The Company also maintains equity investments under 20 percent of the outstanding equity of the investee entity on the cost basis of accounting. The Company evaluates these investments for impairment on a quarterly basis (See
Note 6).

  Impairment of Long Lived Assets

     The Company reviews long-lived assets, such as fixed assets and certain identifiable intangibles to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value, as defined in Statement of Financial

                       INFOGRAMES, INC. AND SUBSIDIARIES

Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

  Research and Development Costs

     Research and development costs related to the design, development and testing of new software products are charged to expense as incurred. Effective January 1, 1998, research and development costs also include payments for royalty advances to third-party developers on products that are currently in development.

  Advertising Expenses

     Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 1997, the three months ended March 31, 1998, the years ended March 31, 1999 and 2000 and the three months ended June 30, 2000 amounted to approximately $32.0 million, $7.9 million, $49.1 million, $64.0 million and $5.0 million, respectively.

  Foreign Currency

     Assets and liabilities of foreign subsidiaries have been translated at year-end exchange rates, while revenues and expenses have been translated at average exchange rates in effect during the year. Resulting cumulative translation adjustments have been recorded as accumulated other comprehensive
(loss) income.

  New Accounting Pronouncements

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will adopt SFAS No. 133 in the first quarter of fiscal 2001, in accordance with the deferral provision in SFAS No.
137. The adoption of SFAS No. 133 will not have a material effect on the Company's consolidated financial statements.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company is required to adopt SAB 101 no later than the fourth quarter of fiscal 2001. Infogrames Inc. is currently evaluating the impact of SAB 101 on the Company's results of operations and financial position.

     In March 2000, the FASB issued Interpretation No. 44 (FIN No. 44), Accounting for Certain Transactions involving Stock Compensation -- an Interpretation of APB 25. FIN No. 44 clarifies (i) the definition of employee for purposes of applying APB Opinion No. 25, (ii) the criteria for determining whether a plan qualifies as a noncompensatory plan, (iii) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (iv) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of certain of the conclusions of FIN No. 44 covering events occurring during the period after December 15, 1998 or January 12, 2000 did not have a material effect on the Company's financial position and results of operations. The Company does not expect that the adoption of the remaining conclusions will have a material effect on the financial position or results of operations.

                       INFOGRAMES, INC. AND SUBSIDIARIES

  Reclassifications

     Certain reclassifications have been made to the prior years' consolidated financial statements to conform to classifications used in the current period.

  Net Income (Loss) Per Share

     Basic earnings per share ("EPS") is computed as net earnings after preferred dividends divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock-based compensation plans including stock options, restricted stock awards, warrants and other convertible securities using the treasury stock method. The convertible debt, warrants and all shares issuable under stock based compensation plans would be anti-dilutive and therefore have not been considered in the diluted EPS calculation in the years ended March 31, 1999 and 2000, and in the three months ended June 30, 2000, respectively.

  Discontinued Operations

     Pursuant to Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations -- Reporting Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), the consolidated financial statements of the Company reflect the disposal of OZM as a discontinued operation. Accordingly, the revenues, costs and expenses, assets and liabilities, and cash flows of this business have been excluded from the respective captions in the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows, and have been reported through its date of disposition as "Loss from discontinued operations."

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fiscal Year

     Effective January 1, 1998, the Company changed its fiscal year end from December 31 to March 31. Accordingly, the fiscal year ended March 31, 1998 represents three months of operations. Effective April 1, 2000, the Company changed its fiscal year end from March 31 to June 30. Accordingly, the fiscal period ended June 30, 2000 represents three months of operations. (See Note 23.)

  Reverse Stock Split

     On April 6, 2000, the Company's Board of Directors approved a one-for-five reverse stock split of the issued and outstanding shares of the Company's common stock, which became effective June 26, 2000. All periods have been restated to reflect the reverse stock split.

  Unaudited Interim Financial Information

     The unaudited interim consolidated financial information for the three months ended June 30, 1999 has been prepared on the same basis as the audited consolidated financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring

                       INFOGRAMES, INC. AND SUBSIDIARIES
accruals) necessary for a fair presentation of this interim information. Such unaudited consolidated interim financial data is presented in Note 22 to the consolidated financial statements.

NOTE 2 -- PURCHASE OF MAJORITY INTEREST BY INFOGRAMES SA

     As of December 31, 1999, Infogrames SA and subsidiaries purchased approximately 60 percent of the voting stock of the Company through the following transactions:

     - On November 15, 1999, Infogrames SA purchased from the Company a $25 million principal amount Short-Term Senior Secured Note ("Short-Term Note"). In connection with this transaction, the Company issued to Infogrames SA warrants to purchase 10,000 shares of common stock at an exercise price of $0.05 per share.

     - On December 16, 1999, the Company consummated the following of transactions with Infogrames SA and certain partnerships affiliated with General Atlantic Partners, LLC ("GAP"). Infogrames SA, the founding Cayre family, and GAP entered into further transactions as well.

     - Infogrames SA purchased 6,711,701 shares of the Company's common stock from the Cayre family, founders of GT Interactive Software Corp., for $25.0 million and also purchased from the Cayre family $10 million of subordinated notes ("Cayre Notes") of the Company.

     - Infogrames SA purchased 5,714,286 shares of Common Stock from the Company for $50 million ($8.75 per share) and $60.6 million principal amount of a new 5% subordinated convertible note of the Company in exchange for $25 million in cash, the Cayre Notes, the Short-Term Note and $0.6 million accrued interest. The new 5% subordinated convertible note is convertible into common stock at $9.25 per share.

     - The Company issued to GAP $50 million principal amount of non-interest bearing subordinated convertible notes in exchange for 600,000 shares of Series A Preferred Stock and $20 million of subordinated notes of the Company, and accrued interest thereon, held by GAP. These notes are convertible into common stock at $20.00 per share.

     - Infogrames SA acquired from GAP warrants to purchase 900,000 shares of common stock of the Company at an exercise price of $0.05 per share, for nominal consideration.

     As a result of these transactions, as of December 31, 1999, Infogrames SA owns approximately 12 million shares of the Company's common stock.

     The Company has relied on support from its parent, Infogrames SA, in the recent past. The Company believes that it is Infogrames SA's present intention to continue such support as Infogrames SA deems necessary to fund operations and cash flows for the next twelve months.

NOTE 3 -- ACQUISITIONS

     In January 1997, the Company acquired all of the outstanding capital stock of Premier Promotion Limited, the parent company of One Stop Direct Limited, for approximately $0.4 million in cash. This transaction was accounted for as a purchase.

     In October 1997, the Company acquired SingleTrac Entertainment Technologies, Inc. ("SingleTrac"), a software developer, for cash and stock. Total consideration, including acquisition costs, was approximately $14.7 million, of which $5.4 million was cash and the balance of the purchase price was the issuance of 100,000 newly issued shares of the Company's common stock and the assumption of approximately 100,000 stock options. The acquisition was accounted for as a purchase. The purchase price was allocated to net assets acquired, purchased in-process research and development ("R&D"), and goodwill and other intangibles. Purchased in-process R&D includes the value of products in the development stage and not considered to

                       INFOGRAMES, INC. AND SUBSIDIARIES
have reached technological feasibility and was, therefore, expensed. Accordingly, approximately $11.0 million of acquisition cost was expensed in the fourth quarter of 1997. In connection with the acquisition of SingleTrac on October 15, 1997, the Company issued approximately 146,000 shares of its common stock and assumed approximately 61,000 stock options.

     In November 1998, the Company acquired One Zero Media, Inc. ("OZM"), an Internet entertainment content company, in exchange for approximately 500,000 newly issued shares of the Company's common stock and approximately 100,000 stock options to purchase the Company's common stock. Total consideration, including acquisition costs, was approximately $17.2 million, which was allocated to net assets acquired and goodwill. The acquisition was accounted for as a purchase, because it was the Company's intention to sell an ownership interest in OZM. At March 31, 1999, the Company decided to sell OZM within the next six months and therefore OZM is accounted for as a discontinued operation. OZM was sold in July 1999. This resulted in a loss from discontinued operations of $19.5 million, $0.5 million of which is recognized in the current fiscal year. In connection with the acquisition of OZM on November 4, 1998, the Company issued approximately 458,000 shares of its common stock and assumed approximately 117,000 stock options.

     In December 1998, the Company acquired Reflections Interactive Limited ("Reflections"), a developer of interactive entertainment software for computer games, in exchange for approximately 460,000 newly issued shares of the Company's common stock. Total consideration, including acquisition costs, was approximately $13.5 million. The acquisition was accounted for as a purchase. The purchase price was allocated to net assets acquired, purchased in-process R&D and goodwill. Accordingly, $5.0 million of acquisition cost was expensed in the quarter ended December 31, 1998. Additionally, the Company acquired Prism Leisure Tontragervertriebs GmbH ("Prism"), a distributor of value-priced software based in Germany, for nominal consideration. The acquisition was accounted for as a purchase. The purchase price was allocated to net assets acquired and goodwill. In connection with the acquisition of Reflections on December 23, 1998, the Company issued approximately 457,000 shares of its common stock. Goodwill, net of accumulated amortization, approximated $6.1 million and $5.8 million for March 31, 2000 and June 30, 2000, respectively.

     In December 1998, the Company formed GT Interactive European Holdings B.V., a European holding company, which acquired all of the outstanding capital stock of Home Software Benelux B.V. ("Homesoft"), a distributor of entertainment software, for approximately $1.0 million in cash. The acquisition was accounted for as a purchase.

     In December 1998, the Company purchased the assets of Legend Entertainment Company ("Legend"), a developer of entertainment software. Total consideration, including acquisition costs, was approximately $2.0 million. The purchase price was allocated to goodwill. In connection with the asset purchase of Legend on December 22, 1998, the Company issued approximately 9,000 shares of its common stock. These shares are restricted from being sold until no later than December 22, 2002. Goodwill, net of accumulated amortization, approximated $1.5 million and $1.4 million for March 31, 2000 and June 30, 2000, respectively.

NOTE 4 -- RECEIVABLES, NET

     Receivables consist of the following:

                                                           MARCH 31,
                                                      --------------------    JUNE 30,
                                                        1999        2000        2000
                                                      --------    --------    --------
                                                               (IN THOUSANDS)
Trade accounts receivable...........................  $179,823    $109,146     83,555
Royalties receivable................................        17         178         --
                                                      --------    --------    -------
                                                       179,840     109,324     83,555

                       INFOGRAMES, INC. AND SUBSIDIARIES

                                                           MARCH 31,
                                                      --------------------    JUNE 30,
                                                        1999        2000        2000
                                                      --------    --------    --------
                                                               (IN THOUSANDS)
Less: Allowance for doubtful accounts...............    10,713      23,337     23,081
Sales return reserve................................    59,108      48,986     38,018
                                                      --------    --------    -------
                                                      $110,019    $ 37,001    $22,456
                                                      ========    ========    =======

NOTE 5 -- INVENTORIES, NET

     Inventories consist of the following:

                                                            MARCH 31,
                                                       -------------------    JUNE 30,
                                                         1999       2000        2000
                                                       --------    -------    --------
                                                               (IN THOUSANDS)
Finished goods.......................................  $146,312    $77,677    $73,857
Return inventory.....................................    26,319      7,351      3,249
Raw materials........................................     4,194      1,238      1,764
                                                       --------    -------    -------
                                                        176,825     86,266     78,870
Less: Obsolescence Reserve...........................    18,617     48,087     47,963
                                                       --------    -------    -------
                                                       $158,208    $38,179    $30,907
                                                       ========    =======    =======

     The obsolescence reserve at March 31, 2000 includes an aggregate charge of approximately $56.0 million recorded in that year relating to management's decision to focus on certain product lines and exit others. This charge is recorded in cost of sales and is part of the restructuring and reorganization of the Company. See Note 21 for additional information relating to the restructuring of the Company's operations.

NOTE 6 -- INVESTMENTS

     In 1995, the Company invested $63,000 in Zomax Incorporated ("Zomax"), an outsource provider of process management services to software publishers, computer manufacturers and other producers of multimedia products. As of June 30, 2000 the Company held approximately 62,140 shares of Zomax at a market price of $13.13 per share.

     In 1996, the Company purchased for approximately $2.7 million in cash a 9.9% investment in, and entered into a multi-titled publishing agreement with Mirage, a U.K. developer of entertainment software. Since the total of the expected future cash flows is less than the carrying amount of the investment, the Company recognized a loss of $2.7 million on its investment during fiscal 1999.

     In 1996, the Company invested approximately $7.1 million in convertible preferred stock of OddWorld, a developer of entertainment software, which is convertible into approximately 50% of the common equity.

     In 1997, the Company purchased for $225,000 in cash a 9.9% investment in GameWizards, Inc., a developer of electronic and print-based strategy guides on behalf of developers and publishers of software products.

                       INFOGRAMES, INC. AND SUBSIDIARIES

NOTE 7 -- PROPERTY AND EQUIPMENT, NET

     Property and equipment consists of the following:

                                                            MARCH 31,
                                                        ------------------    JUNE 30,
                                                         1999       2000        2000
                                                        -------    -------    --------
                                                                (IN THOUSANDS)
Computer equipment....................................  $17,172    $17,527    $ 9,048
Machinery and equipment...............................    6,622      4,952      1,722
Capitalized computer software.........................   17,918     20,139      8,061
Furniture and fixtures................................    7,059      5,513      5,212
Leasehold improvements................................    7,733      4,041      3,310
                                                        -------    -------    -------
                                                         56,504     52,172     27,353
Less: Accumulated Depreciation........................   19,696     26,411     12,259
                                                        -------    -------    -------
                                                        $36,808    $25,761    $15,094
                                                        =======    =======    =======

     Depreciation expense for the year ended December 31, 1997, the three months ended March 31, 1998 and the years ended March 31, 1999 and 2000 and the three months ended June 30, 2000 amounted to approximately $6.1 million, $1.9 million, $11.3 million, $13.0 million, and $2.5 million, respectively.

     During the three months ended June 30, 2000, the Company wrote off total net assets of $9.2 million. This decision was made in part with the Company's strategic plan to reorganize and re-focus its business and its desire to exit certain product lines. See Note 21 for additional information relating to restructuring of the Company's operations

NOTE 8 -- ACCRUED LIABILITIES

     Accrued liabilities consists of the following:

                                                            MARCH 31,
                                                        ------------------    JUNE 30,
                                                         1999       2000        2000
                                                        -------    -------    --------
                                                                (IN THOUSANDS)
Restructuring reserve.................................  $ 8,992    $10,209    $ 9,836
Accrued advertising...................................    2,414      1,389        307
Accrued professional fees.............................    1,251        983      1,900
Accrued salary and related costs......................    4,602      5,007      4,018
Litigation reserve....................................       --      2,400      2,750
Accrued freight and distributions.....................    5,890      2,611      1,236
Accrued consulting fees...............................       --         --      2,858
Other.................................................   12,356     14,524     10,166
                                                        -------    -------    -------
                                                        $35,505    $37,123    $33,071
                                                        =======    =======    =======

     See Note 21 for information on the details of the restructuring charge recorded by the Company.

                       INFOGRAMES, INC. AND SUBSIDIARIES

NOTE 9 -- INCOME TAXES

     The components of the (benefit from) provision for income taxes are as follows:

                                                        THREE MONTHS       YEARS ENDED       THREE MONTHS
                                         YEAR ENDED        ENDED            MARCH 31,           ENDED
                                        DECEMBER 31,     MARCH 31,      ------------------     JUNE 30,
                                            1997            1998          1999      2000         2000
                                        ------------   --------------   --------   -------   ------------
                                                                 (IN THOUSANDS)
Federal:
  Current.............................    $(10,308)        $(407)       $     --   $(6,612)      $ --
  Deferred............................      (1,265)          836         (23,563)   38,499        287
                                          --------         -----        --------   -------       ----
                                           (11,573)          429         (23,563)   31,887        287
                                          --------         -----        --------   -------       ----
State and local:
  Current.............................         185            36              --        --
  Deferred............................      (1,726)           33          (4,202)    4,424         --
                                          --------         -----        --------   -------       ----
                                            (1,541)           69          (4,202)    4,424         --
                                          --------         -----        --------   -------       ----
Foreign:
  Current.............................       3,957          (194)          1,186        33
  Deferred............................          --            --          (3,049)    4,538        589
                                          --------         -----        --------   -------       ----
                                             3,957          (194)         (1,863)    4,571       $589
                                          --------         -----        --------   -------       ----
Provision for (benefit from) income
  taxes...............................    $ (9,157)        $ 304        $(29,628)  $40,882       $876
                                          ========         =====        ========   =======       ====

     The reconciliation of the income tax provision (benefit) computed at the Federal statutory rate to the reported provision for (benefit from) income taxes is as follows:

                                                       THREE MONTHS        YEARS ENDED       THREE MONTHS
                                        YEAR ENDED        ENDED             MARCH 31,           ENDED
                                       DECEMBER 31,     MARCH 31,      -------------------     JUNE 30,
                                           1997            1998          1999       2000         2000
                                       ------------   --------------   --------   --------   ------------
                                                                 (IN THOUSANDS)
(Benefit from) provision for income
  taxes computed at Federal statutory
  rate...............................    $(11,963)        $ 232        $(28,499)  $(98,438)    $(14,373)
Increase (decrease) in (benefit from)
  provision for income taxes
  resulting from:
State and local taxes, net of Federal
  tax (benefit) provision............      (1,541)           36          (3,324)   (10,969)      (1,603)
Foreign taxes in excess of Federal
  statutory rate provision
  (benefit)..........................           9          (175)           (512)    17,598        3,042
Purchased research and development...       4,293            --              --         --           --
Other, net...........................          45           211           2,707     (1,900)         312
Increase to deferred tax asset
  valuation allowance................          --            --              --    134,591       13,498
                                         --------         -----        --------   --------     --------
(Benefit from) provision for income
  taxes..............................    $ (9,157)        $ 304        $(29,628)  $ 40,882     $    876
                                         ========         =====        ========   ========     ========
Effective income tax rate............          27%           46%             36%        15%           2%
                                         ========         =====        ========   ========     ========

                       INFOGRAMES, INC. AND SUBSIDIARIES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities are as follows:

                                                                           THREE MONTHS
                                                        YEAR ENDED            ENDED
                                                        MARCH 31,            JUNE 30,
                                                   --------------------    ------------
                                                    1999        2000           2000
                                                   -------    ---------    ------------
                                                              (IN THOUSANDS)
DEFERRED TAX ASSETS:
Inventory valuation..............................  $ 7,825    $  20,454     $  19,241
Deferred income..................................      118           77            77
Sales return reserve.............................     (302)       1,702         1,899
Tax loss carryforwards...........................   26,729       92,781       109,144
Restructuring reserve............................    5,822        4,814         3,186
Other............................................    8,614       14,763        14,542
                                                   -------    ---------     ---------
                                                    48,806      134,591     $ 148,089
                                                   -------    ---------     ---------
                                                    48,806      134,591       148,089
Less valuation allowance.........................       --     (134,591)     (148,089)
                                                   -------    ---------     ---------
Net deferred tax asset...........................  $48,806    $      --     $      --
                                                   =======    =========     =========

     As of June 30, 2000, the Company has combined net operating loss carryforwards of approximately $285.8 million for tax purposes. These loss carryforwards are available to offset future taxable income and will expire beginning in the years 2011 through 2019. Under Section 382 of the Internal Revenue Code, the Company's pre-ownership-change loss carryforwards are subject to an annual limitation which could reduce or defer the utilization of these losses.

     The valuation allowance increased by approximately $13.5 million in 2000, attributable to the net change in the deferred tax asset during the year, thereby increasing the cumulative valuation allowance to $148.0 million. The valuation increased by $134,591 in fiscal 2000, consisting of a valuation allowance of $48,806 for the beginning deferred tax asset balance and a valuation allowance of $85,785 for the net change in the deferred tax asset during the year. A full valuation allowance has been recorded against the net deferred tax asset because it is more likely than not that such asset will not be realized in the foreseeable future.

     The Company has not recognized a deferred tax liability of approximately $1.1 million for the undistributed earnings of its 100 percent-owned foreign subsidiaries as of June 30, 2000. The Company currently does not expect those unremitted earnings to reverse and become taxable to the Company in the foreseeable future. A deferred tax liability will be recognized when the Company expects that it will recover those undistributed earnings in a taxable manner. As of June 30, 2000, the undistributed earnings of these subsidiaries were approximately $7.2 million.

NOTE 10 -- STOCKHOLDERS' EQUITY

     On November 12, 1999, the Company's Board of Directors approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Charter Amendment"), which increases the total number of shares of authorized capital stock of the Company from 155 million shares to 305 million shares. The Charter Amendment became effective on February 14, 2000. There is currently authorized 300 million shares of the Company's common stock and five million shares of the Company's Series A Convertible Preferred Stock. Refer to
Note 2 for stockholders' equity transactions relating to the purchase by Infogrames SA of a majority interest in the Company.

                       INFOGRAMES, INC. AND SUBSIDIARIES

     As of December 31, 1997, March 31, 1998, 1999 and 2000 and June 30, 2000,
the Company had warrants outstanding to purchase an aggregate of approximately 251,000, 251,000, 246,000, 246,000 and 246,000 shares, respectively, of Common
Stock to content-providers at exercise prices (ranging from $42.50 to $70.00) not less than the fair market value at the date of issue. Refer to Note 2 for stockholders' equity transactions relating to the purchase by Infogrames SA of a majority interest in the Company.

     On June 26, 2000, the Company repurchased approximately 1.6 million shares of its common stock in connection with severance agreements with certain of its employees. The repurchased shares of common stock are held as treasury stock.

NOTE 11 -- STOCK OPTIONS

     The Company has three stock option plans which began in 1995, 1997 and 2000, (the "Plans"). The Company accounts for these Plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized.

     Generally, under the Plans, options are granted to employees to purchase shares of the Company's common stock at no less than the fair market value at the date of the grant, vest over a period of four or five years and are exercisable for a period of ten years from the grant date.

     A summary of the status of the Company's Plans at December 31, 1997, March 31, 1998, 1999 and 2000 and June 30, 2000 and changes during the year ended December 31, 1997, the three months ended March 31, 1998, the fiscal years ended March 31, 1999 and 2000 and the three months ended June 30, 2000 are as follows:

                                                                   DECEMBER 31, 1997
                                                           ---------------------------------
                                                             PRICE PER      WEIGHTED AVERAGE
                                             SHARES            SHARE         EXERCISE PRICE
                                         --------------    -------------    ----------------
                                         (IN THOUSANDS)
Outstanding at beginning of year.......       1,152        $ 0.20-117.50         $53.95
Granted................................         881          1.80- 70.00          43.15
Exercised..............................         (54)         0.20- 46.90          14.45
Forfeited..............................        (268)         1.75-117.50          76.80
Expired................................         (54)        39.70- 88.75          56.30
                                             ------        -------------         ------
Outstanding at end of year.............       1,657        $ 0.20- 72.50         $45.65
                                             ======        =============         ======

                                                                    MARCH 31, 1998
                                                           ---------------------------------
                                                             PRICE PER      WEIGHTED AVERAGE
                                             SHARES            SHARE         EXERCISE PRICE
                                         --------------    -------------    ----------------
                                         (IN THOUSANDS)
Outstanding at beginning of fiscal
  year.................................       1,657        $ 0.20- 72.50         $45.65
Granted................................         309         31.55- 39.70          34.15
Exercised..............................          (7)         0.90- 10.40           5.50
Forfeited..............................          --                   --             --
Expired................................          (1)         1.75- 70.00          35.00
                                             ------        -------------         ------
Outstanding at end of fiscal year......       1,958        $ 0.20- 72.50         $43.95
                                             ======        =============         ======

                       INFOGRAMES, INC. AND SUBSIDIARIES

                                                                    MARCH 31, 1999
                                                           ---------------------------------
                                                             PRICE PER      WEIGHTED AVERAGE
                                             SHARES            SHARE         EXERCISE PRICE
                                         --------------    -------------    ----------------
                                         (IN THOUSANDS)
Outstanding at beginning of fiscal
  year.................................       1,958        $ 0.20- 72.50         $43.95
Granted................................       1,139          0.01-100.00          32.85
Exercised..............................         (40)         0.01- 39.70           7.40
Forfeited..............................         (99)         0.90- 70.00          46.20
Expired................................         (47)         1.75- 70.00          46.05
                                             ------        -------------         ------
Outstanding at end of fiscal year......       2,911        $ 0.01-100.00         $40.10
                                             ======        =============         ======

                                                                    MARCH 31, 2000
                                                           ---------------------------------
                                                             PRICE PER      WEIGHTED AVERAGE
                                             SHARES            SHARE         EXERCISE PRICE
                                         --------------    -------------    ----------------
                                         (IN THOUSANDS)
Outstanding at beginning of year.......       2,911        $ 0.01-100.00         $40.10
Granted................................         415          9.40- 19.70          14.75
Exercised..............................         (61)         0.01- 10.40           2.35
Forfeited..............................      (1,049)         1.75-100.00          33.25
Expired................................        (321)         0.90-100.00          52.95
                                             ------        -------------         ------
Outstanding at end of year.............       1,895        $ 0.01- 72.50         $37.60
                                             ======        =============         ======

                                                                     JUNE 30, 2000
                                                           ---------------------------------
                                                             PRICE PER      WEIGHTED AVERAGE
                                             SHARES            SHARE         EXERCISE PRICE
                                         --------------    -------------    ----------------
                                         (IN THOUSANDS)
Outstanding at beginning of year.......       1,895        $ 0.01- 72.50         $37.63
Granted................................         526          9.38- 13.75          13.37
Exercised..............................         (10)         0.01- 10.38           0.50
Forfeited..............................         (85)        14.69- 70.00          32.31
Expired................................        (115)         0.88- 72.50          46.14
                                             ------        -------------         ------
Outstanding at end of year.............       2,211        $ 0.22- 70.00         $31.78
                                             ======        =============         ======

     The following table summarizes information concerning currently outstanding and exercisable options (in thousands):

                                              WEIGHTED                       WEIGHTED
   RANGE OF        NUMBER      REMAINING      AVERAGE         NUMBER         AVERAGE
EXERCISE PRICE   OUTSTANDING     LIFE      EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
--------------   -----------   ---------   --------------   -----------   --------------
 $ 0.22-10.94         146         9.0          $ 8.65             16          $ 2.17
 $11.25-70.00       2,065         7.2          $33.42          1,278          $41.69
                    -----         ---          ------          -----          ------
                    2,211                                      1,294

     As of June 30, 2000, there were approximately 2,211,000 options outstanding at prices ranging from $0.22 to $70.00, of which approximately 1,294,000 options were exercisable at prices ranging from $0.22 to $70.00.

     If compensation cost for these plans were determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net income (loss) before

                       INFOGRAMES, INC. AND SUBSIDIARIES
dividends on preferred stock and earnings per share would have been reduced to the following pro forma amounts:

                                               THREE MONTHS         YEARS ENDED         THREE MONTHS
                                YEAR ENDED        ENDED              MARCH 31,             ENDED
                               DECEMBER 31,     MARCH 31,      ---------------------      JUNE 30,
                                   1997            1998          1999        2000           2000
                               ------------    ------------    --------    ---------    ------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net (loss) income before
  dividends on preferred
  stock
  As reported................    $(25,023)        $ 358        $(70,838)   $(320,722)      (41,944)
  Pro forma..................     (32,141)          217         (77,566)    (320,937)      (42,032)
Basic net (loss) income per
  share
  As reported................    $  (1.87)        $0.03        $  (5.10)   $  (19.50)     $  (2.03)
  Pro forma..................    $  (2.40)        $0.02        $  (5.57)   $  (19.51)     $  (2.03)
Diluted net (loss) income per
  share
  As reported................    $  (1.87)        $0.03        $  (5.10)   $  (19.50)     $  (2.03)
  Pro forma..................    $  (2.40)        $0.02        $  (5.59)   $  (19.51)     $  (2.03)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the year ended December 31, 1997, the three months ended March 31, 1998 and the years ended March 31, 1999 and 2000, and the three months ended June 30, 2000: no dividends will be paid for the entire term of the option, expected volatility of 67.5% for 1997, the three months ended March 31, 1998, the year ended March 31, 1999, and 81.0% for the year ended March 31, 2000 and the three months ended June 30, 2000, risk-free interest rates averaging 6.22% for 1997, 5.45% for the three months ended March 31, 1998, 4.74% for the year ended March 31, 1999, 5.82% for the year ended March 31, 2000 and 6.31% for the three months ended June 30, 2000, and expected lives of four years in 1997, the three months ended March 31, 1998, the years ended March 31, 1999 and 2000, and the three months ended June 30, 2000. The weighted average fair value of options granted was $19.45 in 1997, $19.15 in 1998, $14.30 in 1999, $9.30 in 2000 and $13.37 for the three months ended June 30, 2000.

NOTE 12 -- RELATED PARTY TRANSACTIONS

  Purchase of majority interest by Infogrames SA

     On November 15, 1999, Infogrames SA and/or its subsidiaries purchased from the Company the Short-Term Note. In connection with this transaction, the Company issued to Infogrames SA warrants to purchase 10,000 shares of common stock of the Company at an exercise price of $0.05 per share.

     On December 16, 1999, the Company consummated a number of transactions with Infogrames SA and certain members of the founding Cayre family.

     Infogrames SA purchased 6,711,701 shares of common stock from the Cayre family, the founders of GT Interactive Software Corp., for $25.0 million in cash and also purchased from the Cayre family $10.0 million of subordinated notes (the "Cayre Notes") of the Company.

     Infogrames SA purchased 5,714,286 shares of common stock from the Company for $50 million in cash ($8.75 per share) and $60.6 million principal amount of a new 5% subordinated convertible note of the Company (the "5% Note") in exchange for $25 million in cash, the Cayre Notes, the Short-Term Notes and $0.6 million of accrued interest. Interest of $1.6 million was accrued on the 5% Note through June 30, 2000. The 5% Note is convertible into common stock at $9.25 per share.

                       INFOGRAMES, INC. AND SUBSIDIARIES

     As a result of these transactions, as of December 31, 1999, Infogrames SA owned approximately 12.42 million shares of the Company's common stock, or 60% of the voting securities of the Company. Pursuant to the Securities Purchase Agreement dated November 15, 1999 between the Company and Infogrames SA, the Company was required to pay not more than $2.0 million of Infogrames SA's attorney's and accountant's fees. As of June 30, 2000, $0.6 million remained payable to Infogrames SA for these fees.

     In connection with the assumption by Infogrames SA of the Company's credit agreement as of February 15, 2000, the Company issued to Infogrames SA warrants to purchase 45,000 shares of common stock at an exercise price of $0.05 per share.

  Purchases of product from Infogrames SA

     During the three month period ended June 30, 2000, the Company purchased $0.7 million of product from Infogrames SA, representing approximately 1% of total purchases by the Company for such period. As of June 30, 2000, the Company had approximately $1.9 million outstanding related to purchase of product from Infogrames SA.

  Transactions with former Shareholders and Directors

     The following transactions occurred between the Company and the former directors through their date of resignation, and accordingly, the information presented is from April 1, 1999 through December 16, 1999, the date that Infogrames SA purchased a majority interest in the Company.

  Leases

     In May 1995, GT Interactive Software (Europe) Limited, the Company's European subsidiary, entered into a lease with respect to its then principal executive offices with Marylebone 248 Realty LLC ("Marylebone 248"), an entity controlled by Joseph J. Cayre, former Chairman Emeritus of the Board of Directors and Jack J. Cayre, former Executive Vice president and a director of the Company. This lease was terminated in August 1999. From April 1, 1999 through August 15, 1999, the Company paid approximately $119,000 in rent to Marylebone 248.

  Transactions with GoodTimes Home Video Corp.  ("GTHV")

     GTHV, a majority of whose stock was formerly owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre, performed certain assembly and packaging services for the Company. The Company enters into arms length manufacturing transactions with GTHV on an as needed basis. The total amount charged to operations for manufacturing services for the year ended December 31, 1997 amounted to approximately $2.5 million. The Company made cash payments totaling approximately $330,000 and $1.1 million to GTHV during the three months ended March 31, 1998 and the year ended March 31, 1999, respectively. During 1996, the Company sold approximately $3.5 million of software to GTHV at fair market value. GTHV also performed certain assembly and packaging services for the Company. From April 1, 1999 through December 16, 1999, the Company paid approximately $260,000 in fees for such services. As of June 30, 2000, the Company had no outstanding liabilities to GTHV.

  REPS Agreement

     In servicing its mass merchant accounts, the Company uses field representatives supplied by REPS, a company owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre. REPS provides such services to the Company as well as to third parties not affiliated with the Cayre family. The Company had an agreement with REPS pursuant to which REPS supplied such services through May 1, 2000. The Company is currently operating on a month to month basis under the terms of the expired agreement. The total amount charged to

                       INFOGRAMES, INC. AND SUBSIDIARIES
operations for these services amounted to approximately $4.8 million, $1.4 million and $4.1 million for the year ended December 31, 1997, the three months ended March 31, 1998 and the year ended March 31, 1999, respectively. Prior to entering into the REPS agreement with GTHV, from April 1, 1999 through December 16, 1999, the Company paid approximately $2.7 million in fees to REPS.

  Travel Services

     The Company occasionally hired Excel Aire Service, Inc. ("Excel") to provide business travel services for its officers and employees. Excel leases its planes from JT Aviation Corp. ("JTAC"), a company owned by Joseph J. Cayre. Excel is not owned in whole or in part by any member of the Cayre family. Excel provided air travel to the Company at an hourly rate and on an as needed as available basis. During the year ended December 31, 1997, the three months ended March 31, 1998 and the year ended March 31, 1999, the Company's aggregate air travel fees paid to JTAC were approximately $370,000, $40,000, and $217,000, respectively. During the year ended March 31, 1999, the Company paid approximately $311,000 to Excel. From April 1, 1999 through December 16, 1999, the Company paid approximately $69,000 to Excel.

     The Company occasionally hired JC Aviation Corp ("JCAC"), a company owned by Jack J. Cayre, Executive Vice President and Director of the Company, to provide business transportation services for its officers. During the year ended December 31, 1997, the Company paid approximately $26,000 to JCAC. There were no payments made during any subsequent periods to JCAC.

  ClientLogic Corporation

     Transactions with ClientLogic Corporation ("ClientLogic"). The Company has entered into agreements with ClientLogic (formerly doing business as SOFTBANK Services Group) pursuant to which ClientLogic (i) provides toll-free customer support for some of the Company's published products and (ii) takes direct customer orders and provides fulfillment services for the Company, in each case on a per service basis. Both agreements provide for automatic renewal on a month to month basis upon expiration unless terminated by either party. During the year ended December 31, 1997, the three months ended March 31, 1998 and the year ended March 31, 1999, the Company had charged to operations approximately $230,000, $41,000 and $251,000 respectively, in fees to ClientLogic. Jordan A. Levy, a former director of the Company, is Vice-Chairman of ClientLogic.

  RCS Computer Experience

     From time to time, the Company purchases computer equipment from and sells computer software to RCS Computer Experience, LLC ("RCS"). In June 1998, Rockwell Computer Services, LLC, a company controlled by Joseph J. Cayre, purchased approximately a 70% interest in RCS. During the year ended March 31, 1999, the Company paid approximately $24,000 to RCS and generated approximately $54,000 in net revenues from RCS.

     The Company has entered into agreements with an unaffiliated leasing company for computer equipment. This leasing company purchases computer equipment from various vendors including RCS. During the year ended March 31, 1999, the leasing company paid approximately $231,000 to RCS for equipment leased by the Company.

     The Company believes that the terms of the foregoing transactions are no less favorable to the Company than could be obtained by the Company from unrelated parties on an arm's-length basis.

  Transactions between Infogrames UK Limited and GT Interactive Software (Europe) Limited

     GT Interactive Software (Europe) Limited, a wholly-owned subsidiary of Infogrames, Inc. ("GT UK"), entered into a number of transactions with Infogrames UK Limited ("Infogrames UK") relating to the

                       INFOGRAMES, INC. AND SUBSIDIARIES
consolidation of its operations with Infogrames UK. Fixed assets having a net book value of $722,000 were transferred to Infogrames UK for $626,000 during fiscal 2000. The resulting loss is included in restructuring charges. Inventory having a cost of $270,000 was transferred at original cost. Infogrames UK agreed to assume the ongoing costs of running GT UK's office from March 1, 2000 including the salary costs of a number of employees who transferred to Infogrames UK. Such salary charges totaled $265,000 and such charges that relate to ongoing operations other than salaries totaled $94,000 for the month of March 2000. The lease on the UK office was formally assigned to Infogrames UK in June 2000, although the rent for this office has been borne by Infogrames UK from March 1, 2000. $38,000 of such rent was re-charged to Infogrames UK for the month of March 2000. A deferred rent liability of $203,000 arising from an initial rent free period on the office was transferred to Infogrames UK.

  Loans

     Gregor Loan. On August 31, 1996, the Company extended a loan to Andrew Gregor, a former Chief Financial Officer of the Company, in the principal amount of $250,000. The loan, including interest, amounted to $290,000 and was forgiven as part of Mr. Gregor's severance package and charged to restructuring charges in the fourth quarter of fiscal 1999. See Note 21 for information concerning other restructuring charges.

     SingleTrac Loans. The Company has extended non-interest bearing loans to three former employees of the Company who were former stockholders of SingleTrac. The principal amount of each such loan is $100,000. Such loans become due and payable at the earliest of the sale of their stock of the Company, in November 1999 or six months following termination of the borrowers' respective employment with the Company. Each of the borrowers has pledged 4,000 shares of the Company's common stock, as collateral security for the loans. One loan was forgiven on July 9, 1999 pursuant to an amended employment agreement, which provided for the loan forgiveness pursuant to termination of employment. $20,000 of another loan has been partially earned by the former employee, and the $80,000 balance repaid to the Company in May 2000. The Company intends to pursue collection of the third loan, which is still outstanding.

     Humongous Loan. The Company extended a demand promissory note to the former President of Humongous, a wholly-owned subsidiary. The note bears interest at a rate of 8.75% per annum and is secured by a residential first mortgage and security interest in all shares of common stock of the Company owned beneficially by such individual. The balance outstanding, including interest, at June 30, 2000 is approximately $1.6 million. The Company is currently negotiating a repayment schedule for this outstanding loan.

     OZM Loan. The Company extended a loan to an employee of OZM in the principal amount of $150,000. Such loan bears interest at 7 1/2% per annum and is due in three equal annual installments commencing December 7, 1998.

NOTE 13 -- LEASES

     The Company accounts for its leases as operating leases, with expiration dates ranging from 2000 through 2012. Future minimum annual rental payments under the leases are as follows for the fiscal years then ended:

                                                              (IN THOUSANDS)
2001........................................................     $ 5,737
2002........................................................       4,820
2003........................................................       4,304
2004........................................................       3,920
2005........................................................       3,340
Thereafter..................................................       6,483
                                                                 -------
                                                                 $28,604
                                                                 =======

                       INFOGRAMES, INC. AND SUBSIDIARIES

     Total rent expense charged to operations for the year ended December 31, 1997, the three months ended March 31, 1998, the years ended March 31, 1999 and 2000 and the three months ended June 30, 2000 amounted to approximately $4.9 million, $1.2 million, $7.3 million, $9.1 million and $1.0 million, respectively.

NOTE 14 -- COMMITMENTS AND CONTINGENCIES

     On January 21, 1997, the Company entered into a revolving credit agreement (as amended, the "Old Credit Agreement") with certain banks expiring on December 31, 1998. On September 11, 1998, the borrowings under the Old Credit Agreement were repaid and the Old Credit Agreement was terminated.

     Simultaneously, on September 11, 1998, the Company entered with First Union National Bank, as agent for a syndicate of banks (the "Banks"), into a new revolving credit agreement (the "Credit Agreement") as subsequently amended, expiring on March 31, 2000. Under the Credit Agreement, the Company borrowed approximately $71 million for ongoing working capital requirements, letters of credit and other general corporate purposes, secured by domestic accounts receivable and inventory and other assets of the Company. To induce the Banks to amend the Credit Agreement, the Company issued the Banks warrants to purchase, at an exercise price of $0.05 per share, an aggregate of 150,000 shares of the Company's Common Stock. Of these, warrants to purchase 55,000 shares of Common Stock were immediately exercisable, warrants to purchase 50,000 shares of Common Stock became exercisable on October 31, 1999 and warrants to purchase the remaining 45,000 shares of Common Stock (the "Bank Warrants") became exercisable on February 28, 2000 if the Credit Agreement was not repaid prior to that date.

     As of February 15, 2000, Infogrames SA entered into an agreement with the Banks, pursuant to which Infogrames SA assumed the Banks' interest in the Credit Agreement. In connection with the assumption by Infogrames SA of the Credit Agreement, (i) the maturity date was extended from March 31, 2000 to June 30, 2000, (ii) the interest rate, which was the Prime Rate plus 1.0% or LIBOR plus 2.5% at the option of the Company, was set at LIBOR plus 2.5%, (iii) a $250,000 amendment fee, which would have been payable to the Banks on March 31, 2000 unless the Credit Agreement was refinanced by February 16, 2000, was reduced to $125,000 and paid to Infogrames SA, (iv) certain mandatory prepayment restrictions and operational covenants were revised to be less restrictive and
(v) revisions were made to provide alternative letter of credit facilities to the Company. In addition, the Bank Warrants were surrendered and cancelled and warrants to purchase 45,000 shares of Common Stock, at an exercise price of $0.05 per share, were issued to Infogrames SA.

     On June 29, 2000, Infogrames SA and the Company amended the Credit Agreement to increase the aggregate commitment available under the facility to $125 million and to extend the maturity date to September 30, 2000.

     At June 30, 2000, the Company had outstanding borrowings under the Credit Agreement of approximately $98.5 million, and no letters of credit outstanding. Outstanding borrowings under the Credit Agreement are classified as current in the consolidated balance sheet as of June 30, 2000, accrued interest $2.5 million has been recorded but not yet paid under the Credit Agreement as of June 30, 2000.

     Long term debt consists of the following at June 30, 2000:

                                                              (IN THOUSANDS)
5% subordinated convertible note............................     $62,236
GAP 0% subordinated convertible notes.......................      37,084
                                                                 -------
                                                                 $99,320
                                                                 =======

     The above indebtedness matures in full on December 16, 2004.

                       INFOGRAMES, INC. AND SUBSIDIARIES

     Refer to Note 2 for additional obligations of the Company incurred concurrent with the Infogrames transaction.

NOTE 15 -- LEGAL PROCEEDINGS

  Scavenger

     On September 18, 1997, Scavenger, Inc. ("Scavenger"), a software developer, filed a lawsuit against the Company in Supreme Court, New York County, claiming that the Company breached a software development contract between the parties dated November 28, 1995. Scavenger alleges that the Company, after paying $2.5 million in advances and accepting delivery of gold master disks for two computer games, refused to pay any more advances, including advances relating to the development of two additional games under the agreement. Scavenger is suing for the remaining advances ($4.3 million) and for future royalties ($5 million), and also seeks consequential damages for allegedly being forced out of business ($100 million) and losing contracts with unspecified third parties ($4 million) as a result of the Company's alleged breach. The Company filed an answer and counterclaim, in which it denies any liability to Scavenger and alleges, among other things, that the contract was lawfully terminated when Scavenger failed to deliver the two remaining games after receiving from the Company written notice to cure its material breaches. By its counterclaim, the Company seeks damages and restitution for at least $5 million on grounds of breach of contract and unjust enrichment.

     By order entered March 3, 2000, the Court granted Scavenger's motion for partial summary judgment on its claim for $1.9 million allegedly due on the two delivered games and judgment was entered on March 14, 2000 in the amount of $2.4 million (reflecting pre-judgment interest on the claim). The Company posted a bond in the amount of the judgment and immediately appealed from this order and judgment to the Appellate Division, First Department. On June 8, 2000, the Appellate Division, First Department affirmed the order and judgment entered by the Supreme Court. The Company has moved for leave to appeal to the Court of Appeals. As of June 30, 2000 the Company accrued approximately $2.4 million related to this judgement.

     In its order of March 3, 2000, the Court denied Scavenger's motion for partial summary judgment seeking $2.4 million on the two games never delivered. In addition, the Court denied Scavenger's motion for leave to amend the complaint to add claims for fraud and seeking damages of $100 million.

     The Company moved for partial summary judgment seeking dismissal of the claim for consequential damages ($75-125 million) and additional royalties ($5 million). By order entered June 21, 2000, the Court denied the Company's motion and granted Scavenger leave to conduct an audit of royalties allegedly due to Scavenger. The Company has perfected an appeal to the Appellate
Division -- First Department from that portion of the order which denied the motion for partial summary judgment on the claim for consequential damages. That appeal is expected to be heard in September 2000. The Company also moved for reargument of the same portion of the order before the trial court. On September 7, 2000, on the record of oral argument, the trial court granted the Company's motion to reargue with respect to Scavenger's fourth cause of action for consequential damages ($100 million) and, on reargument, granted the motion for partial summary judgment dismissing the claim. Scavenger intends to appeal. The Company will withdraw the appeal it had filed with respect to this claim.

     Finally, the Company has made a motion in the Supreme Court to dismiss the second cause of action (seeking $2.4 million in royalty advances, plus interest) on the ground that the Court's reasoning in granting Scavenger partial summary judgment on the first cause of action requires dismissal of the second cause. Scavenger has cross-moved for summary judgment on this cause, arguing that the Court's ruling on the first cause of action should lead to judgment in favor of Scavenger on the second cause. These motions were submitted September 1, 2000.

                       INFOGRAMES, INC. AND SUBSIDIARIES

  Herzog

     In January, February and March 1998, ten substantially similar complaints were filed against the Company, its former Chairman and its former Chief Executive Officer, and in certain actions, its former Chief Financial Officer, in the U.S. District Court for the Southern District of New York. The plaintiffs, in general, purport to sue on behalf of a class of persons who purchased shares (and as to certain complaints, purchased call options or sold put options) of the Company during the period from August 1, 1996 through December 12, 1997. The plaintiffs allege that the Company violated the federal securities laws by making misrepresentations and omissions of material facts that allegedly artificially inflated the market price of the Company's common stock during the class period. The plaintiffs further allege that the Company failed to expense properly certain prepaid royalties for software products that had been terminated or had failed to achieve technological feasibility, or had insufficient sales to recoup the paid advances, which misstatements purportedly had the effect of overstating the Company's net income and net assets. Motions were made by certain groups of plaintiffs for their appointment as lead plaintiffs in the actions. On October 7, 1998, the Court appointed lead plaintiffs and lead counsel to the plaintiffs in the actions. The plaintiffs' consolidated and amended complaint was filed and served in early January 1999. By order dated January 23, 1999, the plaintiffs were granted leave to file a second consolidated and amended complaint, which added claims under Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 under the Exchange Act against the Company's former independent auditors, Arthur Andersen LLP. The Company and Arthur Andersen LLP each filed motions to dismiss the second consolidated and amended complaint. By order and opinion dated November 29, 1999 the Court granted the motion to dismiss. Plaintiffs have appealed from the dismissal of the action, and oral argument on the appeal was held on June 8, 2000. On July 11, 2000, the Court of Appeals for the Second Circuit issued an opinion and judgment reversing the dismissal of the complaint as to the Company (but not as to Arthur Andersen LLP) and remanding the action to the district court. On July 21, 2000, the Company filed with the Court of Appeals a petition for rehearing with suggestion for rehearing en banc. On September 1, 2000, the Court of Appeals denied the petition for rehearsing and suggestion for rehearing en banc. Management believes that the ultimate outcome of this matter will not have a material effect on the consolidated financial position or results of operations.

  James

     On April 12, 1999, an action was commenced by the administrators for three children who were murdered on December 1, 1997 by Michael Carneal at the Heath High School in McCracken County, Kentucky. The action was brought against 25 defendants, including the Company and other corporations in the videogame business, companies that produced or distributed the movie "The Basketball Diaries", and companies that provide allegedly obscene internet content. The complaint alleges, with respect to the Company and other videogame corporations, that Carneal was influenced by the allegedly violent content of certain videogames and that the videogame manufacturers are liable for Carneal's conduct. The complaint seeks $10 million in compensatory damages and $100 million in punitive damages. The Company and approximately 10 other videogame corporations have entered into a joint defense agreement and have retained counsel. By order entered April 6, 2000, the Court granted a motion to dismiss the complaint. Plaintiffs have filed a motion to vacate the dismissal of the action. On June 16, 2000 the district court denied the motion to vacate. On June 28, 2000, plaintiffs appealed the dismissal of the action to the Court of Appeals for the Sixth Circuit. Management believes that the ultimate outcome of this matter will not have a material effect on the consolidated financial position or results of operations.

  Fenris

     On March 12, 1999, Fenris Wolf Ltd. ("Fenris"), a software developer, filed a lawsuit in New York Supreme Court claiming that the Company failed to adequately pursue bundling opportunities for the software game "Rebel Moon Rising MMX" and unlawfully rejected the ninth milestone deliverable for the software

                       INFOGRAMES, INC. AND SUBSIDIARIES
game "Rebel Moon Revolution" under a development contract between the parties dated June 26, 1996. The complaint asserts five claims of breach and intentional interference, which seek $100,000 for the nonpayment and rejection of milestone nine, $400,000 for the balance of payments under the contract, $775,000 for alleged lost bundling opportunities, $775,000 for alleged intentional interference with bundling arrangements and $500,000 for alleged interference with contractual relations. In an October 20, 1999 opinion and order, the court granted the Company's motion to dismiss three of the five claims so that only the milestone nine contract and bundling claims remain. Fenris has filed a notice of appeal from the dismissal of the $400,000 claim for the balance of payments under the contract; and the Company has filed a counterclaim for breach seeking to recover not less than the $800,000 in milestone payments advanced for the development of "Rebel Moon Revolution." Fenris has moved for summary judgment on its first cause of action ($100,000), and the Company has moved for summary judgment dismissing the bundling claim. By order entered September 1, 2000, the Supreme Court denied in Fenris both Fenris' motion for partial summary judgment on its first cause of action and the Company's motion for partial summary judgment dismissing the bundling claim. Management believes that the ultimate outcome of this matter will not have a material effect on the consolidated financial position or results of operations.

     Additionally, the Company is involved in various claims and legal actions arising in the ordinary course of business, the ultimate resolution of which management believes will not be material to the Company's results of operations or financial conditions.

NOTE 16 -- EMPLOYEE SAVINGS PLAN

     The Company maintains an Employee Savings Plan which qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. The plan is available to all U.S. employees who meet the eligibility requirements. Under the plan, participating employees may elect to defer a portion of their pretax earnings, up to the maximum allowed by the Internal Revenue Service (up to the lesser of 15% of compensation or $10,000 for calendar year 1999), with matching of 50% of the employee's contribution up to 6 percent provided by the Company. Generally, the plan assets in a participant's account will be distributed to a participant or his or her beneficiaries upon termination of employment, retirement, disability or death. All plan administrative fees are paid by the Company. Generally, the Company does not provide its employees any other post retirement or post employment benefits, except discretionary severance payments upon termination of employment. Plan expense approximated $467,000, $187,000, $739,000, $530,000, and $200,000 for
the year ended December 31, 1997, the three months ended March 31, 1998, the years ended March 31, 1999 and 2000, and the three months ended June 30, 2000, respectively.

NOTE 17 -- ROYALTY ADVANCES

     The Company has committed to pay advance royalty payments under certain royalty agreements. These obligations are not guaranteed and are dependent, in part, on the delivery of the contracted services by the licensor. Future advance royalty payments due under these royalty agreements are as follows for the fiscal years then ended:

                                                              (IN THOUSANDS)
2001........................................................     $10,984
2002........................................................         850
2003........................................................         100
Thereafter..................................................          --
                                                                 -------
                                                                 $11,934
                                                                 =======

                       INFOGRAMES, INC. AND SUBSIDIARIES

NOTE 18 -- CONCENTRATION OF CREDIT RISK

     The Company extends credit to various companies in the retail and mass merchandising industry for the purchase of its merchandise which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other industry conditions and may, accordingly, impact the Company's overall credit risk. Although the Company generally does not require collateral, the Company performs ongoing credit evaluations of its customers and reserves for potential losses are maintained.

     The Company had sales constituting 46%, 47%, 40%, 35%, and 52% of net revenue to two customers in the years ended December 31, 1997, the three months ended March 31, 1998, the years ended March 31, 1999 and 2000 and the three months ended June 30, 2000, respectively. Sales to one customer constituted 38%, 39%, 30%, 24%, and 37% of net revenue during the year ended December 31, 1997, the three months ended March 31, 1998, the years ended March 31, 1999 and 2000 and the three months ended June 30, 2000, respectively, while sales to a second customer constituted 8%, 8%, 10%, 11%, and 14% of the net revenue for the same periods, respectively.

     Accounts receivable due from three significant customers aggregated 48%, 43% and 48% of accounts receivable at March 31, 1999 and 2000 and the three months ended June 30, 2000.

NOTE 19 -- OPERATIONS BY REPORTABLE SEGMENTS AND GEOGRAPHIC AREAS

     The Company has two reportable segments: publishing and distribution. Publishing is comprised of frontline, leisure and children's publishing. Distribution constitutes the sale of the Company's and other publishers' titles to various mass merchants and other retailers.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating income of these segments.

     The Company's reportable segments are strategic business units with different associated costs and profit margins. They are managed separately because each business unit requires different planning, merchandising and marketing strategies.

                       INFOGRAMES, INC. AND SUBSIDIARIES

     The following unaudited summary represents the consolidated net revenues and operating income (loss) by reportable segment for the year ended December 31, 1997, the three months ended March 31, 1998, the year ended March 31, 1999 and 2000 and the three months ended June 30, 2000:

                                                 PUBLISHING    DISTRIBUTION    CORPORATE     TOTAL
                                                 ----------    ------------    ---------    --------
                                                                   (IN THOUSANDS)
Year ended December 31, 1997:
  Net revenues.................................   265,700        264,977             --      530,677
  Operating income (loss)......................    55,629         50,295        (48,455)      57,469
Three months ended March 31, 1998:
  Net revenues.................................    48,700         57,067             --      105,767
  Operating income (loss)......................     7,884          9,151        (14,348)       2,687
Year ended March 31, 1999:
  Net revenues.................................   299,400        272,942             --      572,342
  Operating income (loss)......................    24,447         30,520       (103,569)     (48,602)
Year ended March 31, 2000:
  Net revenues.................................   252,301        123,268             --      375,569
  Operating income (loss)......................    19,156         11,526       (252,915)    (222,233)
Three months ended June 30, 2000:
  Net revenues.................................    27,041          5,942             --       32,983
  Operating income.............................    (5,990)        (3,460)       (16,274)     (25,724)

     The following represents the reconciliation of operating income (loss) as reported for reportable segments to consolidated totals for the year ended December 31, 1997, the three months ended March 31, 1998, the year ended March 31, 1999 and 2000 and the three months ended June 30, 2000:

                                               THREE MONTHS         YEARS ENDED         THREE MONTHS
                                YEAR ENDED        ENDED              MARCH 31,             ENDED
                               DECEMBER 31,     MARCH 31,      ---------------------      JUNE 30,
                                   1997            1998          1999        2000           2000
                               ------------    ------------    --------    ---------    ------------
                                                          (IN THOUSANDS)
Operating income (loss) as
  reported for reportable
  segments...................    $ 57,469         $2,687       $(48,602)   $(222,233)     $(25,724)
Amortization of goodwill.....      (1,295)          (636)        (3,349)      (3,110)         (561)
Restructuring and other
  charges....................     (88,279)             0        (24,159)     (37,948)      (11,081)
                                 --------         ------       --------    ---------      --------
Operating (loss) income......    $(32,105)        $2,051       $(76,110)   $(263,291)     $(37,366)
                                 ========         ======       ========    =========      ========

     Information about the Company's operations in the U.S. and other geographic locations for the year ended December 31, 1997, the three months ended March 31, 1998, the year ended March 31, 1999 and 2000 and the three months ended June 30, 2000 are presented below.

                       INFOGRAMES, INC. AND SUBSIDIARIES

                                                                           OTHER
                                                   UNITED     UNITED     GEOGRAPHIC
                                                   STATES     KINGDOM    LOCATIONS      TOTAL
                                                  --------    -------    ----------    --------
                                                                 (IN THOUSANDS)
1997:
  Net revenues..................................  $423,197    $94,322     $13,158      $530,677
  Operating (loss) income.......................   (44,332)    10,204       2,023       (32,105)
  Capital expenditures..........................     2,257     15,889         123        18,269
  Total assets..................................    55,453    349,019      11,516       415,988
Three months ended March 31, 1998:
  Net revenues..................................  $ 87,538    $14,132     $ 4,097      $105,767
  Operating income (loss).......................     1,270       (295)      1,076         2,051
  Capital expenditures..........................       144      7,462          35         7,641
  Total assets..................................   281,422     39,904      11,411       332,737
Year ended March 31, 1999:
  Net revenues..................................  $469,670    $76,132     $26,540      $572,342
  Operating (loss) income.......................   (68,947)   (13,666)      6,503       (76,110)
  Capital expenditures..........................     2,196     20,121         290        22,607
  Total assets..................................   374,084     49,296      15,531       438,911
Year ended March 31, 2000:
  Net revenues..................................  $287,173    $70,748     $17,648      $375,569
  Operating loss................................  (222,122)   (37,793)     (3,376)     (263,291)
  Capital expenditures..........................       937      6,115       1,812         8,864
  Total assets..................................   138,783     10,749       9,675       159,207
Three months ended June 30, 2000:
  Net revenues..................................  $ 30,405    $   415     $ 2,163        32,983
  Operating loss................................   (34,289)    (1,200)     (1,877)      (37,366)
  Capital expenditures..........................       710        130          --           840
  Total assets..................................  $102,579    $ 7,060     $ 5,140      $114,779

                       INFOGRAMES, INC. AND SUBSIDIARIES

NOTE 20 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                     THREE MONTHS      YEARS ENDED      THREE MONTHS
                                       YEAR ENDED       ENDED           MARCH 31,          ENDED
                                      DECEMBER 31,    MARCH 31,     -----------------     JUNE 30,
                                          1997           1998        1999      2000         2000
                                      ------------   ------------   -------   -------   ------------
                                                      (IN THOUSANDS)
Issuance of common stock in
  connection with the acquisition of
  SingleTrac........................     $7,169         $   --      $    --   $    --          --
Issuance of stock options in
  connection with the acquisition of
  SingleTrac........................         --          3,007           --        --          --
Issuance of common stock in
  connection with the acquisition of
  OZM...............................         --             --       15,473        --          --
Issuance of stock options in
  connection with the acquisition of
  OZM...............................         --             --        1,347        --          --
Issuance of common stock in
  connection with the acquisition of
  Reflections.......................         --             --       12,279        --          --
Issuance of common stock in
  connection with the acquisition of
  Legend............................         --             --          255        --          --
Issuance of stock options in
  connection with the acquisition of
  Legend............................         --             --            9        --          --
Accrual for purchase price
  adjustment for One Stop...........         --          3,095           --        --          --
Warrants issued in connection with
  New Credit Agreement..............         --             --           --     3,188          --
Warrants issued to GAP and acquired
  by Infogrames SA..................         --             --           --     8,833          --
Warrants issued in connection with
  Short-Term Note...................         --             --           --       150          --
Discount on GAP 0% Subordinated
  Convertible Note..................         --             --           --    14,351          --
Deferred financing costs in
  connection with Long-Term debt....         --             --           --     4,776          --
Common stock issued in lieu of
  partial royalty payment...........         --             --           --     4,208          --
Cash paid for income taxes..........     10,243              2       11,118     2,713          --
Cash paid for interest..............      1,802            727        5,826     7,536          --

NOTE 21 -- RESTRUCTURING AND OTHER CHARGES

     During December 1999, the Company's management approved and adopted a formal plan (the "Restructuring Plan") relating to a reorganization of the Company's Frontline publishing business, the shutdown of a substantial portion of European publishing operations and outsourcing and downsizing of the Company's distribution and assembly function. As a result of the implementation of the Restructuring Plan, the Company has incurred restructuring and other charges of approximately $37.9 million in fiscal 2000, mostly recorded in the three months ended December 31, 1999. As a result of the implementation of the Restructuring Plan, the Company has incurred approximately $17.6 million relating to the write-off of goodwill due to the consolidation of the value distribution division with the Company's publishing division, $12.1 million relates the shutdown of European operations, including the write-off of all goodwill other than the Reflections studio, $6.1 million relates to impaired assets and $2.1 million relates to the planned severance of certain employees. The liability at March 31, 1999 relates to the planned severance of 135 employees. As of March 31, 2000, the Company terminated 88 employees from the administration and finance, manufacturing

                       INFOGRAMES, INC. AND SUBSIDIARIES
and distribution and product development departments. During the three months ended June 30, 2000 the Company recorded additional restructuring charges of approximately $11.1 million. These charges relate to $0.4 million of goodwill write-off, $9.4 million related to impaired assets and transition rent and $1.3 million of severance for 30 employees, mostly in administration and product development. As of June 30, 2000, the Company terminated 81 additional employees. The restructuring reserve at June 30, 2000 represents severance due of approximately $7.4 million related to severance to be paid to 243 employees, transition rent of $0.5 million and anticipated expenses to shut down European operations of approximately $1.9 million. Management anticipates completing restructuring activities by September 30, 2000.

     Total restructuring charges of approximately $17.5 million in fiscal 1999 includes approximately $7.0 million of asset impairment charges, $635,000 of additional rent for the transition period, and $9.8 million of severance for 135 employees, including executive officers, to be paid out over periods not to exceed fifteen months. The restructuring reserve as of March 31, 1999 of approximately $9.0 million represented severance due of approximately $8.4 million and transition rent due of $635,000. In connection with the reorganization of the Company's Frontline business, the Company wrote off approximately $3.3 million of Singletrac's goodwill. The remaining balance of $600,000 related to future use of Singletrac's label. The majority of the remaining asset impairment charges of approximately $3.8 million related to the write-off of assets located at the Company's distribution center.

     The following table sets forth adjustments to the restructuring reserve:
(in thousands)

                                                    ADDITIONAL
                                      BALANCE,     RESTRUCTURING                              BALANCE,
                                      MARCH 31,      AND OTHER                      CASH      MARCH 31,
                                        1999          CHARGES       WRITE-OFFS    PAYMENTS      2000
                                      ---------    -------------    ----------    --------    ---------
Severance...........................   $8,357         $ 4,720        $     --     $(5,144)     $ 7,933
Shutdown of European operations.....       --           3,128              --      (1,236)       1,892
Impairment charges..................       --          29,783         (29,783)         --           --
Transition rent.....................      635             317              --        (568)         384
                                       ------         -------        --------     -------      -------
                                       $8,992         $37,948        $(29,783)    $(6,948)     $$10,209
                                       ======         =======        ========     =======      =======

                                                     ADDITIONAL
                                       BALANCE,     RESTRUCTURING                              BALANCE,
                                       MARCH 31,      AND OTHER                      CASH      JUNE 30,
                                         2000          CHARGES       WRITE-OFFS    PAYMENTS      2000
                                       ---------    -------------    ----------    --------    ---------
Severance............................   $ 7,933        $ 1,284        $    --      $(1,800)     $7,417
Shutdown of European operations......     1,892             --             --           --       1,892
Impairment charges...................        --          9,592         (9,592)          --
Transition rent......................       384            205             --          (62)        527
                                        -------        -------        -------      -------      ------
                                        $10,209        $11,081        $(9,592)     $(1,862)     $9,836
                                        =======        =======        =======      =======      ======

                       INFOGRAMES, INC. AND SUBSIDIARIES

NOTE 22 -- QUARTERLY FINANCIAL DATA (UNAUDITED) (in thousands, except per share data)

     Summarized quarterly financial data for the fiscal year ended March 31, 1999 are as follows:

                                                               THREE MONTHS ENDED
                                             ------------------------------------------------------
                                             JUNE 30,    SEPTEMBER 30,    DECEMBER 31,    MARCH 31,
                                             --------    -------------    ------------    ---------
Net revenues...............................  $116,391      $116,151         $246,303      $  93,497
Gross profit...............................    60,493        60,193          126,691         (4,990)
Operating income (loss)....................     4,112         3,034           33,706       (116,962)
Net income (loss) from continuing
  operations...............................     1,803         1,369           17,332        (72,301)
Loss from discontinued operations..........        --            --             (560)       (18,481)
Net income (loss) before dividends on
  preferred stock..........................     1,803         1,369           16,772        (90,782)
Basic net income (loss) per share from
  continuing operations....................  $   0.13      $   0.10         $   1.24      $   (4.97)
Basic net (loss) per share from
  discontinued operations..................  $     --      $     --         $  (0.04)     $   (1.27)
Basic net income (loss) per share..........  $   0.13      $   0.10         $   1.20      $   (6.24)
Weighted average shares outstanding........    13,612        13,618           13,949         14,555
Diluted net income (loss) per share from
  continuing operations....................  $   0.13      $   0.10         $   1.24      $   (4.97)
Diluted net (loss) per share from
  discontinued operations..................  $     --      $     --         $  (0.04)     $   (1.27)
Diluted net income (loss) per share........  $   0.13      $   0.10         $   1.20      $   (6.24)
Weighted average shares outstanding........    13,798        13,713           14,019         14,555

     Summarized quarterly financial data for the fiscal year ended March 31, 2000 are as follows:

                                                              THREE MONTHS ENDED
                                                         -----------------------------
                                             JUNE 30,    SEPTEMBER 30,    DECEMBER 31,    MARCH 31,
                                             --------    -------------    ------------    ---------
Net revenues...............................  $121,325      $ 91,426        $ 101,727      $  61,091
Gross profit...............................    59,182        26,806           12,307        (24,027)
Operating loss.............................    (3,709)      (52,112)         (94,943)      (112,527)
Net loss from continuing operations........    (3,852)      (56,060)        (121,594)      (140,627)
Loss from discontinued operations..........        --          (477)              --             --
Net loss before extraordinary items........    (3,852)      (56,537)        (119,706)      (140,627)
Gain from extraordinary item, net of tax of
  $1,312...................................        --            --            1,888             --
Net loss before dividends on preferred
  stock....................................    (3,852)      (56,537)        (119,706)      (140,627)
Basic and diluted net loss per share from
  continuing operations....................  $  (0.26)     $  (3.80)       $   (7.68)     $   (9.66)
Basic and diluted net loss per share from
  discontinued operations..................  $     --      $  (0.03)       $      --      $      --
Basic and diluted net income per share from
  extraordinary items......................  $     --      $     --        $    0.11      $      --
Basic and diluted net loss per share.......  $  (0.26)     $  (3.83)       $   (7.57)     $   (9.66)
Weighted average shares outstanding........    14,574        14,772           15,816         14,555

                       INFOGRAMES, INC. AND SUBSIDIARIES

     Summarized quarterly financial data for the three months ended June 30, 2000 is as follows:

                                                              THREE MONTHS
                                                                JUNE 30,
                                                              ------------
Net revenues................................................      32,983
Gross Profit................................................      16,833
Operating loss..............................................     (37,366)
Net loss from continuing operations.........................     (41,944)
Basic and diluted net loss per share from continuing
  operations................................................    $  (2.03)
Basic and diluted net loss per share........................    $  (2.03)
Weighted average shares outstanding.........................      20,680

     The quarterly earnings per share information is computed separately for such period. Therefore, the sum of such quarters per share amounts may differ from the total for the year.

NOTE 23 -- SUBSEQUENT EVENTS

     The Company entered into a merger agreement with Infogrames North America, Inc., a wholly-owned subsidiary of Infogrames SA ("INA"), a Company under common control, on September 6, 2000. The Company will acquire INA through the creation of a wholly-owned subsidiary that will merge with and into INA, with INA surviving the merger. Upon completion of the merger, INA will be a wholly owned subsidiary of the Company.

                       INFOGRAMES, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                ADDITIONS
                                                  BALANCE --    CHARGED TO                  BALANCE --
                                                  BEGINNING     COSTS AND                      END
DESCRIPTION                                       OF PERIOD      EXPENSES     DEDUCTIONS    OF PERIOD
-----------                                       ----------    ----------    ----------    ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
Three months ended June 30, 2000................   $23,337       $ 1,510       $ (1,766)     $23,081
                                                   =======       =======       ========      =======
Year ended March 31, 2000.......................   $10,713       $12,992       $   (368)     $23,337
                                                   =======       =======       ========      =======
Year ended March 31, 1999.......................   $ 3,252       $11,429       $ (3,968)     $10,713
                                                   =======       =======       ========      =======
Three months ended March 31, 1998...............   $ 4,379       $   411       $ (1,538)     $ 3,252
                                                   =======       =======       ========      =======
Year ended December 31, 1997....................   $ 4,069       $ 4,106       $ (3,796)     $ 4,379
                                                   =======       =======       ========      =======
RESERVE FOR OBSOLESCENCE:
Three months ended June 30, 2000................   $48,087       $ 6,787       $ (6,911)     $47,963
                                                   =======       =======       ========      =======
Year ended March 31, 2000.......................   $18,617       $38,953       $ (9,483)     $48,087
                                                   =======       =======       ========      =======
Year ended March 31, 1999.......................   $15,574       $16,634       $(13,591)     $18,617
                                                   =======       =======       ========      =======
Three months ended March 31, 1998...............   $16,016       $   165       $   (607)     $15,574
                                                   =======       =======       ========      =======
Year ended December 31, 1997....................   $11,008       $ 5,883       $   (875)     $16,016
                                                   =======       =======       ========      =======
RESTRUCTURING RESERVE:
Three months ended June 30, 2000................   $10,209       $11,081       $(11,454)     $ 9,836
                                                   =======       =======       ========      =======
Year ended March 31, 2000.......................   $ 8,992       $ 8,392       $ (7,175)     $10,209
                                                   =======       =======       ========      =======
Year ended March 31, 1999.......................   $    --       $10,437       $ (1,445)     $ 8,992
                                                   =======       =======       ========      =======

                                   EXHIBIT C

                         INFOGRAMES NORTH AMERICA, INC.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                            AND FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Infogrames North America, Inc.:

We have audited the accompanying consolidated balance sheets of Infogrames North America, Inc. (a wholly-owned subsidiary of Infogrames Entertainment, SA) (the "Company") and its subsidiary as of June 30, 2000, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Infogrames North America, Inc. and its subsidiary at June 30, 2000, 1999 and 1998 and the results of their consolidated operations, stockholders' equity (deficit) and their consolidated cash flows for each of the three years ended June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
San Jose, California
August 25, 2000 (September 6, 2000 as to Note 16)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Accolade, Inc.:

We have audited the accompanying statements of operations, shareholders' deficit and cash flows of Accolade, Inc. (the "Company") for the period April 1, 1999 through April 15, 1999 and for the year ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows of Accolade, Inc. for the period ended April 1, 1999 through April 15, 1999 and for the year ended March 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
San Jose, California
August 25, 2000

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Accolade, Inc.:

We have audited the accompanying statements of operations, shareholders' deficit and cash flows of Accolade, Inc. (the "Company") for the year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express on opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Accolade, Inc. for the year ended March 31, 1998 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick

June 26, 1998
Mountain View, California

                         INFOGRAMES NORTH AMERICA, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Consolidated Balance Sheets as of June 30, 2000, 1999 and
  1998......................................................   C-6
Consolidated Statements of Operations for the Years Ended
  June 30, 2000, 1999 and 1998..............................   C-7
Consolidated Statements of Shareholders' Equity (Deficit)
  for the Years Ended June 30, 2000, 1999 and 1998..........   C-8
Consolidated Statements of Cash Flows for the Years Ended
  June 30, 2000, 1999 and 1998..............................   C-9
Notes to Consolidated Financial Statements for the Years
  Ended June 30, 2000, 1999 and 1998........................  C-10

                                 ACCOLADE, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Statements of Operations for the Period from April 1, 1999
  Through April 15, 1999 and for the Years Ended March 31,
  1999 and 1998.............................................  C-20
Statements of Shareholders' Equity (Deficit) for the Period
  from April 1, 1999 Through April 15, 1999 and for the
  Years Ended March 31, 1999 and 1998.......................  C-21
Statements of Cash Flows for the Period from April 1, 1999
  Through April 15, 1999 and for the Years Ended March 31,
  1999 and 1998.............................................  C-22
Notes to Financial Statements for the Period from April 1,
  1999 Through April 15, 1999 and for the Years Ended March
  31, 1999 and 1998.........................................  C-23

                         INFOGRAMES NORTH AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        JUNE 30,
                                                            ---------------------------------
                                                              2000         1999        1998
                                                            ---------    --------    --------
                          ASSETS
Current assets:
  Cash and cash equivalents...............................  $   1,161    $  1,218    $     --
  Short-term investments..................................      2,407         345         564
  Accounts receivable, net of allowances of $5,017, $6,503
     and $1,773 in 2000, 1999 and 1998, respectively......     14,442       4,355       1,634
  Accounts receivable -- related parties..................      2,882       1,076         182
  Inventories, net........................................      1,668       3,957         933
  Prepaid expenses and other..............................        350          67         142
                                                            ---------    --------    --------
     Total current assets.................................     22,910      11,018       3,455
Property and equipment, net...............................      2,318       1,320         620
Intangible assets, net....................................     33,790      51,932      13,464
Other assets..............................................                     48          17
                                                            ---------    --------    --------
Total assets..............................................  $  59,018    $ 64,318    $ 17,556
                                                            =========    ========    ========
      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Bank overdraft..........................................  $   3,355    $  6,213    $  3,605
  Line of credit..........................................     31,139          --          --
  Accounts payable........................................      4,957       4,181         881
  Accounts payable -- related parties.....................     28,641       3,641       2,586
  Accrued liabilities, other..............................      5,475       2,973       1,164
  Royalties payable.......................................      2,706       1,644         114
                                                            ---------    --------    --------
     Total current liabilities............................     76,273      18,652       8,350
Long-term debt -- related parties.........................     25,000      11,537       5,078
                                                            ---------    --------    --------
     Total liabilities....................................    101,273      30,189      13,428
Commitments
Shareholders' equity (deficit):
  Common stock, no par value; authorized 100 in 2000, 1999
     and 1998; 100 shares outstanding in 2000, 1999 and
     1998.................................................          1           1           1
  Additional paid-in capital..............................     65,901      90,901      41,801
  Accumulated deficit.....................................   (107,781)    (56,839)    (37,763)
  Accumulated other comprehensive (loss) income...........       (376)         66          89
                                                            ---------    --------    --------
     Total shareholders' equity (deficit).................    (42,255)     34,129       4,128
                                                            ---------    --------    --------
Total liabilities and shareholders' equity (deficit)......  $  59,018    $ 64,318    $ 17,556
                                                            =========    ========    ========

                See notes to consolidated financial statements.

                         INFOGRAMES NORTH AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED JUNE 30,
                                                              -------------------------------
                                                                2000        1999       1998
                                                              --------    --------    -------
Net revenues (including related party transactions amounting to $6,466, $3,008 and $0 in 2000, 1999 and 1998,
  respectively).............................................  $ 72,049    $ 50,121    $27,722
Cost of goods sold (including related party transactions
  amounting to $5,589, $2,896 and $512 in 2000, 1999 and
  1998, respectively).......................................    46,873      34,174     21,328
                                                              --------    --------    -------
     Gross profit...........................................    25,176      15,947      6,394
Operating expenses:
  Selling and marketing expenses............................    23,470      14,508      4,447
  General and administrative expenses (including related
     party transactions, amounting to $945, $191 and $256 in
     2000, 1999 and 1998, respectively).....................    11,699       5,577      3,567
  Research and development(including related party
     transactions amounting to $0, $436 and $2,192 in 2000,
     1999 and 1998, respectively)...........................    19,632       4,373      2,412
  In-process research and development.......................        --       3,940         --
  Amortization of intangible assets.........................    12,845       6,850      4,841
  Write-down of intangible assets...........................     5,564          --         --
  Other operating income, net...............................      (576)       (391)      (103)
                                                              --------    --------    -------
     Total operating expenses...............................    72,634      34,857     15,164
                                                              --------    --------    -------
Loss from operations........................................   (47,458)    (18,910)    (8,770)
  Interest income...........................................        20         648         46
  Interest income --related party...........................        --          40         42
  Interest expense..........................................    (1,220)       (412)      (133)
  Interest expense --related party..........................    (1,909)       (442)      (559)
                                                              --------    --------    -------
Loss before income taxes....................................  $(50,567)   $(19,076)   $(9,374)
Provision for income taxes..................................       375          --         --
                                                              --------    --------    -------
Net loss....................................................  $(50,942)   $(19,076)   $(9,374)
                                                              ========    ========    =======

                See notes to consolidated financial statements.

                         INFOGRAMES NORTH AMERICA, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    YEARS ENDED JUNE 30, 2000, 1999 AND 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                             ACCUMULATED                   TOTAL
                                COMMON STOCK     ADDITIONAL                 COMPREHENSIVE              COMPREHENSIVE
                               ---------------    PAID-IN     ACCUMULATED      INCOME                     INCOME
                               SHARES   AMOUNT    CAPITAL       DEFICIT        (LOSS)        TOTAL        (LOSS)
                               ------   ------   ----------   -----------   -------------   --------   -------------
Balances, July 1, 1997.......   100      $ 1      $ 41,801     $ (28,389)       $  --       $ 13,413
Net loss.....................                                     (9,374)                     (9,374)    $ (9,374)
Unrealized holding gains
  (losses) on
  securities -- net of
  taxes......................                                                      89             89           89
                                                                                                         --------
Total comprehensive loss.....    --       --            --            --           --             --     $ (9,285)
                                ---      ---      --------     ---------        -----       --------     ========
Balances, June 30, 1998......   100        1        41,801       (37,763)          89          4,128
Net loss.....................                                    (19,076)                    (19,076)    $(19,076)
Acquisition of Accolade, Inc.
  (Note 4)...................                       49,100                                    49,100
Unrealized holding gains
  (losses) on
  securities -- net of
  taxes......................                                                     (23)           (23)         (23)
                                                                                                         --------
Total comprehensive loss.....    --       --            --            --           --             --     $(19,099)
                                ---      ---      --------     ---------        -----       --------     ========
Balances, June 30, 1999......   100        1        90,901       (56,839)          66         34,129
Capital distribution
  resulting from the merger
  of IEI and INA (Note 4)....                      (25,000)                                  (25,000)
Net loss.....................                                    (50,942)                    (50,942)     (50,942)
Unrealized holding gains
  (losses) on
  securities -- net of
  taxes......................                                                    (442)          (442)        (442)
                                                                                                         --------
Total comprehensive loss.....    --       --            --            --           --             --     $(51,384)
                                ---      ---      --------     ---------        -----       --------     ========
Balances, June 30, 2000......   100      $ 1      $ 65,901     $(107,781)       $(376)      $(42,255)
                                ===      ===      ========     =========        =====       ========

                See notes to consolidated financial statements.

                         INFOGRAMES NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED JUNE 30,
                                                              -------------------------------
                                                                2000        1999       1998
                                                              --------    --------    -------
Cash flows from operating activities:
  Net loss..................................................  $(50,942)   $(19,076)   $(9,374)
  Reconciliation of net loss to net cash used in operating
     activities:
     Depreciation and amortization..........................       782         223        326
     In-process research and development....................        --       3,940         --
     Amortization of intangible assets......................    12,845       6,850      4,841
     Write-down of intangible assets........................     5,564          --         --
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................   (10,087)     (2,721)     1,542
       Accounts receivable, related party...................    (1,806)       (894)        26
       Inventories, net.....................................     2,289      (3,024)      (892)
       Prepaid expenses and other...........................      (283)         75       (105)
       Other assets.........................................        48         (31)       (17)
       Accounts payable.....................................       776       3,300        (44)
       Accrued liabilities, other...........................     2,502       1,809     (2,345)
       Royalties payable....................................     1,062       1,530         41
                                                              --------    --------    -------
          Net cash used in operating activities.............   (37,250)     (8,019)    (6,001)
                                                              --------    --------    -------
Cash flows from investing activities:
  Purchases of investments..................................    (3,571)       (964)      (500)
  Purchases of property and equipment.......................    (2,047)       (923)       (73)
  Sales of short-term investments...........................     1,067       1,002         25
                                                              --------    --------    -------
          Net cash used in investing activities.............    (4,551)       (885)      (548)
                                                              --------    --------    -------
Cash flows from financing activities:
  Proceeds from short-term borrowings.......................    28,281       2,608      3,605
  Proceeds from short-term borrowings, related party........    25,000       1,055      2,320
  Proceeds from long-term borrowings, related party.........   (11,537)      6,459        624
                                                              --------    --------    -------
          Net cash provided by financing activities.........    41,744      10,122      6,549
                                                              --------    --------    -------
Net (decrease) increase in cash and cash equivalents........       (57)      1,218         --
Cash and cash equivalents, beginning of period..............     1,218          --         --
                                                              --------    --------    -------
Cash and cash equivalents, end of period....................  $  1,161    $  1,218    $    --
                                                              ========    ========    =======
Noncash investing and financing activities:
  Acquisition of Accolade, Inc. (Note 4):
     Tangible assets acquired...............................  $     --    $  4,582    $    --
     Intangible assets acquired.............................        --      49,256         --
     Liabilities assumed....................................        --      (4,738)        --
                                                              --------    --------    -------
     Additional paid in capital.............................  $     --    $ 49,100    $    --
                                                              ========    ========    =======
     Capital distribution in the form of promissory note
       (Note 4).............................................  $ 25,000    $     --    $    --
                                                              ========    ========    =======
Supplemental disclosure of cash flow information -- cash
  paid during the year for:
  Income taxes..............................................  $     --    $    106    $    18
                                                              ========    ========    =======
  Interest..................................................  $  2,180    $    112    $   319
                                                              ========    ========    =======

                See notes to consolidated financial statements.

                         INFOGRAMES NORTH AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 2000, 1999 AND 1998

1. FORMATION AND ORGANIZATION

     In March 1996, Infogrames Entertainment, Inc. ("IEI"), a California company, was formed through an acquisition by Infogrames Entertainment, SA (the "Parent Company") of Ocean International Limited ("OIL"). The Parent Company acquired substantially all of the issued and outstanding common stock of OIL, which owned 100% of IEI. The Parent Company's formation and acquisition of IEI was accounted for utilizing the purchase method of accounting.

     In April 1999, the Parent Company, through one of its wholly owned subsidiaries, California U.S. Holding, Inc. ("CUSH") acquired all of the issued and outstanding common stock of Accolade, Inc. ("Accolade"). The Parent Company's acquisition of Accolade was accounted for utilizing the purchase method of accounting. On October 21, 1999, Accolade changed its name to Infogrames North America, Inc. ("INA").

     On March 1, 2000, OIL, pursuant to a merger agreement, transferred its investment in IEI to INA in exchange for a $25,000,000 promissory note forming a merged company under which INA (the "Company") was the surviving company. The assets, liabilities and shareholders' deficit transferred were recorded at their net book values as the companies were under common control. The reorganization charge of $25,000,000 was recorded as a capital distribution.

     The Company has relied on support from the Parent Company in the recent past. The Company believes that it is the Parent Company's present intention to continue such support as the Parent Company deems necessary to fund its operations and its cash flows for the next twelve months.

2. BASIS OF PRESENTATION

     The Company has presented the combined operations of IEI and INA as these companies were under a common controlling Parent: Infogrames Entertainment, SA. The periods included are as of June 30, 2000 and 1999 and for the year ended June 30, 2000, June 30, 1999 (including Accolade, Inc. from its common control date of April 16, 1999) and June 30, 1998. In addition, the accompanying financial statements include the effects of utilizing push down accounting for each of the acquired entities, IEI and INA. All intercompany transactions have been eliminated.

3. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     The Company is a developer, publisher, and distributor of interactive entertainment software for use on various platforms, including PC's, Sony PlayStation and Nintendo 64. The Company derives its revenues primarily from the sale of its created, published, licensed and purchased products to mass merchants, specialty software stores, computer superstores and distributors.

  Revenue Recognition

     Revenue is recognized upon shipment of merchandise to customers. At the time the revenue is recognized, a reserve is provided for expected future returns net of the related cost of such items.

     The Company accepts product returns or provides markdowns or other credits on varying terms in the event that the customer holds excess inventory of its products. Software products as complex as those published by the Company may contain undetected errors when first introduced or when new versions are released. It is the Company's practice to accept returns of defective or damaged products at any time. At the time of product shipment, the Company establishes a return reserve which covers expected future returns and, if necessary, price protection, stock balancing, and returns of defective or damaged products.

                         INFOGRAMES NORTH AMERICA, INC.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash in banks and highly liquid investments with original maturities of three months or less at the date acquired.

  Inventories

     Inventories are stated at the lower of cost (based upon the first-in, first-out method) or market. Allowances are established (and reassessed quarterly) to reduce the recorded cost of obsolete inventory and slow moving inventory to its net realizable value.

  Royalty Advances

     Royalty advances are treated as research and development expenses, which are expensed as incurred.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over three years. Furniture and fixtures is depreciated over five years. Leased telephone equipment and leasehold improvements are depreciated over the lease term.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates in effect for the years in which the differences are expected to reverse.

  Short-Term Investments

     Management classifies equity securities as available-for-sale securities under the provisions defined in the Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at market value with the unrealized gains and losses reported as a component of accumulated comprehensive income.

  Intangible Assets

     Intangibles include primarily goodwill and other intangibles resulting from the two acquisitions described in Note 4. Amortization is computed using the straight-line method over an estimated useful life not to exceed five years.

  Impairment of Long-Lived Assets

     The Company reviews long-lived assets, such as fixed assets and certain identifiable intangibles to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value, as defined in Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived

                         INFOGRAMES NORTH AMERICA, INC.

     Assets to be Disposed Of. During 2000, the balance of intangible assets and goodwill related to the acquisition of IEI of approximately $5,564,000 was written off in accordance with Statement of Financial Accounting Standards No. 121.

  Research and Development Costs

     Research and development costs related to the design, development and testing of new software products are charged to expense as incurred. Research and development costs also include payments for royalty advances to third-party developers on products that are currently in development.

  Advertising Expenses

     Advertising costs are expensed as incurred. Advertising expense for the years ended June 30, 2000, 1999 and 1998 amounted to $12,538,000, $9,179,000 and
$2,331,000 respectively.

  Comprehensive Income (Loss)

     The Company adapted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income. Accumulated other comprehensive income (loss) presented in the accompanying consolidated balance sheets consists of accumulated unrealized holding gains (losses) on investments.

  New Accounting Pronouncements

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will adopt SFAS No. 133 in the first quarter of fiscal 2001, in accordance with the deferral provision in SFAS No.
137. The adoption of SFAS No. 133 will not have a material effect on the Company's financial statements. Management is in the process of evaluating any impact on the Company's financial condition or results of operations resulting from these statements.

  Significant Customers and Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. Cash and cash equivalents primarily consist of money market accounts and cash in bank accounts. The Company performs ongoing credit evaluations to reduce credit risk and maintains allowances for estimated potential bad debt losses.

  Certain Significant Risks and Uncertainties

     The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company's future financial position, results of operations and cash flows; ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying software products; market acceptance of the Company's products under development; development of sales channels; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

                         INFOGRAMES NORTH AMERICA, INC.

  Foreign Currency Translation

     Foreign currency transaction gains and losses are included in net earnings
(loss).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. ACQUISITIONS

     As described in Note 1, the Company was formed through an acquisition by the Parent Company in March 1996. The Parent Company paid approximately $70,000,000 to acquire substantially all of the outstanding common stock of OIL, and approximately $25,000,000 of the $70,000,000 was allocated to the purchase of IEI. IEI has utilized push down accounting for the $25,000,000 allocable purchase price which was allocated to the net assets acquired on a fair market value basis as follows (in thousands):

Tangible assets.............................................  $   746
In-process research and technology..........................      100
Assembled workforce.........................................      200
Customer list...............................................    5,200
Goodwill....................................................   23,056
Assumed liabilities.........................................   (4,302)
                                                              -------
                                                              $25,000
                                                              =======

     Additionally as described in Note 1, in April 1999 the Parent Company acquired substantially all of the outstanding common stock of Accolade through CUSH. As a result of this acquisition, the financial statements reflect the effect of the purchase accounting adjustments. The aggregate purchase price paid for INA was $49,100,000 ($48,500,000 cash plus $600,000 of costs paid by the Parent). The Company has utilized push down accounting for the $49,100,000 purchase price which was allocated to the net assets acquired on a fair value basis as follows (in thousands):

Tangible assets.............................................  $ 4,582
Developed technology........................................      600
In-process research and technology..........................    3,940
Assembled workforce.........................................    2,000
Franchises..................................................    3,000
Goodwill....................................................   39,716
Assumed net liabilities (including cash and short-term
  investments of $266)......................................   (4,738)
                                                              -------
                                                              $49,100
                                                              =======

     The purchase price allocation and intangible valuation was based in management's estimates of the after-tax net cash flows. Specifically, the valuation gave consideration to the following: (i) the employment of a fair market value premise excluding any Accolade-specific considerations which could result in estimates of investment value for the subject assets; (ii) comprehensive due diligence concerning all potential intangible assets including trademarks/trade names, patents, copyrights, non-compete agreements, assembled workforce, customer relationships and sales channel; (iii) the value of existing technology was specifically addressed, with

                         INFOGRAMES NORTH AMERICA, INC.

a view toward ensuring the relative allocations to existing technology and in-process research and development were consistent with the relative contributions of each to the final product; and (iv) the allocation to in-process research and development was based on a calculation that considered only the efforts completed as of the transaction date, and only the cash flow associated with said completed efforts for one generation of the products currently in process.

     As indicated above, the Company recorded a one-time charge of $3,940,000 in 1999 for purchased in-process research and development related to the Accolade acquisition. The Charge related to the portion of these products, excluding existing technology, that had not reached technological feasibility, had no alternative future use and for which successful development was uncertain. Management's conclusion that the in-process development effort had no alternative future use was reached in consultation with the engineering personnel from both Accolade and IEI.

5. SHORT-TERM INVESTMENTS

     Short-term investments include investments which consist of equity investments. The following summarizes the cost, unrealized holding gains (losses) and fair market value of the investments held by the Company at June 30 (in thousands):

                                                                     JUNE 30,
                                                              ----------------------
                                                               2000     1999    1998
                                                              ------    ----    ----
Cost........................................................  $2,783    $279    $475
Unrealized holding gains (losses)...........................    (376)     66      89
                                                              ------    ----    ----
Fair market value...........................................  $2,407    $345    $564
                                                              ======    ====    ====

6. ACCOUNTS RECEIVABLE, NET OF ALLOWANCES

     Accounts receivable consist of the following (in thousands):

                                                                   JUNE 30,
                                                         ----------------------------
                                                          2000       1999       1998
                                                         -------    -------    ------
Trade accounts receivable..............................  $19,459    $10,858    $3,407
Less allowance for doubtful accounts...................     (225)    (1,013)     (949)
Less price protection reserve..........................   (1,970)    (3,880)     (273)
Less sales return reserve..............................   (1,224)      (538)     (242)
Less allowance for co-op advertising...................   (1,598)    (1,072)     (309)
                                                         -------    -------    ------
                                                         $14,442    $ 4,355    $1,634
                                                         =======    =======    ======

7. INVENTORIES, NET OF ALLOWANCES

     Inventories consist of the following (in thousands):

                                                                    JUNE 30,
                                                           --------------------------
                                                            2000      1999      1998
                                                           ------    ------    ------
Finished goods...........................................  $1,390    $4,138    $1,038
Raw materials............................................     416       436        70
                                                           ------    ------    ------
                                                            1,806     4,574     1,108
Less obsolescence allowance..............................    (138)     (617)     (175)
                                                           ------    ------    ------
                                                           $1,668    $3,957    $  933
                                                           ======    ======    ======

                         INFOGRAMES NORTH AMERICA, INC.

8. PROPERTY AND EQUIPMENT, NET

     Property and equipment consists of the following (in thousands):

                                                                  JUNE 30,
                                                        -----------------------------
                                                         2000       1999       1998
                                                        -------    -------    -------
Computer equipment....................................  $ 5,443    $ 4,359    $   846
Leased telephone equipment............................       72        360         --
Furniture and fixtures................................      657        407        266
Leasehold improvements................................      193        159         45
Other.................................................      200        746        746
                                                        -------    -------    -------
Total.................................................    6,565      6,031      1,903
Less accumulated depreciation and amortization........   (4,247)    (4,711)    (1,283)
                                                        -------    -------    -------
                                                        $ 2,318    $ 1,320    $   620
                                                        =======    =======    =======

     Depreciation expense for the years ended June 30, 2000, 1999 and 1998 aggregated approximately $782,000, $223,000 and $326,000, respectively.

9. INTANGIBLE ASSETS, NET

     Intangible assets at June 30 consists of the following (in thousands):

                                                                 JUNE 30,
                                                     --------------------------------
                                                       2000        1999        1998
                                                     --------    --------    --------
Developed technology...............................  $    600    $    600    $     --
Assembled workforce................................     2,000       2,200         200
Customer list......................................        --       5,200       5,200
Franchises.........................................     3,000       3,000          --
Goodwill...........................................    39,716      58,472      18,754
                                                     --------    --------    --------
Total..............................................    45,316      69,472      24,154
Accumulated amortization...........................   (11,526)    (17,540)    (10,690)
                                                     --------    --------    --------
Intangible assets, net.............................  $ 33,790    $ 51,932    $ 13,464
                                                     ========    ========    ========

     Goodwill amortization for the years ended June 30, 2000, 1999 and 1998 aggregated approximately $12,845,000, $6,850,000 and $4,841,000, respectively.

10. INCOME TAXES

     No federal or state income taxes were provided due to the Company's net operating losses for the years ended June 30, 2000, 1999, and 1998. The provision for income taxes for these periods represents current foreign tax expense due to foreign tax withholding of $375,000 for the year ended June 30, 2000.

                         INFOGRAMES NORTH AMERICA, INC.

     The reconciliation of the income tax provision (benefit) computed at the federal statutory rate to the reported provision for (benefit from) income taxes is as follows (in thousands):

                                                                         JUNE 30,
                                                              ------------------------------
                                                                2000        1999      1998
                                                              --------    --------   -------
Provision for (benefit from) income taxes computed at the
  federal statutory rate....................................  $(17,698)   $ (6,677)  $(3,281)
Increase (decrease) in provision for (benefit from) income
  taxes resulting from:
  State and local taxes, including effects of expiring net
     operating losses, net of federal tax benefit...........      (431)        246      (228)
  Foreign taxes.............................................       375          --        --
  Nondeductible expenses....................................        38          12         3
  Increase in gross deferred tax assets due to
     acquisition............................................        --     (11,311)       --
  Increase (decrease) to deferred tax asset valuation
     allowance..............................................    12,959      14,459     2,206
  Research and development credits..........................        --          --       (13)
  In-process research and development.......................        --       1,379        --
  Goodwill amortization and write-offs......................     5,132       1,892     1,313
                                                              --------    --------   -------
Provision for (benefit from) income taxes...................  $    375    $     --   $    --
                                                              ========    ========   =======
Effective income tax rate...................................       0.7%         --%       --%
                                                              ========    ========   =======

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                   YEARS ENDED JUNE 30,
                                                              ------------------------------
                                                                2000        1999      1998
                                                              --------    --------   -------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 33,682    $ 22,225   $ 9,038
  Tax credit carryforwards..................................       207         207       207
  Allowance for doubtful accounts, allowance for co-op
     advertising sales return reserves and price protection
     reserves...............................................     2,002       2,372       709
  Compensation and vacation accruals........................       337         213        13
  Inventory reserves........................................        55         250        70
  Other accrued expenses not currently deductible...........     1,173         444        --
  Depreciation and amortization.............................        80          84        --
  Deferred revenue..........................................       120         400        97
                                                              --------    --------   -------
Total deferred tax assets...................................    37,656      26,195    10,134
Deferred tax liabilities -- acquisition related
  intangibles...............................................    (1,468)     (2,966)   (1,364)
                                                              --------    --------   -------
Total net deferred tax assets before valuation allowance....    36,188      23,229     8,770
Less valuation allowance....................................   (36,188)    (23,229)   (8,770)
                                                              --------    --------   -------
Total deferred tax assets...................................  $     --    $     --   $    --
                                                              ========    ========   =======

     The valuation allowance increased by $14,459,000 from 1998 to 1999 and increased by $12,959,000 from 1999 to 2000.

                         INFOGRAMES NORTH AMERICA, INC.

     Deferred tax assets have been fully reserved as the Company believes that, due to its history of operating losses and the expiration dates of the carryforwards, it is more likely than not that such benefits will not be realized.

     As of June 30, 2000, the Company has federal and state net operating loss carryforwards of approximately $92,800,000 and $24,033,000, respectively. These loss carryforwards are available to offset future taxable income and will expire beginning in the years 2008 through 2020 for federal purposes and in the years 2001 through 2005 for state purposes. The extent to which the loss carryforwards can be used to offset future taxable income may be limited, depending on the extent of ownership changes within any three-year period as provided by the Internal Revenue Code and applicable California state tax law.

11. RELATED PARTY TRANSACTIONS

     The Company had significant related party transactions with Infogrames Entertainment SA (the parent company), Infogrames Europe (company under common control), Infogrames Interactive (company under common control) and Infogrames, Inc. (company under common control). The transactions with Infogrames Entertainment SA, Infogrames Europe, Infogrames Interactive, Infogrames, Inc., and with OIL included receivables and related interest for such items as airline tickets, products, studio contacts and consultants, as well as long-term debt and related interest expense. Infogrames Entertainment SA provided management services to the Company for various administrative functions. The Company also received licensing revenue and paid royalty expenses to Infogrames Europe and received licensing revenue from Infogrames Entertainment SA. Infogrames Interactive provided research and development for the Company on the production of certain software titles. Additionally, the Company has a distribution agreement with Infogrames, Inc. for the sale of personal computer equipment. Such transactions are in the ordinary course of business at negotiated prices comparable to those of transactions with other customers and suppliers.

     On March 1, 2000, OIL transferred its investment in IEI to INA in exchange for a $25,000,000 promissory note paying interest at 6.8% per annum with a maturity date of March 1, 2005.

                         INFOGRAMES NORTH AMERICA, INC.

     The transactions and balances with the related parties at June 30 consist of the following (in thousands):

                                                                   YEARS ENDED JUNE 30,
                                                              -------------------------------
                                                                2000        1999       1998
                                                              --------    --------    -------
Infogrames Entertainment SA:
  Accounts receivable.......................................  $    600    $    119    $   182
  Accounts payable..........................................    26,226         755        410
  Long-term debt............................................        --      11,537      5,078
  Interest income...........................................        --          40         42
  Interest expense..........................................     1,370         442        559
  Licensing revenue.........................................     2,250          --         --
  Management fees...........................................       945         191        256
Infogrames Europe:
  Accounts receivable.......................................  $    237    $    802    $    --
  Accounts payable..........................................     1,876       2,453      2,176
  Licensing revenue.........................................     2,178       3,008         --
  Royalty expense...........................................     5,589       2,896        512
Infogrames Interactive:
  Accounts receivable.......................................  $      7    $    155    $    --
  Accounts payable..........................................        --         433         --
  Research and development expense..........................        --         436      2,192
OIL:
  Accounts payable..........................................  $    539    $     --    $    --
  Long-term debt............................................    25,000          --         --
  Interest expense..........................................       539          --         --
Infogrames, Inc.:
  Accounts receivable.......................................  $  2,038    $     --    $    --
  Revenue...................................................     2,038          --         --

12. COMMITMENTS

     The Company accounts for its leases as operating leases, with expiration dates ranging from 2001 through 2012. Future minimum annual rental payments under the leases are as follows for the fiscal years then ended (in thousands):

YEAR ENDING JUNE 30,
--------------------
2001........................................................  $1,247
2002........................................................     355
2003........................................................     275
Thereafter..................................................      92
                                                              ------
                                                              $1,969
                                                              ======

     Total rent expense charged to operations for the years ended June 30, 2000, 1999 and 1998 aggregated approximately $1,055,000, $463,000 and $200,000 respectively.

     The Company has committed to pay advance royalty payments under certain royalty agreements. These obligations are not guaranteed and are dependent, in part, on the delivery of the contracted services by the

                         INFOGRAMES NORTH AMERICA, INC.

licensor. Future advance royalty payments due under these royalty agreements are as follows for the fiscal years then ended (in thousands):

YEAR ENDING
-----------
2001........................................................  $7,607
2002........................................................   1,020
2003........................................................     250
                                                              ------
                                                              $8,877
                                                              ======

13. BANK LINE OF CREDIT

     On March 20, 2000, the Company obtained a $35 million unsecured committed revolving line of credit from Banque Nationale de Paris. The funds from this revolving line of credit are to be used to finance the purchase of interactive games. There was $31.1 million outstanding under this facility as of June 30, 2000. The revolving line of credit has a maturity date of September 30, 2000. The stated interest rate is LIBOR plus 65 basis points.

14. EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) Savings and Retirement Plan (the Plan) for all employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 1% and 15% of their annual compensation, but not to exceed a maximum contribution amount pursuant to Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for any of the periods presented.

15. MAJOR CUSTOMERS

     Three customers accounted for 68%, 50% and 31% of accounts receivable at June 30, 2000, 1999 and 1998. Customer A accounted for 17%, 13% and 10% for the years ending June 30, 2000, 1999 and 1998, respectively. Customer B accounted for 28%, 18% and 10% of accounts receivable for the periods ended June 30, 2000, 1999 and 1998, respectively. Customer C accounted for 23%, 19% and 11% for the years ending June 30, 2000, 1999 and 1998, respectively. Two customers accounted for 32% of net revenues in 2000, Customer A accounted for 21% and Customer B accounted for 11% of net revenues. Customer A, accounted for 13% of net revenues in 1999. No customers accounted for more than 10% of net revenues in 1998.

16. SUBSEQUENT EVENT

     The Company entered into a merger agreement with Infogrames, Inc., a company under common control, on September 6, 2000. Infogrames, Inc. will acquire the Company through a merger. Infogrames, Inc. will create a wholly-owned subsidiary that will merge with and into the Company. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Infogrames, Inc.

                                   * * * * *

                                 ACCOLADE, INC.

                            STATEMENTS OF OPERATIONS

                                                              PERIOD FROM
                                                               APRIL 1,
                                                                 1999
                                                                THROUGH      YEARS ENDED MARCH 31,
                                                               APRIL 15,     ----------------------
                                                                 1999          1999         1998
                                                              -----------    ---------    ---------
                                                                         (IN THOUSANDS)
Net revenues................................................    $   231       $45,730      $33,593
Cost of goods sold..........................................         90        14,109       11,172
                                                                -------       -------      -------
     Gross profit...........................................        141        31,621       22,421
Operating expenses:
  Selling and marketing expenses (excluding amortization of
     deferred stock compensation)...........................        169        15,991       13,573
  General and administrative expenses (excluding
     amortization of deferred stock compensation)...........      4,026         2,872        2,365
  Research and development (excluding amortization of
     deferred stock compensation)...........................        689        12,619       12,560
  Amortization of deferred stock compensation*..............        291           180           --
                                                                -------       -------      -------
     Total operating expenses...............................      5,175        31,662       28,498
                                                                -------       -------      -------
Loss from operations........................................     (5,034)          (41)      (6,077)
Other expense...............................................          5           483          712
                                                                -------       -------      -------
Loss before income taxes....................................     (5,039)         (524)      (6,789)
Provision for income taxes..................................         --            67           30
                                                                -------       -------      -------
Net loss....................................................    $(5,039)      $  (591)     $(6,819)
                                                                =======       =======      =======

---------------
* Amortization of deferred stock compensation:
  Selling and marketing expenses............................    $     8       $     8      $    --
  General and administrative expenses.......................        246           129           --
  Research and development..................................         37            43           --
                                                                -------       -------      -------
                                                                $   291       $   180      $    --
                                                                =======       =======      =======

                       See notes to financial statements.

                                 ACCOLADE, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                    FOR THE PERIOD ENDED APRIL 15, 1999 AND
                    THE YEARS ENDED MARCH 31, 1999 AND 1998

                                            CONVERTIBLE
                                          PREFERRD STOCK       COMMON STOCK       DEFERRED
                                         -----------------   ----------------      STOCK       ACCUMULATED
                                         SHARES    AMOUNT    SHARES   AMOUNT    COMPENSATION     DEFICIT      TOTAL
                                         -------   -------   ------   -------   ------------   -----------   -------
                                                                       (IN THOUSANDS)
Balances, March 31, 1997...............   23,702   $33,285   13,287   $ 6,972      $  --        $(49,437)    $(9,180)
Exercise of stock options..............                          42         6                                      6
Net loss...............................                                                           (6,819)     (6,819)
                                         -------   -------   ------   -------      -----        --------     -------
Balances, March 31, 1998...............   23,702    33,285   13,329     6,978         --         (56,256)    (15,993)
Exchange of preferred stock for new
  Class A and Class B common stock.....  (23,702)  (33,235)  42,294    33,235                                     --
Issuance of new Series B preferred
  stock, net of issuance costs of
  $99..................................   10,435     3,901                                                     3,901
Conversion of WEA facility and the
  senior debt into new Class A
  shares...............................                      13,244     6,622                                  6,622
Conversion of subordinated convertible
  debt into new Series A preferred
  stock................................   13,492     6,524                                                     6,524
Exercise of stock options..............                          89        13                                     13
Deferred stock compensation............                                   979       (979)                         --
Amortization of deferred
  compensation.........................                                              180                         180
Net loss...............................                                                             (591)       (591)
                                         -------   -------   ------   -------      -----        --------     -------
Balances, March 31, 1999...............   23,927    10,475   68,956    47,827       (799)        (56,847)        656
Deferred stock compensation............                                   301       (301)                         --
Amortization of deferred
  compensation.........................                                              291                         291
Net loss...............................                                                           (5,039)     (5,039)
                                         -------   -------   ------   -------      -----        --------     -------
Balances, April 15, 1999...............   23,927   $10,475   68,956   $48,128      $(809)       $(61,886)    $(4,092)
                                         =======   =======   ======   =======      =====        ========     =======

                       See notes to financial statements.

                                 ACCOLADE, INC.

                            STATEMENTS OF CASH FLOWS

                                                              PERIOD FROM
                                                               APRIL 1,
                                                                1999 TO      YEARS ENDED MARCH 31,
                                                               APRIL 15,     ----------------------
                                                                 1999          1999         1998
                                                              -----------    ---------    ---------
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................    $(5,039)      $  (591)     $(6,819)
  Reconciliation of net loss to net cash used in operating
     activities:
     Depreciation and amortization..........................         20           580          678
     Accrued interest added to convertible debt.............         --            47          580
     Amortization of deferred stock compensation............        291           180           --
     Changes in operating assets and liabilities:
       Receivables, net.....................................         85          (567)       1,500
       Inventories, net.....................................         41           (17)         143
       Prepaid expenses and other current assets............        (29)          256          (75)
       Accounts payable.....................................       (628)         (129)         393
       Accrued liabilities..................................      3,565        (2,270)       1,405
       Amount due WEA.......................................         --            --          (37)
                                                                -------       -------      -------
          Net cash used in operating activities.............     (1,694)       (2,511)      (2,232)
                                                                -------       -------      -------
Cash flows from investing activities:
  Purchases of property and equipment.......................        (26)         (554)        (507)
  Other assets..............................................         --           100            3
                                                                -------       -------      -------
          Net cash used in investing activities.............        (26)         (454)        (504)
                                                                -------       -------      -------
Cash flows from financing activities:
  Cash overdraft............................................        267            --           --
  Borrowings, net...........................................         --          (128)        (134)
  Issuance of subordinated senior debt......................         --            --        2,000
  Proceeds from exercise of stock options...................         --            13            6
  Proceeds from issuance of preferred stock, net of issuance
     costs..................................................         --         3,901           --
                                                                -------       -------      -------
          Net cash provided by financing activities.........        267         3,786        1,872
                                                                -------       -------      -------
Net (decrease) increase in cash and cash equivalents........     (1,453)          821         (864)
Cash and cash equivalents, beginning of period..............      1,453           632        1,496
                                                                -------       -------      -------
Cash and cash equivalents, end of period....................    $    --       $ 1,453      $   632
                                                                =======       =======      =======
Noncash financing activities:
  Exchange of convertible preferred stock for new Class A
     and Class B common stock...............................    $    --       $33,235      $    --
                                                                =======       =======      =======
  Conversion of WEA facility and the subordinated senior
     debt into new Class A shares...........................    $    --       $ 6,622      $    --
                                                                =======       =======      =======
  Conversion of subordinated convertible debt into new
     Series A preferred stock...............................    $    --       $ 6,524      $    --
                                                                =======       =======      =======
Supplemental disclosure of cash flow information -- cash
paid during the year for:
  Income taxes..............................................    $    --       $    --      $    --
                                                                =======       =======      =======
  Interest..................................................    $    --       $   558      $   250
                                                                =======       =======      =======

                       See notes to financial statements.

                                 ACCOLADE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                PERIOD FROM APRIL 1, 1999 THROUGH APRIL 15, 1999
                  AND THE YEARS ENDED MARCH 31, 1999 AND 1998

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Accolade, Inc. (the "Company") creates, markets and distributes interactive entertainment software for a variety of hardware platforms.

  Revenue Recognition

     Revenue is recognized upon shipment of merchandise to customers. At the time the revenue is recognized, a reserve is provided for expected future returns net of the related cost of such items.

     The Company is not contractually obligated to accept returns, except for defective product. However, the Company may permit its customers to return or exchange product and may provide pricing allowance for estimated returns, price concessions and other allowances. Such allowance is reflected as a reduction to accounts receivable when the Company expects to grant credits for such items.

  Inventories

     Inventories are stated at the lower of cost (based upon the first-in, first-out method) or market. Allowances are established to reduce the recorded cost of obsolete inventory and slow moving inventory to its net realizable value.

  Royalty Advances

     Royalty advances are treated as research and development expenses, which are expensed as incurred.

  Advertising Costs

     All advertising costs are expensed as incurred. Advertising costs, which are included in sales and marketing expense, were $5,497,000, $4,375,000 and $235,000 for the years ended March 31, 1999 and 1998 and for the period ended April 15, 1999, respectively.

  Depreciation

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates in effect for the years in which the differences are expected to reverse.

  Impairment of Long-Lived Assets

     The Company reviews long-lived assets, such as fixed assets and certain identifiable intangibles to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and

                                 ACCOLADE, INC.

without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value, as defined in Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

  Research and Development Costs

     Research and development costs related to the design, development and testing of new software products are charged to expense as incurred. Research and development costs also include payments for royalty advances to third-party developers on products that are currently in development.

  Stock-Based Compensation

     The Company accounts for stock-based awards to employees using the intrinsic method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and to nonemployees using the fair value method in accordance with Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation.

  Concentration of Credit Risk

     The Company extends credit to various companies in the retail and mass merchandising industry for the purchase of its merchandise which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other industry conditions and may, accordingly, impact the Company's overall credit risk. Although the Company generally does not require collateral, the Company performs ongoing credit evaluations of its customers and reserves for potential losses are maintained.

  Certain Significant Risks and Uncertainties

     The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company's future financial position, results of operations and cash flows; ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying software products; market acceptance of the Company's products under development; development of sales channels; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

  Comprehensive Income

     The comprehensive income (loss) is the same as net income (loss) for each period presented.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain reclassifications have been made to the prior years' financial statements to conform to classifications used in the current period.

                                 ACCOLADE, INC.

2. SALE OF THE COMPANY

     On April 15, 1999, Infogrames Entertainment SA, through a wholly-owned subsidiary, California U.S. Holdings, Inc. ("CUSH"), acquired all of the Company's outstanding shares of capital stock for $48.5 million in cash and the Company became a wholly-owned subsidiary of CUSH. Concurrently with the closing and change of control, the Company entered into various bonus agreements with an officer for approximately $2.2 million. The bonuses were paid out of the proceeds from the sale, and are included in the accompanying statement of operations for the period from April 1, 1999 through April 15, 1999. Proceeds of $2.5 million were subject to a holdback provision that was held in an escrow account until April 13, 2000. In October 1999, the Company changed its name to Infogrames North America, Inc. ("INA").

3. INCOME TAXES

     No federal or state income taxes were provided due to the Company's net operating losses for the years ended March 31, 1998, and 1999 and the period from April 1, 1999 through April 15, 1999. The provision for income taxes for these periods represents current foreign tax expense due to foreign tax withholding of $30,000 and $67,000 for the years ended March 31, 1998 and 1999, respectively.

     The reconciliation of the income tax provision (benefit) computed at the federal statutory rate to the reported provision for (benefit from) income taxes is as follows (in thousands):

                                                                   JUNE 30,
                                                         ----------------------------
                                                           2000      1999      1998
                                                         --------    -----    -------
Provision for (benefit from) income taxes computed at
  the federal statutory rate...........................  $ (1,764)   $(184)   $(2,376)
Increase (decrease in provision for (benefit from)
  income taxes resulting from:
  State and local taxes, including effect of expiring
     net operating losses, net of federal tax
     benefit...........................................      (118)     311       (232)
  Foreign taxes........................................        --       67         30
  Stock compensation...................................       102       --         --
  Nondeductible expenses...............................        --       31          4
  Increase (decreased) to deferred tax asset valuation
     allowance.........................................   (12,311)     742      3,331
  Research and development credits.....................        --     (900)      (727)
  Reduction on gross deferred tax assets for net
     operating loss and credit carryforwards due to
     ownership change..................................    14,091       --         --
                                                         --------    -----    -------
Provision for (benefit from) income taxes..............  $     --    $  67    $    30
                                                         ========    =====    =======
Effective income tax rate..............................        --%   (12.8)%     (0.4)%
                                                         ========    =====    =======

                                 ACCOLADE, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                           YEAR ENDED JUNE 30,
                                                     --------------------------------
                                                       2000        1999        1998
                                                     --------    --------    --------
Deferred tax assets:
  Net operating loss carryforwards.................  $ 12,619    $ 21,783    $ 20,649
  Tax credit carryforwards.........................        --       3,147       2,247
  Allowance for doubtful accounts, allowance for
     co-op advertising, sales return reserves and
     price protection reserves.....................       521         521       1,728
  Compensation and vacation accruals...............       174         174         203
  Inventory reserves...............................       132         132          50
  Other accrued expenses not currently
     deductible....................................       106         106         244
                                                     --------    --------    --------
Total deferred tax assets..........................    13,552      25,863      25,121
Less valuation allowance...........................   (13,552)    (25,863)    (25,121)
                                                     --------    --------    --------
Total net deferred tax asset.......................  $     --    $     --    $     --
                                                     ========    ========    ========

     The valuation allowance increased by $742,000 from 1998 to 1999 and decreased $12,311,000 from 1999 to 2000.

     Deferred tax assets have been fully reserved as the Company believes that, due to its history of operating losses and the expiration dates of the carryforwards, it is more likely than not that such benefits will not be realized.

4. SHAREHOLDERS' EQUITY

     The Company completed a recapitalization effective April 1, 1998. Under the terms of the recapitalization, all outstanding shares of convertible preferred stock were exchanged for 42,294,000 new Class A and Class B common stock in accordance with the conversion ratios applicable to each preferred stock series. Also, in connection with this recapitalization, 9,649,412 shares of old Class A and Class B common stock were exchanged on a one-for-one basis with new Class A and Class B common stock.

     In addition, the Warner-Elektra-Atlantic Corporation ("WEA") facility, in the amount of $4,500,000, and the subordinated senior debt, in the amount of $2,100,000, and related accrued interest, were converted into new Class A common stock at $0.50 per share resulting in the issuance of 13,244,000 shares.

     Furthermore, the subordinated convertible debt, in the amount of $6,503,000, plus accrued interest of $21,000, was converted into 13,492,000 shares of new Series A preferred stock in accordance with the conversion ratio outlined in the original note purchase agreement, $0.484 per share.

     On August 21, 1998, the Company issued 10,435,000 shares of new Series B preferred stock to the existing investors at $0.3833 per share for proceeds of $4,000,000, less issuance costs of $99,000.

5. STOCK OPTIONS

     In February 1995, the Company adopted the 1995 Stock Option Plan (the 1995
Plan) to succeed the 1985 Stock Option Plan (the 1985 Plan). Under the 1995 Plan, the Company grants stock options to employees and nonemployees at prices not less than fair market value of the Company's common stock (as determined by the Board of Directors) on the grant date. The options generally vest at the rate of at least 25%

                                 ACCOLADE, INC.

per year over a period of four years from the date of grant. Options generally expire ten years from the grant date.

     Stock option activity under the stock plans is summarized as follows:

                                                                                 WEIGHTED
                                                                                 AVERAGE
                                                       NUMBER        PRICE       EXERCISE
                                                      OF SHARES    PER SHARE      PRICE
                                                      ---------    ----------    --------
Outstanding at March 31, 1997.......................    3,085      $              $0.19
Granted.............................................    1,099            0.15      0.15
Exercised...........................................      (42)           0.15      0.15
Canceled............................................   (1,307)           0.15      0.15
                                                       ------                     -----
Outstanding at March 31, 1998.......................    2,835                      0.19
Granted.............................................    4,417            0.15      0.15
Exercised...........................................      (89)           0.15      0.15
Canceled............................................   (1,379)      0.15-4.00      0.24
                                                       ------                     -----
Outstanding at March 31, 1999.......................    5,784                      0.15
Granted.............................................       83            0.15      0.15
Exercised...........................................       --              --        --
Canceled............................................   (5,867)             --        --
                                                       ------      ----------     -----
Outstanding at April 15, 1999.......................       --      $       --     $  --
                                                       ======      ==========     =====

     In fiscal 1995 and 1998, certain officers of the Company were granted nonqualified stock options to purchase a total of 6,900,000 and 856,000 shares of common stock, respectively, outside of the Company's stock option plans at $0.15 per share. Options were subject to acceleration of vesting should a transaction that results in a change of control of the Company occur. As part of the sale agreement, an officer's options to purchase 4,890,304 shares of common stock were canceled in exchange for $1,353,528 in cash, representing the approximate differential between the deemed fair value and the exercise price of the underlying common stock. The payment made for the cancellation of the option is included in the accompanying statement of operations for the period from April 1, 1999 through April 15, 1999.

     On April 2, 1999, the Board of Directors approved the acceleration of the vesting of stock options held by employees based on length of service as follows: 100% of all unvested options held by employees who had been with the Company for one year or more would be accelerated immediately prior to a change of control of the Company, 50% of all unvested options held by employees who had been with the Company for more than six months but less than one year would be accelerated immediately prior to a change of control of the Company and 25% of all unvested options held by employees who had been with the Company for less than six months would be accelerated immediately prior to a change of control of the Company. The acceleration charge aggregated $281,000 for the period April 1, 1999 to April 15, 1999 which is included in the total amortization expense for the period.

     The Company recorded $301,000 and $979,000 for deferred stock compensation representing the differential between the deemed fair value of the Company's common stock and the exercise price at the period ended April 1, 1999 to April 15, 1999 and for the year ended March 31, 1999. Deferred stock compensation expense is being amortized using the single option valuation approach.

     The weighted average fair value of options granted was $0.04 for the year ended March 31, 1998, March 31, 1999 for the period from April 1, 1999 through April 15, 1999.

     If compensation cost for these plans were determined consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, the Company's pro forma net loss would have

                                 ACCOLADE, INC.

been $(5,042,000), $(667,000) and $(6,876,000) for the period April 1, 1999 through April 15, 1999 and the years ended March 31, 1998 and 1999, respectively. Such pro forma net loss assumes that the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in the years ended March 31, 1998 and 1999 and the period from April 1, 1999 through April 15, 1999: no dividends will be paid for the entire term of the option; risk-free interest rates ranged from 6.0% to 6.5% for the years ended March 31, 1998 and March 31, 1999 and for the period from April 1, 1999 through April 15, 1999; and expected lives of five years for the years ended March 31, 1998 and March 31, 1999 and for the period from April 1, 1999 through April 15, 1999.

6. LEASES

     Total rent expense charged to operations for the period from April 1, 1999 through April 15, 1999 and the years ended March 31, 1999 and 1998 and amounted to approximately $30,000, $762,000 and $698,000, respectively.

7. LEGAL PROCEEDINGS

     During fiscal 1997, a class action lawsuit was brought against the Company by certain former Major League baseball players in the Superior Court of Los Angeles County, California, charging that the Company's video game "Hardball 5" uses the names and likenesses of the plaintiffs and other former Major League baseball players, both living and dead, without their consent. "Hardball 5" was produced by the Company and distributed by WEA. The complaint alleged causes of action for statutory and common law interference with the right of publicity and misappropriation of name and likeness, as well as for unjust enrichment. The plaintiffs sought the following damages: $300,000 plus 8% of the gross sales of "Hardball 5," unspecified general damages, interest, attorneys' fees, costs and punitive damages. On April 12, 2000, the Company settled with the plaintiffs for $850,000, of which $600,000 is covered by the insurer. The settlement was accrued in the year ended March 31, 1999.

8. MAJOR CUSTOMER

     The Company had sales constituting 98% of net revenue to one customer for the period from April 1, 1999 through April 15, 1999 and 90% for the years ended March 31, 1998 and 1999.

9. EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) Savings and Retirement Plan (the Plan) for all employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 1% and 15% of their annual compensation, but not to exceed a maximum contribution amount pursuant to Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for any of the periods presented.

                                 *  *  *  *  *

                                   EXHIBIT D

                                INFOGRAMES, INC.

                         PRO FORMA FINANCIAL STATEMENTS

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Unaudited Pro Forma Consolidating Balance Sheet.............  D-3
Unaudited Pro Forma Consolidating Statements of
  Operations................................................  D-5
Notes to Unaudited Pro Forma Condensed Consolidating
  Financial Statements......................................  D-6

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF INFOGRAMES, INC. AND
          INFOGRAMES NORTH AMERICA FOR THE PERIOD ENDED JUNE 30, 2000

INFOGRAMES NORTH AMERICA MERGER

     On September 6, 2000, Infogrames, Inc. (the "Company") signed a definitive merger agreement to merge with Infogrames North America, Inc. ("INA"). Under the terms of the acquisition, which will be accounted for on an "as if pooled" basis, the Company will issue 28 million shares of common stock of the Company in exchange for all of INA's outstanding common shares and the conversion of up to $125 million of debt into shares of the Company's common stock. The merger is expected to be completed on October 2, 2000 or soon thereafter.

      UNAUDITED PROFORMA CONSOLIDATING BALANCE SHEET AS OF JUNE 30, 2000*

                                                                                                         ADJUSTED
                           INFOGRAMES,    INFOGRAMES      PROFORMA       PROFORMA      ADDITIONAL        PROFORMA
                              INC.       NORTH AMERICA   ADJUSTMENTS   BALANCE SHEET    AMOUNTS        BALANCE SHEET
                           -----------   -------------   -----------   -------------   ----------      -------------
                                                                (IN THOUSANDS)
Assets:
Cash and cash
  equivalents............   $ 12,302       $   3,568                     $ 15,870                        $ 15,870
Accounts receivable,
  net....................     22,016          14,442                       36,458                          36,458
Accounts receivable --
  related parties........        440           2,882          (440)(1)      2,882                           2,882
Inventories, net.........     30,907           1,668                       32,575                          32,575
Deferred income taxes....        153               0                          153                             153
Income taxes
  receivable.............      1,204               0                        1,204                           1,204
Prepaid and other current
  assets.................      7,241             350            --          7,591                           7,591
                            --------       ---------       -------       --------                        --------
  Total current assets...     74,263          22,910          (440)        96,733                          96,733
Property, plant and
  equipment, net.........     15,094           2,318                       17,412                          17,412
Investment in
  subsidiaries...........      8,237               0                        8,237                           8,237
Goodwill, net............      7,067          33,790                       40,857                          40,857
Other non-current
  assets.................     10,118              --                       10,118                          10,118
                            --------       ---------       -------       --------                        --------
  Total Assets...........   $114,779       $  59,018       ($  440)      $173,357      $       0         $173,357
                            ========       =========       =======       ========      =========         ========
Liabilities:
Accounts payable.........   $ 64,515       $   4,957                     $ 69,472                        $ 69,472
Accrued liabilities......     33,071           5,475                       38,546                          38,541
Royalty payable..........     15,972           2,706                       18,678                          18,678
Revolving Credit
  Facility...............     98,543          34,494                      133,037        (98,543)(3)       34,494
Due to related party.....      1,026          28,641          (440)(1)     29,227        (28,201)(2)        1,026
Deferred royalty
  income.................         58               0                           58                              58
                            --------       ---------                     --------                        --------
  Total current
    liabilities..........    213,185          76,273          (440)       289,018       (126,744)         162,274
Long-term debt...........     99,320               0                       99,320                          99,320
Long-term debt -- related
  parties................          0          25,000                       25,000        (25,000)(2)            0
Other long-term
  liabilities............      2,239               0                        2,239                           2,239
                            --------       ---------                     --------                        --------
  Total liabilities......    314,744         101,273          (440)       415,577       (151,744)         263,833
Stockholders' Equity:
Common Stock.............        207               1                          208            152(3)           640
                                                                                             280(4)
Additional paid-in
  capital................    227,383          65,901                      293,284         53,201(2)       444,596
                                                                                          98,391(3)
                                                                                            (280)(4)
Accumulated deficit......   (425,542)       (107,781)                    (523,323)                       (533,323)

                                                                                                         ADJUSTED
                           INFOGRAMES,    INFOGRAMES      PROFORMA       PROFORMA      ADDITIONAL        PROFORMA
                              INC.       NORTH AMERICA   ADJUSTMENTS   BALANCE SHEET    AMOUNTS        BALANCE SHEET
                           -----------   -------------   -----------   -------------   ----------      -------------
                                                                (IN THOUSANDS)
Accumulated other
  comprehensive income...      1,309            (376)                         933                             933
Less: Treasury Stock.....     (3,322)              0                       (3,322)                         (3,322)
                            --------       ---------                     --------                        --------
  Total common
    stockholders' deficit
    and equity...........   (199,965)        (42,255)                    (242,220)       151,744          (90,476)
                            --------       ---------                     --------                        --------
  Total Liabilities and
    Stockholders'
    Equity...............   $114,779       $  59,018       ($  440)      $173,357      $       0         $173,357
                            ========       =========       =======       ========      =========         ========

---------------
Proforma Additional Adjustment Explanations

(1) Reverse intercompany receivable / payable related to sales agent fee charged to INA.

(2) Record the conversion of all INA intercompany debt to equity prior to the merger.

(3) Record the conversion of all Infogrames, Inc. short-term debt (revolver) to equity @ $6.50 per share.

(4) Record the issuance of 28 million shares at $0.01 par value.

 *  Financial Statements are presented on an "as if pooled" basis.

           PROFORMA COMBINED FINANCIAL STATEMENTS OF INFOGRAMES, INC.
                                      AND
          INFOGRAMES NORTH AMERICA FOR THE PERIOD ENDED JUNE 30, 2000

UNAUDITED PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE TWELVE MONTHS
                              ENDED JUNE 30, 2000*

                                              INFOGRAMES,                                          PROFORMA        PROFORMA
                                                 INC.            INFOGRAMES NORTH AMERICA         ADJUSTMENTS    CONSOLIDATED
                                              -----------   -----------------------------------   -----------    ------------
                                               12 MONTHS    12 MONTHS   5.5 MONTHS   7.5 MONTHS                   12 MONTHS
                                                 ENDED        ENDED       ENDED        ENDED                        ENDED
                                               30-JUN-00    30-JUN-00   16-DEC-99    30-JUN-00     30-JUN-00      30-JUN-00
                                              -----------   ---------   ----------   ----------   -----------    ------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenues................................     287,227      72,049      59,855       12,194        (440)(1)       298,981
Cost of Goods Sold..........................     250,308      46,873      30,411       16,462                       266,770
                                                --------     -------      ------      -------                      --------
  Gross Profit..............................      36,919      25,176      29,444       (4,268)                       32,211
Selling and distribution expenses...........     130,767      23,470      16,197        7,273        (440)(1)       137,600
General and administrative expenses.........      99,661      11,123       2,243        8,880                       108,541
Research and development....................      59,789      19,632       4,407       15,225                        75,014
Restructuring and other charges.............      40,866           0           0            0                        40,866
Write-down of intangible assets.............           0       5,564           0        5,564                         5,564
Amortization of goodwill....................       2,783      12,845       4,532        8,313                        11,096
                                                --------     -------      ------      -------                      --------
Operating (loss) income.....................    (296,947)    (47,458)      2,065      (49,523)                     (346,470)
Interest income (expense)...................     (18,233)     (3,129)       (835)      (2,294)                      (20,527)
Other expense...............................      (1,177)         20          10           10                        (1,167)
                                                --------     -------      ------      -------                      --------
  (Loss) income before provision for
    (benefit from) income taxes.............    (316,357)    (50,567)      1,240      (51,807)                     (368,164)
(Benefit from) provision for income taxes...      43,868         375       2,707       (2,332)                       41,536
                                                --------     -------      ------      -------                      --------
Net (loss) income from continuing
  operations................................    (360,225)    (50,942)     (1,467)     (49,475)                     (409,700)
Discontinued operations.....................        (477)          0           0            0                          (477)
                                                --------     -------      ------      -------                      --------
Net (loss) before extraordinary item........    (360,702)    (50,942)     (1,467)     (49,475)                     (410,177)
Extraordinary item..........................       1,888           0           0            0                         1,888
                                                --------     -------      ------      -------                      --------
Net (loss) before dividends on preferred
  stock.....................................    (358,814)    (50,942)     (1,467)     (49,475)                     (408,289)
                                                --------     -------      ------      -------                      --------
Less dividends on preferred stock...........        (600)          0           0            0                           600
                                                --------     -------      ------      -------                      --------
Net (loss) income...........................    (358,214)    (50,942)     (1,467)     (49,475)                     (407,689)
                                                ========     -------      ======      =======                      ========
Basic and diluted (loss) income per share
  from continuing operations................      (20.57)                                                             (5.80)
Basic and diluted (loss) income per share
  from discontinued operations..............       (0.03)                                                             (0.01)
Basic and diluted (loss) income per share
  from extraordinary item...................        0.11                                                               0.03
--------------------------------------------                                                                       --------
Basic and diluted (loss) income per share...      (20.49)                                                             (5.78)
                                                ========                                                           ========
Weighted average shares outstanding.........      17,510                                                             70,644
                                                ========                                                           ========

---------------
Proforma Adjustment Explanations

(1) Reverse intercompany sales agent fee charged to INA

 * Financial Statements are presented on an "as if pooled" basis as if the transaction occurred on the first day of the fiscal year.

     Upon consummation of this merger transaction, debt will be converted to equity resulting in annual savings of approximately $11.3 million in interest expense.

              INFOGRAMES, INC. AND INFOGRAMES NORTH AMERICA, INC.
                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: THE PERIODS COMBINED

     The consolidated statements of operations of Infogrames, Inc., a Delaware corporation (the "Company"), for the twelve months ended June 30, 2000 have been combined on an "as if pooled" basis with the Infogrames North America, Inc.("INA"), statements of operations for the same period as if the merger had occurred as of the beginning of the period.

NOTE 2: PRO FORMA BASIS OF PRESENTATION

     The pro forma adjustments made in connection with the development of the proforma information have been made solely for purposes of developing such proforma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Consolidated Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during the period.

     The Unaudited Pro Forma Combined Statement of Operations for the twelve months ended June 30, 2000 reflect the issuance of 28 million shares of the Company's common stock in exchange for all of the outstanding common shares of INA. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the Merger had occurred at the beginning of the period.

NOTE 3: PRO FORMA EARNINGS PER SHARE

     The Unaudited Pro Forma Combined Consolidated Statements of Operations for Infogrames, Inc., have been prepared as if the merger was completed at the beginning of the periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of the Company.

     The Pro Forma diluted loss per share is computed using the weighted average number of the Company's common stock and dilutive common equivalent shares outstanding during the period and the number of shares of the Company's common stock to be issued in exchange. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. The combined company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were anti-dilutive.

NOTE 4: PRO FORMA ADJUSTMENTS

     The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the companies been combined for the periods presented. Pro Forma Adjustments represents (1) the reversal of all intercompany receivables and payables related to the sales agent fee charged to INA (2) conversion of all INA's intercompany debt to equity prior to the merger (3) conversion of all the Company's short-term debt (revolver) to equity at $6.50 per share and (4) exchange of 28 million of the Company's shares for all of INA's outstanding common stock. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the Merger had occurred at the beginning of each period.

                                   EXHIBIT E

                                FAIRNESS OPINION

[150 YEARS LOGO]
                                LEHMAN BROTHERS

                                                               September 6, 2000

The Special Committee of the Board of Directors
Infogrames, Inc.
417 Fifth Avenue
New York, NY 10016

Members of the Special Committee:

     We understand that Infogrames, Inc. ("Infogrames" or the "Company") proposes to enter into an agreement with Infogrames Entertainment SA ("ISA"), California U.S. Holdings, Inc. ("CUSH") and Infogrames North America, Inc. ("INA"), pursuant to which (i) a wholly owned subsidiary of Infogrames will be merged with and into INA, a wholly owned subsidiary of CUSH which in turn is a wholly owned subsidiary of ISA, (ii) the shares of common stock of INA held by CUSH will be converted into 28,000,000 shares of Infogrames common stock, and
(iii) all outstanding amounts under the $125 million credit agreement between Infogrames as the borrower and ISA as the lender (the "Credit Agreement") shall be cancelled in exchange for the issuance to CUSH of 19,685,000 shares of Infogrames common stock (collectively, the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated September 6, 2000 (the "Merger Agreement") by and among the Company, ISA, CUSH, and INA.

     We have been requested by the Special Committee of the Board of Directors of the Company (the "Special Committee") to render our opinion with respect to the fairness, from a financial point of view, to the Company and its stockholders other than ISA and its affiliates, of the consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning Infogrames that we believe to be relevant to our analysis, including Infogrames' Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and a Transitional 10-K report for the period from March 31, 2000 to June 30, 2000 including the audited and unaudited financial statements contained in such report, (3) financial and operating information with respect to the business, operations and prospects of Infogrames and INA furnished to us by the Company and INA, including (i) a preliminary draft of the audited financial statements of INA for the fiscal years ended June 30, 1998, 1999 and 2000, (ii) a preliminary draft of the audited financial statements of Accolade Inc. for the fiscal years ended March 31, 1998 and 1999 and the period from April 1, 1999 through April 15, 1999, and (iii) projections for INA and Infogrames prepared by the respective managements of INA and Infogrames, (4) a comparison of the historical financial results and present financial condition of INA and Infogrames with those of other companies that we deemed relevant, (5) a trading history of Infogrames common stock from September 1999 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, and (7) the potential pro forma effect of the Proposed Transaction on the future financial performance of the Company, including the financial benefits of the cancellation of $125 million of indebtedness and the operating synergies and strategic benefits expected to result from a combination of the businesses of the Company and INA. In addition, we have had discussions with the managements of Infogrames and INA concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and INA, upon advice of the Company and INA, respectively, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of the Company and INA as to the future financial performance of the companies and that the Company and INA will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and INA and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or INA. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Proposed Transaction will be a tax-free transaction to the Company and its stockholders. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     In addition, we express no opinion as to the prices at which shares of Infogrames common stock may trade at any time prior to or following the consummation of the Proposed Transaction, and this opinion should not be viewed as providing any assurance that the market value of the shares of Infogrames common stock owned by the stockholders of the Company after consummation of the Proposed Transaction will be in excess of the market value of the shares of Infogrames common stock owned by such stockholders prior to such consummation.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the Company and, accordingly, to the stockholders of the Company other than ISA and its affiliates.

     This opinion is for the use and benefit of the Special Committee and is rendered to the Special Committee in connection with its consideration of the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                       E-2